PARK PLACE SECURITIES, INC.

                                    Depositor



                           HOMEQ SERVICING CORPORATION

                                 Master Servicer



                                       and

                             WELLS FARGO BANK, N.A.

                                     Trustee




                    ________________________________________

                         POOLING AND SERVICING AGREEMENT
                          Dated as of November 1, 2004

                    ________________________________________




                     Asset-Backed Pass-Through Certificates

                                Series 2004-WHQ2

                                TABLE OF CONTENTS

SECTION         PAGE
-------         ----


ARTICLE I DEFINITIONS                                                                               10

SECTION 1.01.     Defined Terms.....................................................................10
SECTION 1.02.     Allocation of Certain Interest Shortfalls.........................................84
SECTION 1.03.     Rights of the NIMS Insurer........................................................85

ARTICLE II CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF CERTIFICATES                          86

SECTION 2.01.     Conveyance of Mortgage Loans......................................................86
SECTION 2.02.     Acceptance of REMIC I by the Trustee..............................................88
SECTION 2.03.     Repurchase  or  Substitution  of  Mortgage  Loans by the  Seller  or the  Depositor;
                  Payment of Prepayment Charge Payment Amounts......................................90
SECTION 2.04.     [Reserved]........................................................................92
SECTION 2.05.     Representations, Warranties and Covenants of the Master Servicer..................92
SECTION 2.06.     Issuance of the REMIC I Regular Interests and the Class R-I Interest..............95
SECTION 2.07.     Conveyance of the REMIC I Regular  Interests;  Acceptance of REMIC III, REMIC IV and
                  REMIC V by the Trustee............................................................95
SECTION 2.08.     Issuance of Class R Certificates and Class R-X Certificates.......................97
SECTION 2.09.     Conveyance of the Subsequent Mortgage Loans.......................................97

ARTICLE III ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS                                     101

SECTION 3.01.     Master Servicer to Act as Master Servicer........................................101
SECTION 3.02.     Collection of Certain Mortgage Loan Payments.....................................103
SECTION 3.03.     [Reserved].......................................................................104
SECTION 3.04.     Collection Account, Escrow Account and Distribution Account......................104
SECTION 3.05.     Permitted  Withdrawals From the Collection Account,  Escrow Account and Distribution
                  Account..........................................................................108
SECTION 3.06.     Investment of Funds in the Collection Account,  the Escrow Account,  the REO Account
                  and the Distribution Account.....................................................111
SECTION 3.07.     Payment of Taxes, Insurance and Other Charges....................................112
SECTION 3.08.     Maintenance of Hazard Insurance..................................................113
SECTION 3.09.     Maintenance of Mortgage Blanket Insurance........................................113
SECTION 3.10.     Fidelity Bond; Errors and Omissions Insurance....................................114
SECTION 3.11.     Enforcement of Due-On-Sale Clauses; Assumption Agreements........................114
SECTION 3.12.     Realization Upon Defaulted Mortgage Loans........................................115
SECTION 3.13.     Title, Management and Disposition of REO Property................................117
SECTION 3.14.     [Reserved].......................................................................120
SECTION 3.15.     Reports of Foreclosure and Abandonment of Mortgaged Properties...................120
SECTION 3.16.     Optional Purchase of Defaulted Mortgage Loans....................................121
SECTION 3.17.     Trustee to Cooperate; Release of Mortgage Files..................................121
SECTION 3.18.     Servicing Compensation...........................................................122
SECTION 3.19.     Statement as to Compliance.......................................................123

SECTION 3.20.     Independent Public Accountants' Servicing Report.................................123
SECTION 3.21.     Access to Certain Documentation..................................................124
SECTION 3.22.     [Reserved].......................................................................124
SECTION 3.23.     Advance Facility.................................................................124

ARTICLE IV PAYMENTS TO CERTIFICATEHOLDERS                                                          127

SECTION 4.01.     Distributions....................................................................127
SECTION 4.02.     Statements to Certificateholders.................................................143
SECTION 4.03.     Remittance Reports and Other Reports to the Trustee;  Advances;  Payments in Respect
                  of Prepayment Interest Shortfalls................................................147
SECTION 4.04.     Allocation of Realized Losses....................................................149
SECTION 4.05.     Compliance with Withholding Requirements.........................................152
SECTION 4.06.     Commission Reporting.............................................................152
SECTION 4.07.     Pre-Funding Accounts.............................................................154
SECTION 4.08.     Interest Coverage Accounts.......................................................155
SECTION 4.09.     Swap Account.....................................................................157
SECTION 4.10.     Net WAC Rate Carryover Reserve Account...........................................157

ARTICLE V THE CERTIFICATES                                                                         159

SECTION 5.01.     The Certificates.................................................................159
SECTION 5.02.     Registration of Transfer and Exchange of Certificates............................161
SECTION 5.03.     Mutilated, Destroyed, Lost or Stolen Certificates................................166
SECTION 5.04.     Persons Deemed Owners............................................................166
SECTION 5.05.     Certain Available Information....................................................166

ARTICLE VI THE DEPOSITOR AND THE MASTER SERVICER                                                   168

SECTION 6.01.     Liability of the Depositor and the Master Servicer...............................168
SECTION 6.02.     Merger or Consolidation of the Depositor or the Master Servicer..................168
SECTION 6.03.     Limitation on Liability of the Depositor, the Master Servicer and Others.........168
SECTION 6.04.     Limitation on Resignation of the Master Servicer.................................169
SECTION 6.05.     Rights of the Depositor in Respect of the Master Servicer........................170
SECTION 6.06.     Sub-Servicing Agreements Between the Master Servicer and Sub-Servicers...........170
SECTION 6.07.     Successor Sub-Servicers..........................................................171
SECTION 6.08.     Liability of the Master Servicer.................................................172
SECTION 6.09.     No  Contractual  Relationship  Between  Sub-Servicers  and  the  NIMS  Insurer,  the
                  Trustee or Certificateholders....................................................172
SECTION 6.10.     Assumption or Termination of Sub-Servicing Agreements by Trustee.................172
SECTION 6.11.     Sub-Servicing Accounts...........................................................173

ARTICLE VII DEFAULT                                                                                174

SECTION 7.01.     Master Servicer Events of Default................................................174
SECTION 7.02.     Trustee to Act; Appointment of Successor.........................................176
SECTION 7.03.     Notification to Certificateholders...............................................177

SECTION 7.04.     Waiver of Master Servicer Events of Default......................................178

ARTICLE VIII CONCERNING THE TRUSTEE                                                                179

SECTION 8.01.     Duties of Trustee................................................................179
SECTION 8.02.     Certain Matters Affecting the Trustee............................................180
SECTION 8.03.     The Trustee Not Liable for Certificates or Mortgage Loans........................181
SECTION 8.04.     Trustee  May Own Certificates....................................................182
SECTION 8.05.     Trustee's Fees and Expenses......................................................182
SECTION 8.06.     Eligibility Requirements for Trustee.............................................183
SECTION 8.07.     Resignation and Removal of the Trustee...........................................183
SECTION 8.08.     Successor Trustee................................................................184
SECTION 8.09.     Merger or Consolidation of Trustee...............................................185
SECTION 8.10.     Appointment of Co-Trustee or Separate Trustee....................................185
SECTION 8.11.     Appointment of Custodians........................................................186
SECTION 8.12.     Appointment of Office or Agency..................................................186
SECTION 8.13.     Representations and Warranties of the Trustee....................................186

ARTICLE IX TERMINATION                                                                             188

SECTION 9.01.     Termination Upon Repurchase or Liquidation of All Mortgage Loans.................188
SECTION 9.02.     Additional Termination Requirements..............................................190

ARTICLE X REMIC PROVISIONS                                                                         191

SECTION 10.01.    REMIC Administration.............................................................191
SECTION 10.02.    Prohibited Transactions and Activities...........................................194
SECTION 10.03.    Master Servicer and Trustee Indemnification......................................194

ARTICLE XI MISCELLANEOUS PROVISIONS                                                                195

SECTION 11.01.    Amendment........................................................................195
SECTION 11.02.    Recordation of Agreement; Counterparts...........................................196
SECTION 11.03.    Limitation on Rights of Certificateholders.......................................197
SECTION 11.04.    Governing Law....................................................................197
SECTION 11.05.    Notices..........................................................................197
SECTION 11.06.    Severability of Provisions.......................................................198
SECTION 11.07.    Notice to Rating Agencies and the NIMS Insurer...................................198
SECTION 11.08.    Article and Section References...................................................199
SECTION 11.09.    Grant of Security Interest.......................................................199
SECTION 11.10.    Third Party Rights...............................................................200

EXHIBITS

Exhibit A-1     Form of Class A-1A Certificate
Exhibit A-2     Form of Class A-1B Certificate
Exhibit A-3     Form of Class A-1C Certificate
Exhibit A-4     Form of Class A-1D Certificate
Exhibit A-5     Form of Class A-2A Certificate
Exhibit A-6     Form of Class A-2B Certificate
Exhibit A-7     Form of Class A-3A Certificate
Exhibit A-8     Form of Class A-3B Certificate
Exhibit A-9     Form of Class A-3C Certificate
Exhibit A-10    Form of Class A-3D Certificate
Exhibit A-11    Form of Class A-3E Certificate
Exhibit A-12    Form of Class M-1 Certificate
Exhibit A-13    Form of Class M-2 Certificate
Exhibit A-14    Form of Class M-3 Certificate
Exhibit A-15    Form of Class M-4 Certificate
Exhibit A-16    Form of Class M-5 Certificate
Exhibit A-17    Form of Class M-6 Certificate
Exhibit A-18    Form of Class M-7 Certificate
Exhibit A-19    Form of Class M-8 Certificate
Exhibit A-20    Form of Class M-9 Certificate
Exhibit A-21    Form of Class M-10 Certificate
Exhibit A-22    Form of Class CE Certificate
Exhibit A-23    Form of Class P Certificate
Exhibit A-24    Form of Class R Certificate
Exhibit A-25    Form of Class R-X Certificate
Exhibit B       Form of Lost Note Affidavit
Exhibit C-1     Form of Trustee's Initial Certification
Exhibit C-2     Form of Trustee's Final Certification
Exhibit C-3     Form of Trustee's Receipt of Mortgage Note
Exhibit D       Form of Mortgage Loan Purchase Agreement
Exhibit E       Request for Release
Exhibit F-1     Form of Transferor Representation Letter and Form of
                Transferee Representation Letter in Connection with Transfer of Class CE and Class P Certificates Pursuant to Rule 144A
                Under the 1933 Act
Exhibit F-2     Form of Transfer Affidavit and Agreement and Form of
                Transferor Affidavit in Connection with Transfer of Residual
                Certificates
Exhibit G       Form of Certification with respect to ERISA and the Code
Exhibit H       Form of Interest Rate Swap Agreement
Exhibit I       [Reserved]
Exhibit J-1     Form of Certification to Be Provided by the Depositor with
                Form 10-K
Exhibit J-2     Form of Certification to Be Provided to Depositor by the Trustee
Exhibit J-3     Form of Certification to Be Provided to Depositor by the
                Master Servicer
Exhibit K       Annual Statement of Compliance pursuant to Section 3.19
Exhibit L       Form of Addition Notice
Exhibit M       Form of Subsequent Transfer Instrument

Schedule 1.     Mortgage Loan Schedule
Schedule 2.     Prepayment Charge Schedule

                  This Pooling and Servicing Agreement, is dated and effective as of November 1, 2004, among PARK PLACE SECURITIES, INC., as Depositor, HOMEQ SERVICING CORPORATION, as Master Servicer, and WELLS FARGO BANK, N.A., as Trustee

                             PRELIMINARY STATEMENT:

                  The Depositor intends to sell pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple classes, which in the aggregate shall evidence the entire beneficial ownership interest in each REMIC (as defined herein) created hereunder. The Trust Fund shall consist of a segregated pool of assets consisting of the Mortgage Loans and certain other related assets subject to this Agreement.

                                     REMIC I
                                     -------

                  As provided herein, the Trustee shall elect to treat the segregated pool of assets consisting of the Mortgage Loans and certain other related assets (other than any Master Servicer Prepayment Charge Payment Amounts, the Pre-Funding Accounts, the Interest Coverage Accounts, any Subsequent Mortgage Loan Interest, the Net WAC Rate Carryover Reserve Account, the Swap Account and the Interest Rate Swap Agreement) subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets shall be designated as "REMIC I." The Class R-I Interest shall be the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions (as defined herein). The following table irrevocably sets forth the designation, the REMIC I Remittance Rate, the initial Uncertificated Balance and, solely for purposes of satisfying Treasury regulation section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC I Regular Interests (as defined herein). None of the REMIC I Regular Interests shall be certificated.


                      REMIC I                  Initial                Latest Possible
Designation       Remittance Rate       Uncertificated Balance       Maturity Date(1)
   I-LT1            Variable(2)           $1,918,022,001.20           March 25, 2035
  I-LT1PF           Variable(2)           $  438,405,779.71           March 25, 2035
   I-LT2            Variable(2)           $  542,617,570.23           March 25, 2035
  I-LT2PF           Variable(2)           $  124,027,645.00           March 25, 2035
   I-LT3            Variable(2)           $1,039,359,430.49           March 25, 2035
  I-LT3PF           Variable(2)           $  237,567,573.37           March 25, 2035
   I-LTP            Variable(2)           $          100.00           March 25, 2035

____________________
(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each REMIC I Regular Interest.
(2) Calculated in accordance with the definition of "REMIC I Remittance Rate" herein.

                                    REMIC II
                                    --------

                  As provided herein, the Trustee shall elect to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets shall be designated as "REMIC II." The Class R-II Interest shall evidence the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, the REMIC II Remittance Rate, the initial Uncertificated Balance and, solely for purposes of satisfying Treasury regulation section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC II Regular Interests (as defined herein). None of the REMIC II Regular Interests shall be certificated.


                               REMIC II                       Initial                   Latest Possible
 Designation                Remittance Rate             Uncertificated Balance          Maturity Date(1)
-------------              -----------------           ------------------------        ------------------
   II-LT1                     Variable(2)                  $ 13,832,689.75               February 25, 2035
   II-LT2                     Variable(2)                  $   3,93,765.66               February 25, 2035
   II-LT3                     Variable(2)                  $  7,503,072.59               February 25, 2035
 II-LT1SWAP1                  Variable(2)                  $ 22,100,649.81               February 25, 2035
 II-LT1SWAP2                  Variable(2)                  $ 28,370,453.59               February 25, 2035
 II-LT1SWAP3                  Variable(2)                  $ 34,626,944.56               February 25, 2035
 II-LT1SWAP4                  Variable(2)                  $ 40,822,520.39               February 25, 2035
 II-LT1SWAP5                  Variable(2)                  $ 46,907,885.38               February 25, 2035
 II-LT1SWAP6                  Variable(2)                  $ 52,834,184.99               February 25, 2035
 II-LT1SWAP7                  Variable(2)                  $ 58,543,689.10               February 25, 2035
 II-LT1SWAP8                  Variable(2)                  $ 63,995,046.52               February 25, 2035
 II-LT1SWAP9                  Variable(2)                  $ 69,007,328.47               February 25, 2035
II-LT1SWAP10                  Variable(2)                  $ 72,607,020.38               February 25, 2035
II-LT1SWAP11                  Variable(2)                  $ 74,122,399.55               February 25, 2035
II-LT1SWAP12                  Variable(2)                  $ 71,850,067.87               February 25, 2035
II-LT1SWAP13                  Variable(2)                  $ 68,907,679.42               February 25, 2035
II-LT1SWAP14                  Variable(2)                  $ 66,087,090.04               February 25, 2035
II-LT1SWAP15                  Variable(2)                  $ 63,383,216.92               February 25, 2035
II-LT1SWAP16                  Variable(2)                  $ 60,791,191.54               February 25, 2035
II-LT1SWAP17                  Variable(2)                  $ 58,306,348.16               February 25, 2035
II-LT1SWAP18                  Variable(2)                  $ 55,924,217.19               February 25, 2035
II-LT1SWAP19                  Variable(2)                  $ 53,640,518.13               February 25, 2035
II-LT1SWAP20                  Variable(2)                  $ 51,451,148.04               February 25, 2035
II-LT1SWAP21                  Variable(2)                  $ 49,368,531.93               February 25, 2035
II-LT1SWAP22                  Variable(2)                  $ 70,747,881,66               February 25, 2035
II-LT1SWAP23                  Variable(2)                  $135,085,987.37               February 25, 2035
II-LT1SWAP24                  Variable(2)                  $563,482,271.57               February 25, 2035
II-LT1SWAP25                  Variable(2)                  $ 30,676,017.15               February 25, 2035
II-LT1SWAP26                  Variable(2)                  $ 21,045,635.20               February 25, 2035
II-LT1SWAP27                  Variable(2)                  $ 14,120,611.48               February 25, 2035
II-LT1SWAP28                  Variable(2)                  $ 12,591,228.46               February 25, 2035
II-LT1SWAP29                  Variable(2)                  $ 12,104,416.93               February 25, 2035
II-LT1SWAP30                  Variable(2)                  $ 11,637,518.99               February 25, 2035
II-LT1SWAP31                  Variable(2)                  $ 11,189,675.90               February 25, 2035
II-LT1SWAP32                  Variable(2)                  $ 10,760,070.04               February 25, 2035
II-LT1SWAP33                  Variable(2)                  $ 10,347,918,84               February 25, 2035
II-LT1SWAP34                  Variable(2)                  $ 10,014,679.99               February 25, 2035
II-LT1SWAP35                  Variable(2)                  $ 10,493,989.81               February 25, 2035
II-LT1SWAP36                  Variable(2)                  $ 79,785,462.01               February 25, 2035
II-LT1SWAP37                  Variable(2)                  $  5,313,237.53               February 25, 2035

II-LT1SWAP38                  Variable(2)                  $  5,153,068.46               February 25, 2035
II-LT1SWAP39                  Variable(2)                  $  4,997,699.40               February 25, 2035
II-LT1SWAP40                  Variable(2)                  $  4,846,986.24               February 25, 2035
II-LT1SWAP41                  Variable(2)                  $  4,700,790.32               February 25, 2035
II-LT1SWAP42                  Variable(2)                  $  4,558,976.30               February 25, 2035
II-LT1SWAP43                  Variable(2)                  $  4,421,414.28               February 25, 2035
II-LT1SWAP44                  Variable(2)                  $  4,287,977.68               February 25, 2035
II-LT1SWAP45                  Variable(2)                  $  4,158,542.10               February 25, 2035
II-LT1SWAP46                  Variable(2)                  $  4,032,989.17               February 25, 2035
II-LT1SWAP47                  Variable(2)                  $  3,911,202.72               February 25, 2035
II-LT1SWAP48                  Variable(2)                  $  3,793,070.40               February 25, 2035
II-LT1SWAP49                  Variable(2)                  $  3,678,482.60               February 25, 2035
II-LT1SWAP50                  Variable(2)                  $  3,567,334.12               February 25, 2035
II-LT1SWAP51                  Variable(2)                  $  3,459,521.92               February 25, 2035
II-LT1SWAP52                  Variable(2)                  $ 109,982,200.57              February 25, 2035
 II-LT2SWAP1                  Variable(2)                  $  6,252,192.00               February 25, 2035
 II-LT2SWAP2                  Variable(2)                  $  8,025,896.28               February 25, 2035
 II-LT2SWAP3                  Variable(2)                  $  9,795,834.41               February 25, 2035
 II-LT2SWAP4                  Variable(2)                  $ 11,548,539.87               February 25, 2035
 II-LT2SWAP5                  Variable(2)                  $ 13,270,067.10               February 25, 2035
 II-LT2SWAP6                  Variable(2)                  $ 14,946,595.31               February 25, 2035
 II-LT2SWAP7                  Variable(2)                  $ 16,561,792.89               February 25, 2035
 II-LT2SWAP8                  Variable(2)                  $ 18,103,961.72               February 25, 2035
 II-LT2SWAP9                  Variable(2)                  $ 19,521,917.72               February 25, 2035
II-LT2SWAP10                  Variable(2)                  $ 20,540,257.24               February 25, 2035
II-LT2SWAP11                  Variable(2)                  $ 20,968,952.40               February 25, 2035
II-LT2SWAP12                  Variable(2)                  $ 20,326,118.18               February 25, 2035
II-LT2SWAP13                  Variable(2)                  $ 19,493,727.38               February 25, 2035
II-LT2SWAP14                  Variable(2)                  $ 18,695,793.09               February 25, 2035
II-LT2SWAP15                  Variable(2)                  $ 17,930,877.39               February 25, 2035
II-LT2SWAP16                  Variable(2)                  $ 17,197,603.01               February 25, 2035
II-LT2SWAP17                  Variable(2)                  $ 16,494,650.02               February 25, 2035
II-LT2SWAP18                  Variable(2)                  $ 15,820,753.98               February 25, 2035
II-LT2SWAP19                  Variable(2)                  $ 15,174,703.98               February 25, 2035
II-LT2SWAP20                  Variable(2)                  $ 14,555,339.28               February 25, 2035
II-LT2SWAP21                  Variable(2)                  $ 13,966,174.90               February 25, 2035
II-LT2SWAP22                  Variable(2)                  $ 20,014,313.78               February 25, 2035
II-LT2SWAP23                  Variable(2)                  $ 38,215,325,67               February 25, 2035
II-LT2SWAP24                  Variable(2)                  $159,407,048.34               February 25, 2035
II-LT2SWAP25                  Variable(2)                  $  8,678,131.67               February 25, 2035
II-LT2SWAP26                  Variable(2)                  $  5,953,732.28               February 25, 2035
II-LT2SWAP27                  Variable(2)                  $  3,994,668.71               February 25, 2035
II-LT2SWAP28                  Variable(2)                  $  3,562,011.91               February 25, 2035
II-LT2SWAP29                  Variable(2)                  $  3,424,294.73               February 25, 2035
II-LT2SWAP30                  Variable(2)                  $  3,292,211.03               February 25, 2035
II-LT2SWAP31                  Variable(2)                  $  3,165,517.88               February 25, 2035
II-LT2SWAP32                  Variable(2)                  $  3,043,983.97               February 25, 2035
II-LT2SWAP33                  Variable(2)                  $  2,927,387.93               February 25, 2035
II-LT2SWAP34                  Variable(2)                  $  2,833,115.89               February 25, 2035
II-LT2SWAP35                  Variable(2)                  $  2,968,710.86               February 25, 2035
II-LT2SWAP36                  Variable(2)                  $ 22,571,011.80               February 25, 2035
II-LT2SWAP37                  Variable(2)                  $  1,503,095.23               February 25, 2035
II-LT2SWAP38                  Variable(2)                  $  1,457,783.99               February 25, 2035
II-LT2SWAP39                  Variable(2)                  $  1,413,830.66               February 25, 2035
II-LT2SWAP40                  Variable(2)                  $  1,371,194.46               February 25, 2035
II-LT2SWAP41                  Variable(2)                  $  1,329,836.18               February 25, 2035

II-LT2SWAP42                  Variable(2)                  $  1,289,717.51               February 25, 2035
II-LT2SWAP43                  Variable(2)                  $  1,250,801.73               February 25, 2035
II-LT2SWAP44                  Variable(2)                  $  1,213,053.01               February 25, 2035
II-LT2SWAP45                  Variable(2)                  $  1,176,436.16               February 25, 2035
II-LT2SWAP46                  Variable(2)                  $  1,140,917.71               February 25, 2035
II-LT2SWAP47                  Variable(2)                  $  1,106,464.77               February 25, 2035
II-LT2SWAP48                  Variable(2)                  $  1,073,045.57               February 25, 2035
II-LT2SWAP49                  Variable(2)                  $  1,040,629.11               February 25, 2035
II-LT2SWAP50                  Variable(2)                  $  1,009,185.61               February 25, 2035
II-LT2SWAP51                  Variable(2)                  $    978,685.94               February 25, 2035
II-LT2SWAP52                  Variable(2)                  $ 31,113,557.33               February 25, 2035
 II-LT3SWAP1                  Variable(2)                  $ 11,976,075.19               February 25, 2035
 II-LT3SWAP2                  Variable(2)                  $ 15,373,606.13               February 25, 2035
 II-LT3SWAP3                  Variable(2)                  $ 18,763,923.03               February 25, 2035
 II-LT3SWAP4                  Variable(2)                  $ 22,121,230.74               February 25, 2035
 II-LT3SWAP5                  Variable(2)                  $ 25,418,816.52               February 25, 2035
 II-LT3SWAP6                  Variable(2)                  $ 28,630,206.70               February 25, 2035
 II-LT3SWAP7                  Variable(2)                  $ 31,724,118.02               February 25, 2035
 II-LT3SWAP8                  Variable(2)                  $ 34,678,142.76               February 25, 2035
 II-LT3SWAP9                  Variable(2)                  $ 37,394,237.81               February 25, 2035
II-LT3SWAP10                  Variable(2)                  $ 39,344,867.38               February 25, 2035
II-LT3SWAP11                  Variable(2)                  $ 40,166,033.05               February 25, 2035
II-LT3SWAP12                  Variable(2)                  $ 38,934,683.96               February 25, 2035
II-LT3SWAP13                  Variable(2)                  $ 37,340,239.20               February 25, 2035
II-LT3SWAP14                  Variable(2)                  $ 35,811,795.88               February 25, 2035
II-LT3SWAP15                  Variable(2)                  $ 34,346,599.69               February 25, 2035
II-LT3SWAP16                  Variable(2)                  $ 32,942,012.45               February 25, 2035
II-LT3SWAP17                  Variable(2)                  $ 31,595,505.83               February 25, 2035
II-LT3SWAP18                  Variable(2)                  $ 30,304,657.83               February 25, 2035
II-LT3SWAP19                  Variable(2)                  $ 29,067,148.89               February 25, 2035
II-LT3SWAP20                  Variable(2)                  $ 27,880,755.68               February 25, 2035
II-LT3SWAP21                  Variable(2)                  $ 26,752,211.17               February 25, 2035
II-LT3SWAP22                  Variable(2)                  $ 38,338,422.56               February 25, 2035
II-LT3SWAP23                  Variable(2)                  $ 73,201,464.95               February 25, 2035
II-LT3SWAP24                  Variable(2)                  $ 305,344,237.09              February 25, 2035
II-LT3SWAP25                  Variable(2)                  $16,622,963.18                February 25, 2035
II-LT3SWAP26                  Variable(2)                  $11,404,375.52                February 25, 2035
II-LT3SWAP27                  Variable(2)                  $ 7,651,788.81                February 25, 2035
II-LT3SWAP28                  Variable(2)                  $ 6,823,034.62                February 25, 2035
II-LT3SWAP29                  Variable(2)                  $ 6,559,237.34                February 25, 2035
II-LT3SWAP30                  Variable(2)                  $ 6,306,230.98                February 25, 2035
II-LT3SWAP31                  Variable(2)                  $ 6,063,550.22                February 25, 2035
II-LT3SWAP32                  Variable(2)                  $  5,830,751.99               February 25, 2035
II-LT3SWAP33                  Variable(2)                  $  5,607,412.23               February 25, 2035
II-LT3SWAP34                  Variable(2)                  $  5,426,834.12               February 25, 2035
II-LT3SWAP35                  Variable(2)                  $  5,686,566.33               February 25, 2035
II-LT3SWAP36                  Variable(2)                  $ 43,234,778.19               February 25, 2035
II-LT3SWAP37                  Variable(2)                  $  2,879,179.24               February 25, 2035
II-LT3SWAP38                  Variable(2)                  $  2,792,385.56               February 25, 2035
II-LT3SWAP39                  Variable(2)                  $  2,708,192.94               February 25, 2035
II-LT3SWAP40                  Variable(2)                  $  2,626,523.30               February 25, 2035
II-LT3SWAP41                  Variable(2)                  $  2,547,301.50               February 25, 2035
II-LT3SWAP42                  Variable(2)                  $  2,470,454.19               February 25, 2035
II-LT3SWAP43                  Variable(2)                  $  2,395,910.99               February 25, 2035
II-LT3SWAP44                  Variable(2)                  $  2,323,603.31               February 25, 2035
II-LT3SWAP45                  Variable(2)                  $  2,253,463.74               February 25, 2035

II-LT3SWAP46                  Variable(2)                   $ 2,185,428.12               February 25, 2035
II-LT3SWAP47                  Variable(2)                   $ 2,119,433.51               February 25, 2035
II-LT3SWAP48                  Variable(2)                   $ 2,055,419.03               February 25, 2035
II-LT3SWAP49                  Variable(2)                   $ 1,993,325.29               February 25, 2035
II-LT3SWAP50                  Variable(2)                   $ 1,993,095.27               February 25, 2035
II-LT3SWAP51                  Variable(2)                   $ 1,874,673.14               February 25, 2035
II-LT3SWAP52                  Variable(2)                   $59,598,026.10               February 25, 2035
   II-LTP                     Variable(2)                   $       100.00               February 25, 2035

__________
(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each REMIC II Regular Interest.
(2) Calculated in accordance with the definition of "REMIC II Remittance Rate" herein.

                                    REMIC III
                                    ---------

                  As provided herein, the Trustee shall elect to treat the segregated pool of assets consisting of the REMIC II Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets shall be designated as "REMIC III." The Class R-III Interest shall evidence the sole class of "residual interests" in REMIC III for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, the REMIC III Remittance Rate, the initial Uncertificated Balance and, solely for purposes of satisfying Treasury regulation section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC III Regular Interests (as defined herein). None of the REMIC III Regular Interests shall be certificated.

                               REMIC III                      Initial                   Latest Possible
 Designation                Remittance Rate             Uncertificated Balance          Maturity Date(1)
-------------              -----------------           ------------------------        ------------------
 III-LTAA                    Variable(2)                 $2,106,999,951.00              February 25, 2035
 III-LTA1A                   Variable(2)                 $    1,558,800.00              February 25, 2035
 III-LTA1B                   Variable(2)                 $    2,246,550.00              February 25, 2035
 III-LTA1C                   Variable(2)                 $    5,000,000.00              February 25, 2035
 III-LTA1D                   Variable(2)                 $      555,550.00              February 25, 2035
 III-LTA2A                   Variable(2)                 $    2,118,600.00              February 25, 2035
 III-LTA2B                   Variable(2)                 $      529,650.00              February 25, 2035
 III-LTA3A                   Variable(2)                 $    1,521,800.00              February 25, 2035
 III-LTA3B                   Variable(2)                 $    1,237,250.00              February 25, 2035
 III-LTA3C                   Variable(2)                 $    1,545,000.00              February 25, 2035
 III-LTA3D                   Variable(2)                 $      260,350.00              February 25, 2035
 III-LTA3E                   Variable(2)                 $      507,250.00              February 25, 2035
 III-LTM1                    Variable(2)                 $      354,750.00              February 25, 2035
 III-LTM2                    Variable(2)                 $      989,000.00              February 25, 2035
 III-LTM3                    Variable(2)                 $      354,750.00              February 25, 2035
 III-LTM4                    Variable(2)                 $      473,000.00              February 25, 2035
 III-LTM5                    Variable(2)                 $      311,750.00              February 25, 2035
 III-LTM6                    Variable(2)                 $      139,750.00              February 25, 2035
 III-LTM7                    Variable(2)                 $      236,500.00              February 25, 2035
 III-LTM8                    Variable(2)                 $      301,000.00              February 25, 2035
 III-LTM9                    Variable(2)                 $      290,250.00              February 25, 2035
 III-LTM10                   Variable(2)                 $      322,500.00              February 25, 2035
 III-LTZZ                    Variable(2)                 $   22,144,999.00              February 25, 2035
  III-LTP                    Variable(2)                 $          100.00              February 25, 2035
 III-1SUB                    Variable(2)                 $       48,424.77              February 25, 2035
 III-1GRP                    Variable(2)                 $      235,642.78              February 25, 2035
 III-2SUB                    Variable(2)                        $13,699.52              February 25, 2035
 III-2GRP                    Variable(2)                        $66,664.52              February 25, 2035
 III-3SUB                    Variable(2)                        $26,240.70              February 25, 2035
 III-3GRP                    Variable(2)                 $      127,692.70              February 25, 2035
  III-XX                     Variable(2)                 $2,149,481,585.01              February 25, 2035
III-LT1SWAP                  Variable(2)                        (3)                     February 25, 2035
III-LT2SWAP                  Variable(2)                        (3)                     February 25, 2035
III-LT3SWAP                  Variable(2)                        (3)                     February 25, 2035

________________
(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each REMIC III Regular Interest.
(2) Calculated in accordance with the definition of "REMIC III Remittance Rate" herein.
(3) REMIC III Regular Interest III-LT1SWAP, REMIC III Regular Interest III-LT2SWAP and REMIC III Regular Interest III-LT3SWAP will not have Uncertificated Balances, but will accrue interest on their respective Uncertificated Notional Amounts.

                                    REMIC IV
                                    --------

                  As provided herein, the Trustee shall elect to treat the segregated pool of assets consisting of the REMIC III Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets shall be designated as "REMIC IV." The Class R-IV Interest shall evidence the sole class of "residual interests" in REMIC IV for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, the Pass-Through Rate, the initial aggregate Certificate Principal Balance and, solely for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for the indicated Classes of Certificates.


                                                        Initial Aggregate            Latest Possible          Rated Final
   Designation          Pass-Through Rate         Certificate Principal Balance      Maturity Date(1)       Maturity Date (7)
  -------------         -----------------         -----------------------------     ------------------      -----------------
   Class A-1A              Variable(2)                  $  311,760,000.00           November 25, 2013       November 25, 2013
   Class A-1B              Variable(2)                  $  449,310,000.00           February 25, 2035       February 25, 2035
   Class A-1C              Variable(2)                  $1,000,000,000.00           February 25, 2035       February 25, 2035
   Class A-1D              Variable(2)                  $  111,110,000.00           February 25, 2035       February 25, 2035
   Class A-2A              Variable(2)                  $  423,720,000.00           February 25, 2035       February 25, 2035
   Class A-2B              Variable(2)                  $  105,930,000.00           February 25, 2035       February 25, 2035
   Class A-3A              Variable(2)                  $  304,360,000.00           February 25, 2035       February 25, 2035
   Class A-3B              Variable(2)                  $  247,450,000.00           February 25, 2035       February 25, 2035
   Class A-3C              Variable(2)                  $  309,190,000.00           February 25, 2035       February 25, 2035
   Class A-3D              Variable(2)                  $   52,070,000.00           February 25, 2035       February 25, 2035
   Class A-3E              Variable(2)                  $  101,450,000.00           February 25, 2035       February 25, 2035
    Class M-1              Variable(2)                  $   70,950,000.00           February 25, 2035       February 25, 2035
    Class M-2              Variable(2)                  $  197,800,000.00           February 25, 2035       February 25, 2035
    Class M-3              Variable(2)                  $   70,950,000.00           February 25, 2035       February 25, 2035
    Class M-4              Variable(2)                  $   94,600,000.00           February 25, 2035       February 25, 2035
    Class M-5              Variable(2)                  $   62,350,000.00           February 25, 2035       February 25, 2035
    Class M-6              Variable(2)                  $   27,950,000.00           February 25, 2035       February 25, 2035
    Class M-7              Variable(2)                  $   47,300,000.00           February 25, 2035       February 25, 2035
    Class M-8              Variable(2)                  $   60,200,000.00           February 25, 2035       February 25, 2035
    Class M-9              Variable(2)                  $   58,050,000.00           February 25, 2035       February 25, 2035
   Class M-10              Variable(2)                  $   64,500,000.00           February 25, 2035       February 25, 2035
Class CE Interest         Variable(2)(3)                $  128,999,900.00           February 25, 2035       February 25, 2035
Class P Interest              N/A(4)                    $          100.00           February 25, 2035       February 25, 2035
  Class SWAP-IO               N/A(6)                          N/A(6)                February 25, 2035       February 25, 2035
    Interest

________________
(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each Class of Certificates.
(2) Calculated in accordance with the definition of "Pass-Through Rate" herein.
(3) The Class CE Interest shall accrue interest at its variable Pass-Through Rate on the Notional Amount of the Class CE Interest outstanding from time to time which shall equal the Uncertificated Balance of the REMIC III Regular Interests (other than REMIC III Regular Interest III-LTP). The Class CE Interest shall not accrue interest on its Uncertificated Balance.
(4)      The Class P Interest shall not accrue interest.
(5)      As determined by the Rating Agencies.
(6) The Class SWAP-IO Interests will not have a Pass-Through Rate or a Certificate Principal Balance, but will be entitled to 100% of amounts distributed on REMIC III Regular Interest III-LT1SWAP, REMIC III Regular Interest III-LT2SWAP and REMIC III Regular Interest III-LT3SWAP.

                                     REMIC V
                                     -------

                  As provided herein, the Trustee shall elect to treat the segregated pool of assets consisting of the Class CE Interest as a REMIC for federal income tax purposes, and such segregated pool of assets shall be designated as "REMIC V." The Class R-V Interest shall evidence the sole class of "residual interests" in REMIC V for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, the Pass-Through Rate, the initial aggregate Certificate Principal Balance and, solely for purposes of satisfying Treasury regulation section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for the indicated Class of Certificates.


                                                         Initial Aggregate
                                                       Certificate Principal        Latest Possible
     Designation                Pass-Through Rate             Balance               Maturity Date(1)
     -----------                -----------------      ---------------------        ----------------
Class CE Certificates              Variable(2)            $128,999,900.00            March 25, 2035

________________
1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for the Class CE Certificates.
(2) The Class CE Certificates shall receive 100% of amounts received in respect of the Class CE Interest.

                                    REMIC VI
                                    --------

                  As provided herein, the Trustee shall make an election to treat the segregated pool of assets consisting of the Class P Interest as a REMIC for federal income tax purposes, and such segregated pool of assets shall be designated as "REMIC VI." The Class R-VI Interest represents the sole class of "residual interests" in REMIC VI for purposes of the REMIC Provisions. The following table irrevocably sets forth the designation, the Pass-Through Rate, the initial aggregate Certificate Principal Balance and, solely for purposes of satisfying Treasury regulation section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for the indicated Class of Certificates.

                                                         Initial Aggregate
                                                       Certificate Principal        Latest Possible
     Designation                Pass-Through Rate             Balance               Maturity Date(1)
     -----------                -----------------      ---------------------        ----------------
Class P Certificates               Variable(2)            $100.00                    March 25, 2035

________________
1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for the Class P Certificates.
(2) The Class P Certificates shall receive 100% of amounts received in respect of the Class P Interest.


                  As of the Cut-off Date, the Initial Group I Mortgage Loans had an aggregate Scheduled Principal Balance equal to $1,918,022,001.20, the Initial Group II Mortgage Loans had an aggregate Scheduled Principal Balance equal to $542,617,570.23 and the Initial Group III Mortgage Loans had an aggregate Scheduled Principal Balance equal to $1,039,359,430.49.

                  In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer and the Trustee agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

                  SECTION 1.01. Defined Terms.

                  Whenever used in this Agreement, including, without limitation, in the Preliminary Statement hereto, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article. Unless otherwise specified, all calculations described herein shall be made on the basis of a 360-day year consisting of twelve 30-day months and all calculations on each Regular Interest shall be made on the basis of a 360-day year and the actual number of days in the month.

                  "Accrued Certificate Interest": With respect to any Class of Certificates (other than the Class P Certificates and the Residual Certificates) and each Distribution Date, interest accrued during the related Interest Accrual Period at the Pass-Through Rate for such Certificate for such Distribution Date on the Certificate Principal Balance, in the case of the Adjustable-Rate Certificates, or on the Notional Amount, in the case of the Class CE Certificates, of such Certificate immediately prior to such Distribution Date. The Class P Certificates are not entitled to distributions in respect of interest and, accordingly, shall not accrue interest. All distributions of interest on the Adjustable-Rate Certificates shall be calculated on the basis of a 360-day year and the actual number of days in the applicable Interest Accrual Period. All distributions of interest on the Class CE Certificates shall be based on a 360-day year consisting of twelve 30-day months. Accrued Certificate Interest with respect to each Distribution Date, as to any Class A Certificate or Mezzanine Certificate, shall be reduced by an amount equal to the portion allocable to such Certificate pursuant to Section 1.02 hereof of the sum of (a) the aggregate Prepayment Interest Shortfall, if any, for such Distribution Date to the extent not covered by payments pursuant to Section 4.03(e) or allocated to the Class CE Certificates pursuant to Section 1.02 and (b) the aggregate amount of any Relief Act Interest Shortfall, if any, for such Distribution Date not allocated to the Class CE Certificates pursuant to Section 1.02. Accrued Certificate Interest with respect to each Distribution Date and any Class CE Certificate shall be reduced by (a) Prepayment Interest Shortfalls, if any, allocated to such Class of Certificates pursuant to Section 1.02 hereof, (b) Relief Act Interest Shortfalls, if any, allocated to such Class of Certificates pursuant to Section 1.02 hereof and (c) an amount equal to the portion of Realized Losses, if any, allocable to interest on the Class CE Certificate pursuant to Section 4.04 hereof.

                  "Addition Notice": With respect to the transfer of Subsequent Mortgage Loans to the Trust Fund pursuant to Section 2.09, a notice of the Depositor's designation of the Subsequent Mortgage Loans to be sold to the Trust Fund and the aggregate Principal Balance of such Subsequent Mortgage Loans as of the related Subsequent Cut-off Date. The Addition Notice shall be given not later than three Business Days prior to the related Subsequent Transfer Date and shall be substantially in the form of Exhibit L.

                  "Adjustable-Rate Certificates": The Class A Certificates and the Mezzanine Certificates.

                  "Adjustable-Rate Mortgage Loan": Each of the Mortgage Loans identified on the Mortgage Loan Schedule as having a Mortgage Rate that is subject to adjustment.

                  "Adjustment Date": With respect to each Adjustable-Rate Mortgage Loan, the first day of the month in which the Mortgage Rate of such Mortgage Loan changes pursuant to the related Mortgage Note. The first Adjustment Date following the Cut-off Date as to each Adjustable-Rate Mortgage Loan is set forth in the Mortgage Loan Schedule.

                  "Advance": As to any Mortgage Loan or REO Property, any advance made by the Master Servicer or a successor Master Servicer in respect of any Distribution Date representing the aggregate of all payments of principal and interest, net of the Servicing Fee, that were due during the related Due Period on the Mortgage Loans and that were delinquent on the related Determination Date, plus certain amounts representing assumed payments not covered by any current net income on the Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure as determined pursuant to Section 4.03.

                  "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

                  "Allocated Realized Loss Amount": With respect to any Distribution Date and any Class of Mezzanine Certificates, the sum of (i) the Realized Losses allocated to such Class of Certificates on such Distribution Date and (ii) the amount of any Allocated Realized Loss Amount for such Class of Certificates remaining undistributed from the previous Distribution Date, reduced by the amount of the increase in the Certificate Principal Balance of such Class of Certificates due to the receipt of Subsequent Recoveries as provided in Section 4.01.

                  "Applicable Regulations": As to any Mortgage Loan, all federal, state and local laws, statutes, rules and regulations applicable thereto.

                  "Assignment": An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form (excepting therefrom if applicable, the mortgage recordation information which has not been returned by the applicable recorder's office and/or the assignee's name), which is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage.

                  "Available Funds": With respect to any Distribution Date, an amount equal to (1) the sum of (a) the aggregate of the amounts on deposit in the Collection Account and Distribution Account as of the close of business on the related Determination Date, including any Subsequent Recoveries, (b) the aggregate of any amounts received in respect of an REO Property withdrawn from any REO Account and deposited in the Distribution Account for such

Distribution Date pursuant to Section 3.13, (c) Compensating Interest, if any, deposited in the Distribution Account by the Master Servicer for such Distribution Date pursuant to Section 4.03, (d) the aggregate of any Advances made by the Master Servicer for such Distribution Date pursuant to Section 4.03,
(e) with respect to the Distribution Date immediately following the end of the Funding Period, any amounts previously held in the Pre-Funding Accounts after giving effect to any purchase of Subsequent Mortgage Loans and (f) with respect to each Distribution Date during the Funding Period and on the Distribution Date immediately following the end of the Funding Period, any amounts withdrawn by the Trustee from the Interest Coverage Accounts for distribution on the Certificates on such Distribution Date, reduced (to not less than zero) by (2) the sum of (x) the portion of the amount described in clause (1)(a) above that represents (i) Monthly Payments on the Mortgage Loans received from a Mortgagor on or prior to the Determination Date but due during any Due Period subsequent to the related Due Period, (ii) Principal Prepayments on the Mortgage Loans received after the related Prepayment Period (together with any interest payments received with such Principal Prepayments to the extent they represent the payment of interest accrued on the Mortgage Loans during a period subsequent to the end of the prior calendar month), (iii) Liquidation Proceeds, Insurance Proceeds and Subsequent Recoveries received in respect of the Mortgage Loans after the related Prepayment Period, (iv) amounts reimbursable or payable to the Depositor, the Master Servicer, the Trustee, the Seller or any Sub-Servicer pursuant to Section 3.05, Section 3.06 or Section 7.01 or otherwise payable in respect of Extraordinary Trust Fund Expenses, (v) the Custodian Fee payable from the Distribution Account pursuant to Section 8.05, (vi) amounts deposited in the Collection Account or the Distribution Account in error and (vii) the amount of any Prepayment Charges collected by the Master Servicer and the amount of any Master Servicer Prepayment Charge Payment Amounts and (y) any Net Swap Payment or Swap Termination Payment owed to the Swap Provider.

                  "Bankruptcy Code": The Bankruptcy Reform Act of 1978 (Title 11 of the United States Code), as amended.

                  "Bankruptcy Loss": With respect to any Mortgage Loan, a Realized Loss resulting from a Deficient Valuation or Debt Service Reduction.

                  "Book-Entry Certificate": Any Certificate registered in the name of the Depository or its nominee. Initially, the Book-Entry Certificates shall be the Class A Certificates and the Mezzanine Certificates.

                  "Book-Entry Custodian": The custodian appointed pursuant to
Section 5.01.

                  "Business Day": Any day other than a Saturday, a Sunday or a day on which banking or savings and loan institutions in the State of California, the State of New Jersey, the State of New York, or in any city in which the Corporate Trust Office of the Trustee is located, are authorized or obligated by law or executive order to be closed.

                  "Certificate": Any one of the Depositor's Asset-Backed Pass-Through Certificates, Series 2004-WHQ2, Class A-1A, Class A-1B, Class A-1C, Class A-1D, Class A-2A, Class A-2B, Class A-3A, Class A-3B, Clas A-3C, Class A-3D, Class A-3E, Class M-1,

Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class CE, Class P, Class R and Class R-X, issued under this Agreement.

                  "Certificate Factor": With respect to any Class of Regular Certificates as of any Distribution Date, a fraction, expressed as a decimal carried to six places, the numerator of which is the Certificate Principal Balance (or the Notional Amount, in the case of the Class CE Certificates) of such Class of Certificates on such Distribution Date (after giving effect to any distributions of principal and allocations of Realized Losses in reduction of the Certificate Principal Balance (or the Notional Amount, in the case of the Class CE Certificates) of such Class of Certificates to be made on such Distribution Date), and the denominator of which is the initial aggregate Certificate Principal Balance (or the Notional Amount, in the case of the Class CE Certificates) of such Class of Certificates as of the Closing Date.

                  "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register, except that a Disqualified Organization or a Non-United States Person shall not be a Holder of a Residual Certificate for any purposes hereof and, solely for the purposes of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or the Seller or any Affiliate thereof shall be deemed not to be outstanding and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent has been obtained, except as otherwise provided in Section 11.01. The Trustee and the NIMS Insurer may conclusively rely upon a certificate of the Depositor or the Seller in determining whether a Certificate is held by an Affiliate thereof. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; provided, however, that the Trustee and the NIMS Insurer shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

                  "Certificate Margin": With respect to each Adjustable-Rate Certificate and, for purposes of the Marker Rate, the specified REMIC III Regular Interest, as follows:

                  REMIC III Regular              Certificate Margin
                                             --------------------------
   Class              Interest               (1) (%)            (2) (%)
   -----          -----------------          -------            -------
    A-1A              III-LTA1A               0.160              0.320
    A-1B              III-LTA1B               0.420              0.840
    A-1C              III-LTA1C               0.375              0.750
    A-1D              III-LTA1D               0.420              0.840
    A-2A              III-LTA2A               0.370              0.740
    A-2B              III-LTA2B               0.420              0.840
    A-3A              III-LTA3A               0.350              0.700
    A-3B              III-LTA3B               0.160              0.320
    A-3C              III-LTA3C               0.290              0.580
    A-3D              III-LTA3D               0.480              0.960
    A-3E              III-LTA3E               0.420              0.840
    M-1               III-LTM1                0.590              0.885
    M-2               III-LTM2                0.630              0.945
    M-3               III-LTM3                0.690              1.035

    M-4               III-LTM4                1.050              1.575
    M-5               III-LTM5                1.150              1.725
    M-6               III-LTM6                1.300              1.950
    M-7               III-LTM7                1.750              2.625
    M-8               III-LTM8                2.100              3.150
    M-9               III-LTM9                3.300              4.950
    M-10              III-LTM10               2.500              3.750
________________
(1) For the Interest Accrual Period for each Distribution Date on or prior to the Optional Termination Date.
(2) For the Interest Accrual Period for each Distribution Date after the Optional Termination Date.

                  "Certificate Owner": With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

                  "Certificate Principal Balance": With respect to each Class A Certificate, Mezzanine Certificate or Class P Certificate as of any date of determination, the Certificate Principal Balance of such Certificate on the Distribution Date immediately prior to such date of determination plus, with respect to each Mezzanine Certificate, any increase in the Certificate Principal Balance of such Certificate pursuant to Section 4.01 due to the receipt of Subsequent Recoveries minus all distributions allocable to principal made thereon on such Distribution Date and, in the case of a Mezzanine Certificate, Realized Losses allocated thereto on such immediately prior Distribution Date (or, in the case of any date of determination up to and including the first Distribution Date, the initial Certificate Principal Balance of such Certificate, as stated on the face thereof). With respect to each Class CE Certificate as of any date of determination, an amount equal to the Percentage Interest evidenced by such Certificate times the excess, if any, of (A) the then aggregate Uncertificated Balance of the REMIC III Regular Interests over (B) the then aggregate Certificate Principal Balance of the Class A Certificates, the Mezzanine Certificates and the Class P Certificates then outstanding.

                  "Certificate Register" and "Certificate Registrar": The register maintained and the registrar appointed pursuant to Section 5.02.

                  "Class": Collectively, all of the Certificates bearing the same class designation.

                  "Class A Certificate": Any one of the Class A-1A Certificates, the Class A-1B Certificates, the Class A-1C Certificates, the Class A-1D Certificates, the Class A-2A Certificates, the Class A-2B Certificates, the Class A-3A Certificates, the Class A-3B Certificates, the Class A-3C Certificates, the Class A-3D Certificates and the Class A-3E Certificates.

                  "Class A Principal Distribution Amount": With respect to any Distribution Date, an amount equal to the sum of (i) the Senior Group I Principal Distribution Amount, (ii) the Senior Group II Principal Distribution Amount and (iii) the Senior Group III Principal Distribution Amount.

                  "Class A-1A Certificate": Any one of the Class A-1A Certificates executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-1 and evidencing a Regular Interest in REMIC IV for purposes of the REMIC Provisions.

                  "Class A-1B Certificate": Any one of the Class A-1B Certificates executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-2 and evidencing a Regular Interest in REMIC IV for purposes of the REMIC Provisions.

                  "Class A-1C Certificate": Any one of the Class A-1C Certificates executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-3 and evidencing a Regular Interest in REMIC IV for purposes of the REMIC Provisions.

                  "Class A-1D Certificate": Any one of the Class A-1D Certificates executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-4 and evidencing a Regular Interest in REMIC IV for purposes of the REMIC Provisions.

                  "Class A-2A Certificate": Any one of the Class A-2A Certificates executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-5 and evidencing a Regular Interest in REMIC IV for purposes of the REMIC Provisions.

                  "Class A-2B Certificate": Any one of the Class A-2B Certificates executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-6 and evidencing a Regular Interest in REMIC IV for purposes of the REMIC Provisions.

                  "Class A-3A Certificate": Any one of the Class A-3A Certificates executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-7 and evidencing a Regular Interest in REMIC IV for purposes of the REMIC Provisions.

                  "Class A-3B Certificate": Any one of the Class A-3B Certificates executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-8 and evidencing a Regular Interest in REMIC IV for purposes of the REMIC Provisions.

                  "Class A-3C Certificate": Any one of the Class A-3C Certificates executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-9 and evidencing a Regular Interest in REMIC IV for purposes of the REMIC Provisions.

                  "Class A-3D Certificate": Any one of the Class A-3D Certificates executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-10 and evidencing a Regular Interest in REMIC IV for purposes of the REMIC Provisions.

                  "Class A-3E Certificate": Any one of the Class A-3E Certificates executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-11 and evidencing a Regular Interest in REMIC IV for purposes of the REMIC Provisions.

                  "Class CE Certificate": Any one of the Class CE Certificates executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-22 and evidencing a Regular Interest in REMIC V for purposes of the REMIC Provisions.

                  "Class CE Interest": An uncertificated interest in the Trust Fund held by the Trustee on behalf of the Holders of the Class CE Certificates, evidencing a Regular Interest in REMIC IV for purposes of the REMIC Provisions.

                  "Class M-1 Certificate": Any one of the Class M-1 Certificates executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-12 and evidencing a Regular Interest in REMIC IV for purposes of the REMIC Provisions.

                  "Class M-1 Principal Distribution Amount": With respect to any Distribution Date, an amount, not less than zero, equal to the lesser of (I) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date and (II) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of
(A) the product of (i) 62.20% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $21,500,000.

                  "Class M-2 Certificate": Any one of the Class M-2 Certificates executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-13 and evidencing a Regular Interest in REMIC IV for purposes of the REMIC Provisions.

                  "Class M-2 Principal Distribution Amount": With respect to any Distribution Date, an amount, not less than zero, equal to the lesser of (I) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date and (II) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date) and (iii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such

Distribution Date over (y) the lesser of (A) the product of (i) 71.40% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $21,500,000.

                  "Class M-3 Certificate": Any one of the Class M-3 Certificates executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-14 and evidencing a Regular Interest in REMIC IV for purposes of the REMIC Provisions.

                  "Class M-3 Principal Distribution Amount": With respect to any Distribution Date, an amount, not less than zero, equal to the lesser of (I) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date and (II) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 74.70% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $21,500,000.

                  "Class M-4 Certificate": Any one of the Class M-4 Certificates executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-15 and evidencing a Regular Interest in REMIC IV for purposes of the REMIC Provisions.

                  "Class M-4 Principal Distribution Amount": With respect to any Distribution Date, an amount, not less than zero, equal to the lesser of (I) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date and (II) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the

Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date) and (v) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of
(A) the product of (i) 79.10% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $21,500,000.

                  "Class M-5 Certificate": Any one of the Class M-5 Certificates executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-16 and evidencing a Regular Interest in REMIC IV for purposes of the REMIC Provisions.

                  "Class M-5 Principal Distribution Amount": With respect to any Distribution Date, an amount, not less than zero, equal to the lesser of (I) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date and (II) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date) and (vi) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 82.00% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $21,500,000.

                  "Class M-6 Certificate": Any one of the Class M-6 Certificates executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-17 and evidencing a Regular Interest in REMIC IV for purposes of the REMIC Provisions.

                  "Class M-6 Principal Distribution Amount": With respect to any Distribution Date, an amount, not less than zero, equal to the lesser of (I) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date and (II) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution
Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution
Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date) and (vii) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 83.30% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $21,500,000.

                  "Class M-7 Certificate": Any one of the Class M-7 Certificates executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-18 and evidencing a Regular Interest in REMIC IV for purposes of the REMIC Provisions.

                  "Class M-7 Principal Distribution Amount": With respect to any Distribution Date, an amount, not less than zero, equal to the lesser of (I) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to such Distribution Date and (II) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date) and (viii) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to such Distribution Date over (y) the lesser of
(A) the product of (i) 85.50% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $21,500,000.

                  "Class M-8 Certificate": Any one of the Class M-8 Certificates executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-19 and evidencing a Regular Interest in REMIC IV for purposes of the REMIC Provisions.

                  "Class M-8 Principal Distribution Amount": With respect to any Distribution Date, an amount, not less than zero, equal to the lesser of (I) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to such Distribution Date and (II) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the payment of the Class M-7 Principal Distribution Amount on such Distribution Date) and (ix) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 88.30% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $21,500,000.

                  "Class M-9 Certificate": Any one of the Class M-9 Certificates executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-20 and evidencing a Regular Interest in REMIC IV for purposes of the REMIC Provisions.

                  "Class M-9 Principal Distribution Amount": With respect to any Distribution Date, an amount, not less than zero, equal to the lesser of (I) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to such Distribution Date and (II) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the payment of the Class M-7 Principal Distribution Amount on such Distribution Date), (ix) and the Certificate Principal Balance of the Class M-8 Certificates (after taking into account the payment of the Class M-8 Principal Distribution Amount on such Distribution
Date) and (x) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 91.00% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $21,500,000.

                  "Class M-10 Certificate": Any one of the Class M-10 Certificates executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-21 and evidencing a Regular Interest in REMIC IV for purposes of the REMIC Provisions.

                  "Class M-10 Principal Distribution Amount": With respect to any Distribution Date, an amount, not less than zero, equal to the lesser of (I) the Certificate Principal Balance of the Class M-10 Certificates immediately prior to such Distribution Date and (II) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate

Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution
Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the payment of the Class M-7 Principal Distribution Amount on such Distribution Date), (ix) and the Certificate Principal Balance of the Class M-8 Certificates (after taking into account the payment of the Class M-8 Principal Distribution Amount on such Distribution Date), (x) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to such Distribution Date (after taking into account the payment of the Class M-9 Principal Distribution Amount on such Distribution Date) and (xi) the Certificate Principal Balance of the Class M-10 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 94.00% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $21,500,000.

                  "Class P Certificate": Any one of the Class P Certificates executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-23, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC VI for purposes of the REMIC Provisions.

                  "Class P Interest": An uncertificated interest in the Trust Fund held by the Trustee on behalf of the Holders of the Class P Certificates, evidencing a Regular Interest in REMIC IV for purposes of the REMIC Provisions.

                  "Class R Certificate": Any one of the Class R Certificates executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-24 and evidencing the ownership of the Class R-I Interest, the Class R-II Interest, Class R-III Interest and the Class R-IV Interest.

                  "Class R-X Certificate": Any one of the Class R-X Certificates executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-25 and evidencing the ownership of the Class R-V Interest and the Class R-VI Interest.

                  "Class R-I Interest": The uncertificated Residual Interest in REMIC I.

                  "Class R-II Interest": The uncertificated Residual Interest in REMIC II.

                  "Class R-III Interest": The uncertificated Residual Interest in REMIC III.

                  "Class R-IV Interest": The uncertificated Residual Interest in REMIC IV.

                  "Class R-V Interest": The uncertificated Residual Interest in REMIC V.

                  "Class R-VI Interest": The uncertificated Residual Interest in REMIC VI.

                  "Closing Date": November 30, 2004.

                  "Combined Loan-to-Value Ratio": As of any date of determination, and with respect to second lien Mortgage Loans, the fraction, expressed as a percentage, the numerator of which is (i) the sum of (a) the outstanding principal balance of the related first-lien mortgage loan plus (b) the Stated Principal Balance of the related second-lien mortgage loan and the denominator of which is (ii) the Value of the related Mortgaged Property.

                  "Code":  The Internal Revenue Code of 1986, as amended.

                  "Collection Account": The account or accounts created and maintained by the Master Servicer pursuant to Section 3.04(a), which shall be entitled "HomEq Servicing Corporation, as Master Servicer for Wells Fargo Bank, N.A., as Trustee, in trust for the registered holders of Park Place Securities, Inc., Asset-Backed Pass-Through Certificates, Series 2004-WHQ2." The Collection Account must be an Eligible Account.

                  "Commission": The Securities and Exchange Commission.

                  "Compensating Interest": As defined in Section 4.03(e) hereof.

                  "Corporate Trust Office": The corporate trust office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office, at the date of the execution of this Agreement is located at (i) for purposes of the transfer and exchange of the Certificates, Sixth and Marquette, Minneapolis, Minnesota 55479-0113, Attention: Corporate Trust Services--Park Place Securities, Inc. Series 2004-WHQ2, and (ii) for all other purposes, 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Client Manager - Park Place Securities, Inc. Series 2004-WHQ2.

                  "Corresponding Certificate": With respect to each REMIC III Regular Interest, as follows:


               REMIC III Regular Interest               Class
          ------------------------------------         -------
          REMIC III Regular Interest III-LTA1A           A-1A
          REMIC III Regular Interest III-LTA1B           A-1B
          REMIC III Regular Interest III-LTA1C           A-1C
          REMIC III Regular Interest III-LTA1D           A-1D
          REMIC III Regular Interest III-LTA2A           A-2A
          REMIC III Regular Interest III-LTA2B           A-2B
          REMIC III Regular Interest III-LTA3A           A-3A
          REMIC III Regular Interest III-LTA3B           A-3B
          REMIC III Regular Interest III-LTA3C           A-3C
          REMIC III Regular Interest III-LTA3D           A-3D
          REMIC III Regular Interest III-LTA3E           A-3E
          REMIC III Regular Interest III-LTM1            M-1

          REMIC III Regular Interest III-LTM2            M-2
          REMIC III Regular Interest III-LTM3            M-3
          REMIC III Regular Interest III-LTM4            M-4
          REMIC III Regular Interest III-LTM5            M-5
          REMIC III Regular Interest III-LTM6            M-6
          REMIC III Regular Interest III-LTM7            M-7
          REMIC III Regular Interest III-LTM8            M-8
          REMIC III Regular Interest III-LTM9            M-9
          REMIC III Regular Interest III-LTM10           M-10
          REMIC III Regular Interest III-LTP             P


                  "Credit Enhancement Percentage": For any Distribution Date and the Class A Certificates and any Class of Mezzanine Certificates, the percentage equivalent of a fraction, calculated after taking into account distribution of the Group I Principal Distribution Amount, the Group II Principal Distribution Amount and the Group III Principal Distribution Amount to the Certificates then entitled to distributions of principal on such Distribution Date, the numerator of which is the sum of the aggregate Certificate Principal Balance of the Classes of Certificates with a lower distribution priority than such Class, and the denominator of which is the sum of (i) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (ii) the amount on deposit in the Pre-Funding Accounts, exclusive of investment earnings therein.

                  "Cumulative Loss Percentage": With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Realized Losses incurred from the Cut-off Date to the last day of the preceding calendar month (reduced by the aggregate amount of Subsequent Recoveries received from the Cut-off Date through the last day of the related Due Period) and the denominator of which is the sum of (i) the aggregate Stated Principal Balance of the Initial Mortgage Loans as of the Cut-off Date and (ii) the Original Pre-Funded Amounts.

                  "Custodian": A Custodian, which shall initially be Deutsche Bank National Trust Company pursuant to the Custodial Agreement.

                  "Custodial Agreement": The custodial agreement dated as of the Closing Date, among the Master Servicer, the Trustee and the Custodian providing for the safekeeping of the Mortgage Files on behalf of the Trust in accordance with this Agreement.

                  "Custodian Fee": The amount payable to the Custodian on each Distribution Date pursuant to Section 8.05 as compensation for all services rendered by it under the Custodial Agreement equal to $0.20 for each Mortgage File in the Custodian's possession corresponding a Mortgage Loan.

                  "Custodian Fee Rate": The per annum fee paid to the Custodian on each Distribution Date equal to the Custodian Fee expressed as a percentage of the aggregate Stated Principal Balance of the Mortgage Loans.

                  "Cut-off Date": With respect to any Mortgage Loan, the close of business on November 1, 2004. With respect to any Subsequent Mortgage Loan, the close of business on first day of the month in which the related Subsequent Transfer Date occurs. With respect to all Qualified Substitute Mortgage Loans, their respective dates of substitution. References herein to the "Cut-off Date," when used with respect to more than one Mortgage Loan, shall be to the respective Cut-off Dates for such Mortgage Loans.

                  "DBRS": Dominion Bond Rating Services, Inc. or its successor in interest.

                  "Debt Service Reduction": With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a Deficient Valuation.

                  "Deficient Valuation": With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding Stated Principal Balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

                  "Definitive Certificates":  As defined in Section 5.01(b).

                  "Deleted Mortgage Loan": A Mortgage Loan replaced or to be replaced by a Qualified Substitute Mortgage Loan.

                  "Delinquency Percentage": With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate Stated Principal Balance of all Mortgage Loans as of the last day of the previous calendar month that, as of such last day of the previous calendar month, are 60 or more days delinquent (measured under the OTS delinquency calculation methodology and with respect to modifications, measured as set forth below), are in foreclosure, have been converted to REO Properties or have been discharged by reason of bankruptcy, and the denominator of which is the sum of
(i) the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties as of the last day of the previous calendar month and (ii) any amounts remaining on deposit in the Pre-Funding Accounts as of such last calendar day; provided, however, that any Mortgage Loan purchased by the Master Servicer or the NIMS Insurer pursuant to Section 3.16 shall not be included in either the numerator or the denominator for purposes of calculating the Delinquency Percentage.

                  "Depositor": Park Place Securities, Inc., a Delaware corporation, or its successor in interest.

                  "Depository": The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository, for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

                  "Depository Institution": Any depository institution or trust company, including the Trustee, that (a) is incorporated under the laws of the United States of America or any State thereof, (b) is subject to supervision and examination by federal or state banking authorities and (c) has outstanding unsecured commercial paper or other short-term unsecured debt obligations that are rated "P-1" by Moody's, "F-1" by Fitch, "A-1" by S&P and "R-1 (highest)" by DBRS, if rated by DBRS (or comparable ratings if Moody's, Fitch, S&P and DBRS are not the Rating Agencies).

                  "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

                  "Determination Date": With respect to each Distribution Date, the 18th day of the calendar month in which such Distribution Date occurs or, if such 18th day is not a Business Day, the Business Day immediately preceding such 18th day.

                  "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by REMIC I other than through an Independent Contractor; provided, however, that the Trustee (or the Master Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Master Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

                  "Disqualified Organization": Any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by such governmental unit), (ii) any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) an "electing large partnership" and (vi) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause any Trust REMIC or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

                  "Distribution Account": The trust account or accounts created and maintained by the Trustee pursuant to Section 3.04(e), which shall be entitled "Wells Fargo Bank, N.A., as Trustee, in trust for the registered Holders of Park Place Securities, Inc., Asset-Backed Pass-

Through Certificates, Series 2004-WHQ2." The Distribution Account must be an Eligible Account.

                  "Distribution Date": The 25th day of any month, or if such 25th day is not a Business Day, the next succeeding Business Day, commencing in December 2004.

                  "Due Date": With respect to each Distribution Date, the first day of the calendar month in which such Distribution Date occurs, which is the day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

                  "Due Period": With respect to any Distribution Date, the period commencing on the second day of the month immediately preceding the month in which such Distribution Date occurs and ending on the related Due Date.

                  "Eligible Account": Any of (i) an account or accounts maintained with a Depository Institution or trust company, the short-term unsecured debt obligations of which are rated "P-1" by Moody's, "F-1" by Fitch, "R-1 (highest)" by DBRS and "A-1+" by S&P (or comparable ratings if Moody's, Fitch, DBRS and S&P are not the Rating Agencies) at the time any amounts are held on deposit therein, (ii) an account or accounts the deposits in which are fully insured by the FDIC or (iii) a trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity. Eligible Accounts may bear interest.

                  "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

                  "Escrow Account": The account or accounts created and maintained pursuant to Section 3.04(c).

                  "Escrow Payments": The amounts constituting taxes, and/or fire and hazard insurance premiums escrowed by the Mortgagor with the mortgagee pursuant to a voluntary escrow agreement related to any Mortgage Loan.

                  "Estate in Real Property": A fee simple estate or leasehold estate in a parcel of land.

                  "Excess Overcollateralized Amount": With respect to the Class A Certificates and the Mezzanine Certificates and any Distribution Date, the excess, if any, of (i) the Overcollateralized Amount for such Distribution Date (calculated for this purpose only after assuming that 100% of the Principal Remittance Amount on such Distribution Date has been distributed) over (ii) the Overcollateralization Target Amount for such Distribution Date.

                  "Expense Adjusted Net Maximum Mortgage Rate": With respect to any Mortgage Loan (or the related REO Property), as of any date of determination, a per annum rate of interest equal to the applicable Maximum Mortgage Rate (or the Mortgage Rate for such Mortgage Loan in the case of any Fixed-Rate Mortgage Loan) as of the first day of the month preceding the month in which the Distribution Date occurs minus the sum of (i) the Servicing Fee Rate and (ii) the Custodian Fee Rate.

                  "Expense Adjusted Net Mortgage Rate": With respect to any Mortgage Loan (or the related REO Property), as of any date of determination, a per annum rate of interest equal to the applicable Mortgage Rate thereon as of the first day of the month preceding the month in which the Distribution Date occurs minus the sum of (i) the Servicing Fee Rate and (ii) the Custodian Fee Rate.

                  "Extraordinary Trust Fund Expense": Any amounts reimbursable to the Trustee or any director, officer, employee or agent of the Trustee, from the Trust Fund pursuant to Section 8.05, any amounts payable from the Distribution Account in respect of taxes pursuant to Section 10.01(g)(iii) and any amounts payable by the Trustee for the recording of the Assignments pursuant to Section 2.01.

                  "Fannie Mae": Fannie Mae, formally known as the Federal National Mortgage Association, or any successor thereto.

                  "FDIC": Federal Deposit Insurance Corporation or any successor thereto.

                  "Final Recovery Determination": With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Seller, the Depositor or the Master Servicer pursuant to or as contemplated by Section 2.03, Section 3.16 or Section 9.01), a determination made by the Master Servicer that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Master Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Master Servicer shall maintain records, prepared by a Servicing Officer, of each Final Recovery Determination made thereby.

                  "Fitch": Fitch Ratings, or its successor in interest.

                  "Fixed-Rate Mortgage Loan": Each of the Mortgage Loans identified on the Mortgage Loan Schedule as having a fixed Mortgage Rate.

                  "Fixed Swap Payment": With respect to any Distribution Date, a fixed amount equal to the related amount set forth on the Additional Terms of the Interest Rate Swap Agreement.

                  "Floating Swap Payment": With respect to any Distribution Date, a floating amount equal to the product of (i) LIBOR (as determined pursuant to the Interest Rate Swap Agreement for such Distribution Date), (ii) the related Base Calculation Amount (as defined in the Interest Rate Swap Agreement), (iii) 100 and (iv) a fraction, the numerator of which is the actual number of days elapsed from and including the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date), and the denominator of which is 360.

                  "Formula Rate": For any Distribution Date and each Class of Adjustable-Rate Certificates, the lesser of (i) One-Month LIBOR plus the related Certificate Margin and (ii) the related Maximum Cap Rate.

                  "Freddie Mac": Freddie Mac, formally known as the Federal Home Loan Mortgage Corporation, or any successor thereto.

                  "Funding Period": The period beginning on the Closing Date and ending on the earlier of the date on which (a) the amount on deposit in the Pre-Funding Accounts is reduced to zero or (b) 2:00 p.m. New York City time on the 90th day following the Closing Date.

                  "Gross Margin": With respect to each Adjustable-Rate Mortgage Loan, the fixed percentage set forth in the related Mortgage Note that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note to determine the Mortgage Rate for such Adjustable-Rate Mortgage Loan.

                  "Group I Allocation Percentage": With respect to the Group I Certificates and any Distribution Date, the percentage equivalent of a fraction, the numerator of which is (x) the Group I Principal Remittance Amount for such Distribution Date and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date.

                  "Group I Certificates": The Class A-1A Certificates, the Class A-1B Certificates, the Class A-1C Certificates and the Class A-1D Certificates.

                  "Group I Interest Coverage Account": The account established and maintained pursuant to Section 4.08, which account contains an amount, to be paid by the Depositor to the Trustee on the Closing Date, that equals $0.00.

                  "Group I Interest Remittance Amount": With respect to any Distribution Date, that portion of the Available Funds for such Distribution Date that represents interest received or advanced on the Group I Mortgage Loans or amounts withdrawn from the Group I Interest Coverage Account.

                  "Group I Mortgage Loan": A Mortgage Loan assigned to Loan Group I. All Group I Mortgage Loans have a principal balance at origination that conforms to Fannie Mae and Freddie Mac loan limits.

                  "Group I Pre-Funding Account": The account established and maintained pursuant to Section 4.07.

                  "Group I Principal Distribution Amount": With respect to any Distribution Date, the sum of: (i) the principal portion of each Monthly Payment on the Group I Mortgage Loans due during the related Due Period, to the extent received on or prior to the related Determination Date or advanced prior to such Distribution Date; (ii) the Stated Principal Balance of any Group I Mortgage Loan that was purchased during the related Prepayment Period pursuant to or as contemplated by Section 2.03, Section 3.16 or Section 9.01 and the amount of any shortfall deposited in the Collection Account in connection with the substitution of a Deleted Mortgage Loan in Loan Group I pursuant to Section 2.03 during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections (including, without limitation, Principal Prepayments, Subsequent Recoveries, Insurance Proceeds, Liquidation Proceeds and REO Principal Amortization) received during the related Prepayment Period on the Group I Mortgage Loans, net of any portion thereof that represents a recovery of principal for which an advance was made by the Master Servicer pursuant to Section 4.03 in respect of a preceding Distribution Date; (iv) with respect to the Distribution Date immediately following the end of the Funding Period, any amounts remaining in the Group I Pre-Funding Account after giving effect to the purchase of any Subsequent Group I Mortgage Loans; and (v) the Group I Allocation Percentage of the amount of any Overcollateralization Increase Amount for such Distribution Date; minus (vi) the Group I Allocation Percentage of the amount of any Overcollateralization Reduction Amount for such Distribution Date. In no event shall the Group I Principal Distribution Amount with respect to any Distribution Date be (x) less than zero or (y) greater than the then outstanding aggregate Certificate Principal Balance of the Class A and Mezzanine Certificates.

                  "Group I Principal Remittance Amount": With respect to any Distribution Date, the sum of the amounts described in clauses (i) through (iv) of the definition of Group I Principal Distribution Amount.

                  "Group II Allocation Percentage": With respect to the Group II Certificates and any Distribution Date, the percentage equivalent of a fraction, the numerator of which is (x) the Group II Principal Remittance Amount for such Distribution Date and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date.

                  "Group II Certificates": The Class A-2A Certificates and the Class A-2B Certificates.

                  "Group II Interest Coverage Account": The account established and maintained pursuant to Section 4.08, which account contains an amount, to be paid by the Depositor to the Trustee on the Closing Date, that equals $0.00.

                  "Group II Interest Remittance Amount": With respect to any Distribution Date, that portion of the Available Funds for such Distribution Date that represents interest received or advanced on the Group II Mortgage Loans or amounts withdrawn from the Group II Interest Coverage Account.

                  "Group II Mortgage Loan": A Mortgage Loan assigned to Loan Group II. All Group II Mortgage Loans have a principal balance at origination that conforms to Fannie Mae and Freddie Mac loan limits.

                  "Group II Pre-Funding Account": The account established and maintained pursuant to Section 4.07.

                  "Group II Principal Distribution Amount": With respect to any Distribution Date, the sum of: (i) the principal portion of each Monthly Payment on the Group II Mortgage Loans due during the related Due Period, to the extent received on or prior to the related Determination Date or advanced prior to such Distribution Date; (ii) the Stated Principal Balance of any Group II Mortgage Loan that was purchased during the related Prepayment Period pursuant to or as contemplated by Section 2.03, Section 3.16 or Section 9.01 and the amount of any shortfall deposited in the Collection Account in connection with the substitution of a Deleted Mortgage Loan in Loan Group II pursuant to Section
2.03 during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections (including, without limitation, Principal

Prepayments, Subsequent Recoveries, Insurance Proceeds, Liquidation Proceeds and REO Principal Amortization) received during the related Prepayment Period on the Group II Mortgage Loans, net of any portion thereof that represents a recovery of principal for which an advance was made by the Master Servicer pursuant to
Section 4.03 in respect of a preceding Distribution Date; (iv) with respect to the Distribution Date immediately following the end of the Funding Period, any amounts remaining in the Group II Pre-Funding Account after giving effect to the purchase of any Subsequent Group II Mortgage Loans; and (v) the Group II Allocation Percentage of the amount of any Overcollateralization Increase Amount for such Distribution Date; minus (vi) the Group II Allocation Percentage of the amount of any Overcollateralization Reduction Amount for such Distribution Date. In no event shall the Group II Principal Distribution Amount with respect to any Distribution Date be (x) less than zero or (y) greater than the then outstanding aggregate Certificate Principal Balance of the Class A and Mezzanine Certificates.

                  "Group II Principal Remittance Amount": With respect to any Distribution Date, the sum of the amounts described in clauses (i) through (iv) of the definition of Group II Principal Distribution Amount.

                  "Group III Allocation Percentage": With respect to the Group III Certificates and any Distribution Date, the percentage equivalent of a fraction, the numerator of which is (x) the Group III Principal Remittance Amount for such Distribution Date and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date.

                  "Group III Certificates": The Class A-3A Certificates, the Class A-3B Certificates, the Class A-3C Certificates, the Class A-3D Certificates and the Class A-3E Certificates.

                  "Group III Interest Coverage Account": The account established and maintained pursuant to Section 4.08, which account contains an amount, to be paid by the Depositor to the Trustee on the Closing Date, that equals $0.00.

                  "Group III Interest Remittance Amount": With respect to any Distribution Date, that portion of the Available Funds for such Distribution Date that represents interest received or advanced on the Group III Mortgage Loans or amounts withdrawn from the Group III Interest Coverage Account.

                  "Group III Mortgage Loan": A Mortgage Loan assigned to Loan Group III. All Group III Mortgage Loans have a principal balance at origination that may or may not conform to Fannie Mae and Freddie Mac loan limits.

                  "Group III Pre-Funding Account": The account established and maintained pursuant to Section 4.07.

                  "Group III Principal Distribution Amount": With respect to any Distribution Date, the sum of: (i) the principal portion of each Monthly Payment on the Group III Mortgage Loans due during the related Due Period, to the extent received on or prior to the related Determination Date or advanced prior to such Distribution Date; (ii) the Stated Principal Balance of any Group III Mortgage Loan that was purchased during the related Prepayment Period pursuant to or as contemplated by Section 2.03, Section 3.16 or Section
9.01 and the amount of any shortfall deposited in the Collection Account in connection with the substitution of a Deleted Mortgage Loan in Loan Group III pursuant to Section 2.03 during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections (including, without limitation, Principal Prepayments, Subsequent Recoveries, Insurance Proceeds, Liquidation Proceeds and REO Principal Amortization) received during the related Prepayment Period on the Group III Mortgage Loans, net of any portion thereof that represents a recovery of principal for which an advance was made by the Master Servicer pursuant to Section 4.03 in respect of a preceding Distribution Date; (iv) with respect to the Distribution Date immediately following the end of the Funding Period, any amounts remaining in the Group III Pre-Funding Account after giving effect to the purchase of any Subsequent Group III Mortgage Loans; and (v) the Group III Allocation Percentage of the amount of any Overcollateralization Increase Amount for such Distribution Date; minus (vi) the Group III Allocation Percentage of the amount of any Overcollateralization Reduction Amount for such Distribution Date. In no event shall the Group III Principal Distribution Amount with respect to any Distribution Date be (x) less than zero or (y) greater than the then outstanding aggregate Certificate Principal Balance of the Class A and Mezzanine Certificates.

                  "Group III Principal Remittance Amount": With respect to any Distribution Date, the sum of the amounts described in clauses (i) through (iv) of the definition of Group III Principal Distribution Amount.

                  "Highest Priority" As of any date of determination, the Class of Mezzanine Certificates then outstanding with a Certificate Principal Balance greater than zero, with the highest priority for payments pursuant to Section 4.01, in the following order of decreasing priority: the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates, the Class M-8 Certificates, the Class M-9 Certificates and the Class M-10 Certificates.

                  "HOEPA": The Home Ownership and Equity Protection Act of 1994.

                  "Indenture": An indenture relating to the issuance of notes secured by all or a portion of the Class CE Certificates, the Class P Certificates and/or the Residual Certificates, which may or may not be guaranteed by the NIMS Insurer.

                  "Independent": When used with respect to any specified Person, any such Person who (a) is in fact independent of the Depositor, the Master Servicer, the Seller and their respective Affiliates, (b) does not have any direct financial interest in or any material indirect financial interest in the Depositor, the Seller, the Master Servicer or any Affiliate thereof and (c) is not connected with the Depositor, the Seller, the Master Servicer or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, the Seller, the Master Servicer or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor or the Master Servicer or any Affiliate thereof, as the case may be.

                  "Independent Contractor": Either (i) any Person (other than the Master Servicer) that would be an "independent contractor" with respect to REMIC I within the meaning of Section 856(d)(3) of the Code if such REMIC were a real estate investment trust (except that the ownership tests set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates), so long as such REMIC does not receive or derive any income from such Person and provided that the relationship between such Person and such REMIC is at arm's length, all within the meaning of Treasury Regulation Section 1.856-4(b)(5), or (ii) any other Person (including the Master Servicer) if the Trustee has received an Opinion of Counsel to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor shall not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

                  "Index": With respect to each Adjustable-Rate Mortgage Loan and each related Adjustment Date, the average of the interbank offered rates for six-month United States dollar deposits in the London market as published in The Wall Street Journal and as most recently available as of the first business day 45 days or more prior to such Adjustment Date, as specified in the related Mortgage Note.

                  "Initial Group I Mortgage Loan": Any of the Group I Mortgage Loans included in the Trust Fund as of the Closing Date.

                  "Initial Group II Mortgage Loan": Any of the Group II Mortgage Loans included in the Trust Fund as of the Closing Date.

                  "Initial Group III Mortgage Loan": Any of the Group III Mortgage Loans included in the Trust Fund as of the Closing Date.

                  "Initial Mortgage Loan": Any of the Initial Group I Mortgage Loans, Initial Group II Mortgage Loans or Initial Group III Mortgage Loans.

                  "Insurance Proceeds": Proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing mortgage loans held for its own account, subject to the terms and conditions of the related Mortgage Note and Mortgage.

                  "Interest Accrual Period": With respect to any Distribution Date and the Adjustable-Rate Certificates, the period commencing on the Distribution Date in the month immediately preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, commencing on the Closing Date) and ending on the day preceding such Distribution Date. With respect to any Distribution Date and the Class CE Certificates, the REMIC I Regular Interests, the REMIC II Regular Interests and the REMIC III Regular

Interests, the one-month period ending on the last day of the calendar month preceding the month in which such Distribution Date occurs.

                  "Interest Carry Forward Amount": With respect to any Distribution Date and any Class of Class A Certificates or Mezzanine Certificates, the sum of (i) the amount, if any, by which (a) the Interest Distribution Amount for such Class of Certificates as of the immediately preceding Distribution Date exceeded (b) the actual amount distributed on such Class of Certificates in respect of interest on such immediately preceding Distribution Date and (ii) the amount of any Interest Carry Forward Amount for such Class of Certificates remaining undistributed from the previous Distribution Date, plus accrued interest thereon calculated at the related Pass-Through Rate for the most recently ended Interest Accrual Period.

                  "Interest Coverage Accounts": The Group I Interest Coverage Account, the Group II Interest Coverage Account and the Group III Interest Coverage Account.

                  "Interest Determination Date": With respect to the Adjustable-Rate Certificates, and solely for purposes of calculating the Marker Rate, REMIC III Regular Interest III-LTA1A, REMIC III Regular Interest III-LTA1B, REMIC III Regular Interest III-LTA1C, REMIC III Regular Interest III-LTA1D, REMIC III Regular Interest III-LTA2A, REMIC III Regular Interest III-LTA2B, REMIC III Regular Interest III-LTA3A, REMIC III Regular Interest III-LTA3B, REMIC III Regular Interest III-LTA3C, REMIC III Regular Interest III-LTA3D, REMIC III Regular Interest III-LTA3E, REMIC III Regular Interest III-LTM1, REMIC III Regular Interest III-LTM2, REMIC III Regular Interest III-LTM3, REMIC III Regular Interest III-LTM4, REMIC III Regular Interest III-LTM5, REMIC III Regular Interest III-LTM6, REMIC III Regular Interest III-LTM7, REMIC III Regular Interest III-LTM8, REMIC III Regular Interest III-LTM9 and REMIC III Regular Interest III-LTM10 and any Interest Accrual Period therefor, the second LIBOR Business Day preceding the commencement of such Interest Accrual Period.

                  "Interest Distribution Amount": With respect to any Distribution Date and any Class of Class A Certificates or Mezzanine Certificates and the Class CE Certificates, the aggregate Accrued Certificate Interest on the Certificates of such Class for such Distribution Date.

                  "Interest Rate Swap Agreement": The 1992 ISDA Master Agreement (Multicurrency-Cross Border) dated as of November 30, 2004 (the Master Agreement) between Credit Suisse First Boston International and the Trustee, an ISDA Credit Support Annex (Bilateral Form-New York Law) as of the same date, which supplements, forms part of, and is subject to the Master Agreement, and a confirmation of the same date, which supplements and forms part of the Master Agreement.

                  "Late Collections": With respect to any Mortgage Loan and any Due Period, all amounts received subsequent to the Determination Date immediately following such Due Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds, Subsequent Recoveries or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) but delinquent for such Due Period and not previously recovered.

                  "LIBOR Business Day": Any day on which banks in the City of London and City of New York are open and conducting transactions in United States dollars.

                  "Liquidation Event": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made as to such Mortgage Loan; or (iii) such Mortgage Loan is removed from REMIC I by reason of its being purchased, sold or replaced pursuant to or as contemplated by Section 2.03, Section 3.16 or Section 9.01. With respect to any REO Property, either of the following events: (i) a Final Recovery Determination is made as to such REO Property; or (ii) such REO Property is removed from REMIC I by reason of its being purchased pursuant to
Section 9.01.

                  "Liquidation Proceeds": The amount (other than Insurance Proceeds or amounts received in respect of the rental of any REO Property prior to REO Disposition) received by the Master Servicer in connection with (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation, (ii) the liquidation of a defaulted Mortgage Loan through a trustee's sale, foreclosure sale or otherwise or (iii) the repurchase, substitution or sale of a Mortgage Loan or an REO Property pursuant to or as contemplated by Section 2.03, Section 3.13, Section 3.16 or Section 9.01.

                  "Loan Group": Loan Group I, Loan Group II or Loan Group III, as the context requires.

                  "Loan Group I": The group of Mortgage Loans identified in the Mortgage Loan Schedule as having been assigned to Loan Group I.

                  "Loan Group II": The group of Mortgage Loans identified in the Mortgage Loan Schedule as having been assigned to Loan Group II.

                  "Loan Group III": The group of Mortgage Loans identified in the Mortgage Loan Schedule as having been assigned to Loan Group III.

                  "Loan-to-Value Ratio": As of any date of determination and with respect to first lien Mortgage Loans, the fraction, expressed as a percentage, the numerator of which is the Stated Principal Balance of the related Mortgage Loan at such date and the denominator of which is the Value of the related Mortgaged Property.

                  "Lost Note Affidavit": With respect to any Mortgage Loan as to which the original Mortgage Note has been permanently lost, misplaced or destroyed and has not been replaced, an affidavit from the Seller certifying that the original Mortgage Note has been lost, misplaced or destroyed (together with a copy of the related Mortgage Note) and indemnifying the Trust Fund against any loss, cost or liability resulting from the failure to deliver the original Mortgage Note, in the form of Exhibit B hereto.

                  "Marker Rate": With respect to the Class CE Interest and any Distribution Date, a per annum rate equal to two (2) times the weighted average of the REMIC III Remittance Rate for REMIC III Regular Interest III-LTA1A, REMIC III Regular Interest III-LTA1B, REMIC III Regular Interest III-LTA1C, REMIC III Regular Interest III-LTA1D, REMIC III Regular Interest III- LTA2A, REMIC III Regular Interest III-LTA2B, REMIC III Regular Interest III-

LTA3A, REMIC III Regular Interest III-LTA3B, REMIC III Regular Interest III-LTA3C, REMIC III Regular Interest III-LTA3D, REMIC III Regular Interest III-LTA3E, REMIC III Regular Interest III-LTM1, REMIC III Regular Interest III-LTM2, REMIC III Regular Interest III-LTM3, REMIC III Regular Interest III-LTM4, REMIC III Regular Interest III-LTM5, REMIC III Regular Interest III-LTM6, REMIC III Regular Interest III-LTM7, REMIC III Regular Interest III-LTM8, REMIC III Regular Interest III-LTM9, REMIC III Regular Interest III-LTM10 and REMIC III Regular Interest III-LTZZ, with the rate on each such REMIC III Regular Interest (other than REMIC III Regular Interest III-LTZZ) subject to the lesser of (i) LIBOR plus the related Certificate Margin and (ii) the related Net WAC Pass-Through Rate for the purpose of this calculation for such Distribution Date and with the rate on REMIC III Regular Interest III-LTZZ subject to a cap of zero for the purpose of this calculation; provided, however, that solely for this purpose, calculations of the REMIC III Remittance Rate and the related caps with respect to REMIC III Regular Interest III-LTA1A, REMIC III Regular Interest III-LTA1B, REMIC III Regular Interest III-LTA1C, REMIC III Regular Interest III-LTA1D, REMIC III Regular Interest III-LTA2A, REMIC III Regular Interest III-LTA2B, REMIC III Regular Interest III-LTA3A, REMIC III Regular Interest III-LTA3B, REMIC III Regular Interest III-LTA3C, REMIC III Regular Interest III-LTA3D, REMIC III Regular Interest III-LTA3E, REMIC III Regular Interest III-LTM1, REMIC III Regular Interest III-LTM2, REMIC III Regular Interest III-LTM3, REMIC III Regular Interest III-LTM4, REMIC III Regular Interest III-LTM5, REMIC III Regular Interest III-LTM6, REMIC III Regular Interest III-LTM7, REMIC III Regular Interest III-LTM8, REMIC III Regular Interest III-LTM9 and REMIC III Regular Interest III-LTM10 shall be multiplied by a fraction, the numerator of which is the actual number of days in the Interest Accrual Period and the denominator of which is 30.

                  "Master Servicer": HomEq Servicing Corporation, or any successor master servicer appointed as herein provided, in its capacity as Master Servicer hereunder.

                  "Master Servicer Event of Default": One or more of the events described in Section 7.01.

                  "Master Servicer Prepayment Charge Payment Amount": The amounts payable by the Master Servicer pursuant to Section 2.03(b) in respect of any waived Prepayment Charges.

                  "Master Servicer Remittance Date": With respect to any Distribution Date, 1:00 p.m. New York time on the last Business Day preceding the related Distribution Date.

                  "Master Servicer Reporting Date": With respect to any Distribution Date, 1:00 p.m. New York time on the 18th day of the calendar month in which such Distribution Date occurs or, if such 18th day is not a Business Day, the Business Day immediately succeeding such 18th day.

                  "Maximum Cap Rate": For any Distribution Date with respect to the Group I Certificates, a per annum rate equal to the sum of (i) the product of (x) the weighted average of the Expense Adjusted Net Maximum Mortgage Rates of the Group I Mortgage Loans, weighted on the basis of the outstanding Stated Principal Balances of the Group I Mortgage Loans as of the first day of the month preceding the month of such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and any amounts on deposit in the Group I Pre-Funding Account and (y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Interest Accrual Period and (ii) an amount, expressed as a percentage, equal to a fraction, the numerator of which is equal to the Net Swap Payment made by the Swap Provider and the denominator of which is equal to the aggregate Stated Principal Balance of the Mortgage Loans.

                  For any Distribution Date with respect to the Group II Certificates, a per annum rate equal to the sum of (i) the product of (x) the weighted average of the Expense Adjusted Net Maximum Mortgage Rates of the Group II Mortgage Loans, weighted on the basis of the outstanding Stated Principal Balances of the Group II Mortgage Loans as of the first day of the month preceding the month in which such Distribution Date occurs (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and any amounts on deposit in the Group II Pre-Funding Account and (y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Interest Accrual Period and (ii) an amount, expressed as a percentage, equal to a fraction, the numerator of which is equal to the Net Swap Payment made by the Swap Provider and the denominator of which is equal to the aggregate Stated Principal Balance of the Mortgage Loans.

                  For any Distribution Date with respect to the Group III Certificates, a per annum rate equal to the sum of (i) the product of (x) the weighted average of the Expense Adjusted Net Maximum Mortgage Rates of the Group III Mortgage Loans, weighted on the basis of the outstanding Stated Principal Balances of the Group III Mortgage Loans as of the first day of the month preceding the month in which such Distribution Date occurs (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and any amounts on deposit in the Group III Pre-Funding Account and (y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Interest Accrual Period and (ii) an amount, expressed as a percentage, equal to a fraction, the numerator of which is equal to the Net Swap Payment made by the Swap Provider and the denominator of which is equal to the aggregate Stated Principal Balance of the Mortgage Loans.

                  For any Distribution Date with respect to the Mezzanine Certificates, a per annum rate equal to the sum of (i) the product of (x) the weighted average, weighted on the basis of the results of subtracting from the aggregate Stated Principal Balance of the applicable Loan Group and the amount on deposit in the related Pre-Funding Account, the current Certificate Principal Balance of the related Class A Certificates, of (i) the weighted average of the Expense Adjusted Net Mortgage Rates of the Group I Mortgage Loans as of the first day of the month preceding the month of such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period), (ii) the weighted average of the Expense Adjusted Net Mortgage Rates of the Group II Mortgage Loans as of the first day of the month preceding the month of such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (iii) the weighted average of the Expense Adjusted Net Mortgage Rates of the Group III Mortgage Loans as of the first day of the month preceding the month of such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Interest Accrual Period and (ii) an amount, expressed as a percentage, equal to a fraction, the numerator of which is equal to the Net Swap Payment made by the Swap Provider and the denominator of which is equal to the aggregate Stated Principal Balance of the Mortgage Loans.

                  "Maximum III-LTZZ Uncertificated Interest Deferral Amount":
With respect to any Distribution Date, the excess of (i) accrued interest at the REMIC III Remittance Rate applicable to REMIC III Regular Interest III-LTZZ for such Distribution Date on a balance equal to the Uncertificated Balance of REMIC III Regular Interest III-LTZZ minus the REMIC III Overcollateralization Amount, in each case for such Distribution Date, over (ii) Uncertificated Interest on REMIC III Regular Interest III-LTA1A, REMIC III Regular Interest III-LTA1B, REMIC III Regular Interest III-LTA1C, REMIC III Regular Interest III-LTA1D, REMIC III Regular Interest III-LTA2A, REMIC III Regular Interest III-LTA2B, REMIC III Regular Interest III-LTA3A, REMIC III Regular Interest III-LTA3B, REMIC III Regular Interest III-LTA3C, REMIC III Regular Interest III-LTA3D, REMIC III Regular Interest III-LTA3E, REMIC III Regular Interest III-LTM1, REMIC III Regular Interest III-LTM2, REMIC III Regular Interest III-LTM3, REMIC III Regular Interest III-LTM4, REMIC III Regular Interest III-LTM5, REMIC III Regular Interest III-LTM6, REMIC III Regular Interest III-LTM7, REMIC III Regular Interest III-LTM8, REMIC III Regular Interest III-LTM9 and REMIC III Regular Interest III-LTM10 or such Distribution Date, with the rate on each such REMIC III Regular Interest subject to a cap equal to the lesser of (i) One-Month LIBOR plus the related Certificate Margin and (ii) the related Net WAC Pass-Through Rate; provided, however, that solely for this purpose, calculations of the REMIC III Remittance Rate and the related caps with respect to each such REMIC III Regular Interest (other than REMIC III Regular Interest III-LTZZ) shall be multiplied by a fraction, the numerator of which is the actual number of days in the Interest Accrual Period and the denominator of which is 30.

                  "Maximum Mortgage Rate": With respect to each Adjustable-Rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the maximum Mortgage Rate thereunder.

                  "Mezzanine Certificate": Any one of the Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates, Class M-9 Certificates and Class M-10 Certificates.

                  "Minimum Mortgage Rate": With respect to each Adjustable-Rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the minimum Mortgage Rate thereunder.

                  "Monthly Payment": With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by the related Mortgagor from time to time under the related Mortgage Note, determined: (a) after giving effect to (i) any Deficient Valuation and/or Debt Service Reduction with respect to such Mortgage Loan and (ii) any reduction in the amount of interest collectible from the related Mortgagor pursuant to the Relief Act; (b) without giving effect to any extension granted or agreed to by the Master Servicer pursuant to Section 3.02; and (c) on the assumption that all other amounts, if any, due under such Mortgage Loan are paid when due.

                  "Moody's": Moody's Investors Service, Inc., or its successor in interest.

                  "Mortgage": The mortgage, deed of trust or other instrument creating a first lien or second lien on a Mortgaged Property securing a Mortgage Note.

                  "Mortgage File": The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

                  "Mortgage Loan": Each mortgage loan transferred and assigned to the Trustee pursuant to Section 2.01 or Section 2.03(d) of this Agreement or pursuant to a Subsequent Transfer Instrument, as held from time to time as a part of REMIC I, the Mortgage Loans so held being identified in the Mortgage Loan Schedule.

                  "Mortgage Loan Purchase Agreement": The agreement between the Seller and the Depositor, regarding the transfer of the Mortgage Loans by the Seller to or at the direction of the Depositor, substantially in the form of Exhibit D annexed hereto.

                  "Mortgage Loan Schedule": As of any date, the list of Mortgage Loans included in REMIC I on such date, separately identifying the Group I Mortgage Loans, the Group II Mortgage Loans and the Group III Mortgage Loans, attached hereto as Schedule 1 and as supplemented by each schedule of Subsequent Mortgage Loans attached to the Subsequent Transfer Instrument. The Mortgage Loan Schedule shall set forth the following information with respect to each Mortgage
Loan:

                  (1)      the Seller's Mortgage Loan identifying number;

                  (2)      [Reserved];

                  (3)      the state and zip code of the Mortgaged Property;

                  (4) a code indicating whether the Mortgaged Property is owner-occupied;

                  (5) the type of Residential Dwelling constituting the Mortgaged Property;

                  (6)      the original months to maturity;

                  (7) the Loan-to-Value Ratio or Combined Loan-to-Value Ratio at origination;

                  (8) the Mortgage Rate in effect immediately following the Cut-off Date (or the Subsequent Cut-off Date with respect to a Subsequent Mortgage Loan);

                  (9) the date on which the first Monthly Payment was due on the Mortgage Loan;

                  (10)     the stated maturity date;

                  (11) the amount of the Monthly Payment due on the first Due Date after the Cut-off Date (or the Subsequent Cut-off Date with respect to a Subsequent Mortgage Loan);

                  (12) the last Due Date on which a Monthly Payment was actually applied to the unpaid Stated Principal Balance;

                  (13)     the original principal amount of the Mortgage Loan;

                  (14) the Scheduled Principal Balance of the Mortgage Loan as of the close of business on the Cut-off Date (or the Subsequent Cut-off Date with respect to a Subsequent Mortgage Loan);

                  (15) with respect to the Adjustable-Rate Mortgage Loans, the Gross Margin;

                  (16) a code indicating the purpose of the Mortgage Loan (i.e., purchase, refinance debt consolidation cashout, or refinance debt consolidation no cashout);

                  (17) with respect to the Adjustable-Rate Mortgage Loans, the Maximum Mortgage Rate;

                  (18) with respect to the Adjustable-Rate Mortgage Loans, the Minimum Mortgage Rate;

                  (19)     the Mortgage Rate at origination;

                  (20) with respect to the Adjustable-Rate Mortgage Loans, the Periodic Rate Cap and the maximum first Adjustment Date Mortgage Rate adjustment;

                  (21) a code indicating the documentation program (i.e., Full Documentation, Limited Documentation or Stated Income);

                  (22) with respect to the Adjustable-Rate Mortgage Loans, the first Adjustment Date immediately following the Cut-off Date (or the Subsequent Cut-off Date with respect to a Subsequent Mortgage
         Loan);

                  (23)     the risk grade assigned by the related Originator;

                  (24)     the Value of the Mortgaged Property;

                  (25) the sale price of the Mortgaged Property, if applicable; and

                  (26)     the FICO score of the primary Mortgagor.

                  The Mortgage Loan Schedule shall set forth the following information with respect to the Mortgage Loans by Loan Group and in the aggregate as of the Cut-off Date (or the Subsequent Cut-off Date with respect to a Subsequent Mortgage Loan): (1) the number of Mortgage Loans; (2) the current Stated Principal Balance of the Mortgage Loans; (3) the weighted average Mortgage Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans. The Mortgage Loan Schedule shall be amended from time to time by the Depositor in accordance with the provisions of this Agreement. With respect to any Qualified Substitute Mortgage Loan, the Cut-off Date shall refer to the related Cut-off Date for such Mortgage Loan, determined in accordance with the definition of Cut-off Date herein.

                  "Mortgage Note": The original executed note or other evidence of the indebtedness of a Mortgagor under a Mortgage Loan, including any riders thereto.

                  "Mortgage Pool": The pool of Mortgage Loans, identified on
Schedule 1 from time to time, and any REO Properties acquired in respect thereof.

                  "Mortgage Rate": With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note, which rate (i) with respect to each Fixed-Rate Mortgage Loan shall remain constant at the rate set forth in the Mortgage Loan Schedule as the Mortgage Rate in effect immediately following the Cut-off Date (or the Subsequent Cut-off Date with respect to a Subsequent Mortgage Loan) and (ii) with respect to the Adjustable-Rate Mortgage Loans, (A) as of any date of determination until the first Adjustment Date following the Cut-off Date (or the Subsequent Cut-off Date with respect to a Subsequent Mortgage Loan) shall be the rate set forth in the Mortgage Loan Schedule as the Mortgage Rate in effect immediately following the Cut-off Date (or the Subsequent Cut-off Date with respect to a Subsequent Mortgage Loan) and
(B) as of any date of determination thereafter shall be the rate as adjusted on the most recent Adjustment Date equal to the sum, rounded to the nearest 0.125% as provided in the Mortgage Note, of the Index, as most recently available as of a date prior to the Adjustment Date as set forth in the related Mortgage Note, plus the related Gross Margin; provided that the Mortgage Rate on such Adjustable-Rate Mortgage Loan on any Adjustment Date shall never be more than the lesser of (i) the sum of the Mortgage Rate in effect immediately prior to the Adjustment Date plus the related Periodic Rate Cap, if any, and (ii) the related Maximum Mortgage Rate, and shall never be less than the greater of (i) the Mortgage Rate in effect immediately prior to the Adjustment Date less the Periodic Rate Cap, if any, and (ii) the related Minimum Mortgage Rate. With respect to each Mortgage Loan that becomes an REO Property, as of any date of determination, the annual rate determined in accordance with the immediately preceding sentence as of the date such Mortgage Loan became an REO Property.

                  "Mortgaged Property": The underlying property identified in the related Mortgage as securing a Mortgage Loan, including any REO Property, consisting of an Estate in Real Property improved by a Residential Dwelling (excluding for purposes of construing the representations or warranties made in the Mortgage Loan Purchase Agreement, any improvements thereupon not considered by the appraiser in determining the Value of such Mortgaged Property).

                  "Mortgagor":  The obligor on a Mortgage Note.

                  "Net Monthly Excess Cashflow": With respect to any Distribution Date, the sum of (i) any Overcollateralization Reduction Amount for such Distribution Date and (ii) the excess of (x) the Available Funds for such Distribution Date over (y) the sum for such Distribution Date of (A) the Senior Interest Distribution Amount, (B) the Interest Distribution Amounts distributable to the Mezzanine Certificates and (C) the Principal Remittance Amount.

                  "Net Mortgage Rate": With respect to any Mortgage Loan (or the related REO Property) as of any date of determination, a per annum rate of interest equal to the then applicable Mortgage Rate for such Mortgage Loan minus the Servicing Fee Rate.

                  "Net Swap Payment": In the case of payments made by the Trust, the excess, if any, of (x) the Fixed Swap Payment over (y) the Floating Swap Payment and in the case of payments made by the Swap Provider, the excess, if any, of (x) the Floating Swap Payment over (y) the Fixed Swap Payment. In each case, the Net Swap Payment shall not be less than zero.

                  "Net WAC Pass-Through Rate": For any Distribution Date with respect to the Group I Certificates, a per annum rate equal to the product of
(x) (a) the weighted average of the Expense Adjusted Net Mortgage Rates of the Group I Mortgage Loans, weighted on the basis of the outstanding Stated Principal Balances of the Group I Mortgage Loans as of the first day of the month preceding the month of such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and any amounts on deposit in the Group I Pre-Funding Account and (y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Interest Accrual Period minus (i) an amount, expressed as a percentage, equal to the Fixed Swap Payment for such Distribution Date divided by the aggregate Stated Principal Balance of the Mortgage Loans and (ii) an amount, expressed as a percentage, equal to the Swap Termination Payment, if any, due from the Trust for such Distribution Date, divided by the aggregate Stated Principal Balance of the Mortgage Loans. For federal income tax purposes, the economic equivalent of such rate shall be expressed as the weighted average of the REMIC III Remittance Rate on REMIC III Regular Interest III-LT1GRP, weighted on the basis of the Uncertificated Balance of such REMIC III Regular Interest.

                  For any Distribution Date with respect to the Group II Certificates, a per annum rate equal to the product of (x) the weighted average of the Expense Adjusted Net Mortgage Rates of the Group II Mortgage Loans, weighted on the basis of the outstanding Stated Principal Balances of the Group II Mortgage Loans as of the first day of the month preceding the month of such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and any amounts on deposit in the Group II Pre-Funding Account and (y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Interest Accrual Period minus (i) an amount, expressed as a percentage, equal to the Fixed Swap Payment for such Distribution Date divided by the outstanding principal balance of the Mortgage Loans and (ii) an amount, expressed as a percentage, equal to the Swap Termination Payment, if any, due from the Trust for such Distribution Date, divided by the outstanding Stated Principal Balance of the Mortgage Loans. For federal income tax purposes, the economic equivalent of such rate shall be expressed as the weighted average of the REMIC III Remittance Rate on REMIC III Regular Interest III-LT2GRP, weighted on the basis of the Uncertificated Balance of such REMIC III Regular Interest.

                  For any Distribution Date with respect to the Group III Certificates, a per annum rate equal to the product of (x) the weighted average of the Expense Adjusted Net Mortgage Rates of the Group III Mortgage Loans, weighted on the basis of the outstanding Stated Principal Balances of the Group III Mortgage Loans as of the first day of the month preceding the month of such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and any amounts on deposit in the Group III Pre-Funding Account and (y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Interest Accrual Period minus (i) an amount, expressed as a percentage, equal to the Fixed Swap Payment for such Distribution Date divided by the outstanding principal balance of the Mortgage Loans and (ii) an amount, expressed as a percentage, equal to the Swap Termination Payment, if any, due from the trust for such Distribution Date, divided by the outstanding Stated Principal Balance of the Mortgage Loans. For federal income tax purposes, the economic equivalent of such rate shall be expressed as the weighted average of the REMIC III Remittance Rate on REMIC III Regular Interest III-LT3GRP, weighted on the basis of the Uncertificated Balance of such REMIC III Regular Interest.

                  For any Distribution Date with respect to the Mezzanine Certificates, a per annum rate equal to the product of (x) the weighted average (weighted on the basis of the results of subtracting from the aggregate Stated Principal Balance of each Loan Group and the amount on deposit in the related Pre-Funding Account, the current Certificate Principal Balance of the related Class A Certificates) of (i) the weighted average of the Expense Adjusted Net Mortgage Rates of the Group I Mortgage Loans as of the first day of the month preceding the month of such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period), (ii) the weighted average of the Expense Adjusted Net Mortgage Rates of the Group II Mortgage Loans as of the first day of the month preceding the month of such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (iii) the weighted average of the Expense Adjusted Net Mortgage Rates of the Group III Mortgage Loans as of the first day of the month preceding the month of such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Interest Accrual Period. For federal income tax purposes, the economic equivalent of such rate shall be expressed as the weighted average of the REMIC III Remittance Rates on (a) REMIC III Regular Interest III-LT1SUB, subject to a cap and a floor equal to the Expense Adjusted Net Mortgage Rates of the Group I Mortgage Loans, (b) REMIC III Regular Interest III-LT2SUB, subject to a cap and a floor equal to the Expense Adjusted Net Mortgage Rates of the Group II Mortgage Loans weighted on the basis of the Uncertificated Balance of each such REMIC III Regular Interest and (c) REMIC III Regular Interest III-LT3SUB, subject to a cap and a floor equal to the Expense Adjusted Net Mortgage

Rates of the Group III Mortgage Loans weighted on the basis of the Uncertificated Balance of each such REMIC III Regular Interest.

                  "Net WAC Rate Carryover Amount": With respect to any Class of Class A Certificates and the Mezzanine Certificates and any Distribution Date, the sum of (A) the excess, if any, of (i) the amount of interest such Certificates would have accrued for such Distribution Date had the applicable Pass-Through Rate been calculated at the related Formula Rate, over (ii) the amount of interest accrued on such Certificates at the related Net WAC Pass-Through Rate for such Distribution Date and (B) the related Net WAC Rate Carryover Amount for the previous Distribution Date not previously paid, together with interest thereon at a rate equal to the related Formula Rate applicable for such Class in each case for the Interest Accrual Period for the current Distribution Date.

                  "Net WAC Rate Carryover Reserve Account": The Net WAC Rate Carryover Reserve Account established and maintained pursuant to Section 4.10.

                  "New Lease": Any lease of REO Property entered into on behalf of REMIC I, including any lease renewed or extended on behalf of REMIC I, if REMIC I has the right to renegotiate the terms of such lease.

                  "NIMS Insurer": Any insurer that is guaranteeing certain payments under notes secured by collateral which includes, among other things, all or a portion of the Class CE Certificates, the Class P Certificates and/or the Residual Certificates.

                  "Nonrecoverable Advance": Any Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Master Servicer, will not or, in the case of a proposed Advance, would not be ultimately recoverable from related Late Collections, Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

                  "Nonrecoverable Servicing Advance": Any Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Master Servicer, will not or, in the case of a proposed Servicing Advance, would not be ultimately recoverable from related Late Collections, Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

                  "Non-United States Person": Any Person other than a United States Person.

                  "Notional Amount": With respect to the Class CE Interest and any Distribution Date, the aggregate Uncertificated Balance of the REMIC III Regular Interests (other than REMIC III Regular Interest III-LTP), immediately prior to such Distribution Date.

                  "Offered Certificate": Any one of the Class A Certificates and the Mezzanine Certificates (other than the Class M-10 Certificates) issued under this Agreement.

                  "Officers' Certificate": With respect to the Depositor, a certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a vice president (however denominated), and by the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries. With respect to the Master Servicer, any officer who is authorized to act for the Master Servicer in matters relating to this Agreement, and whose action is binding upon the Master Servicer, initially including those individuals whose names appear on the list of authorized officers delivered at the closing.

                  "One-Month LIBOR": With respect to the Adjustable-Rate Certificates, REMIC III Regular Interest III-LTA1A, REMIC III Regular Interest III-LTA1B, REMIC III Regular Interest III-LTA1C, REMIC III Regular Interest III-LTA1D, REMIC III Regular Interest III-LTA2A, REMIC III Regular Interest III-LTA2B, REMIC III Regular Interest III-LTA3A, REMIC III Regular Interest III-LTA3B, REMIC III Regular Interest III-LTA3C, REMIC III Regular Interest III-LTA3D, REMIC III Regular Interest III-LTA3E, REMIC III Regular Interest III-LTM1, REMIC III Regular Interest III-LTM2, REMIC III Regular Interest III-LTM3, REMIC III Regular Interest III-LTM4, REMIC III Regular Interest III-LTM5, REMIC III Regular Interest III-LTM6, REMIC III Regular Interest III-LTM7, REMIC III Regular Interest III-LTM8, REMIC III Regular Interest III-LTM9 and REMIC III Regular Interest III-LTM10 and any Interest Accrual Period therefor, the rate determined by the Trustee on the related Interest Determination Date on the basis of the offered rate for one-month U.S. dollar deposits, as such rate appears on Telerate Page 3750 as of 11:00 a.m. (London time) on such Interest Determination Date; provided that if such rate does not appear on Telerate Page 3750, the rate for such date shall be determined on the basis of the offered rates of the Reference Banks for one-month U.S. dollar deposits, as of 11:00 a.m. (London time) on such Interest Determination Date. In such event, the Trustee shall request the principal London office of each of the Reference Banks to provide a quotation of its rate. If on such Interest Determination Date, two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards, if necessary, to the nearest whole multiple of 1/16%). If on such Interest Determination Date, fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the higher of (i) LIBOR as determined on the previous Interest Determination Date and (ii) the Reserve Interest Rate. Notwithstanding the foregoing, if, under the priorities described above, LIBOR for an Interest Determination Date would be based on LIBOR for the previous Interest Determination Date for the third consecutive Interest Determination Date, the Trustee shall select, after consultation with the Depositor and the NIMS Insurer, an alternative comparable index (over which the Trustee has no control), used for determining one-month Eurodollar lending rates that is calculated and published (or otherwise made available) by an independent party.

                  "Opinion of Counsel": A written opinion of counsel, who may, without limitation, be salaried counsel for the Depositor or the Master Servicer acceptable to the Trustee if such opinion is delivered to the Trustee or acceptable to the NIMs Insurer if such opinion is delivered to the NIMs Insurer, except that any opinion of counsel relating to (a) the qualification of any Trust REMIC as a REMIC or (b) compliance with the REMIC Provisions must be an opinion of Independent counsel.

                  "Optional Termination Date": The first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans (and properties acquired in respect thereof) remaining in the Trust Fund is reduced to an amount less than 10% of the sum of (i) the aggregate Stated Principal Balance of the Initial Mortgage Loans as of the Cut-off Date and (ii) the Original Pre-Funded Amounts.

                  "Original Group I Pre-Funded Amount": The amount deposited by the Depositor in the Group I Pre-Funding Account on the Closing Date, which amount is $438,405,779.71.

                  "Original Group II Pre-Funded Amount": The amount deposited by the Depositor in the Group II Pre-Funding Account on the Closing Date, which amount is $124,027,645.00.

                  "Original Group III Pre-Funded Amount": The amount deposited by the Depositor in the Group III Pre-Funding Account on the Closing Date, which amount is $237,567,573.37.

                  "Original Pre-Funded Amounts": The sum of the Original Group I Pre-Funded Amount, the Original Group II Pre-Funded Amount and the Original Group III Pre-Funded Amount.

                  "Originators": Collectively, Argent Mortgage Company, LLC and Olympus Mortgage Company.

                  "Overcollateralization Deficiency Amount": With respect to any Distribution Date, the excess, if any, of (a) the Overcollateralization Target Amount applicable to such Distribution Date over (b) the Overcollateralized Amount applicable to such Distribution Date (calculated for this purpose only after assuming that 100% of the Principal Remittance Amount on such Distribution Date has been distributed).

                  "Overcollateralization Increase Amount": With respect to any Distribution Date, the lesser of (a) the Overcollateralization Deficiency Amount as of such Distribution Date and (b) the Net Monthly Excess Cashflow for such Distribution Date.

                  "Overcollateralization Reduction Amount": With respect to any Distribution Date, an amount equal to the lesser of (a) the Excess Overcollateralized Amount and (b) the Principal Remittance Amount.

                  "Overcollateralization Target Amount": With respect to any Distribution Date (i) prior to the Stepdown Date, 3.00% of the sum of (x) the aggregate Stated Principal Balance of the Initial Mortgage Loans as of the Cut-off Date and (y) the Original Pre-Funded Amounts, (ii) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (x) 6.00% of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced and unscheduled collections of principal received during the related Prepayment Period) and (y) $21,500,000, or (iii) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date. Notwithstanding the foregoing, on and after any Distribution Date following the reduction of the aggregate Certificate Principal Balance of the Class A Certificates and the Mezzanine Certificates to zero, the Overcollateralization Target Amount shall be zero.

                  "Overcollateralized Amount": With respect to any Distribution Date, the excess, if any, of (a) the sum of (i) the aggregate Stated Principal Balances of the Mortgage Loans and REO Properties immediately following such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (ii) the amounts on deposit in the Pre-Funding Accounts as of the last day of the related Due Period, over (b) the sum of the aggregate Certificate Principal Balances of the Class A Certificates, the Mezzanine Certificates and the Class P Certificates as of such Distribution Date (after giving effect to distributions to be made on such Distribution Date).

                  "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

                  "Pass-Through Rate": With respect to any Class of Adjustable-Rate Certificates and any Distribution Date, the lesser of (x) the related Formula Rate for such Distribution Date and (y) the related Net WAC Pass-Through Rate for such Distribution Date.

                  With respect to the Class CE Interest and any Distribution Date, a rate per annum equal to the percentage equivalent of a fraction, the numerator of which is the sum of the amounts calculated pursuant to clauses (A) through (X) below, and the denominator of which is the aggregate Uncertificated Balance of REMIC III Regular Interests III-LTAA, III-LTA1A, III-LTA1B, III-LTA1C, III-LTA1D, III-LTA2A, III-LTA2B, III-LTA3A, III-LTA3B, III-LTA3C, III-LTA3D, III-LTA3E, III-LTM1, III-LTM2, III-LTM3, III-LTM4, III-LTM5, III-LTM6, III-LTM7, III-LTM8, III-LTM9 and III-LTM10. For purposes of calculating the Pass-Through Rate for the Class CE Certificates, the numerator is equal to the sum of the following components:

                  (A) the REMIC III Remittance Rate for REMIC III Regular Interest III-LTAA minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC III Regular Interest III-LTAA;

                  (B) the REMIC III Remittance Rate for REMIC III Regular Interest III-LTA1A minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC III Regular Interest III-LTA1A;

                  (C) the REMIC III Remittance Rate for REMIC III Regular Interest III-LTA1B minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC III Regular Interest III-LTA1B;

                  (D) the REMIC III Remittance Rate for REMIC III Regular Interest I-LTA1C minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC III Regular Interest III-LTA1C;

                  (E) the REMIC III Remittance Rate for REMIC III Regular Interest III-LTA1D minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC III Regular Interest III-LTA1D;

                  (F) the REMIC III Remittance Rate for REMIC III Regular Interest III-LTA2A minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC III Regular Interest III-LTA2A;

                  (G) the REMIC III Remittance Rate for REMIC III Regular Interest III-LTA2B minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC III Regular Interest III-LTA2B;

                  (H) the REMIC III Remittance Rate for REMIC III Regular Interest III-LTA3A minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC III Regular Interest III-LTA3A;

                  (I) the REMIC III Remittance Rate for REMIC III Regular Interest III-LTA3B minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC III Regular Interest III-LTA3B;

                  (J) the REMIC III Remittance Rate for REMIC III Regular Interest III-LTA3C minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC III Regular Interest III-LTA3C;

                  (K) the REMIC III Remittance Rate for REMIC III Regular Interest III-LTA3D minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC III Regular Interest III-LTA3D;

                  (L) the REMIC III Remittance Rate for REMIC III Regular Interest III-LTA3E minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC III Regular Interest III-LTA3E;

                  (M) the REMIC III Remittance Rate for REMIC III Regular Interest III-LTM1 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC I Regular Interest III-LTM1;

                  (N) the REMIC III Remittance Rate for REMIC III Regular Interest III-LTM2 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC III Regular Interest III-LTM2;

                  (O) the REMIC III Remittance Rate for REMIC III Regular Interest III-LTM3 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC III Regular Interest III-LTM3;

                  (P) the REMIC III Remittance Rate for REMIC III Regular Interest III-LTM4 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC III Regular Interest III-LTM4;

                  (Q) the REMIC III Remittance Rate for REMIC III Regular Interest III-LTM5 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC III Regular Interest III-LTM5;

                  (R) the REMIC III Remittance Rate for REMIC III Regular Interest III-LTM6 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC III Regular Interest III-LTM6;

                  (S) the REMIC III Remittance Rate for REMIC III Regular Interest III-LTM7 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC III Regular Interest III-LTM7;

                  (T) the REMIC III Remittance Rate for REMIC III Regular Interest III-LTM8 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC III Regular Interest III-LTM8;

                  (U) the REMIC III Remittance Rate for REMIC III Regular Interest III-LTM9 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC III Regular Interest III-LTM9;

                  (V) the REMIC III Remittance Rate for REMIC III Regular Interest III-LTM10 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC III Regular Interest III-LTM10;

                  (W) the REMIC III Remittance Rate for REMIC III Regular Interest III-LTZZ minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC III Regular Interest III-LTZZ; and

                  (X)      100% of the interest on REMIC III Regular Interest
         III-LTP.

                  With respect to the Class CE Certificates, 100% of the interest distributable to the Class CE Interest, expressed as a per annum rate.

                  "Percentage Interest": With respect to any Class of Certificates (other than the Residual Certificates), the undivided percentage ownership in such Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the initial Certificate Principal Balance or Notional Amount represented by such Certificate and the denominator of which is the aggregate initial Certificate Principal Balance or Notional Amount of all of the Certificates of such Class. The Class A Certificates and the Mezzanine Certificates (other than the Class M-10 Certificates) are issuable only in minimum Percentage Interests corresponding to minimum initial Certificate Principal Balances of $25,000 and integral multiples of $1.00 in excess thereof. The Class M-10 Certificates are issuable only in minimum Percentage Interests corresponding to minimum initial Certificate Principal Balances of $50,000 and integral multiples of $1.00 in excess thereof. The Class P Certificates are issuable only in minimum Percentage Interests corresponding to minimum initial Certificate Principal Balances of $20 and integral multiples thereof. The Class CE Certificates are issuable only in minimum Percentage Interests corresponding to minimum initial Notional Amount of $10,000 and integral multiples of $1.00 in excess thereof; provided, however, that a single Certificate of such Class of Certificates may be issued having a Percentage Interest corresponding to the remainder of the aggregate initial Certificate Principal Balance or Notional Amount of such Class or to an otherwise authorized denomination for such Class plus such remainder. With respect to any Residual Certificate, the undivided percentage ownership in such Class evidenced by such Certificate, as set forth on the face of such Certificate. The Residual Certificates are issuable in Percentage Interests of 20% and multiples thereof.

                  "Periodic Rate Cap": With respect to each Adjustable-Rate Mortgage Loan and any Adjustment Date therefor, the fixed percentage set forth in the related Mortgage Note, which is the maximum amount by which the Mortgage Rate for such Mortgage Loan may increase or decrease (without regard to the Maximum Mortgage Rate or the Minimum Mortgage Rate) on such Adjustment Date from the Mortgage Rate in effect immediately prior to such Adjustment Date.

                  "Permitted Investments": Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued by the Depositor, the Master Servicer, the NIMS Insurer, the Trustee or any of their respective Affiliates:

                  (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

                  (ii) demand and time deposits in, certificates of deposit of, or bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars and issued by, any Depository Institution;

                  (iii) repurchase obligations with respect to any security described in clause (i) above entered into with a Depository Institution (acting as principal);

                  (iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any state thereof and that are rated by each Rating Agency that rates such securities in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

                  (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by each Rating Agency that rates such securities in its highest short-term unsecured debt rating available at the time of such investment;

                  (vi) units of money market funds, including money market funds managed or advised by the Trustee or an Affiliate thereof, that have been rated "Aaa" by Moody's, "AAA" by Fitch, "AAA" by DBRS and "AAAm" by S&P (if rated by the respective Rating Agency); and

                  (vii) if previously confirmed in writing to the Trustee and consented to by the NIMS Insurer, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agencies as a permitted investment of funds backing securities having ratings equivalent to its highest initial rating of the Class A Certificates;

provided, however, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

                  "Permitted Transferee": Any Transferee of a Residual Certificate other than a Disqualified Organization or Non-United States Person.

                  "Person": Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Plan": Any employee benefit plan or certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that are subject to ERISA or Section 4975 of the Code.

                  "Pre-Funding Accounts": The Group I Pre-Funding Account, the Group II Pre-Funding Account and the Group III Pre-Funding Account.

                  "Prepayment Assumption": As defined in the Prospectus Supplement.

                  "Prepayment Charge": With respect to any Prepayment Period, any prepayment premium, fee or charge payable by a Mortgagor in connection with any Principal Prepayment pursuant to the terms of the related Mortgage Note as from time to time held as a part of the Trust Fund, the Prepayment Charges so held being identified in the Prepayment Charge Schedule (other than any Master Servicer Prepayment Charge Payment Amount).

                  "Prepayment Charge Schedule": As of any date, the list of Prepayment Charges included in the Trust Fund on such date, attached hereto as
Schedule 2 (including the prepayment charge summary attached thereto) and as supplemented by each schedule of Subsequent Mortgage Loans attached to the Subsequent Transfer Instrument. The Prepayment Charge Schedule shall set forth the following information with respect to each Prepayment Charge:

                  (i)      the Mortgage Loan identifying number;

                  (ii)     a code indicating the type of Prepayment Charge;

                  (iii) the date on which the first Monthly Payment was due on the related Mortgage Loan;

                  (iv)     the term of the related Prepayment Charge;

                  (v) the original Stated Principal Balance of the related Mortgage Loan; and

                  (vi) the Stated Principal Balance of the related Mortgage Loan as of the Cut-off Date (or the related Subsequent Cut-off Date with respect to a Subsequent Mortgage Loan).

                  The Prepayment Charge Schedule shall be amended from time to time by the Master Servicer in accordance with the provisions of this Agreement and a copy of such amended Prepayment Charge Schedule shall be furnished by the Master Servicer to the Trustee and the NIMS Insurer.

                  "Prepayment Interest Excess": With respect to any Distribution Date, for each Mortgage Loan that was the subject of a Principal Prepayment in full during the portion of the related Prepayment Period occurring between the first day of the calendar month in which such Distribution Date occurs and the 15th day of the calendar month in which such Distribution Date occurs, an amount equal to interest (to the extent received) at the applicable Net Mortgage Rate on the amount of such Principal Prepayment for the number of days commencing on the first day of the calendar month in which such Distribution Date occurs and ending on the last date through which interest is collected from the related Mortgagor. To the extent not otherwise retained by the Master Servicer, the Master Servicer may withdraw such Prepayment Interest Excess from the Collection Account in accordance with Section 3.05(a)(iv).

                  "Prepayment Interest Shortfall": With respect to any Distribution Date, for each Mortgage Loan that was the subject of a Principal Prepayment in full during the portion of the related Prepayment Period occurring between the first day of the related Prepayment Period and the last day of the calendar month preceding the month in which such Distribution Date occurs, an amount equal to interest at the applicable Net Mortgage Rate on the amount of such Principal Prepayment for the number of days commencing on the day after the last date on which interest is collected from the related Mortgagor and ending on the last day of the calendar month preceding such Distribution Date. The obligations of the Master Servicer in respect of any Prepayment Interest Shortfall are set forth in Section 4.03(e).

                  "Prepayment Period": With respect to any Distribution Date and any Principal Prepayment in full, the period commencing on the 16th day in the calendar month preceding the calendar month in which such Distribution Date occurs (or, in the case of the first Distribution Date, commencing on November 1, 2004) and ending on the 15th day in the calendar month in which such Distribution Date occurs. With respect to any Distribution Date and any Principal Prepayment in part, the calendar month preceding the month in which such Distribution Date occurs.

                  "Principal Prepayment": Any payment of principal made by the Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing the full amount of scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment.

                  "Principal Remittance Amount": With respect to any Distribution Date, the sum of the (i) the Group I Principal Remittance Amount,
(ii) the Group II Principal Remittance Amount and (iii) the Group III Principal Remittance Amount.

                  "Prospectus Supplement": The Prospectus Supplement, dated November 23, 2004, relating to the public offering of the Offered Certificates.

                  "PTCE":  A Prohibited Transaction Class Exemption.

                  "Purchase Price": With respect to any Mortgage Loan or REO Property to be purchased pursuant to or as contemplated by Section 2.03, Section
3.16 or Section 9.01, and as confirmed by an Officers' Certificate from the Master Servicer to the Trustee, an amount equal to the sum of (i) 100% of the Stated Principal Balance thereof as of the date of purchase (or such other price as provided in Section 9.01), (ii) in the case of (x) a Mortgage Loan, accrued interest on such Stated Principal Balance at the applicable Net Mortgage Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an advance by the Master Servicer, which payment or advance had as of the date of purchase been distributed pursuant to
Section 4.01, through the end of the calendar month in which the purchase is to be effected and (y) an REO Property, the sum of (1) accrued interest on such Stated Principal Balance at the applicable Net Mortgage Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an advance by the Master Servicer through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired plus (2) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such purchase is to be effected, net of the total of all net rental income, Insurance Proceeds, Liquidation Proceeds and Advances that as of the date of purchase had been distributed as or to cover REO Imputed Interest pursuant to Section 4.01,
(iii) any unreimbursed Servicing Advances and Advances and any unpaid Servicing Fees allocable to such Mortgage Loan or REO Property, (iv) any amounts previously withdrawn from the Collection Account in respect of such Mortgage Loan or REO Property pursuant to Sections 3.05(a)(v) and 3.16 and (v) in the case of a Mortgage Loan required to be purchased pursuant to Section 2.03, expenses reasonably incurred or to be incurred by the Master Servicer, the NIMS Insurer or the Trustee in respect of the breach or defect giving rise to the purchase obligation, as well as any costs and damages incurred by the Trust Fund in connection with any violation by such loan of any predatory or abusive lending law.

                  "Qualified Substitute Mortgage Loan": A mortgage loan substituted for a Deleted Mortgage Loan pursuant to the terms of this Agreement which must, on the date of such substitution, (i) have an outstanding Stated Principal Balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Scheduled Principal Balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) have a Mortgage Rate not less than (and not more than one percentage point in excess of) the Mortgage Rate of the Deleted Mortgage Loan, (iii) with respect to any Adjustable-

Rate Mortgage Loan, have a Maximum Mortgage Rate not less than the Maximum Mortgage Rate on the Deleted Mortgage Loan, (iv) with respect to any Adjustable-Rate Mortgage Loan, have a Minimum Mortgage Rate not less than the Minimum Mortgage Rate of the Deleted Mortgage Loan, (v) with respect to Adjustable-Rate Mortgage Loan, have a Gross Margin equal to the Gross Margin of the Deleted Mortgage Loan, (vi) with respect to any Adjustable-Rate Mortgage Loan, have a next Adjustment Date not more than two months later than the next Adjustment Date on the Deleted Mortgage Loan, (vii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (viii) have the same Due Date as the Due Date on the Deleted Mortgage Loan, (ix) have a Loan-to-Value Ratio or Combined Loan-to-Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio of the Deleted Mortgage Loan as of such date, (x) have a risk grading determined by the Seller at least equal to the risk grading assigned on the Deleted Mortgage Loan, (xi) have been underwritten or reunderwritten by the Seller in accordance with the same underwriting criteria and guidelines as the Deleted Mortgage Loan, (xii) have a Prepayment Charge provision at least equal to the Prepayment Charge provision of the Deleted Mortgage Loan and (xiii) conform to each representation and warranty set forth in Section 6 of the Mortgage Loan Purchase Agreement applicable to the Deleted Mortgage Loan. In the event that one or more mortgage loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate Stated Principal Balances, the Mortgage Rates described in clause (ii) hereof shall be determined on the basis of weighted average Mortgage Rates, the terms described in clause (vii) hereof shall be determined on the basis of weighted average remaining terms to maturity, the Loan-to-Value Ratios described in clause (ix) hereof shall be satisfied as to each such mortgage loan, the risk gradings described in clause (x) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (xiii) hereof must be satisfied as to each Qualified Substitute Mortgage Loan or in the aggregate, as the case may be.

                  "Rating Agency" or "Rating Agencies": Moody's, Fitch, DBRS and S&P or their successors. If such agencies or their successors are no longer in existence, "Rating Agencies" shall be such nationally recognized statistical rating agencies, or other comparable Persons, designated by the Depositor, notice of which designation shall be given to the Trustee and the Master Servicer.

                  "Realized Loss": With respect to each Mortgage Loan as to which a Final Recovery Determination has been made, an amount (not less than zero) equal to (i) the unpaid Stated Principal Balance of such Mortgage Loan as of the commencement of the calendar month in which the Final Recovery Determination was made, plus (ii) accrued interest from the Due Date as to which interest was last paid by the Mortgagor through the end of the calendar month in which such Final Recovery Determination was made, calculated in the case of each calendar month during such period (A) at an annual rate equal to the annual rate at which interest was then accruing on such Mortgage Loan and (B) on a principal amount equal to the Stated Principal Balance of such Mortgage Loan as of the close of business on the Distribution Date during such calendar month, plus
(iii) any amounts previously withdrawn from the Collection Account in respect of such Mortgage Loan pursuant to Section 3.05(a)(v) and Section 3.12(c), minus
(iv) the proceeds, if any, received in respect of such Mortgage Loan during the calendar month in which such Final Recovery Determination was made, net of amounts that are payable therefrom to the Master Servicer with respect to such Mortgage Loan pursuant to Section 3.05(a)(ii).

                  If the Master Servicer receives Subsequent Recoveries with respect to any Mortgage Loan, the amount of Realized Losses with respect to that Mortgage Loan shall be reduced to the extent such recoveries are applied to principal distributions on any Distribution Date.

                  With respect to any REO Property as to which a Final Recovery Determination has been made, an amount (not less than zero) equal to (i) the unpaid Stated Principal Balance of the related Mortgage Loan as of the date of acquisition of such REO Property on behalf of REMIC I, plus (ii) accrued interest from the Due Date as to which interest was last paid by the Mortgagor in respect of the related Mortgage Loan through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, calculated in the case of each calendar month during such period (A) at an annual rate equal to the annual rate at which interest was then accruing on the related Mortgage Loan and (B) on a principal amount equal to the Stated Principal Balance of the related Mortgage Loan as of the close of business on the Distribution Date during such calendar month, plus (iii) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such Final Recovery Determination was made, plus (iv) any amounts previously withdrawn from the Collection Account in respect of the related Mortgage Loan pursuant to Section 3.05(a)(v) and Section 3.12(c), minus
(v) the aggregate of all Advances made by the Master Servicer in respect of such REO Property or the related Mortgage Loan for which the Master Servicer has been or, in connection with such Final Recovery Determination, shall be reimbursed pursuant to Section 3.13 out of rental income, Insurance Proceeds and Liquidation Proceeds received in respect of such REO Property, minus (vi) the total of all net rental income, Insurance Proceeds and Liquidation Proceeds received in respect of such REO Property that has been, or in connection with such Final Recovery Determination, shall be transferred to the Distribution Account pursuant to Section 3.13.

                  With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, the difference between the Stated Principal Balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the Stated Principal Balance of the Mortgage Loan as reduced by the Deficient Valuation.

                  With respect to each Mortgage Loan which has become the subject of a Debt Service Reduction, the portion, if any, of the reduction in each affected Monthly Payment attributable to a reduction in the Mortgage Rate imposed by a court of competent jurisdiction. Each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Monthly Payment.

                  "Record Date": With respect to each Distribution Date and any Adjustable-Rate Certificate that is a Book-Entry Certificate, the Business Day immediately preceding such Distribution Date. With respect to each Distribution Date and any other Class of Certificates, including any Definitive Certificates, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

                  "Reference Banks": Wells Fargo Bank, N.A., Barclay's Bank PLC, The Tokyo Mitsubishi Bank and National Westminster Bank PLC and their successors in interest; provided, however, that if any of the foregoing banks are not suitable to serve as a Reference Bank, then any leading banks selected by the Trustee (after consultation with the Depositor and the NIMS

Insurer) which are engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) not controlling, under the control of or under common control with the Depositor or any Affiliate thereof and (iii) which have been designated as such by the Trustee.

                  "Refinanced Mortgage Loan": A Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

                  "Regular Certificate": Any Class A Certificate, Mezzanine Certificate, Class P Certificate or Class CE Certificate.

                  "Regular Interest": A "regular interest" in a REMIC within the meaning of Section 860G(a)(1) of the Code.

                  "Relief Act": The Servicemembers Civil Relief Act or any applicable state law providing similar relief.

                  "Relief Act Interest Shortfall": With respect to any Distribution Date and any Mortgage Loan, any reduction in the amount of interest collectible on such Mortgage Loan for the most recently ended calendar month as a result of the application of the Relief Act.

                  "REMIC": A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

                  "REMIC Available Funds": With respect to any Distribution Date, an amount equal to (1) the sum of (a) the aggregate of the amounts on deposit in the Collection Account and Distribution Account as of the close of business on the related Determination Date, including any Subsequent Recoveries,
(b) the aggregate of any amounts received in respect of an REO Property withdrawn from any REO Account and deposited in the Distribution Account for such Distribution Date pursuant to Section 3.13, (c) Compensating Interest, if any, deposited in the Distribution Account by the Master Servicer for such Distribution Date pursuant to Section 4.03, (d) the aggregate of any Advances made by the Master Servicer for such Distribution Date pursuant to Section 4.03,
(e) with respect to the Distribution Date immediately following the end of the Funding Period, any amounts previously held in the Pre-Funding Accounts after giving effect to any purchase of Subsequent Mortgage Loans and (f) with respect to each Distribution Date during the Funding Period and on the Distribution Date immediately following the end of the Funding Period, any amounts withdrawn by the Trustee from the Interest Coverage Accounts for distribution on the Certificates on such Distribution Date, reduced (to not less than zero) by (2) the portion of the amount described in clause (1)(a) above that represents (i) Monthly Payments on the Mortgage Loans received from a Mortgagor on or prior to the Determination Date but due during any Due Period subsequent to the related Due Period, (ii) Principal Prepayments on the Mortgage Loans received after the related Prepayment Period (together with any interest payments received with such Principal Prepayments to the extent they represent the payment of interest accrued on the Mortgage Loans during a period subsequent to the end of the prior calendar month), (iii) Liquidation Proceeds, Insurance Proceeds and Subsequent Recoveries received in respect of the Mortgage Loans after the related Prepayment Period, (iv) amounts reimbursable or payable to the Depositor, the Master Servicer, the Trustee, the Seller or any Sub-

Servicer pursuant to Section 3.05, Section 3.06 or Section 7.01 or otherwise payable in respect of Extraordinary Trust Fund Expenses, (v) the Custodian Fee payable from the Distribution Account pursuant to Section 8.05, (vi) amounts deposited in the Collection Account or the Distribution Account in error and
(vii) the amount of any Prepayment Charges collected by the Master Servicer and the amount of any Master Servicer Prepayment Charge Payment Amounts.

                  "REMIC I": The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to which a REMIC election is to be made, consisting of: (i) such Mortgage Loans and Prepayment Charges as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto, and together with all collections thereon and proceeds thereof, (ii) any REO Property, together with all collections thereon and proceeds thereof, (iii) the Trustee's rights with respect to the Mortgage Loans under all insurance policies required to be maintained pursuant to this Agreement and any proceeds thereof, (iv) the Depositor's rights under the Mortgage Loan Purchase Agreement (including any security interest created thereby) to the extent conveyed pursuant to Section
2.01 and (v) the Collection Account (other than any amounts representing any Master Servicer Prepayment Charge Payment Amounts), the Distribution Account (other than any amounts representing any Master Servicer Prepayment Charge Payment Amounts) and any REO Account and such assets that are deposited therein from time to time and any investments thereof, together with any and all income, proceeds and payments with respect thereto. Notwithstanding the foregoing, however, REMIC I specifically excludes any Master Servicer Prepayment Charge Payment Amounts, the Pre-Funding Accounts, the Interest Coverage Accounts, any Subsequent Mortgage Loan Interest, the Net WAC Rate Carryover Reserve Account, the Interest Rate Swap Agreement, the Swap Account, all payments and other collections of principal and interest due on the Mortgage Loans on or before the Cut-off Date and all Prepayment Charges payable in connection with Principal Prepayments made before the Cut-off Date.

                  "REMIC I Regular Interest": Any of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a "regular interest" in REMIC I. Each REMIC I Regular Interest shall accrue interest at the related REMIC I Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto. The following is a list of each of the REMIC I Regular Interests: REMIC I Regular Interest I-LT1, REMIC I Regular Interest I-LT1PF, REMIC I Regular Interest I-LT2, REMIC I Regular Interest I-LT2PF, REMIC I Regular Interest I-LT3, REMIC I Regular Interest I-LT3PF and REMIC I Regular Interest I-LTP.

                  "REMIC I Remittance Rate": With respect to REMIC I Regular Interest I-LT1 and REMIC I Regular Interest I-LTP, and (i) for the first three Distribution Dates, the weighted average of the per annum rates of interest equal to the Mortgage Rates on the Group I Initial Mortgage Loans as of the first day of the month preceding the month in which the Distribution Date occurs minus the sum of (i) the Servicing Fee Rate and (ii) the Custodian Fee Rate and
(ii) thereafter, the weighted average of the per annum rates of interest equal to the Mortgage Rates on the Group I Mortgage Loans as of the first day of the month preceding the month in which the Distribution Date occurs minus the sum of (i) the Servicing Fee Rate and (ii) the Custodian Fee Rate. With respect to REMIC I Regular Interest I-LT2, and (i) for the first three Distribution Dates, the weighted average of the per annum rates of interest equal to the Mortgage Rates on the Group II Initial Mortgage Loans as of the first day of the month preceding the month in which the Distribution Date occurs minus the sum of (i) the Servicing Fee Rate and (ii) the Custodian Fee Rate and (ii) thereafter, the weighted average of the per annum rates of interest equal to the Mortgage Rates on the Group II Mortgage Loans as of the first day of the month preceding the month in which the Distribution Date occurs minus the sum of (i) the Servicing Fee Rate and (ii) the Custodian Fee Rate. With respect to REMIC I Regular Interest I-LT3, and (i) for the first three Distribution Dates, the weighted average of the per annum rates of interest equal to the Mortgage Rates on the Group III Initial Mortgage Loans as of the first day of the month preceding the month in which the Distribution Date occurs minus the sum of (i) the Servicing Fee Rate and (ii) the Custodian Fee Rate and (ii) thereafter, the weighted average of the per annum rates of interest equal to the Mortgage Rates on the Group III Mortgage Loans as of the first day of the month preceding the month in which the Distribution Date occurs minus the sum of (i) the Servicing Fee Rate and (ii) the Custodian Fee Rate. With respect to REMIC I Regular Interest I-LT1PF and (i) the first three Distribution Dates, 0.00% and (ii) thereafter, the weighted average of the per annum rates of interest equal to the Mortgage Rates on the Group I Mortgage Loans as of the first day of the month preceding the month in which the Distribution Date occurs minus the sum of (i) the Servicing Fee Rate and (ii) the Custodian Fee Rate. With respect to REMIC I Regular Interest I-LT2PF and (i) the first three Distribution Dates, 0.00% and (ii) thereafter, the weighted average of the per annum rates of interest equal to the Mortgage Rates on the Group II Mortgage Loans as of the first day of the month preceding the month in which the Distribution Date occurs minus the sum of (i) the Servicing Fee Rate and (ii) the Custodian Fee Rate. With respect to REMIC I Regular Interest I-LT3PF and (i) the first three Distribution Dates, 0.00% and
(ii) thereafter, the weighted average of the per annum rates of interest equal to the Mortgage Rates on the Group III Mortgage Loans as of the first day of the month preceding the month in which the Distribution Date occurs minus the sum of
(i) the Servicing Fee Rate and (ii) the Custodian Fee Rate.

                  "REMIC II Regular Interests": Any of the 163 separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a "regular interest" in REMIC II as set forth in the Preliminary Statement. Each REMIC II Regular Interest shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

                  "REMIC II Remittance Rate": With respect to REMIC II Regular Interest II-LT1, REMIC II Regular Interest II-LTP and each REMIC II Regular Interest ending with the designation "1SWAP", the weighted average of the REMIC I Remittance Rates on REMIC I Regular Interest I-LT1, REMIC I Regular Interest I-LT1PF and REMIC I Regular Interest I-LTP, weighted on the basis of the Uncertificated Balance of each such REMIC I Regular Interest. With respect to REMIC II Regular Interest II-LT2 and each REMIC II Regular Interest ending with the designation "2SWAP", the weighted average of the REMIC I Remittance Rates on REMIC I Regular Interest I-LT2 and REMIC I Regular Interest I-LT2PF, weighted on the basis of the Uncertificated Balance of each such REMIC I Regular Interest. With respect to REMIC II Regular Interest II-LT3 and each REMIC II Regular Interest ending with the designation "3SWAP", the weighted average of the REMIC I Remittance Rates on REMIC I Regular Interest I-LT3 and REMIC I Regular Interest I-LT3PF, weighted on the basis of the Uncertificated Balance of each such REMIC I Regular Interest.

                  "REMIC III Interest Loss Allocation Amount": With respect to any Distribution Date, an amount (subject to adjustment based on the actual number of days elapsed in the respective Interest Accrual Periods for the indicated Regular Interests for such Distribution Date) equal to (a) the product of (i) 50% of the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties then outstanding and (ii) the REMIC III Remittance Rate for REMIC III Regular Interest III-LTAA minus the Marker Rate, divided by (b) 12.

                  "REMIC III Marker Allocation Percentage": 50% of any amount payable or loss attributable from the Mortgage Loans, which shall be allocated to REMIC III Regular Interest III-LTAA, REMIC III Regular Interest III-LTA1A, REMIC III Regular Interest III-LTA1B, REMIC III Regular Interest III-LTA1C, REMIC III Regular Interest III-LTA1D, REMIC III Regular Interest III-LTA2A, REMIC III Regular Interest III-LTA2B, REMIC III Regular Interest III-LTA3A, REMIC III Regular Interest III-LTA3B, REMIC III Regular Interest III-LTA3C, REMIC III Regular Interest III-LTA3D, REMIC III Regular Interest III-LTA3E, REMIC III Regular Interest III-LTM1, REMIC III Regular Interest III-LTM2, REMIC III Regular Interest III-LTM3, REMIC III Regular Interest III-LTM4, REMIC III Regular Interest III-LTM5, REMIC III Regular Interest III-LTM6, REMIC III Regular Interest III-LTM7, REMIC III Regular Interest III-LTM8, REMIC III Regular Interest III-LTM9, REMIC III Regular Interest III-LTM10, REMIC III Regular Interest III-LTZZ and REMIC III Regular Interest III-LTP.

                  "REMIC III Overcollateralization Target Amount": 0.50% of the Overcollateralization Target Amount.

                  "REMIC III Overcollateralized Amount": With respect to any date of determination, (i) 0.50% of the aggregate Uncertificated Balance of the REMIC III Regular Interests minus (ii) the aggregate of the Uncertificated Balances of REMIC III Regular Interest III-LTA1A, REMIC III Regular Interest III-LTA1B, REMIC III Regular Interest III-LTA1C, REMIC III Regular Interest III-LTA1D, REMIC III Regular Interest III-LTA2A, REMIC III Regular Interest III-LTA2B, REMIC III Regular Interest III-LTA3A, REMIC III Regular Interest III-LTA3B, REMIC III Regular Interest III-LTA3C, REMIC III Regular Interest III-LTA3D, REMIC III Regular Interest III-LTA3E, REMIC III Regular Interest III-LTM1, REMIC III Regular Interest III-LTM2, REMIC III Regular Interest III-LTM3, REMIC III Regular Interest III-LTM4, REMIC III Regular Interest III-LTM5, REMIC III Regular Interest III-LTM6, REMIC III Regular Interest III-LTM7, REMIC III Regular Interest III-LTM8, REMIC III Regular Interest III-LTM9 and REMIC III Regular Interest III-LTM10 in each case as of such date of determination.

                  "REMIC III Principal Loss Allocation Amount": With respect to any Distribution Date, an amount equal to the product of (i) 50% of the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties then outstanding and (ii) one minus a fraction, the numerator of which is two times the aggregate Uncertificated Balance of REMIC III Regular Interest III-LTA1A, REMIC III Regular Interest III-LTA1B, REMIC III Regular Interest III-LTA1C, REMIC III Regular Interest III-LTA1D, REMIC III Regular Interest III-LTA2A, REMIC III Regular Interest III-LTA2B, REMIC III Regular Interest III-LTA3A, REMIC III Regular Interest III-LTA3B, REMIC III Regular Interest III-LTA3C, REMIC III Regular Interest III-LTA3D, REMIC III Regular Interest III-LTA3E, REMIC III Regular Interest III-LTM1, REMIC III Regular Interest III-LTM2, REMIC III Regular Interest III-LTM3, REMIC III Regular Interest III-LTM4, REMIC III Regular Interest III-LTM5, REMIC III Regular Interest III-LTM6, REMIC III Regular Interest III-LTM7, REMIC III Regular Interest III-LTM8, REMIC III Regular Interest III-LTM9 and REMIC III Regular Interest III-LTM10 and the denominator of which is the aggregate Uncertificated Balance of REMIC III Regular Interest III-LTA1A, REMIC III Regular Interest III-LTA1B, REMIC III Regular Interest III-LTA1C, REMIC III Regular Interest III-LTA1D, R REMIC III Regular Interest III-LTA2A, REMIC III Regular Interest III-LTA2B, REMIC III Regular Interest III-LTA3A, REMIC III Regular Interest III-LTA3B, REMIC III Regular Interest III-LTA3C, REMIC III Regular Interest III-LTA3D, REMIC III Regular Interest III-LTA3E, REMIC III Regular Interest III-LTM1, REMIC III Regular Interest III-LTM2, REMIC III Regular Interest III-LTM3, REMIC III Regular Interest III-LTM4, REMIC III Regular Interest III-LTM5, REMIC III Regular Interest III-LTM6, REMIC III Regular Interest III-LTM7, REMIC III Regular Interest III-LTM8, REMIC III Regular Interest III-LTM9, REMIC III Regular Interest III-LTM10 and REMIC III Regular Interest III-LTZZ.

                  "REMIC III Regular Interest": Any of the separate non-certificated beneficial ownership interests in REMIC III issued hereunder and designated as a "regular interest" in REMIC III. Each REMIC III Regular Interest shall accrue interest at the related REMIC III Remittance Rate in effect from time to time, and shall be entitled to distributions of principal (other than REMIC III Regular Interest III-LT1SWAP, REMIC III Regular Interest III-LT2SWAP and REMIC III Regular Interest III-LT3SWAP), subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto. The following is a list of each of the REMIC III Regular Interests: REMIC III Regular Interest III-LTAA, REMIC III Regular Interest III-LTA1A, REMIC III Regular Interest III-LTA1B, REMIC III Regular Interest III-LTA1C, REMIC III Regular Interest III-LTA1D, REMIC III Regular Interest III-LTA2A, REMIC III Regular Interest III-LTA2B, REMIC III Regular Interest III-LTA3A, REMIC III Regular Interest III-LTA3B, REMIC III Regular Interest III-LTA3C, REMIC III Regular Interest III-LTA3D, REMIC III Regular Interest III-LTA3E, REMIC III Regular Interest III-LTM1, REMIC III Regular Interest III-LTM2, REMIC III Regular Interest III-LTM3, REMIC III Regular Interest III-LTM4, REMIC III Regular Interest III-LTM5, REMIC III Regular Interest III-LTM6, REMIC III Regular Interest III-LTM7, REMIC III Regular Interest III-LTM8, REMIC III Regular Interest III-LTM9, REMIC III Regular Interest III-LTM10, REMIC III Regular Interest III-LTZZ, REMIC III Regular Interest III-LTXX, REMIC III Regular Interest III-LTP, REMIC III Regular Interest III-LT1SUB, REMIC III Regular Interest III-LT1GRP, REMIC III Regular Interest III-LT2SUB, REMIC III Regular Interest III-LT2GRP, REMIC III Regular Interest III-LT3SUB, REMIC III Regular Interest III-LT3GRP, REMIC III Regular Interest III-LT1SWAP, REMIC III Regular Interest III-LT2SWAP and REMIC III Regular Interest III-LT3SWAP.

                  "REMIC III Remittance Rate": With respect to REMIC III Regular Interest III-LTAA, REMIC III Regular Interest III-LTA1A, REMIC III Regular Interest III-LTA1B, REMIC III Regular Interest III-LTA1C, REMIC III Regular Interest III-LTA1D, REMIC III Regular Interest III-LTA2A, REMIC III Regular Interest III-LTA2B, REMIC III Regular Interest III-LTA3A, REMIC III Regular Interest III-LTA3B, REMIC III Regular Interest III-LTA3C, REMIC III Regular Interest III-LTA3D, REMIC III Regular Interest III-LTA3E, REMIC III Regular Interest III-LTM1, REMIC III Regular Interest III-LTM2, REMIC III Regular Interest III-LTM3, REMIC III Regular Interest III-LTM4, REMIC III Regular Interest III-LTM5, REMIC III Regular Interest III-LTM6, REMIC III Regular Interest III-LTM7, REMIC III Regular Interest III-LTM8, REMIC III Regular Interest III-LTM9, REMIC III Regular Interest III-LTM10, REMIC III Regular Interest III-LTZZ, REMIC III Regular Interest III-LTP, REMIC III Regular Interest III-LT1SUB, REMIC III Regular Interest III-LT2SUB, REMIC III Regular Interest III-LT3SUB and REMIC III Regular Interest III-LTXX, a per annum rate (but not less than zero) equal to the weighted average of: (w) with respect to REMIC II Regular Interest II-LT1, REMIC II Regular Interest II-LT2, REMIC II Regular Interest II-LT3 and REMIC II Regular Interest II-LTP, the REMIC II Remittance Rate for such REMIC II Regular Interest for each such Distribution Date, (x) with respect to REMIC II Regular Interest II-LT1SWAP1 through REMIC II Regular Interest II-LT1SWAP52 for each Distribution Date listed below, the weighted average of the rates listed below for each such REMIC II Regular Interest listed below, weighted on the basis of the Uncertificated Balance of each such REMIC II Regular Interest:


DISTRIBUTION DATE     REMIC II REGULAR INTEREST                                        RATE
-----------------     -------------------------           ----------------------------------------------------------------
        1                II-LT1SWAP1 through              (a) REMIC II Remittance  Rate over (b) the weighted  average of
                         II-LT1SWAP52                     the  Expense  Adjusted  Net  Mortgage  Rates  of  the  Group  I
                                                          Mortgage Loans less 2.688825%
        2                II-LT1SWAP1 through              (a) REMIC II Remittance Rate over (b) the weighted average of
                         II-LT1SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group I
                                                          Mortgage Loans less 3.284%
        3                II-LT1SWAP2 through              (a) REMIC II Remittance Rate over (b) the weighted average of
                         II-LT1SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group I
                                                          Mortgage Loans less 3.284%
                         II-LT1SWAP1                      REMIC II Remittance Rate
        4                II-LT1SWAP3 through              (a) REMIC II Remittance Rate over (b) the weighted average of
                         II-LT1SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group I
                                                          Mortgage Loans less 3.284%
                         II-LT1SWAP1 and II-LT1SWAP2      REMIC II Remittance Rate
        5                II-LT1SWAP4 through              (a) REMIC II Remittance Rate over (b) the weighted average of
                         II-LT1SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group I
                                                          Mortgage Loans less 3.284%
                         II-LT1SWAP1 through II-LT1SWAP3  REMIC II Remittance Rate
        6                II-LT1SWAP5 through              (a) REMIC II Remittance Rate over (b) the weighted average of
                         II-LT1SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group I
                                                          Mortgage Loans less 3.284%
                         II-LT1SWAP1 through II-LT1SWAP4  REMIC II Remittance Rate
        7                II-LT1SWAP6 through              (a) REMIC II Remittance Rate over (b) the weighted average of
                         II-LT1SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group I
                                                          Mortgage Loans less 3.284%
                         II-LT1SWAP1 through II-LT1SWAP5  REMIC II Remittance Rate
        8                II-LT1SWAP7 through              (a) REMIC II Remittance Rate over (b) the weighted average of
                         II-LT1SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group I
                                                          Mortgage Loans less 3.284%
                         II-LT1SWAP1 through II-LT1SWAP6  REMIC II Remittance Rate
        9                II-LT1SWAP8 through              (a) REMIC II Remittance Rate over (b) the weighted average of
                         II-LT1SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group I
                                                          Mortgage Loans less 3.284%
                         II-LT1SWAP1 through II-LT1SWAP7  REMIC II Remittance Rate
       10                II-LT1SWAP9 through              (a) REMIC II Remittance Rate over (b) the weighted average of
                         II-LT1SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group I
                                                          Mortgage Loans less 3.284%
                         II-LT1SWAP1 through II-LT1SWAP8  REMIC II Remittance Rate
       11                II-LT1SWAP10 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                         II-LT1SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group I
                                                          Mortgage Loans less 3.284%
                         II-LT1SWAP1 through II-LT1SWAP9  REMIC II Remittance Rate
       12                II-LT1SWAP11 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                         II-LT1SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group I
                                                          Mortgage Loans less 3.284%
                         II-LT1SWAP1 through              REMIC II Remittance Rate
                         II-LT1SWAP10
       13                II-LT1SWAP12 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                         II-LT1SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group I
                                                          Mortgage Loans less 3.284%

                         II-LT1SWAP1 through              REMIC II Remittance Rate
                         II-LT1SWAP11
       14                II-LT1SWAP13 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                         II-LT1SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group I
                                                          Mortgage Loans less 3.284%
                         II-LT1SWAP1 through              REMIC II Remittance Rate
                         II-LT1SWAP12
       15                II-LT1SWAP14 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                         II-LT1SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group I
                                                          Mortgage Loans less 3.284%
                         II-LT1SWAP1 through              REMIC II Remittance Rate
                         II-LT1SWAP13
       16                II-LT1SWAP15 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                         II-LT1SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group I
                                                          Mortgage Loans less 3.284%
                         II-LT1SWAP1 through              REMIC II Remittance Rate
                         II-LT1SWAP14
       17                II-LT1SWAP16 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                         II-LT1SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group I
                                                          Mortgage Loans less 3.284%
                         II-LT1SWAP1 through              REMIC II Remittance Rate
                         II-LT1SWAP15
       18                II-LT1SWAP17 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                         II-LT1SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group I
                                                          Mortgage Loans less 3.284%
                         II-LT1SWAP1 through              REMIC II Remittance Rate
                         II-LT1SWAP16
       19                II-LT1SWAP18 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                         II-LT1SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group I
                                                          Mortgage Loans less 3.284%
                         II-LT1SWAP1 through              REMIC II Remittance Rate
                         II-LT1SWAP17
       20                II-LT1SWAP19 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                         II-LT1SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group I
                                                          Mortgage Loans less 3.284%
                         II-LT1SWAP1 through              REMIC II Remittance Rate
                         II-LT1SWAP18
       21                II-LT1SWAP20 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                         II-LT1SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group I
                                                          Mortgage Loans less 3.284%
                         II-LT1SWAP1 through              REMIC II Remittance Rate
                         II-LT1SWAP19
       22                II-LT1SWAP21 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                         II-LT1SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group I
                                                          Mortgage Loans less 3.284%
                         II-LT1SWAP1 through              REMIC II Remittance Rate
                         II-LT1SWAP20
       23                II-LT1SWAP22 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                         II-LT1SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group I
                                                          Mortgage Loans less 3.284%
                         II-LT1SWAP1 through              REMIC II Remittance Rate
                         II-LT1SWAP21
       24                II-LT1SWAP23 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                         II-LT1SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group I
                                                          Mortgage Loans less 3.284%
                         II-LT1SWAP1 through              REMIC II Remittance Rate
                         II-LT1SWAP22
       25                II-LT1SWAP24 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                         II-LT1SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group I
                                                          Mortgage Loans less 3.284%
                         II-LT1SWAP1 through              REMIC II Remittance Rate
                         II-LT1SWAP23
       26                II-LT1SWAP25 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                         II-LT1SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group I
                                                          Mortgage Loans less 3.284%
                         II-LT1SWAP1 through              REMIC II Remittance Rate
                         II-LT1SWAP24
       27                II-LT1SWAP26 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                         II-LT1SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group I
                                                          Mortgage Loans less 3.284%
                         II-LT1SWAP1 through              REMIC II Remittance Rate
                         II-LT1SWAP25
       28                II-LT1SWAP27 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                         II-LT1SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group I
                                                          Mortgage Loans less 3.284%
                         II-LT1SWAP1 through              REMIC II Remittance Rate
                         II-LT1SWAP26
       29                II-LT1SWAP28 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                         II-LT1SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group I
                                                          Mortgage Loans less 3.284%
                         II-LT1SWAP1 through              REMIC II Remittance Rate
                         II-LT1SWAP27
       30                II-LT1SWAP29 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                         II-LT1SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group I
                                                          Mortgage Loans less 3.284%
                         II-LT1SWAP1 through              REMIC II Remittance Rate
                         II-LT1SWAP28
       31                II-LT1SWAP30 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                         II-LT1SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group I
                                                          Mortgage Loans less 3.284%
                         II-LT1SWAP1 through              REMIC II Remittance Rate
                         II-LT1SWAP29
       32                II-LT1SWAP31 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                         II-LT1SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group I
                                                          Mortgage Loans less 3.284%
                         II-LT1SWAP1 through              REMIC II Remittance Rate
                         II-LT1SWAP30
       33                II-LT1SWAP32 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                         II-LT1SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group I
                                                          Mortgage Loans less 3.284%
                         II-LT1SWAP1 through              REMIC II Remittance Rate
                         II-LT1SWAP31
       34                II-LT1SWAP33 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                         II-LT1SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group I
                                                          Mortgage Loans less 3.284%
                         II-LT1SWAP1 through              REMIC II Remittance Rate
                         II-LT1SWAP32
       35                II-LT1SWAP34 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                         II-LT1SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group I
                                                          Mortgage Loans less 3.284%
                         II-LT1SWAP1 through              REMIC II Remittance Rate
                         II-LT1SWAP33
       36                II-LT1SWAP35 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                         II-LT1SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group I
                                                          Mortgage Loans less 3.284%
                         II-LT1SWAP1 through              REMIC II Remittance Rate
                         II-LT1SWAP34

       37                II-LT1SWAP36 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                         II-LT1SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group I
                                                          Mortgage Loans less 3.284%
                         II-LT1SWAP1 through              REMIC II Remittance Rate
                         II-LT1SWAP35
       38                II-LT1SWAP37 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                         II-LT1SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group I
                                                          Mortgage Loans less 3.284%
                         II-LT1SWAP1 through              REMIC II Remittance Rate
                         II-LT1SWAP36
       39                II-LT1SWAP38 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                         II-LT1SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group I
                                                          Mortgage Loans less 3.284%
                         II-LT1SWAP1 through              REMIC II Remittance Rate
                         II-LT1SWAP37
       40                II-LT1SWAP39 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                         II-LT1SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group I
                                                          Mortgage Loans less 3.284%
                         II-LT1SWAP1 through              REMIC II Remittance Rate
                         II-LT1SWAP38
       41                II-LT1SWAP40 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                         II-LT1SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group I
                                                          Mortgage Loans less 3.284%
                         II-LT1SWAP1 through              REMIC II Remittance Rate
                         II-LT1SWAP39
       42                II-LT1SWAP41 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                         II-LT1SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group I
                                                          Mortgage Loans less 3.284%
                         II-LT1SWAP1 through              REMIC II Remittance Rate
                         II-LT1SWAP40
       43                II-LT1SWAP42 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                         II-LT1SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group I
                                                          Mortgage Loans less 3.284%
                         II-LT1SWAP1 through              REMIC II Remittance Rate
                         II-LT1SWAP41
       44                II-LT1SWAP43 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                         II-LT1SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group I
                                                          Mortgage Loans less 3.284%
                         II-LT1SWAP1 through              REMIC II Remittance Rate
                         II-LT1SWAP42
       45                II-LT1SWAP44 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                         II-LT1SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group I
                                                          Mortgage Loans less 3.284%
                         II-LT1SWAP1 through              REMIC II Remittance Rate
                         II-LT1SWAP43
       46                II-LT1SWAP45 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                         II-LT1SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group I
                                                          Mortgage Loans less 3.284%
                         II-LT1SWAP1 through              REMIC II Remittance Rate
                         II-LT1SWAP44
       47                II-LT1SWAP46 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                         II-LT1SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group I
                                                          Mortgage Loans less 3.284%
                         II-LT1SWAP1 through              REMIC II Remittance Rate
                         II-LT1SWAP45
       48                II-LT1SWAP47 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                         II-LT1SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group I
                                                          Mortgage Loans less 3.284%
                         II-LT1SWAP1 through              REMIC II Remittance Rate
                         II-LT1SWAP46
       49                II-LT1SWAP48 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                         II-LT1SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group I
                                                          Mortgage Loans less 3.284%
                         II-LT1SWAP1 through              REMIC II Remittance Rate
                         II-LT1SWAP47
       50                II-LT1SWAP49 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                         II-LT1SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group I
                                                          Mortgage Loans less 3.284%
                         II-LT1SWAP1 through              REMIC II Remittance Rate
                         II-LT1SWAP48
       51                II-LT1SWAP50 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                         II-LT1SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group I
                                                          Mortgage Loans less 3.284%
                         II-LT1SWAP1 through              REMIC II Remittance Rate
                         II-LT1SWAP49
       52                II-LT1SWAP51 and II-LT1SWAP52    (a) REMIC II Remittance Rate over (b) the weighted average of the Expense Adjusted Net Mortgage Rates of the Group I
                                                          Mortgage Loans less 3.284%
                         II-LT1SWAP1 through              REMIC II Remittance Rate
                         II-LT1SWAP50
       53                II-LT1SWAP52                     (a) REMIC II Remittance Rate over (b) the weighted average of the Expense Adjusted Net Mortgage Rates of the Group I
                                                          Mortgage Loans less 3.284%
                         II-LT1SWAP1 through              REMIC II Remittance Rate
                         II-LT1SWAP51
thereafter               II-LT1SWAP1 through              REMIC II Remittance Rate
                         II-LT1SWAP52


(y) with respect to REMIC II Regular Interest II-LT2SWAP1 through REMIC II Regular Interest II-LT2SWAP52 for each Distribution Date listed below, the weighted average of the rates listed below for each such REMIC II Regular Interest listed below, weighted on the basis of the Uncertificated Balance of each such REMIC II Regular Interest:


DISTRIBUTION DATE     REMIC II REGULAR INTEREST                                    RATE
-----------------     -------------------------         -----------------------------------------------------------------
        1              II-LT2SWAP1 through              (a) REMIC II Remittance  Rate over (b) the weighted  average of
                       II-LT2SWAP52                     the  Expense  Adjusted  Net  Mortgage  Rates  of the  Group  II
                                                        Mortgage Loans less 2.688825%
        2              II-LT2SWAP1 through              (a) REMIC II Remittance Rate over (b) the weighted average of
                       II-LT2SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group II
                                                        Mortgage Loans less 3.284%
        3              II-LT2SWAP2 through              (a) REMIC II Remittance Rate over (b) the weighted average of
                       II-LT2SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group II
                                                        Mortgage Loans less 3.284%
                       II-LT2SWAP1                      REMIC II Remittance Rate

        4              II-LT2SWAP3 through              (a) REMIC II Remittance Rate over (b) the weighted average of
                       II-LT2SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group II
                                                        Mortgage Loans less 3.284%
                       II-LT2SWAP1 and II-LT2SWAP2      REMIC II Remittance Rate
        5              II-LT2SWAP4 through              (a) REMIC II Remittance Rate over (b) the weighted average of
                       II-LT2SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group II
                                                        Mortgage Loans less 3.284%
                       II-LT2SWAP1 through II-LT2SWAP3  REMIC II Remittance Rate
        6              II-LT2SWAP5 through              (a) REMIC II Remittance Rate over (b) the weighted average of
                       II-LT2SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group II
                                                        Mortgage Loans less 3.284%
                       II-LT2SWAP1 through II-LT2SWAP4  REMIC II Remittance Rate
        7              II-LT2SWAP6 through              (a) REMIC II Remittance Rate over (b) the weighted average of
                       II-LT2SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group II
                                                        Mortgage Loans less 3.284%
                       II-LT2SWAP1 through II-LT2SWAP5  REMIC II Remittance Rate
        8              II-LT2SWAP7 through              (a) REMIC II Remittance Rate over (b) the weighted average of
                       II-LT2SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group II
                                                        Mortgage Loans less 3.284%
                       II-LT2SWAP1 through II-LT2SWAP6  REMIC II Remittance Rate
        9              II-LT2SWAP8 through              (a) REMIC II Remittance Rate over (b) the weighted average of
                       II-LT2SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group II
                                                        Mortgage Loans less 3.284%
                       II-LT2SWAP1 through II-LT2SWAP7  REMIC II Remittance Rate
       10              II-LT2SWAP9 through              (a) REMIC II Remittance Rate over (b) the weighted average of
                       II-LT2SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group II
                                                        Mortgage Loans less 3.284%
                       II-LT2SWAP1 through II-LT2SWAP8  REMIC II Remittance Rate
       11              II-LT2SWAP10 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                       II-LT2SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group II
                                                        Mortgage Loans less 3.284%
                       II-LT2SWAP1 through II-LT2SWAP9  REMIC II Remittance Rate
       12              II-LT2SWAP11 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                       II-LT2SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group II
                                                        Mortgage Loans less 3.284%
                       II-LT2SWAP1 through              REMIC II Remittance Rate
                       II-LT2SWAP10
       13              II-LT2SWAP12 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                       II-LT2SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group II
                                                        Mortgage Loans less 3.284%
                       II-LT2SWAP1 through              REMIC II Remittance Rate
                       II-LT2SWAP11
       14              II-LT2SWAP13 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                       II-LT2SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group II
                                                        Mortgage Loans less 3.284%
                       II-LT2SWAP1 through              REMIC II Remittance Rate
                       II-LT2SWAP12
       15              II-LT2SWAP14 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                       II-LT2SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group II
                                                        Mortgage Loans less 3.284%
                       II-LT2SWAP1 through              REMIC II Remittance Rate
                       II-LT2SWAP13
       16              II-LT2SWAP15 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                       II-LT2SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group II
                                                        Mortgage Loans less 3.284%
                       II-LT2SWAP1 through              REMIC II Remittance Rate
                       II-LT2SWAP14
       17              II-LT2SWAP16 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                       II-LT2SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group II
                                                        Mortgage Loans less 3.284%
                       II-LT2SWAP1 through              REMIC II Remittance Rate
                       II-LT2SWAP15
       18              II-LT2SWAP17 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                       II-LT2SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group II
                                                        Mortgage Loans less 3.284%
                       II-LT2SWAP1 through              REMIC II Remittance Rate
                       II-LT2SWAP16
       19              II-LT2SWAP18 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                       II-LT2SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group II
                                                        Mortgage Loans less 3.284%
                       II-LT2SWAP1 through              REMIC II Remittance Rate
                       II-LT2SWAP17
       20              II-LT2SWAP19 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                       II-LT2SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group II
                                                        Mortgage Loans less 3.284%
                       II-LT2SWAP1 through              REMIC II Remittance Rate
                       II-LT2SWAP18
       21              II-LT2SWAP20 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                       II-LT2SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group II
                                                        Mortgage Loans less 3.284%
                       II-LT2SWAP1 through              REMIC II Remittance Rate
                       II-LT2SWAP19
       22              II-LT2SWAP21 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                       II-LT2SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group II
                                                        Mortgage Loans less 3.284%
                       II-LT2SWAP1 through              REMIC II Remittance Rate
                       II-LT2SWAP20
       23              II-LT2SWAP22 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                       II-LT2SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group II
                                                        Mortgage Loans less 3.284%
                       II-LT2SWAP1 through              REMIC II Remittance Rate
                       II-LT2SWAP21
       24              II-LT2SWAP23 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                       II-LT2SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group II
                                                        Mortgage Loans less 3.284%
                       II-LT2SWAP1 through              REMIC II Remittance Rate
                       II-LT2SWAP22
       25              II-LT2SWAP24 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                       II-LT2SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group II
                                                        Mortgage Loans less 3.284%
                       II-LT2SWAP1 through              REMIC II Remittance Rate
                       II-LT2SWAP23
       26              II-LT2SWAP25 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                       II-LT2SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group II
                                                        Mortgage Loans less 3.284%
                       II-LT2SWAP1 through              REMIC II Remittance Rate
                       II-LT2SWAP24
       27              II-LT2SWAP26 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                       II-LT2SWAP52                     the Expense Adjusted

                                                        Net Mortgage Rates of the Group II
                                                        Mortgage Loans less 3.284%
                       II-LT2SWAP1 through              REMIC II Remittance Rate
                       II-LT2SWAP25
       28              II-LT2SWAP27 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                       II-LT2SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group II
                                                        Mortgage Loans less 3.284%
                       II-LT2SWAP1 through              REMIC II Remittance Rate
                       II-LT2SWAP26
       29              II-LT2SWAP28 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                       II-LT2SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group II
                                                        Mortgage Loans less 3.284%
                       II-LT2SWAP1 through              REMIC II Remittance Rate
                       II-LT2SWAP27
       30              II-LT2SWAP29 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                       II-LT2SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group II
                                                        Mortgage Loans less 3.284%
                       II-LT2SWAP1 through              REMIC II Remittance Rate
                       II-LT2SWAP28
       31              II-LT2SWAP30 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                       II-LT2SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group II
                                                        Mortgage Loans less 3.284%
                       II-LT2SWAP1 through              REMIC II Remittance Rate
                       II-LT2SWAP29
       32              II-LT2SWAP31 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                       II-LT2SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group II
                                                        Mortgage Loans less 3.284%
                       II-LT2SWAP1 through              REMIC II Remittance Rate
                       II-LT2SWAP30
       33              II-LT2SWAP32 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                       II-LT2SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group II
                                                        Mortgage Loans less 3.284%
                       II-LT2SWAP1 through              REMIC II Remittance Rate
                       II-LT2SWAP31
       34              II-LT2SWAP33 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                       II-LT2SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group II
                                                        Mortgage Loans less 3.284%
                       II-LT2SWAP1 through              REMIC II Remittance Rate
                       II-LT2SWAP32
       35              II-LT2SWAP34 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                       II-LT2SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group II
                                                        Mortgage Loans less 3.284%
                       II-LT2SWAP1 through              REMIC II Remittance Rate
                       II-LT2SWAP33
       36              II-LT2SWAP35 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                       II-LT2SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group II
                                                        Mortgage Loans less 3.284%
                       II-LT2SWAP1 through              REMIC II Remittance Rate
                       II-LT2SWAP34
       37              II-LT2SWAP36 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                       II-LT2SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group II
                                                        Mortgage Loans less 3.284%
                       II-LT2SWAP1 through              REMIC II Remittance Rate
                       II-LT2SWAP35
       38              II-LT2SWAP37 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                       II-LT2SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group II
                                                        Mortgage Loans less 3.284%
                       II-LT2SWAP1 through              REMIC II Remittance Rate
                       II-LT2SWAP36
       39              II-LT2SWAP38 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                       II-LT2SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group II
                                                        Mortgage Loans less 3.284%
                       II-LT2SWAP1 through              REMIC II Remittance Rate
                       II-LT2SWAP37
       40              II-LT2SWAP39 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                       II-LT2SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group II
                                                        Mortgage Loans less 3.284%
                       II-LT2SWAP1 through              REMIC II Remittance Rate
                       II-LT2SWAP38
       41              II-LT2SWAP40 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                       II-LT2SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group II
                                                        Mortgage Loans less 3.284%
                       II-LT2SWAP1 through              REMIC II Remittance Rate
                       II-LT2SWAP39
       42              II-LT2SWAP41 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                       II-LT2SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group II
                                                        Mortgage Loans less 3.284%
                       II-LT2SWAP1 through              REMIC II Remittance Rate
                       II-LT2SWAP40
       43              II-LT2SWAP42 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                       II-LT2SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group II
                                                        Mortgage Loans less 3.284%
                       II-LT2SWAP1 through              REMIC II Remittance Rate
                       II-LT2SWAP41
       44              II-LT2SWAP43 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                       II-LT2SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group II
                                                        Mortgage Loans less 3.284%
                       II-LT2SWAP1 through              REMIC II Remittance Rate
                       II-LT2SWAP42
       45              II-LT2SWAP44 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                       II-LT2SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group II
                                                        Mortgage Loans less 3.284%
                       II-LT2SWAP1 through              REMIC II Remittance Rate
                       II-LT2SWAP43
       46              II-LT2SWAP45 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                       II-LT2SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group II
                                                        Mortgage Loans less 3.284%
                       II-LT2SWAP1 through              REMIC II Remittance Rate
                       II-LT2SWAP44
       47              II-LT2SWAP46 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                       II-LT2SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group II
                                                        Mortgage Loans less 3.284%
                       II-LT2SWAP1 through              REMIC II Remittance Rate
                       II-LT2SWAP45
       48              II-LT2SWAP47 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                       II-LT2SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group II
                                                        Mortgage Loans less 3.284%
                       II-LT2SWAP1 through              REMIC II Remittance Rate
                       II-LT2SWAP46
       49              II-LT2SWAP48 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                       II-LT2SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group II
                                                        Mortgage Loans less 3.284%
                       II-LT2SWAP1 through              REMIC II Remittance Rate
                       II-LT2SWAP47
       50              II-LT2SWAP49 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                       II-LT2SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group II
                                                        Mortgage Loans less 3.284%

                       II-LT2SWAP1 through              REMIC II Remittance Rate
                       II-LT2SWAP48
       51              II-LT2SWAP50 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                       II-LT2SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group II
                                                        Mortgage Loans less 3.284%
                       II-LT2SWAP1 through              REMIC II Remittance Rate
                       II-LT2SWAP49
       52              II-LT2SWAP51 and II-LT2SWAP52    (a) REMIC II Remittance Rate over (b) the weighted average of the Expense Adjusted Net Mortgage Rates of the Group II
                                                        Mortgage Loans less 3.284%
                       II-LT2SWAP1 through              REMIC II Remittance Rate
                       II-LT2SWAP50
       53              II-LT2SWAP52                     (a) REMIC II Remittance Rate over (b) the weighted average of the Expense Adjusted Net Mortgage Rates of the Group II
                                                        Mortgage Loans less 3.284%
                       II-LT2SWAP1 through              REMIC II Remittance Rate
                       II-LT2SWAP51
thereafter             II-LT2SWAP1 through              REMIC II Remittance Rate
                       II-LT2SWAP52


and (z) with respect to REMIC II Regular Interest II-LT3SWAP1 through REMIC II Regular Interest II-LT3SWAP52 for each Distribution Date listed below, the weighted average of the rates listed below for each such REMIC II Regular Interest listed below, weighted on the basis of the Uncertificated Balance of each such REMIC II Regular Interest:


DISTRIBUTION DATE     REMIC II REGULAR INTEREST                                  RATE
-----------------     -------------------------         -----------------------------------------------------------------
        1              II-LT3SWAP1 through              (a) REMIC II Remittance  Rate over (b) the weighted  average of
                       II-LT3SWAP52                     the  Expense  Adjusted  Net  Mortgage  Rates of the  Group  III
                                                        Mortgage Loans less 2.688825%
        2              II-LT3SWAP1 through              (a) REMIC II Remittance Rate over (b) the weighted average of
                       II-LT3SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group III
                                                        Mortgage Loans less 3.284%
        3              II-LT3SWAP2 through              (a) REMIC II Remittance Rate over (b) the weighted average of
                       II-LT3SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group III
                                                        Mortgage Loans less 3.284%
                       II-LT3SWAP1                      REMIC II Remittance Rate
        4              II-LT3SWAP3 through              (a) REMIC II Remittance Rate over (b) the weighted average of
                       II-LT3SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group III
                                                        Mortgage Loans less 3.284%
                       II-LT3SWAP1 and II-LT3SWAP2      REMIC II Remittance Rate
        5              II-LT3SWAP4 through              (a) REMIC II Remittance Rate over (b) the weighted average of
                       II-LT3SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group III
                                                        Mortgage Loans less 3.284%
                       II-LT3SWAP1 through II-LT3SWAP3  REMIC II Remittance Rate
        6              II-LT3SWAP5 through              (a) REMIC II Remittance Rate over (b) the weighted average of
                       II-LT3SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group III
                                                        Mortgage Loans less 3.284%
                       II-LT3SWAP1 through II-LT3SWAP4  REMIC II Remittance Rate
        7              II-LT3SWAP6 through              (a) REMIC II Remittance Rate over (b) the weighted average of
                       II-LT3SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group III
                                                        Mortgage Loans less 3.284%
                       II-LT3SWAP1 through II-LT3SWAP5  REMIC II Remittance Rate
        8              II-LT3SWAP7 through              (a) REMIC II Remittance Rate over (b) the weighted average of
                       II-LT3SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group III
                                                        Mortgage Loans less 3.284%
                       II-LT3SWAP1 through II-LT3SWAP6  REMIC II Remittance Rate
        9              II-LT3SWAP8 through              (a) REMIC II Remittance Rate over (b) the weighted average of
                       II-LT3SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group III
                                                        Mortgage Loans less 3.284%
                       II-LT3SWAP1 through II-LT3SWAP7  REMIC II Remittance Rate
       10              II-LT3SWAP9 through              (a) REMIC II Remittance Rate over (b) the weighted average of
                       II-LT3SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group III
                                                        Mortgage Loans less 3.284%
                       II-LT3SWAP1 through II-LT3SWAP8  REMIC II Remittance Rate
       11              II-LT3SWAP10 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                       II-LT3SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group III
                                                        Mortgage Loans less 3.284%
                       II-LT3SWAP1 through II-LT3SWAP9  REMIC II Remittance Rate
       12              II-LT3SWAP11 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                       II-LT3SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group III
                                                        Mortgage Loans less 3.284%
                       II-LT3SWAP1 through              REMIC II Remittance Rate
                       II-LT3SWAP10
       13              II-LT3SWAP12 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                       II-LT3SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group III
                                                        Mortgage Loans less 3.284%
                       II-LT3SWAP1 through              REMIC II Remittance Rate
                       II-LT3SWAP11
       14              II-LT3SWAP13 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                       II-LT3SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group III
                                                        Mortgage Loans less 3.284%
                       II-LT3SWAP1 through              REMIC II Remittance Rate
                       II-LT3SWAP12
       15              II-LT3SWAP14 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                       II-LT3SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group III
                                                        Mortgage Loans less 3.284%
                       II-LT3SWAP1 through              REMIC II Remittance Rate
                       II-LT3SWAP13
       16              II-LT3SWAP15 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                       II-LT3SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group III
                                                        Mortgage Loans less 3.284%
                       II-LT3SWAP1 through              REMIC II Remittance Rate
                       II-LT3SWAP14

       17              II-LT3SWAP16 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                       II-LT3SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group III
                                                        Mortgage Loans less 3.284%
                       II-LT3SWAP1 through              REMIC II Remittance Rate
                       II-LT3SWAP15
       18              II-LT3SWAP17 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                       II-LT3SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group III
                                                        Mortgage Loans less 3.284%
                       II-LT3SWAP1 through              REMIC II Remittance Rate
                       II-LT3SWAP16
       19              II-LT3SWAP18 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                       II-LT3SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group III
                                                        Mortgage Loans less 3.284%
                       II-LT3SWAP1 through              REMIC II Remittance Rate
                       II-LT3SWAP17
       20              II-LT3SWAP19 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                       II-LT3SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group III
                                                        Mortgage Loans less 3.284%
                       II-LT3SWAP1 through              REMIC II Remittance Rate
                       II-LT3SWAP18
       21              II-LT3SWAP20 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                       II-LT3SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group III
                                                        Mortgage Loans less 3.284%
                       II-LT3SWAP1 through              REMIC II Remittance Rate
                       II-LT3SWAP19
       22              II-LT3SWAP21 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                       II-LT3SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group III
                                                        Mortgage Loans less 3.284%
                       II-LT3SWAP1 through              REMIC II Remittance Rate
                       II-LT3SWAP20
       23              II-LT3SWAP22 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                       II-LT3SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group III
                                                        Mortgage Loans less 3.284%
                       II-LT3SWAP1 through              REMIC II Remittance Rate
                       II-LT3SWAP21
       24              II-LT3SWAP23 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                       II-LT3SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group III
                                                        Mortgage Loans less 3.284%
                       II-LT3SWAP1 through              REMIC II Remittance Rate
                       II-LT3SWAP22
       25              II-LT3SWAP24 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                       II-LT3SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group III
                                                        Mortgage Loans less 3.284%
                       II-LT3SWAP1 through              REMIC II Remittance Rate
                       II-LT3SWAP23
       26              II-LT3SWAP25 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                       II-LT3SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group III
                                                        Mortgage Loans less 3.284%
                       II-LT3SWAP1 through              REMIC II Remittance Rate
                       II-LT3SWAP24
       27              II-LT3SWAP26 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                       II-LT3SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group III
                                                        Mortgage Loans less 3.284%
                       II-LT3SWAP1 through              REMIC II Remittance Rate
                       II-LT3SWAP25
       28              II-LT3SWAP27 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                       II-LT3SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group III
                                                        Mortgage Loans less 3.284%
                       II-LT3SWAP1 through              REMIC II Remittance Rate
                       II-LT3SWAP26
       29              II-LT3SWAP28 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                       II-LT3SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group III
                                                        Mortgage Loans less 3.284%
                       II-LT3SWAP1 through              REMIC II Remittance Rate
                       II-LT3SWAP27
       30              II-LT3SWAP29 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                       II-LT3SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group III
                                                        Mortgage Loans less 3.284%
                       II-LT3SWAP1 through              REMIC II Remittance Rate
                       II-LT3SWAP28
       31              II-LT3SWAP30 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                       II-LT3SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group III
                                                        Mortgage Loans less 3.284%
                       II-LT3SWAP1 through              REMIC II Remittance Rate
                       II-LT3SWAP29
       32              II-LT3SWAP31 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                       II-LT3SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group III
                                                        Mortgage Loans less 3.284%
                       II-LT3SWAP1 through              REMIC II Remittance Rate
                       II-LT3SWAP30
       33              II-LT3SWAP32 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                       II-LT3SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group III
                                                        Mortgage Loans less 3.284%
                       II-LT3SWAP1 through              REMIC II Remittance Rate
                       II-LT3SWAP31
       34              II-LT3SWAP33 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                       II-LT3SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group III
                                                        Mortgage Loans less 3.284%
                       II-LT3SWAP1 through              REMIC II Remittance Rate
                       II-LT3SWAP32
       35              II-LT3SWAP34 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                       II-LT3SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group III
                                                        Mortgage Loans less 3.284%
                       II-LT3SWAP1 through              REMIC II Remittance Rate
                       II-LT3SWAP33
       36              II-LT3SWAP35 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                       II-LT3SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group III
                                                        Mortgage Loans less 3.284%
                       II-LT3SWAP1 through              REMIC II Remittance Rate
                       II-LT3SWAP34
       37              II-LT3SWAP36 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                       II-LT3SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group III
                                                        Mortgage Loans less 3.284%
                       II-LT3SWAP1 through              REMIC II Remittance Rate
                       II-LT3SWAP35
       38              II-LT3SWAP37 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                       II-LT3SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group III
                                                        Mortgage Loans less 3.284%
                       II-LT3SWAP1 through              REMIC II Remittance Rate
                       II-LT3SWAP36
       39              II-LT3SWAP38 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                       II-LT3SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group III
                                                        Mortgage Loans less 3.284%
                       II-LT3SWAP1 through              REMIC II Remittance Rate
                       II-LT3SWAP37
       40              II-LT3SWAP39 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                       II-LT3SWAP52                     the Expense Adjusted

                                                        Net Mortgage Rates of the Group III
                                                        Mortgage Loans less 3.284%
                       II-LT3SWAP1 through              REMIC II Remittance Rate
                       II-LT3SWAP38
       41              II-LT3SWAP40 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                       II-LT3SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group III
                                                        Mortgage Loans less 3.284%
                       II-LT3SWAP1 through              REMIC II Remittance Rate
                       II-LT3SWAP39
       42              II-LT3SWAP41 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                       II-LT3SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group III
                                                        Mortgage Loans less 3.284%
                       II-LT3SWAP1 through              REMIC II Remittance Rate
                       II-LT3SWAP40
       43              II-LT3SWAP42 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                       II-LT3SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group III
                                                        Mortgage Loans less 3.284%
                       II-LT3SWAP1 through              REMIC II Remittance Rate
                       II-LT3SWAP41
       44              II-LT3SWAP43 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                       II-LT3SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group III
                                                        Mortgage Loans less 3.284%
                       II-LT3SWAP1 through              REMIC II Remittance Rate
                       II-LT3SWAP42
       45              II-LT3SWAP44 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                       II-LT3SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group III
                                                        Mortgage Loans less 3.284%
                       II-LT3SWAP1 through              REMIC II Remittance Rate
                       II-LT3SWAP43
       46              II-LT3SWAP45 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                       II-LT3SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group III
                                                        Mortgage Loans less 3.284%
                       II-LT3SWAP1 through              REMIC II Remittance Rate
                       II-LT3SWAP44
       47              II-LT3SWAP46 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                       II-LT3SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group III
                                                        Mortgage Loans less 3.284%
                       II-LT3SWAP1 through              REMIC II Remittance Rate
                       II-LT3SWAP45
       48              II-LT3SWAP47 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                       II-LT3SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group III
                                                        Mortgage Loans less 3.284%
                       II-LT3SWAP1 through              REMIC II Remittance Rate
                       II-LT3SWAP46
       49              II-LT3SWAP48 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                       II-LT3SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group III
                                                        Mortgage Loans less 3.284%
                       II-LT3SWAP1 through              REMIC II Remittance Rate
                       II-LT3SWAP47
       50              II-LT3SWAP49 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                       II-LT3SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group III
                                                        Mortgage Loans less 3.284%
                       II-LT3SWAP1 through              REMIC II Remittance Rate
                       II-LT3SWAP48
       51              II-LT3SWAP50 through             (a) REMIC II Remittance Rate over (b) the weighted average of
                       II-LT3SWAP52                     the Expense Adjusted Net Mortgage Rates of the Group III
                                                        Mortgage Loans less 3.284%
                       II-LT3SWAP1 through              REMIC II Remittance Rate
                       II-LT3SWAP49
       52              II-LT3SWAP51 and II-LT3SWAP52    (a) REMIC II Remittance Rate over (b) the weighted average of the Expense Adjusted Net Mortgage Rates of the Group III
                                                        Mortgage Loans less 3.284%
                       II-LT3SWAP1 through              REMIC II Remittance Rate
                       II-LT3SWAP50
       53              II-LT3SWAP52                     (a) REMIC II Remittance Rate over (b) the weighted average of the Expense Adjusted Net Mortgage Rates of the Group III
                                                        Mortgage Loans less 3.284%
                       II-LT3SWAP1 through              REMIC II Remittance Rate
                       II-LT3SWAP51
thereafter             II-LT3SWAP1 through              REMIC II Remittance Rate
                       II-LT3SWAP52


                  With respect to REMIC III Regular Interest III-LT1SWAP, and
(i) the first Distribution Date, the weighted average of the Expense Adjusted Net Mortgage Rates of the Group I Mortgage Loans less 2.688825%, (ii) the second Distribution Date through the 53rd Distribution Date, the weighted average of the Expense Adjusted Net Mortgage Rates of the Group I Mortgage Loans less 3.284% and (iii) thereafter, 0.00%.

                  With respect to REMIC III Regular Interest III-LT2SWAP, and
(i) the first Distribution Date, the weighted average of the Expense Adjusted Net Mortgage Rates of the Group II Mortgage Loans less 2.688825%, (ii) the second Distribution Date through the 53rd Distribution Date, the weighted average of the Expense Adjusted Net Mortgage Rates of the Group II Mortgage Loans less 3.284% and (iii) thereafter, 0.00%.

                  With respect to REMIC III Regular Interest III-LT3SWAP, and
(i) the first Distribution Date, the weighted average of the Expense Adjusted Net Mortgage Rates of the Group III Mortgage Loans less 2.688825%, (ii) the second Distribution Date through the 53rd Distribution Date, the weighted average of the Expense Adjusted Net Mortgage Rates of the Group III Mortgage Loans less 3.284% and (iii) thereafter, 0.00%.

                  With respect to REMIC III Regular Interest III-1GRP, weighted average of: (x) with respect to REMIC II Regular Interest II-LT1, and REMIC II Regular Interest II-LTP, the REMIC II Remittance Rate for such REMIC II Regular Interest for each such Distribution Date, (y) with respect to REMIC II Regular Interest II-LT1SWAP1 through REMIC II Regular Interest II-LT1SWAP52 for each Distribution Date listed below, the weighted average of the rates listed in the first table above for each such REMIC II Regular Interest listed in such table, weighted on the basis of the Uncertificated Balance of each such REMIC II Regular Interest.

                  With respect to REMIC III Regular Interest III-2GRP, weighted average of: (x) with respect to REMIC II Regular Interest II-LT2, the REMIC II Remittance Rate for such REMIC II Regular Interest for each such Distribution Date, (y) with respect to REMIC II Regular Interest II-LT2SWAP1 through REMIC II Regular Interest II-LT2SWAP52 for each Distribution Date listed below, the weighted average of the rates listed in the second table above for each such REMIC II Regular Interest listed in such table, weighted on the basis of the Uncertificated Balance of each such REMIC II Regular Interest.

                  With respect to REMIC III Regular Interest III-3GRP, weighted average of: (x) with respect to REMIC II Regular Interest II-LT3, the REMIC II Remittance Rate for such REMIC II Regular Interest for each such Distribution Date, (y) with respect to REMIC II Regular Interest II-LT3SWAP1 through REMIC II Regular Interest II-LT23WAP52 for each Distribution Date listed below, the weighted average of the rates listed in the second table above for each such REMIC II Regular Interest listed in such table, weighted on the basis of the Uncertificated Balance of each such REMIC II Regular Interest.

                  "REMIC III Sub WAC Allocation Percentage": 50% of any amount payable from or loss attributable to the Mortgage Loans, which shall be allocated to REMIC III Regular Interest III-LT1SUB, REMIC III Regular Interest III-LT1GRP, REMIC III Regular Interest III-LT2SUB, REMIC III Regular Interest III-LT2GRP, REMIC III Regular Interest III-LT3SUB, REMIC III Regular Interest III-LT3GRP and REMIC III Regular Interest III-LTXX.

                  "REMIC III Subordinated Balance Ratio": The ratio among the Uncertificated Balances of each REMIC III Regular Interest ending with the designation "SUB," equal to the ratio between, with respect to each such REMIC III Regular Interest, the excess of (x) the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group over (y) the current Certificate Principal Balance of Class A Certificates in the related Loan Group.

                  "REMIC IV": The segregated pool of assets consisting of all of the REMIC III Regular Interests conveyed in trust to the Trustee, for the benefit of the Holders of the Regular Certificates and the Class R Certificate (in respect of the Class R-IV Interest), pursuant to Article II hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

                  "REMIC IV Certificate": Any Regular Certificate (other than a Class CE Certificate or Class P Certificate) or Class R Certificate.

                  "REMIC IV Regular Interest": Any Class A Certificate, Mezzanine Certificate, the Class CE Interest or the Class P Interest.

                  "REMIC V": The segregated pool of assets consisting of the Class CE Interest conveyed in trust to the Trustee, for the benefit of the Holders of the Regular Certificates and the Class R-X Certificate (in respect of the Class R-V Interest), pursuant to Article II hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

                  "REMIC VI": The segregated pool of assets consisting of all of the Class P Interest conveyed in trust to the Trustee, for the benefit of the Holders of the Regular Certificates and the Class R-X Certificate (in respect of the Class R-VI Interest), pursuant to Article II hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

                  "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

                  "REMIC Regular Interest": Any REMIC I Regular Interest, REMIC II Regular Interest, REMIC III Regular Interest, REMIC IV Regular Interest, Class CE Interest or Class P Interest.

                  "REMIC Remittance Rate": The REMIC I Remittance Rate, the REMIC II Remittance Rate or the REMIC III Remittance Rate.

                  "Remittance Report": A report in form and substance that is acceptable to the Trustee and the NIMS Insurer in electronic format prepared by the Master Servicer pursuant to Section 4.03 with such additions, deletions and modifications as agreed to by the Trustee and the Master Servicer.

                  "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code as being included in the term "rents from real property."

                  "REO Account": Each of the accounts maintained by the Master Servicer in respect of an REO Property pursuant to Section 3.13, which account may be the Collection Account subject to Section 3.13.

                  "REO Disposition": The sale or other disposition of an REO Property on behalf of REMIC I.

                  "REO Imputed Interest": As to any REO Property, for any calendar month during which such REO Property was at any time part of REMIC I, one month's interest at the applicable Net Mortgage Rate on the Stated Principal Balance of such REO Property (or, in the case of the first such calendar month, of the related Mortgage Loan, if appropriate) as of the close of business on the Distribution Date in such calendar month.

                  "REO Principal Amortization": With respect to any REO Property, for any calendar month, the excess, if any, of (a) the aggregate of all amounts received in respect of such

REO Property during such calendar month, whether in the form of rental income, sale proceeds (including, without limitation, that portion of the Termination Price paid in connection with a purchase of all of the Mortgage Loans and REO Properties pursuant to Section 9.01 that is allocable to such REO Property) or otherwise, net of any portion of such amounts (i) payable pursuant to Section 3.13(c) in respect of the proper operation, management and maintenance of such REO Property or (ii) payable or reimbursable to the Master Servicer pursuant to
Section 3.13(d) for unpaid Servicing Fees in respect of the related Mortgage Loan and unreimbursed Servicing Advances and Advances in respect of such REO Property or the related Mortgage Loan, over (b) the REO Imputed Interest in respect of such REO Property for such calendar month.

                  "REO Property": A Mortgaged Property acquired by the Master Servicer on behalf of REMIC I through foreclosure or deed-in-lieu of foreclosure, as described in Section 3.13.

                  "Request for Release": A release signed by a Servicing Officer, in the form of Exhibit E attached hereto.

                  "Reserve Interest Rate": With respect to any Interest Determination Date, the rate per annum that the Trustee determines to be either
(i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/16%) of the one-month U.S. dollar lending rates which New York City banks selected by the Trustee are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month U.S. dollar lending rate which New York City banks selected by the Trustee are quoting on such Interest Determination Date to leading European banks.

                  "Residential Dwelling": Any one of the following: (i) an attached or detached one-family dwelling, (ii) a detached two- to four-family dwelling, (iii) a one-family dwelling unit in a condominium project or (iv) a detached or attached one-family dwelling in a planned unit development, none of which is a co-operative, mobile or manufactured home (unless such mobile or manufactured home is defined as real property under applicable state law).

                  "Residual Certificate": Any one of the Class R Certificates or the Class R-X Certificates.

                  "Residual Interest": The sole class of "residual interests" in a REMIC within the meaning of Section 860G(a)(2) of the Code.

                  "Responsible Officer": When used with respect to the Trustee, any officer assigned to and working in the Corporate Trust Office or in a similar group and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

                  "Scheduled Principal Balance": With respect to any Mortgage
Loan: (a) as of the Cut-off Date (or the related Subsequent Cut-off Date with respect to a Subsequent Mortgage Loan), the outstanding Stated Principal Balance of such Mortgage Loan as of such date, net of the principal portion of all unpaid Monthly Payments, if any, due on or before such date; (b) as of any Due Date subsequent to the Cut-off Date up to and including the Due Date in the calendar month in which a Liquidation Event occurs with respect to such Mortgage Loan, the Scheduled Principal Balance of such Mortgage Loan as of the Cut-off Date, minus the sum of (i) the principal portion of each Monthly Payment due on or before such Due Date but subsequent to the Cut-off Date, whether or not received, (ii) all Principal Prepayments received before such Due Date but after the Cut-off Date, (iii) the principal portion of all Liquidation Proceeds and Insurance Proceeds received before such Due Date but after the Cut-off Date, net of any portion thereof that represents principal due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) on a Due Date occurring on or before the date on which such proceeds were received and (iv) any Realized Loss incurred with respect thereto as a result of a Deficient Valuation occurring before such Due Date, but only to the extent such Realized Loss represents a reduction in the portion of principal of such Mortgage Loan not yet due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) as of the date of such Deficient Valuation; and (c) as of any Due Date subsequent to the occurrence of a Liquidation Event with respect to such Mortgage Loan, zero. With respect to any REO Property: (a) as of any Due Date subsequent to the date of its acquisition on behalf of the Trust Fund up to and including the Due Date in the calendar month in which a Liquidation Event occurs with respect to such REO Property, an amount (not less than zero) equal to the Scheduled Principal Balance of the related Mortgage Loan as of the Due Date in the calendar month in which such REO Property was acquired, minus the aggregate amount of REO Principal Amortization, if any, in respect of such REO Property for all previously ended calendar months; and (b) as of any Due Date subsequent to the occurrence of a Liquidation Event with respect to such REO Property, zero.

                  "Seller": Ameriquest Mortgage Company, or its successor in interest, in its capacity as seller under the Mortgage Loan Purchase Agreement.

                  "Senior Group I Principal Distribution Amount": With respect to any Distribution Date, an amount, not less than zero, equal to the excess of
(x) the aggregate Certificate Principal Balance of the Group I Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 58.90% and (ii) the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $11,782,138.90.

                  "Senior Group II Principal Distribution Amount": With respect to any Distribution Date, an amount, not less than zero, equal to the excess of
(x) the aggregate Certificate Principal Balance of the Group II Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 58.90% and (ii) the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related

Prepayment Period) and (B) the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $3,333,226.08.

                  "Senior Group III Principal Distribution Amount": With respect to any Distribution Date, an amount, not less than zero, equal to the excess of
(x) the aggregate Certificate Principal Balance of the Group III Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 58.90% and (ii) the aggregate Stated Principal Balance of the Group III Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Group III Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $6,384,635.02.

                  "Senior Interest Distribution Amount": With respect to any Distribution Date, an amount equal to the sum of (i) the Interest Distribution Amount for such Distribution Date for the Class A Certificates, (ii) the Interest Carry Forward Amount, if any, for the Class A Certificates and (iii) the Swap Interest Shortfall Amount.

                  "Sequential Trigger Event": A Sequential Trigger Event will be in effect if, with respect to any Distribution Date before the 37th Distribution Date, the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period (after giving effect to scheduled payments received or advanced on or before the related Determination Date and principal prepayments received during the related Prepayment Period) divided by the sum of (i) the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date and (ii) the amounts on deposit in the Pre-Funding Accounts as of the Closing Date exceeds 3.50%, or if, on or after the 37th Distribution Date, a Trigger Event is in effect.

                  "Servicing Advances": The reasonable "out-of-pocket" costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Master Servicer in connection with a default, delinquency or other unanticipated event by the Master Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, in respect of a particular Mortgage Loan,
(iii) the management (including reasonable fees in connection therewith) and liquidation of any REO Property and (iv) the performance of its obligations under Section 3.01, Section 3.04(d), Section 3.08, Section 3.12 and Section
3.13. Servicing Advances also include any reasonable "out-of-pocket" costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Master Servicer in connection with executing and recording instruments of satisfaction, deeds of reconveyance or Assignments in connection with any foreclosure in respect of any Mortgage Loan to the extent not recovered from the related Mortgagor or otherwise payable under this Agreement. The Master Servicer shall not be required to make any Nonrecoverable Servicing Advance in respect of a Mortgage Loan or REO Property.

                  "Servicing Fee": With respect to each Mortgage Loan and for any calendar month, an amount equal to one month's interest (or in the event of any payment of interest which accompanies a Principal Prepayment in full made by the Mortgagor during such calendar month, interest for the number of days covered by such payment of interest) at the applicable Servicing Fee Rate on the same principal amount on which interest on such Mortgage Loan accrues for such calendar month. A portion of such Servicing Fee may be retained by any Sub-Servicer as its servicing compensation.

                  "Servicing Fee Rate": 0.50% per annum.

                  "Servicing Officer": Any employee of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans, whose name and specimen signature appear on a list of Servicing Officers furnished by the Master Servicer to the Trustee and the Depositor on the Closing Date, as such list may from time to time be amended.

                  "Servicing Standard": The standards set forth in the first paragraph of Section 3.01.

                  "Servicing Transfer Date": January 4, 2005 and January 5,
2005.

                  "Single Certificate": With respect to any Class of Certificates (other than the Class P Certificates and the Residual Certificates), a hypothetical Certificate of such Class evidencing a Percentage Interest for such Class corresponding to an initial Certificate Principal Balance or Notional Amount of $1,000. With respect to the Class P Certificates and the Residual Certificates, a hypothetical Certificate of such Class evidencing a 20% Percentage Interest in such Class.

                  "S&P": Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or its successor in interest.

                  "Startup Day": With respect to each Trust REMIC, the day designated as such pursuant to Section 10.01(b) hereof.

                  "Stated Principal Balance": With respect to any Mortgage Loan:
(a) as of any date of determination up to but not including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, the outstanding principal balance of such Mortgage Loan as of the Cut-off Date (or the related Subsequent Cut-off Date with respect to a Subsequent Mortgage Loan), as shown in the Mortgage Loan Schedule, minus the sum of (i) the principal portion of each Monthly Payment due on a Due Date subsequent to the Cut-off Date, to the extent received from the Mortgagor or advanced by the Master Servicer and distributed pursuant to Section
4.01 on or before such date of determination, (ii) all Principal Prepayments received after the Cut-off Date, to the extent distributed pursuant to Section
4.01 on or before such date of determination, (iii) all Liquidation Proceeds and Insurance Proceeds applied by the Master Servicer as recoveries of principal in accordance with the provisions of Section 3.12, to the extent distributed pursuant to Section 4.01 on or before such date of determination and (iv) any Realized Loss incurred with respect thereto as a result of a Deficient Valuation made during or prior to the Prepayment Period for the most recent

Distribution Date coinciding with or preceding such date of determination; and
(b) as of any date of determination coinciding with or subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, zero. With respect to any REO Property: (a) as of any date of determination up to but not including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, an amount (not less than zero) equal to the Stated Principal Balance of the related Mortgage Loan as of the date on which such REO Property was acquired on behalf of REMIC I, minus the sum of (i) if such REO Property was acquired before the Distribution Date in any calendar month, the principal portion of the Monthly Payment due on the Due Date in the calendar month of acquisition, to the extent advanced by the Master Servicer and distributed pursuant to Section 4.01 on or before such date of determination, and (ii) the aggregate amount of REO Principal Amortization in respect of such REO Property for all previously ended calendar months, to the extent distributed pursuant to Section 4.01 on or before such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, zero.

                  "Stepdown Date": The earlier to occur of (i) the first Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero and (ii) the later to occur of (a) the Distribution Date occurring in December 2007 and (b) the first Distribution Date on which the Credit Enhancement Percentage for the Class A Certificates (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans but prior to any distribution of the Group I Principal Distribution Amount, the Group II Principal Distribution Amount and the Group III Principal Distribution Amount to the Certificates then entitled to distributions of principal on such Distribution Date) is equal to or greater than 41.10%.

                  "Sub-Servicer": Any Person with which the Master Servicer has entered into a Sub-Servicing Agreement and which meets the qualifications of a Sub-Servicer pursuant to Section 6.06.

                  "Sub-Servicing Account": An account established by a Sub-Servicer which meets the requirements set forth in Section 6.11 and is otherwise acceptable to the Master Servicer.

                  "Sub-Servicing Agreement": The written contract between the Master Servicer and a Sub-Servicer relating to servicing and administration of certain Mortgage Loans as provided in Section 6.06.

                  "Subsequent Cut-off Date": With respect to those Subsequent Mortgage Loans sold to the Trust Fund pursuant to a Subsequent Transfer Instrument, the later of (x) the first day of the month in which the related Subsequent Transfer Date occurs and (y) the date of origination of such Subsequent Mortgage Loan.

                  "Subsequent Group I Mortgage Loan": A Subsequent Mortgage Loan to be included in Loan Group I.

                  "Subsequent Group II Mortgage Loan": A Subsequent Mortgage Loan to be included in Loan Group II.

                  "Subsequent Group III Mortgage Loan": A Subsequent Mortgage Loan to be included in Loan Group III.

                  "Subsequent Mortgage Loan": A Mortgage Loan sold by the Depositor to the Trust Fund pursuant to Section 2.09, such Mortgage Loan being identified on the Mortgage Loan Schedule attached to a Subsequent Transfer Instrument.

                  "Subsequent Mortgage Loan Interest": Any amount constituting
(i) a monthly payment of interest received or advanced at the Net Mortgage Rate with respect to a Subsequent Group I Mortgage Loan during the Due Periods relating to the first three Distribution Dates in excess of 0.00% per annum,
(ii) a monthly payment of interest received or advanced at the Net Mortgage Rate with respect to a Subsequent Group II Mortgage Loan during the Due Periods relating to the first three Distribution Dates in excess of 0.00% per annum and
(iii) a monthly payment of interest received or advanced at the Net Mortgage Rate with respect to a Subsequent Group III Mortgage Loan during the Due Periods relating to the first three Distribution Dates in excess of 0.00% per annum. The Subsequent Mortgage Loan Interest shall be distributable to the Class CE Certificates. The Subsequent Mortgage Loan Interest shall not be an asset of any Trust REMIC.

                  "Subsequent Mortgage Loan Purchase Agreement": The agreement between the Depositor and the Seller regarding the transfer of the Subsequent Mortgage Loans by the Seller to the Depositor.

                  "Subsequent Recoveries": As of any Distribution Date, unexpected amounts received by the Master Servicer (net of any related expenses permitted to be reimbursed pursuant to Section 3.04) specifically related to a Mortgage Loan that was the subject of a liquidation or an REO Disposition prior to the related Prepayment Period that resulted in a Realized Loss.

                  "Subsequent Transfer Date": With respect to each Subsequent Transfer Instrument, the date on which the related Subsequent Mortgage Loans are sold to the Trust Fund.

                  "Subsequent Transfer Instrument": Each subsequent transfer instrument, dated as of a Subsequent Transfer Date, executed by the Trustee and the Depositor substantially in the form of Exhibit M, by which Subsequent Mortgage Loans are sold to the Trust Fund.

                  "Substitution Shortfall Amount": As defined in Section
2.03(d).

                  "Swap Administration Agreement": As defined in Section
4.09(b).

                  "Swap Account": The account or accounts created and maintained pursuant to Section 4.09. The Swap Account must be an Eligible Account.

                  "Swap Administrator": Wells Fargo Bank, N.A., a national banking association, or its successor in interest, or any successor Swap Administrator appointed pursuant to the Swap Administration Agreement.

                  "Swap Interest Shortfall Amount": Any shortfall of interest with respect to any class of certificates resulting from the application of the Net WAC Cap due to a discrepancy between the Uncertificated Notional Amount of the Class SWAP-IO Interest and the scheduled notional amount pursuant to the Swap Administration Agreement.

                  "Swap Provider": Credit Suisse First Boston International.

                  "Swap Provider Trigger Event": A Swap Termination Payment that is triggered upon: (i) an Event of Default under the Interest Rate Swap Agreement with respect to which the Swap Provider is a Defaulting Party (as defined in the Interest Rate Swap Agreement), (ii) a Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement) or (iii) an Additional Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party.

                  "Swap Termination Payment": The payment due under the Interest Rate Swap Agreement upon the early termination of the Interest Rate Swap Agreement.

                  "Tax Returns": The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each REMIC in the Trust Fund due to its classification as a REMIC under the REMIC Provisions, together with any and all other information reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

                  "Telerate Page 3750": The display designated as page "3750" on Moneyline Telerate (or such other page as may replace page 3750 on that report for the purpose of displaying London interbank offered rates of major banks).

                  "Termination Price":  As defined in Section 9.01.

                  "Terminator":  As defined in Section 9.01.

                  "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

                  "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

                  "Transferor": Any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

                  "Trigger Event": A Trigger Event is in effect with respect to a Distribution Date on and after the Stepdown Date if:

                  (a) the Delinquency Percentage for the Mortgage Loans exceeds the applicable percentages of the Credit Enhancement Percentage for the prior Distribution Date as set forth below for the most senior Class of Class A Certificates and Mezzanine Certificates then outstanding:

            CLASS                      PERCENTAGE
    ----------------------             ----------
     Class A Certificates                38.93%
    Class M-1 Certificates               42.33%
    Class M-2 Certificates               55.94%
    Class M-3 Certificates               63.24%
    Class M-4 Certificates               76.56%
    Class M-5 Certificates               88.89%
    Class M-6 Certificates               95.81%
    Class M-7 Certificates               110.34%
    Class M-8 Certificates               136.75%
    Class M-9 Certificates               177.78%
   Class M-10 Certificates               266.67%


or

                  (b) the Cumulative Loss Percentage exceeds the applicable percentages set forth below with respect to such Distribution Date:


      DISTRIBUTION DATE OCCURRING IN                 PERCENTAGE
   -----------------------------------               ----------
   December 2007 through November 2008                 3.50%
   December 2008 through November 2009                 5.50%
   December 2009 through November 2010                 7.00%
       December 2010 and thereafter                    7.75%


                  "Trust Fund": Collectively, all of the assets of each Trust REMIC, Master Servicer Prepayment Charge Payment Amounts, the Pre-Funding Accounts, the Interest Coverage Accounts, any Subsequent Mortgage Loan Interest, the Net WAC Rate Carryover Reserve Account, certain distributions made under the Swap Administration Agreement, the Interest Rate Swap Agreement and the Swap Account.

                  "Trust REMIC": Each of REMIC I, REMIC II, REMIC III, REMIC IV, REMIC V and REMIC VI.

                  "Trustee": Wells Fargo Bank, N.A., a national banking association, or its successor in interest, or any successor Trustee appointed as herein provided.

                  "Uncertificated Balance": The amount of any REMIC Regular Interest (other than REMIC III Regular Interest III-LT1SWAP, REMIC III Regular Interest III-LT2SWAP and REMIC III Regular Interest III-LT3SWAP) outstanding as of any date of determination. As of the Closing Date, the Uncertificated Balance of each REMIC Regular Interest (other than REMIC III Regular Interest

III-LT1SWAP, REMIC III Regular Interest III-LT2SWAP and REMIC III Regular Interest III-LT3SWAP) shall equal the amount set forth in the Preliminary Statement hereto as its initial uncertificated balance. On each Distribution Date, the Uncertificated Balance of each REMIC Regular Interest (other than REMIC III Regular Interest III-LT1SWAP, REMIC III Regular Interest III-LT2SWAP and REMIC III Regular Interest III-LT3SWAP) shall be reduced by all distributions of principal made on such REMIC Regular Interest on such Distribution Date pursuant to Section 4.01 and, if and to the extent necessary and appropriate, shall be further reduced on such Distribution Date by Realized Losses as provided in Section 4.04. The Uncertificated Balance of REMIC III Regular Interest III-LTZZ shall be increased by interest deferrals as provided in Section 4.01(a)(1). The Uncertificated Balance of each REMIC Regular Interest shall never be less than zero. With respect to the Class CE Interest as of any date of determination, an amount equal to the excess, if any, of (A) the then aggregate Uncertificated Principal Balance of the REMIC III Regular Interests over (B) the then aggregate Certificate Principal Balance of the Class A Certificates, Mezzanine Certificates and the Class P Certificates then outstanding.

                  "Uncertificated Interest": With respect to any REMIC Regular Interest for any Distribution Date, one month's interest at the REMIC Remittance Rate applicable to such REMIC Regular Interest for such Distribution Date, accrued on the Uncertificated Balance thereof immediately prior to such Distribution Date. Uncertificated Interest in respect of any REMIC Regular Interest shall accrue on the basis of a 360-day year consisting of twelve 30-day months. Uncertificated Interest with respect to each Distribution Date, as to any REMIC Regular Interest, shall be reduced by an amount equal to the sum of
(a) the aggregate Prepayment Interest Shortfall, if any, for such Distribution Date to the extent not covered by payments pursuant to Section 4.03(e) and (b) the aggregate amount of any Relief Act Interest Shortfall, if any allocated, in each case, to such REMIC Regular Interest pursuant to Section 1.02. In addition, Uncertificated Interest with respect to each Distribution Date, as to any REMIC Regular Interest shall be reduced by Realized Losses, if any, allocated to such REMIC Regular Interest pursuant to Section 1.02 and Section 4.04.

                  "Uncertificated Notional Amount": With respect to REMIC III Regular Interest III-LT1SWAP and (i) each Distribution Date listed below, the aggregate Uncertificated Principal Balance of the REMIC I Regular Interests listed below:

           DISTRIBUTION
               DATE                        REMIC II REGULAR INTERESTS
           ------------                    --------------------------
                1                       II-LT1SWAP1 through II-LT1SWAP52
                2                       II-LT1SWAP1 through II-LT1SWAP52
                3                       II-LT1SWAP2 through II-LT1SWAP52
                4                       II-LT1SWAP3 through II-LT1SWAP52
                5                       II-LT1SWAP4 through II-LT1SWAP52
                6                       II-LT1SWAP5 through II-LT1SWAP52
                7                       II-LT1SWAP6 through II-LT1SWAP52
                8                       II-LT1SWAP7 through II-LT1SWAP52
                9                       II-LT1SWAP8 through II-LT1SWAP52
                10                      II-LT1SWAP9 through II-LT1SWAP52
                11                     II-LT1SWAP10 through II-LT1SWAP52
                12                     II-LT1SWAP11 through II-LT1SWAP52
                13                     II-LT1SWAP12 through II-LT1SWAP52
                14                     II-LT1SWAP13 through II-LT1SWAP52
                15                     II-LT1SWAP14 through II-LT1SWAP52
                16                     II-LT1SWAP15 through II-LT1SWAP52
                17                     II-LT1SWAP16 through II-LT1SWAP52
                18                     II-LT1SWAP17 through II-LT1SWAP52

                19                     II-LT1SWAP18 through II-LT1SWAP52
                20                     II-LT1SWAP19 through II-LT1SWAP52
                21                     II-LT1SWAP20 through II-LT1SWAP52
                22                     II-LT1SWAP21 through II-LT1SWAP52
                23                     II-LT1SWAP22 through II-LT1SWAP52
                24                     II-LT1SWAP23 through II-LT1SWAP52
                25                     II-LT1SWAP24 through II-LT1SWAP52
                26                     II-LT1SWAP25 through II-LT1SWAP52
                27                     II-LT1SWAP26 through II-LT1SWAP52
                28                     II-LT1SWAP27 through II-LT1SWAP52
                29                     II-LT1SWAP28 through II-LT1SWAP52
                30                     II-LT1SWAP29 through II-LT1SWAP52
                31                     II-LT1SWAP30 through II-LT1SWAP52
                32                     II-LT1SWAP31 through II-LT1SWAP52
                33                     II-LT1SWAP32 through II-LT1SWAP52
                34                     II-LT1SWAP33 through II-LT1SWAP52
                35                     II-LT1SWAP34 through II-LT1SWAP52
                36                     II-LT1SWAP35 through II-LT1SWAP52
                37                     II-LT1SWAP36 through II-LT1SWAP52
                38                     II-LT1SWAP37 through II-LT1SWAP52
                39                     II-LT1SWAP38 through II-LT1SWAP52
                40                     II-LT1SWAP39 through II-LT1SWAP52
                41                     II-LT1SWAP40 through II-LT1SWAP52
                42                     II-LT1SWAP41 through II-LT1SWAP52
                43                     II-LT1SWAP42 through II-LT1SWAP52
                44                     II-LT1SWAP43 through II-LT1SWAP52
                45                     II-LT1SWAP44 through II-LT1SWAP52
                46                     II-LT1SWAP45 through II-LT1SWAP52
                47                     II-LT1SWAP46 through II-LT1SWAP52
                48                     II-LT1SWAP47 through II-LT1SWAP52
                49                     II-LT1SWAP48 through II-LT1SWAP52
                50                     II-LT1SWAP49 through II-LT1SWAP52
                51                     II-LT1SWAP50 through II-LT1SWAP52
                52                       II-LT1SWAP51 and II-LT1SWAP52
                53                                II-LT1SWAP52
            thereafter                               $0.00


                  With respect to REMIC III Regular Interest III-LT2SWAP and (i) each Distribution Date listed below, the aggregate Uncertificated Principal Balance of the REMIC I Regular Interests listed below:


            DISTRIBUTION
                DATE                              REMIC II REGULAR INTERESTS
            ------------                          --------------------------
                 1                             II-LT2SWAP1 through II-LT2SWAP52
                 2                             II-LT2SWAP1 through II-LT2SWAP52
                 3                             II-LT2SWAP2 through II-LT2SWAP52
                 4                             II-LT2SWAP3 through II-LT2SWAP52
                 5                             II-LT2SWAP4 through II-LT2SWAP52
                 6                             II-LT2SWAP5 through II-LT2SWAP52
                 7                             II-LT2SWAP6 through II-LT2SWAP52
                 8                             II-LT2SWAP7 through II-LT2SWAP52
                 9                             II-LT2SWAP8 through II-LT2SWAP52
                 10                            II-LT2SWAP9 through II-LT2SWAP52
                 11                           II-LT2SWAP10 through II-LT2SWAP52
                 12                           II-LT2SWAP11 through II-LT2SWAP52

                 13                           II-LT2SWAP12 through II-LT2SWAP52
                 14                           II-LT2SWAP13 through II-LT2SWAP52
                 15                           II-LT2SWAP14 through II-LT2SWAP52
                 16                           II-LT2SWAP15 through II-LT2SWAP52
                 17                           II-LT2SWAP16 through II-LT2SWAP52
                 18                           II-LT2SWAP17 through II-LT2SWAP52
                 19                           II-LT2SWAP18 through II-LT2SWAP52
                 20                           II-LT2SWAP19 through II-LT2SWAP52
                 21                           II-LT2SWAP20 through II-LT2SWAP52
                 22                           II-LT2SWAP21 through II-LT2SWAP52
                 23                           II-LT2SWAP22 through II-LT2SWAP52
                 24                           II-LT2SWAP23 through II-LT2SWAP52
                 25                           II-LT2SWAP24 through II-LT2SWAP52
                 26                           II-LT2SWAP25 through II-LT2SWAP52
                 27                           II-LT2SWAP26 through II-LT2SWAP52
                 28                           II-LT2SWAP27 through II-LT2SWAP52
                 29                           II-LT2SWAP28 through II-LT2SWAP52
                 30                           II-LT2SWAP29 through II-LT2SWAP52
                 31                           II-LT2SWAP30 through II-LT2SWAP52
                 32                           II-LT2SWAP31 through II-LT2SWAP52
                 33                           II-LT2SWAP32 through II-LT2SWAP52
                 34                           II-LT2SWAP33 through II-LT2SWAP52
                 35                           II-LT2SWAP34 through II-LT2SWAP52
                 36                           II-LT2SWAP35 through II-LT2SWAP52
                 37                           II-LT2SWAP36 through II-LT2SWAP52
                 38                           II-LT2SWAP37 through II-LT2SWAP52
                 39                           II-LT2SWAP38 through II-LT2SWAP52
                 40                           II-LT2SWAP39 through II-LT2SWAP52
                 41                           II-LT2SWAP40 through II-LT2SWAP52
                 42                           II-LT2SWAP41 through II-LT2SWAP52
                 43                           II-LT2SWAP42 through II-LT2SWAP52
                 44                           II-LT2SWAP43 through II-LT2SWAP52
                 45                           II-LT2SWAP44 through II-LT2SWAP52
                 46                           II-LT2SWAP45 through II-LT2SWAP52
                 47                           II-LT2SWAP46 through II-LT2SWAP52
                 48                           II-LT2SWAP47 through II-LT2SWAP52
                 49                           II-LT2SWAP48 through II-LT2SWAP52
                 50                           II-LT2SWAP49 through II-LT2SWAP52
                 51                           II-LT2SWAP50 through II-LT2SWAP52
                 52                             II-LT2SWAP51 and II-LT2SWAP52
                 53                                      II-LT2SWAP52
             thereafter                                     $0.00


                  With respect to REMIC III Regular Interest III-LT3SWAP and (i) each Distribution Date listed below, the aggregate Uncertificated Principal Balance of the REMIC I Regular Interests listed below:


          DISTRIBUTION
              DATE                              REMIC II REGULAR INTERESTS
          ------------                          --------------------------
               1                             II-LT3SWAP1 through II-LT3SWAP52
               2                             II-LT3SWAP1 through II-LT3SWAP52
               3                             II-LT3SWAP2 through II-LT3SWAP52
               4                             II-LT3SWAP3 through II-LT3SWAP52
               5                             II-LT3SWAP4 through II-LT3SWAP52

               6                             II-LT3SWAP5 through II-LT3SWAP52
               7                             II-LT3SWAP6 through II-LT3SWAP52
               8                             II-LT3SWAP7 through II-LT3SWAP52
               9                             II-LT3SWAP8 through II-LT3SWAP52
               10                            II-LT3SWAP9 through II-LT3SWAP52
               11                           II-LT3SWAP10 through II-LT3SWAP52
               12                           II-LT3SWAP11 through II-LT3SWAP52
               13                           II-LT3SWAP12 through II-LT3SWAP52
               14                           II-LT3SWAP13 through II-LT3SWAP52
               15                           II-LT3SWAP14 through II-LT3SWAP52
               16                           II-LT3SWAP15 through II-LT3SWAP52
               17                           II-LT3SWAP16 through II-LT3SWAP52
               18                           II-LT3SWAP17 through II-LT3SWAP52
               19                           II-LT3SWAP18 through II-LT3SWAP52
               20                           II-LT3SWAP19 through II-LT3SWAP52
               21                           II-LT3SWAP20 through II-LT3SWAP52
               22                           II-LT3SWAP21 through II-LT3SWAP52
               23                           II-LT3SWAP22 through II-LT3SWAP52
               24                           II-LT3SWAP23 through II-LT3SWAP52
               25                           II-LT3SWAP24 through II-LT3SWAP52
               26                           II-LT3SWAP25 through II-LT3SWAP52
               27                           II-LT3SWAP26 through II-LT3SWAP52
               28                           II-LT3SWAP27 through II-LT3SWAP52
               29                           II-LT3SWAP28 through II-LT3SWAP52
               30                           II-LT3SWAP29 through II-LT3SWAP52
               31                           II-LT3SWAP30 through II-LT3SWAP52
               32                           II-LT3SWAP31 through II-LT3SWAP52
               33                           II-LT3SWAP32 through II-LT3SWAP52
               34                           II-LT3SWAP33 through II-LT3SWAP52
               35                           II-LT3SWAP34 through II-LT3SWAP52
               36                           II-LT3SWAP35 through II-LT3SWAP52
               37                           II-LT3SWAP36 through II-LT3SWAP52
               38                           II-LT3SWAP37 through II-LT3SWAP52
               39                           II-LT3SWAP38 through II-LT3SWAP52
               40                           II-LT3SWAP39 through II-LT3SWAP52
               41                           II-LT3SWAP40 through II-LT3SWAP52
               42                           II-LT3SWAP41 through II-LT3SWAP52
               43                           II-LT3SWAP42 through II-LT3SWAP52
               44                           II-LT3SWAP43 through II-LT3SWAP52
               45                           II-LT3SWAP44 through II-LT3SWAP52
               46                           II-LT3SWAP45 through II-LT3SWAP52
               47                           II-LT3SWAP46 through II-LT3SWAP52
               48                           II-LT3SWAP47 through II-LT3SWAP52
               49                           II-LT3SWAP48 through II-LT3SWAP52
               50                           II-LT3SWAP49 through II-LT3SWAP52
               51                           II-LT3SWAP50 through II-LT3SWAP52
               52                             II-LT3SWAP51 and II-LT3SWAP52
               53                                      II-LT3SWAP52
           thereafter                                     $0.00


                  "Underwriters": Credit Suisse First Boston LLC, Citigroup Global Markets Inc., BNP Paribas Securites Corp. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

                  "Underwriters' Exemption": As defined in the Prospectus Supplement.

                  "Uninsured Cause": Any cause of damage to a Mortgaged Property such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant to Section 3.08.

                  "United States Person": A citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations); provided that, solely for purposes of the restrictions on the transfer of Residual Certificates, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are required by the applicable operative agreement to be United States Persons, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence. The term "United States" shall have the meaning set forth in Section 7701 of the Code.

                  "Value": With respect to any Mortgaged Property, the lesser of
(i) the value thereof as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan by an appraiser who met the minimum requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan, provided, however, in the case of a Refinanced Mortgage Loan, such value of the Mortgaged Property is based solely upon the value determined by an appraisal made for the originator of such Refinanced Mortgage Loan at the time of origination of such Refinanced Mortgage Loan by an appraiser who met the minimum requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 or, subject to the applicable Originator's underwriting guidelines, an insured automated valuation model.

                  "Voting Rights": The portion of the voting rights of all of the Certificates which is allocated to any Certificate. With respect to any date of determination, 97% of all Voting Rights shall be allocated among the Holders of the Class A Certificates, the Mezzanine Certificates and the Class CE Certificates in proportion to the then outstanding Certificate Principal Balances of their respective Certificates, 1% of all Voting Rights shall be allocated to the Holders of the Class P Certificates and 1% of all Voting Rights shall be allocated among the Holders of the Residual Certificates. The Voting Rights allocated to each Class of Certificate shall be allocated among Holders of each such Class in accordance with their respective Percentage Interests as of the most recent Record Date.

                  SECTION 1.02. Allocation of Certain Interest Shortfalls.

                  For purposes of calculating the amount of Accrued Certificate Interest and the amount of the Interest Distribution Amount for the Class A Certificates, the Mezzanine Certificates and the Class CE Certificates for any Distribution Date, the aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the Master Servicer pursuant to Section 4.03(e)) and any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated first, to reduce the interest accrued on the Class CE Certificates to the extent of one month's interest at the applicable Pass-Through Rate on the Notional Amount of such Certificate and thereafter, among the Class A Certificates and the Mezzanine Certificates on a pro rata basis based on, and to the extent of, one month's interest at the then applicable respective Pass-Through Rate on the respective Certificate Principal Balance of each such Certificate.

                  For purposes of calculating the amount of Uncertificated Interest for the REMIC I Regular Interests for any Distribution Date, the aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the Master Servicer pursuant to Section 4.03(e)) and Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated first, (a) with respect to the Group I Mortgage Loans, to REMIC I Regular Interest I-LT1 and REMIC I Regular Interest I-LT1PF, in each case to the extent of one month's interest at the then applicable respective REMIC I Remittance Rate on the respective Uncertificated Balance of each such REMIC I Regular Interest; provided, however, with respect to the first three Distribution Dates, such amounts relating to the Initial Group I Mortgage Loans shall be allocated to REMIC I Regular Interest I-LT1 and such amounts relating to the Subsequent Group I Mortgage Loans shall be allocated to REMIC I Regular Interest I-LT1PF, (b) with respect to the Group II Mortgage Loans, to REMIC I Regular Interest I-LT2 and REMIC I Regular Interest I-LT2PF, in each case to the extent of one month's interest at the then applicable respective REMIC I Remittance Rate on the respective Uncertificated Balance of each such REMIC I Regular Interest; provided, however, with respect to the first three Distribution Dates, such amounts relating to the Initial Group II Mortgage Loans shall be allocated to REMIC I Regular Interest I-LT2 and such amounts relating to the Subsequent Group II Mortgage Loans shall be allocated to REMIC I Regular Interest I-LT2PF and (c) with respect to the Group III Mortgage Loans, to REMIC I Regular Interest I-LT3 and REMIC I Regular Interest I-LT3PF, in each case to the extent of one month's interest at the then applicable respective REMIC I Remittance Rate on the respective Uncertificated Balance of each such REMIC I Regular Interest; provided, however, with respect to the first three Distribution Dates, such amounts relating to the Initial Group III Mortgage Loans shall be allocated to REMIC I Regular Interest I-LT3 and such amounts relating to the Subsequent Group III Mortgage Loans shall be allocated to REMIC I Regular Interest I-LT3PF.

                  For purposes of calculating the amount of Uncertificated Interest for the REMIC II Regular Interests for any Distribution Date the aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the Master Servicer pursuant to Section 4.03(e)) and any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans shall be allocated to REMIC II Regular Interest II-LT1, REMIC II Regular Interest II-LT2 and REMIC II Regular Interest II-LT3, pro rata based on, and to the extent of, one month's interest at the then applicable respective REMIC II Remittance Rate on the respective Uncertificated Balance of each such REMIC II Regular Interest.

                  For purposes of calculating the amount of Uncertificated Interest for the REMIC III Regular Interests for any Distribution Date:

                  (A) The REMIC III Marker Allocation Percentage of the aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the Master Servicer pursuant to Section 4.03(e)) and the REMIC III Marker Allocation Percentage of any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated among REMIC III Regular Interest III-LTA1A, II Regular Interest III-LTA1B, II Regular Interest III-LTA1C, II Regular Interest III-LTA1D, REMIC III Regular Interest III-LTA2A, REMIC III Regular Interest III-LTA2B, REMIC III Regular Interest III-LTA3A, REMIC III Regular Interest III-LTA3B, REMIC III Regular Interest III-LTA3C, REMIC III Regular Interest III-LTA3D, REMIC III Regular Interest III-LTA3E, REMIC III Regular Interest III-LTM1, REMIC III Regular Interest III-LTM2, REMIC III Regular Interest III-LTM3, REMIC III Regular Interest III-LTM4, REMIC III Regular Interest III-LTM5, REMIC III Regular Interest III-LTM6, REMIC III Regular Interest III-LTM7, REMIC III Regular Interest III-LTM8, REMIC III Regular Interest III-LTM9, REMIC III Regular Interest III-LTM10 and REMIC III Regular Interest III-LTZZ, on a pro rata basis based on, and to the extent of, one month's interest at the then applicable respective REMIC III Remittance Rate on the respective Uncertificated Balance of each such REMIC III Regular Interest; and

                  (B) The REMIC III Sub WAC Allocation Percentage of the aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the Master Servicer pursuant to Section 4.03(e)) and the REMIC III Sub WAC Allocation Percentage of any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated to Uncertificated Interest payable to REMIC III Regular Interest III-LT1SUB, REMIC III Regular Interest III-LT1GRP, REMIC III Regular Interest III-LT2SUB, REMIC III Regular Interest III-LT2GRP, REMIC III Regular Interest III-LT3SUB, REMIC III Regular Interest III-LT3GRP and REMIC III Regular Interest III-LTXX, on a pro rata basis based on, and to the extent of, one month's interest at the then applicable respective REMIC III Remittance Rate on the respective Uncertificated Balance of each such REMIC III Regular Interest.

         SECTION 1.03. Rights of the NIMS Insurer.

                  Each of the rights of the NIMS Insurer set forth in this Agreement shall exist so long as (i) the NIMS Insurer has undertaken to guarantee certain payments of notes issued pursuant to an Indenture and (ii) any series of notes issued pursuant to one or more Indentures remain outstanding or the NIMS Insurer is owed amounts in respect of its guarantee of payment on such notes; provided, however, the NIMS Insurer shall not have any rights hereunder (except pursuant to Section 11.01 in the case of clause (ii) below) during the period of time, if any, that (i) the NIMS Insurer has not undertaken to guarantee certain payments of notes issued pursuant to the Indenture or (ii) any default has occurred and is continuing under the insurance policy issued by the NIMS Insurer with respect to such notes.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

                  SECTION 2.01. Conveyance of Mortgage Loans.

                  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in and to the Mortgage Loans identified on the Mortgage Loan Schedule, the rights of the Depositor under the Mortgage Loan Purchase Agreement, all other assets included or to be included in REMIC I, the Interest Rate Swap Agreement certain payments made under the Swap Administration Agreement and the Swap Account. Such assignment includes all interest and principal received by the Depositor or the Master Servicer on or with respect to the Mortgage Loans (other than payments of principal and interest due on such Mortgage Loans on or before the Cut-off Date). The Depositor herewith delivers to the Trustee an executed copy of the Mortgage Loan Purchase Agreement, the Original Pre-Funded Amounts and the required deposit to the Interest Coverage Accounts, and the Trustee on behalf of the Certificateholders, acknowledges receipt of the same.

                  In connection with such transfer and assignment, the Depositor does hereby deliver to, and deposit with, the Custodian on behalf of the Trustee the following documents or instruments with respect to each Initial Mortgage Loan so transferred and assigned, and the Depositor shall, in accordance with
Section 2.09, deliver or cause to be delivered to the Custodian, the following documents or instruments (a "Mortgage File"):

                  (i) the original Mortgage Note, endorsed in blank, without recourse, or in the following form: "Pay to the order of Wells Fargo Bank, N.A., as Trustee under the applicable agreement, without recourse," with all prior and intervening endorsements showing a complete chain of endorsement from the originator to the Person so endorsing to the Trustee, or with respect to any lost Mortgage Note, an original Lost Note Affidavit; provided however, that such substitutions of Lost Note Affidavits for original Mortgage Notes may occur only with respect to Mortgage Loans, the aggregate Cut-off Date Principal Balance of which is less than or equal to 2.00% of the Pool Balance as of the Cut-off Date;

                  (ii) the original Mortgage, with evidence of recording thereon, and a copy, certified by the appropriate recording office, of the recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon;

                  (iii) an original Assignment assigned in blank, without recourse;

                  (iv) the original recorded intervening Assignment or Assignments showing a complete chain of assignment from the originator to the Person assigning the Mortgage to the Trustee as contemplated by the immediately preceding clause (iii) or the original unrecorded intervening Assignments;

                  (v) the original or copies of each assumption, modification, written assurance or substitution agreement, if any; and

                  (vi) the original lender's title insurance policy or an attorney's opinion of title or similar guarantee of title acceptable to mortgage lenders generally in the jurisdiction where the Mortgaged Property is located, together with all endorsements or riders which were issued with or subsequent to the issuance of such policy, or in the event such original title policy is unavailable, a written commitment or uniform binder or preliminary report of title issued by the title insurance or escrow company.

                  If any of the documents referred to in Sections 2.01(ii),
(iii) or (iv) above has as of the Closing Date (or the related Subsequent Transfer Date, with respect to the Subsequent Mortgage Loans) been submitted for recording but either (x) has not been returned from the applicable public recording office or (y) has been lost or such public recording office has retained the original of such document, the obligations of the Depositor to deliver such documents shall be deemed to be satisfied upon (1) delivery to the Trustee, or to the appropriate Custodian on behalf of the Trustee, of a copy of each such document certified by the applicable Originator in the case of (x) above or the applicable public recording office in the case of (y) above to be a true and complete copy of the original that was submitted for recording and (2) if such copy is certified by the applicable Originator, delivery to the Trustee, or to the appropriate Custodian on behalf of the Trustee, promptly upon receipt thereof of either the original or a copy of such document certified by the applicable public recording office to be a true and complete copy of the original. If the original lender's title insurance policy was not delivered pursuant to Section 2.01(vi) above, the Depositor shall deliver or cause to be delivered to the Trustee, or to the appropriate Custodian on behalf of the Trustee, promptly after receipt thereof, the original lender's title insurance policy. The Depositor shall deliver or cause to be delivered to the Trustee, or to the appropriate Custodian on behalf of the Trustee, promptly upon receipt thereof any other original documents constituting a part of a Mortgage File received with respect to any Mortgage Loan, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.


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


                  The Seller shall promptly (and in no event later than thirty
(30) Business Days, subject to extension upon a mutual agreement between the Seller and the Trustee), following the later of (i) the Closing Date (or the related Subsequent Transfer Date, with respect to the Subsequent Mortgage Loans), (ii) the date on which the Seller receives the Assignment from the Custodian and (iii) the date of receipt by the Seller of the recording information for a Mortgage) submit or cause to be submitted for recording, at no expense to the Trust Fund or the Trustee in the appropriate public office for real property records, each Assignment referred to in Sections 2.01(iii) and
(iv) above and shall execute each original Assignment referred to in Section 2.01(iii) above in the following form: "Wells Fargo Bank, N.A.", as Trustee under the applicable agreement." In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Seller shall promptly prepare or cause to be prepared a substitute Assignment or cure or cause to be cured such defect, as the case may be, and thereafter cause each such Assignment to be duly recorded.

                  Notwithstanding the foregoing, however, for administrative convenience and facilitation of servicing and to reduce closing costs, the Assignments shall not be required to be submitted for recording (except with respect to any Mortgage Loan located in Maryland) unless such failure to record would result in a withdrawal or a downgrading by any Rating Agency of the rating on any Class of Certificates; provided further, however, each Assignment shall be submitted for recording by the Seller in the manner described above, at no expense to the Trust Fund or the Trustee, upon the earliest to occur of: (i) reasonable direction by Holders of Certificates entitled to at least 25% of the Voting Rights or the NIMS Insurer, (ii) [reserved], (iii) the occurrence of a bankruptcy or insolvency relating to the Seller, (iv) the occurrence of a servicing transfer as described in Section 7.02 hereof and (v) with respect to any one Assignment, the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage. Notwithstanding the foregoing, if the Seller is unable to pay the cost of recording the Assignments, such expense shall be paid by the Trustee and shall be reimbursable to the Trustee as an Extraordinary Trust Fund Expense.

                  All original documents relating to the Mortgage Loans that are not delivered to the Trustee, or to the appropriate Custodian on behalf of the Trustee, are and shall be held by or on behalf of the Seller, the Depositor or the Master Servicer, as the case may be, in trust for the benefit of the Trustee on behalf of the Certificateholders. In the event that any such original document is required pursuant to the terms of this Section to be a part of a Mortgage File, such document shall be delivered promptly to the Trustee, or to the appropriate Custodian on behalf of the Trustee. Any such original document delivered to or held by the Depositor that is not required pursuant to the terms of this Section to be a part of a Mortgage File, shall be delivered promptly to the Master Servicer.

                  The parties hereto understand and agree that it is not intended that any mortgage loan be included in the Trust that is a "High-Cost Home Loan" as defined by HOEPA or any other applicable predatory or abusive lending laws.

                  SECTION 2.02. Acceptance of REMIC I by the Trustee.

                  Subject to the provisions of Section 2.01 and subject to any exceptions noted on the exception report described in the next paragraph below, the Trustee acknowledges receipt (or, with respect to Mortgage Loans subject to a Custodial Agreement, receipt by the respective Custodian as the duly appointed agent of the Trustee) of the documents referred to in Section 2.01 (other than such documents described in Section 2.01(v)) above and all interests and all other assets included in the definition of "REMIC I" under clauses (i), (iii),
(iv) and (v) (to the extent of amounts deposited into the Distribution Account) and declares that it, or such Custodian as its agent, holds and shall hold such documents and the other documents delivered to it constituting a Mortgage File, and that it holds or shall hold all such assets and such other assets included in the definition of "REMIC I" in trust for the exclusive use and benefit of all present and future Certificateholders.

                  On or prior to the Closing Date, the Trustee agrees, for the benefit of the Certificateholders, to execute and deliver (or cause the Custodian to execute and deliver) to the Depositor, the Master Servicer and the NIMS Insurer an acknowledgment of receipt of the


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


Mortgage Note (with any exceptions noted), substantially in the form attached as Exhibit C-3 hereto.

                  The Trustee agrees, for the benefit of the Certificateholders, to review (or cause a Custodian on its behalf to review) each Mortgage Note within 45 days of the Closing Date (or the related Subsequent Transfer Date, with respect to the Subsequent Mortgage Loans) and to certify in substantially the form attached hereto as Exhibit C-1 (or cause the Custodian to certify in the form of the Initial Certification attached to the Custodial Agreement) that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification),
(i) all documents constituting part of such Mortgage File (other than such documents described in Section 2.01(v)) required to be delivered to it pursuant to this Agreement are in its possession, (ii) such documents have been reviewed by it or such Custodian and are not mutilated, torn or defaced unless initialed by the related borrower and relate to such Mortgage Loan, (iii) based on its or the Custodian's examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule that corresponds to items (1) through (3),
(6), (9), (10), (13), (15) and (19) of the definition of "Mortgage Loan Schedule" accurately reflects information set forth in the Mortgage File. It is herein acknowledged that, in conducting such review, the Trustee or such Custodian was under no duty or obligation (i) to inspect, review or examine any such documents, instruments, certificates or other papers to determine whether they are genuine, enforceable, or appropriate for the represented purpose or whether they have actually been recorded or that they are other than what they purport to be on their face or (ii) to determine whether any Mortgage File should include any of the documents specified in clause (v) of Section 2.01.

                  Prior to the first anniversary date of this Agreement the Trustee shall deliver (or cause the Custodian to deliver) to the Depositor, the Master Servicer and the NIMS Insurer a final certification in the form annexed hereto as Exhibit C-2 (or shall cause the Custodian to deliver to the Trustee, the Depositor, the Master Servicer and the NIMS Insurer a final certification in the form attached to the Custodial Agreement) evidencing the completeness of the Mortgage Files, with any applicable exceptions noted thereon, with respect to all of the Initial Mortgage Loans and Subsequent Mortgage Loans. Upon the request of the Master Servicer, any exception report related to the final certification shall be provided in an electronic computer readable format as mutually agreed upon by the Master Servicer and the Trustee (or the Custodian on behalf of the Trustee).

                  If in the process of reviewing the Mortgage Files and making or preparing, as the case may be, the certifications referred to above, the Trustee or any Custodian finds any document or documents constituting a part of a Mortgage File to be missing, mutilated, torn or defaced or does not conform to the requirements identified above, at the conclusion of its review the Trustee (or the Custodian on behalf of the Trustee) shall so notify the Depositor, the NIMS Insurer and the Master Servicer. In addition, upon the discovery by the Depositor, the NIMS Insurer, the Master Servicer or the Trustee of a breach of any of the representations and warranties made by the Seller in the Mortgage Loan Purchase Agreement in respect of any Mortgage Loan which materially adversely affects such Mortgage Loan or the interests of the related Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties.


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


                  The Trustee (or the Custodian on behalf of the Trustee) shall, at the written request and expense of any Certificateholder or Certificate Owner, provide a written report to such Certificateholder or Certificate Owner, of all Mortgage Files released to the Master Servicer for servicing purposes.

                  SECTION 2.03. Repurchase or Substitution of Mortgage Loans by
                                the Seller or the Depositor; Payment of
                                Prepayment Charge Payment Amounts.

                  (a) Upon discovery or receipt of notice (including notice under Section 2.02) of any materially defective document in, or that a document is missing from, the Mortgage File or of the breach by the Seller of any representation, warranty or covenant under the Mortgage Loan Purchase Agreement in respect of any Mortgage Loan which materially adversely affects the value of such Mortgage Loan or the interest therein of the Certificateholders, the Trustee shall promptly notify the Seller, the NIMS Insurer and the Master Servicer of such defect, missing document or breach and request that the Seller deliver such missing document or cure such defect or breach within 90 days from the date the Seller had knowledge or was notified of such missing document, defect or breach, and if the Seller does not deliver such missing document or cure such defect or breach in all material respects during such period, the Trustee shall enforce the obligations of the Seller under the Mortgage Loan Purchase Agreement to repurchase such Mortgage Loan from REMIC I at the Purchase Price within 90 days after the date on which the Seller was notified (subject to Section 2.03(d)) of such missing document, defect or breach, if and to the extent that the Seller is obligated to do so under the Mortgage Loan Purchase Agreement. The Purchase Price for the repurchased Mortgage Loan shall be deposited in the Collection Account, and the Trustee (or the Custodian on behalf of the Trustee), upon receipt of written certification from the Master Servicer of such deposit, shall release to the Seller the related Mortgage File and shall request the Trustee to (and the Trustee (or the Custodian on behalf of the Trustee) shall) execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Seller shall furnish to it and as shall be necessary to vest in the Seller any Mortgage Loan released pursuant hereto and the Trustee shall not have any further responsibility with regard to such Mortgage File. In lieu of repurchasing any such Mortgage Loan as provided above, if so provided in the Mortgage Loan Purchase Agreement, the Seller may cause such Mortgage Loan to be removed from REMIC I (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(c). It is understood and agreed that the obligation of the Seller to cure or to repurchase (or to substitute for) any Mortgage Loan as to which a document is missing, a material defect in a document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such omission, defect or breach available to the Trustee on behalf of the Certificateholders.

                  (b)(i) Promptly upon the earlier of discovery by the Master Servicer or receipt of notice by the Master Servicer of the breach of any representation, warranty or covenant of the Master Servicer set forth in Section 2.05, which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the Master Servicer shall cure such breach in all material respects.


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


                  (ii) Notwithstanding the provisions of Section 2.03(b)(i) above, on the later of (x) the Master Servicer Remittance Date next following the earlier of discovery by the Master Servicer or receipt of notice by the Master Servicer of the breach of the covenant made by the Master Servicer in
Section 2.05(viii), which breach materially and adversely affects the interests of the Holders of the Class P Certificates to any Prepayment Charge and (y) the Master Servicer Remittance Date next following the Prepayment Period relating to such a breach, the Master Servicer shall deposit into the Collection Account, as a Master Servicer Prepayment Charge Payment Amount, the amount of the waived Prepayment Charge.

                  (c) Any substitution of Qualified Substitute Mortgage Loans for Deleted Mortgage Loans made pursuant to Section 2.03(a), in the case of the Seller, or Section 2.03(b), in the case of the Depositor, must be effected prior to the date which is two years after the Startup Day for REMIC I.

                  As to any Deleted Mortgage Loan for which the Seller or the Depositor substitutes a Qualified Substitute Mortgage Loan or Loans, such substitution shall be effected by the Seller or the Depositor, as the case may be, delivering to the Trustee (or the Custodian on behalf of the Trustee), for such Qualified Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the Assignment to the Trustee, and such other documents and agreements, with all necessary endorsements thereon, as are required by Section 2.01, together with an Officers' Certificate providing that each such Qualified Substitute Mortgage Loan satisfies the definition thereof and specifying the Substitution Shortfall Amount (as described below), if any, in connection with such substitution. The Trustee (or the Custodian on behalf of the Trustee) shall acknowledge receipt for such Qualified Substitute Mortgage Loan or Loans and, within ten Business Days thereafter, review such documents as specified in
Section 2.02 and deliver to the Depositor, the NIMS Insurer and the Master Servicer, with respect to such Qualified Substitute Mortgage Loan or Loans, a certification substantially in the form attached hereto as Exhibit C-1, with any applicable exceptions noted thereon. Within one year of the date of substitution, the Trustee (or the Custodian on behalf of the Trustee) shall deliver to the Depositor, the NIMS Insurer and the Master Servicer a certification substantially in the form of Exhibit C-2 hereto with respect to such Qualified Substitute Mortgage Loan or Loans, with any applicable exceptions noted thereon. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution are not part of REMIC I and shall be retained by the Depositor or the Seller, as the case may be. For the month of substitution, distributions to Certificateholders shall reflect the Monthly Payment due on such Deleted Mortgage Loan on or before the Due Date in the month of substitution, and the Depositor or the Seller, as the case may be, shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan. The Depositor shall give or cause to be given written notice to the Certificateholders, the Master Servicer and the NIMS Insurer that such substitution has taken place, shall amend the Mortgage Loan Schedule and, if applicable, the Prepayment Charge Schedule, to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan or Loans and shall deliver a copy of such amended Mortgage Loan Schedule to the Trustee, the Master Servicer and the NIMS Insurer. Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall constitute part of the Mortgage Pool and shall be subject in all respects to the terms of this Agreement and, in the case of a substitution effected by the Seller, the Mortgage Loan Purchase Agreement, including all applicable representations and warranties thereof.


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


                  For any month in which the Depositor or the Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer shall determine the amount (the "Substitution Shortfall Amount"), if any, by which the aggregate Purchase Price of all such Deleted Mortgage Loans exceeds the aggregate of, as to each such Qualified Substitute Mortgage Loan, the Scheduled Principal Balance thereof as of the date of substitution, together with one month's interest on such Scheduled Principal Balance at the applicable Net Mortgage Rate. On the date of such substitution, the Depositor or the Seller, as the case may be, shall deliver or cause to be delivered to the Master Servicer for deposit in the Collection Account an amount equal to the Substitution Shortfall Amount, if any, and the Trustee, upon receipt of the related Qualified Substitute Mortgage Loan or Loans and certification by the Master Servicer of such deposit, shall cause the Custodian to release to the Depositor or the Seller, as the case may be, the related Mortgage File or Files and shall request the Trustee to (and the Trustee (or the Custodian on behalf of the Trustee) shall) execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Depositor or the Seller, as the case may be, shall deliver to it and as shall be necessary to vest therein any Deleted Mortgage Loan released pursuant hereto.

                  In addition, the Depositor or the Seller, as the case may be, shall obtain at its own expense and deliver to the Trustee and the NIMS Insurer an Opinion of Counsel to the effect that such substitution shall not cause (a) any federal tax to be imposed on any Trust REMIC, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code, or (b) any Trust REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding.

                  (d) Upon discovery by the Depositor, the NIMS Insurer, the Seller, the Master Servicer or the Trustee that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall within two Business Days give written notice thereof to the other parties. In connection therewith, the Seller or the Depositor shall repurchase or, subject to the limitations set forth in
Section 2.03(c), substitute one or more Qualified Substitute Mortgage Loans for the affected Mortgage Loan within 90 days of the earlier of discovery or receipt of such notice with respect to such affected Mortgage Loan. Such repurchase or substitution shall be made by the Seller. Any such repurchase or substitution shall be made in the same manner as set forth in Section 2.03(a). The Trustee shall reconvey to the Depositor or the Seller, as the case may be, the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty.

                  SECTION 2.04. [Reserved].

                  SECTION 2.05. Representations, Warranties and Covenants of the
                                Master Servicer.

                  The Master Servicer hereby represents, warrants and covenants to the Trustee, for the benefit of each of the Trustee, the Certificateholders and to the Depositor that as of the Closing Date or as of such date specifically provided herein:


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


                  (i) The Master Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Master Servicer in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such State, to the extent necessary to ensure its ability to enforce each Mortgage Loan and to service the Mortgage Loans in accordance with the terms of this Agreement;

                  (ii) The Master Servicer has the full power and authority to service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on the part of the Master Servicer the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery thereof by the Depositor and the Trustee, constitutes a legal, valid and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with its terms, except to the extent that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

                  (iii) The execution and delivery of this Agreement by the Master Servicer, the servicing of the Mortgage Loans by the Master Servicer hereunder, the consummation of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Master Servicer and shall not (A) result in a breach of any term or provision of the organizational documents of the Master Servicer or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Master Servicer is a party or by which it may be bound, or any statute, order or regulation applicable to the Master Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Master Servicer; and the Master Servicer is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to the Master Servicer's knowledge, would in the future materially and adversely affect, (x) the ability of the Master Servicer to perform its obligations under this Agreement or (y) the business, operations, financial condition, properties or assets of the Master Servicer taken as a whole;

                  (iv) The Master Servicer is an approved servicer for Fannie Mae or Freddie Mac in good standing and is a HUD approved mortgagee pursuant to Section 203 and Section 211 of the National Housing Act;

                  (v) No litigation is pending against the Master Servicer that would materially and adversely affect the execution, delivery or enforceability of this


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


         Agreement or the ability of the Master Servicer to service the Mortgage Loans or to perform any of its other obligations hereunder in accordance with the terms hereof;

                  (vi) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of, or compliance by the Master Servicer with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date;

                  (vii) The Master Servicer shall furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information company or their successors on a monthly basis;

                  (viii) The Master Servicer shall not waive any Prepayment Charge or part of a Prepayment Charge unless, (i) the enforceability thereof shall have been limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally or (ii) the collectability thereof shall have been limited due to acceleration in connection with a foreclosure or other involuntary payment or otherwise limited or prohibited by applicable law, (iii) in the Master Servicer's reasonable judgment as described in
         Section 3.01 hereof, (x) such waiver relates to a default or a reasonably foreseeable default, (y) such waiver would maximize recovery of total proceeds taking into account the value of such Prepayment Charge and related Mortgage Loan and (z) doing so is standard and customary in servicing similar Mortgage Loans (including any waiver of a Prepayment Charge in connection with a refinancing of a Mortgage Loan that is related to a default or a reasonably foreseeable default) or
         (iv) the collection of such Prepayment Charge would be considered "predatory" pursuant to written guidance published or issued by any applicable federal, state or local regulatory authority acting in its official capacity and having jurisdiction over such matters. In no event shall the Master Servicer waive a Prepayment Charge in connection with a refinancing of a Mortgage Loan that is not related to a default or a reasonably foreseeable default;

                  (ix) The information set forth in the monthly tape provided to the Trustee or any of its Affiliates shall be true and correct in all material respects; and

                  (x) The Master Servicer shall transmit full-file credit reporting data for each Mortgage Loan pursuant to Fannie Mae Guide Announcement 95-19 and that for each Mortgage Loan, Master Servicer agrees it shall report one of the following statuses each month as follows: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, or charged-off.

                  It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.05 shall survive delivery of the Mortgage Files to the Trustee or to a Custodian, as the case may be, and shall inure to the benefit of the Trustee, the Depositor and the


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


Certificateholders. Upon discovery by any of the Depositor, the NIMS Insurer, the Master Servicer or the Trustee of a breach of any of the foregoing representations, warranties and covenants which materially and adversely affects the value of any Mortgage Loan, Prepayment Charge or the interests therein of the Certificateholders, the party discovering such breach shall give prompt written notice (but in no event later than two Business Days following such discovery) to the NIMS Insurer and the Trustee. Subject to Section 7.01, the obligation of the Master Servicer set forth in Section 2.03(b) to cure breaches (or in the case of the representations, warranties and covenants set forth in Section 2.05(vii) and Section 2.05(viii) above, to otherwise remedy such breaches pursuant to Section 2.03(b)) shall constitute the sole remedies against the Master Servicer available to the Certificateholders, the Depositor or the Trustee on behalf of the Certificateholders respecting a breach of the representations, warranties and covenants contained in this Section 2.05.

                  SECTION 2.06. Issuance of the REMIC I Regular Interests and
                                the Class R-I Interest.

                  The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery to it or the Custodian of the Mortgage Files, subject to the provisions of Section 2.01 and Section 2.02, together with the assignment to it of all other assets included in REMIC I, the receipt of which is hereby acknowledged. Concurrently with such assignment and delivery and in exchange therefor, the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, authenticated and delivered to or upon the order of the Depositor, the Class R-I Interest in authorized denominations. The interests evidenced by the Class R-I Interest, together with the REMIC I Regular Interests, constitute the entire beneficial ownership interest in REMIC I. The rights of the Class R Certificateholders and REMIC III (as holder of the REMIC I Regular Interests) to receive distributions from the proceeds of REMIC I in respect of the Class R-I Interest and the REMIC I Regular Interests, respectively, and all ownership interests evidenced or constituted by the Class R-I Interest and the REMIC I Regular Interests, shall be as set forth in this Agreement.

                  SECTION 2.07. Conveyance of the REMIC I Regular Interests;
                                Acceptance of REMIC II, REMIC III and REMIC IV by the Trustee.

                  (a) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the assets described in the definition of REMIC I for the benefit of the Holders of the REMIC I Regular Interests (which are uncertificated) and the Class R Certificates (in respect of the Class R-I Interest). The Trustee acknowledges receipt of the assets described in the definition of REMIC I and declares that it holds and shall hold the same in trust for the exclusive use and benefit of the Holders of the REMIC I Regular Interests and the Class R Certificates (in respect of the Class R-I Interest). The interests evidenced by the Class R-I Interest, together with the REMIC I Regular Interests, constitute the entire beneficial ownership interest in REMIC I.

                  (b) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC I Regular Interests (which are


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uncertificated) and the Class R Certificates (in respect of the Class R-II
Interest). The Trustee acknowledges receipt of the REMIC I Regular Interests and declares that it holds and shall hold the same in trust for the exclusive use and benefit of the Holders of the REMIC II Regular Interests and the Class R Certificates (in respect of the Class R-II Interest). The interests evidenced by the Class R-II Interest, together with the REMIC II Regular Interests, constitute the entire beneficial ownership interest in REMIC II.

                  (c) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC II Regular Interests (which are uncertificated) and the Class R Certificates (in respect of the Class R-III Interest). The Trustee acknowledges receipt of the REMIC II Regular Interests and declares that it holds and shall hold the same in trust for the exclusive use and benefit of the Holders of the REMIC III Regular Interests and the Class R Certificates (in respect of the Class R-III Interest). The interests evidenced by the Class R-III Interest, together with the REMIC III Regular Interests, constitute the entire beneficial ownership interest in REMIC III.

                  (d) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC III Regular Interests (which are uncertificated) for the benefit of the Holders of the REMIC IV Regular Interests and the Class R Certificates (in respect of the Class R-IV Interest). The Trustee acknowledges receipt of the REMIC III Regular Interests and declares that it holds and shall hold the same in trust for the exclusive use and benefit of the Holders of the REMIC IV Regular Interests and the Class R Certificates (in respect of the Class R-IV Interest). The interests evidenced by the Class R-IV Interest, together with the Regular Certificates (other than the Class CE Certificates and the Class P Certificates), the Class CE Interest and the Class P Interest, constitute the entire beneficial ownership interest in REMIC IV.

                  (e) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the Class CE Interest (which is uncertificated) for the benefit of the Holders of the Class CE Certificates and the Class R-X Certificates (in respect of the Class R-V Interest). The Trustee acknowledges receipt of the Class CE Interest and declares that it holds and shall hold the same in trust for the exclusive use and benefit of the Holders of the Class CE Certificates and the Class R-X Certificates (in respect of the Class R-V Interest). The interests evidenced by the Class R-V Interest and the Class CE Certificates, constitute the entire beneficial ownership interest in REMIC V.

                  (f) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the Class P Interest (which is uncertificated) for the benefit of the Holders of the Class P Certificates and the Class R-X Certificates (in respect of the Class R-VI


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Interest). The Trustee acknowledges receipt of the Class P Interest and declares that it holds and shall hold the same in trust for the exclusive use and benefit of the Holders of the Class P Certificates and the Class R-X Certificates (in respect of the Class R-VI Interest). The interests evidenced by the Class R-VI Interest, together with the Class P Certificates, constitute the entire beneficial ownership interest in REMIC VI.

                  SECTION 2.08. Issuance of Class R Certificates and Class R-X
                                Certificates.

                  (a) The Trustee acknowledges the assignment to it of the REMIC I Regular Interests and, concurrently therewith and in exchange therefor, pursuant to the written request of the Depositor executed by an officer of the Depositor, the Trustee has executed, authenticated and delivered to or upon the order of the Depositor, the Class R Certificates in authorized denominations. The interests evidenced by the Class R Certificates, together with the REMIC I Regular Interests, the REMIC II Regular Interests, the REMIC III Regular Interests, the REMIC IV Certificates, the Class CE Interest and the Class P Interest, constitute the entire beneficial ownership interest in REMIC I, REMIC II, REMIC III and REMIC IV.

                  (b) The Trustee acknowledges the assignment to it of the Class CE Interest and the Class P Interest and, concurrently therewith and in exchange therefor, pursuant to the written request of the Depositor executed by an officer of the Depositor, the Trustee has executed, authenticated and delivered to or upon the order of the Depositor, the Class R-X Certificates in authorized denominations. The interests evidenced by the Class R-X Certificates, together with the Class CE Certificates and the Class P Certificates constitute the entire beneficial ownership interest in REMIC V and REMIC VI.

                  SECTION 2.09. Conveyance of the Subsequent Mortgage Loans.

                  (a) Subject to the conditions set forth in paragraph (b) below, in consideration of the Trustee's delivery on the Subsequent Transfer Dates to or upon the order of the Depositor of all or a portion of the balance of funds in the Pre-Funding Accounts, the Depositor shall on any Subsequent Transfer Date sell, transfer, assign, set over and convey without recourse to the Trustee for the benefit of the Trust Fund but subject to the other terms and provisions of this Agreement all of the right, title and interest of the Depositor in and to (i) the Subsequent Mortgage Loans identified on the Mortgage Loan Schedule attached to the related Subsequent Transfer Instrument delivered by the Depositor on such Subsequent Transfer Date, (ii) principal due and interest accruing on the Subsequent Mortgage Loans after the related Subsequent Cut-off Date and (iii) all items with respect to such Subsequent Mortgage Loans to be delivered pursuant to Section 2.01 and the other items in the related Mortgage Files; provided, however, that the Depositor reserves and retains all right, title and interest in and to principal due and interest accruing on the Subsequent Mortgage Loans on or prior to the related Subsequent Cut-off Date. The transfer and delivery to the Trustee (or the Custodian on behalf of the Trustee) for deposit in the Mortgage Pool by the Depositor of the Subsequent Mortgage Loans identified on the Mortgage Loan Schedule attached to the related Subsequent Transfer Instrument shall be absolute and is intended by the Depositor, the Master Servicer, the Trustee and the Certificateholders to constitute and to be treated as a sale of the Subsequent Mortgage Loans by the Depositor to the Trust Fund. The related Mortgage File for each Subsequent Mortgage Loan shall be delivered to the Trustee or the Custodian at least three Business Days prior to the related Subsequent Transfer Date.


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


                  The purchase price paid by the Trustee from amounts released from the Group I Pre-Funding Account, the Group II Pre-Funding Account or the Group III Pre-Funding Account, as applicable, shall be one-hundred percent (100%) of the aggregate Stated Principal Balance of the Subsequent Mortgage Loans so transferred (as identified on the Mortgage Loan Schedule provided by the Depositor). This Agreement shall constitute a fixed-price purchase contract in accordance with Section 860G(a)(3)(A)(ii) of the Code.

                  (b) The Depositor shall transfer and deliver to the Trustee (or the Custodian on behalf of the Trustee) for deposit in the Trust Fund the Subsequent Mortgage Loans and the other property and rights related thereto as described in paragraph (a) above, and the Trustee shall release funds from the Group I Pre-Funding Account, the Group II Pre-Funding Account or the Group III Pre-Funding Account, as applicable, only upon the satisfaction of each of the following conditions on or prior to the related Subsequent Transfer Date:

                  (i) the Depositor shall have provided the Trustee, the Master Servicer and the NIMS Insurer with a timely Addition Notice;

                  (ii) the Depositor shall have delivered to the Trustee, the Master Servicer and the NIMS Insurer a duly executed Subsequent Transfer Instrument, which shall include a Mortgage Loan Schedule listing the Subsequent Mortgage Loans, and the Seller shall deliver a computer file containing such Mortgage Loan Schedule to the Trustee and each Rating Agency at least three Business Days prior to the related Subsequent Transfer Date;

                  (iii) as of each Subsequent Transfer Date, as evidenced by delivery of the Subsequent Transfer Instrument, substantially in the form of Exhibit M, neither the Depositor nor the Seller shall be insolvent nor shall it have been rendered insolvent by such transfer nor shall it be aware of any pending insolvency;

                  (iv) such sale and transfer shall not result in a material adverse tax consequence to the Trust Fund or the Certificateholders;

                  (v)      the Funding Period shall not have terminated;

                  (vi) the Depositor shall not have selected the Subsequent Mortgage Loans in a manner that it believed to be adverse to the interests of the Certificateholders;

                  (vii) the Depositor shall have delivered to the Trustee, the Master Servicer and the NIMS Insurer a Subsequent Transfer Instrument confirming the satisfaction of the conditions precedent specified in this Section 2.09 and, pursuant to the Subsequent Transfer Instrument, assigned to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, in, to and under the Subsequent Mortgage Loan Purchase Agreement, to the extent of the Subsequent Mortgage Loans;

                  (viii) the Depositor shall have delivered to the Trustee, the Underwriters and the NIMS Insurer an Opinion of Counsel addressed to the Trustee, the


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


         Underwriters and the Rating Agencies with respect to the transfer of the Subsequent Mortgage Loans substantially in the form of the Opinion of Counsel delivered on the Closing Date regarding the true sale of the Mortgage Loans;

                  (ix) the Depositor shall have delivered to the Trustee the consent of the NIMS Insurer to the transfer of such Subsequent Mortgage Loans; and

                  (x) a nationally recognized firm of independent certified public accountants shall have verified that the Subsequent Mortgage Loans and each Loan Group comply with the criteria set forth in (c),
         (d), (e) and (f) below.

                  (c) The obligation of the Trust Fund to purchase a Subsequent Mortgage Loan on any Subsequent Transfer Date is subject to the satisfaction of the conditions set forth in paragraph (d) below and the accuracy of the following representations and warranties with respect to such Subsequent Mortgage Loan determined as of the related Subsequent Cut-off Date: (i) the Subsequent Mortgage Loan may not be 30 or more days delinquent as of the related Subsequent Cut-off Date; (ii) the remaining term to stated maturity of the Subsequent Mortgage Loan shall not be less than 171 months and shall not exceed 360 months from its first payment date; (iii) the Subsequent Mortgage Loan may not provide for negative amortization; (iv) the Subsequent Mortgage Loan shall not have a Loan-to-Value Ratio or Combined Loan-to-Value Ratio greater than 100.00%; (v) the Subsequent Mortgage Loans shall have, as of the Subsequent Cut-off Date, a weighted average term since origination not in excess of 5 months; (vi) no Subsequent Mortgage Loan shall have a Mortgage Rate less than 5.200% or greater than 12.900%; (vii) the Subsequent Mortgage Loan must have a first payment date occurring on or before April 1, 2005; (viii) the Subsequent Mortgage Loan shall have a Stated Principal Balance no greater than $750,000 and
(ix) the Subsequent Mortgage Loan shall have been underwritten in accordance with the criteria set forth under the section "The Mortgage Pool--Underwriting Standards; Representations" in the Prospectus Supplement.

                  (d) Following the purchase of the Subsequent Group I Mortgage Loans, the Group I Mortgage Loans (including the related Subsequent Group I Mortgage Loans) shall, as of the related Subsequent Cut-off Date: (i) have a weighted average original term to stated maturity of not more than 358 months from the first payment date thereon; (ii) have a weighted average Mortgage Rate of not less than 7.293% and not more than 7.393%; (iii) have a weighted average Loan-to-Value Ratio of not more than 82.95%, (iv) have no Mortgage Loan with a Stated Principal Balance in excess of Fannie Mae and Freddie Mac loan limits, (v) consist of Mortgage Loans with Prepayment Charges representing no less than approximately 69.57% of the Group I Mortgage Loans,
(vi) with respect to the Adjustable-Rate Mortgage Loans in Loan Group I, have a weighted average Gross Margin of not less than 5.870%, (vii) have a weighted average FICO score of not less than 611 and (viii) will have no more than 12.12% of the Group I Mortgage Loans with a FICO score of less than 540, in each case, measured by aggregate Stated Principal Balance of the Group I Mortgage Loans as of the Cut-off Date or Subsequent Cut-off Date, as applicable.

                  (e) Following the purchase of the Subsequent Group II Mortgage Loans, the Group II Mortgage Loans (including the related Subsequent Group II Mortgage Loans) shall, as of the related Subsequent Cut-off Date: (i) have a weighted average original term to stated


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


maturity of not more than 357 months from the first payment date thereon; (ii) have a weighted average Mortgage Rate of not less than 7.299% and not more than 7.399%; (iii) have a weighted average Loan-to-Value Ratio of not more than 82.31%, (iv) have no Mortgage Loan with a Stated Principal Balance in excess of Fannie Mae and Freddie Mac loan limits, (v) consist of Mortgage Loans with Prepayment Charges representing no less than approximately 75.32% of the Group II Mortgage Loans, (vi) with respect to the Adjustable-Rate Mortgage Loans in Loan Group II, have a weighted average Gross Margin of not less than 5.902%,
(vii) have a weighted average FICO score of not less than 605 and (viii) will have no more than 16.00% of the Group II Mortgage Loans with a FICO score of less than 540, in each case, measured by aggregate Stated Principal Balance of the Group II Mortgage Loans as of the Cut-off Date or Subsequent Cut-off Date, as applicable.

                  (f) Following the purchase of the Subsequent Group III Mortgage Loans, the Group III Mortgage Loans (including the related Subsequent Group III Mortgage Loans) shall, as of the related Subsequent Cut-off Date: (i) have a weighted average original term to stated maturity of not more than 359 months from the first payment date thereon; (ii) have a weighted average Mortgage Rate of not less than 7.228% and not more than 7.328%; (iii) have a weighted average Loan-to-Value Ratio of not more than 83.39%, (iv) have no Mortgage Loan with a Stated Principal Balance in excess of $750,000, (v) consist of Mortgage Loans with Prepayment Charges representing no less than approximately 71.13% of the Group III Mortgage Loans, (vi) with respect to the Adjustable-Rate Mortgage Loans in Loan Group III, have a weighted average Gross Margin of not less than 5.908%, (vii) have a weighted average FICO score of not less than 611 and (viii) will have no more than 13.69% of the Group III Mortgage Loans with a FICO score of less than 540, in each case, measured by aggregate Stated Principal Balance of the Group III Mortgage Loans as of the Cut-off Date or Subsequent Cut-off Date, as applicable.]

                  (g) Notwithstanding the foregoing, any Subsequent Mortgage Loan may be rejected by the NIMS Insurer or any Rating Agency if the inclusion of any such Subsequent Mortgage Loan would adversely affect the ratings of any class of Certificates. At least one Business Day prior to the related Subsequent Transfer Date, the Depositor shall obtain confirmation from each Rating Agency which Subsequent Mortgage Loans, if any, shall not be included in the transfer on the related Subsequent Transfer Date and deliver such confirmation to the Trustee and the Master Servicer; provided, however, that the Depositor shall have delivered to each Rating Agency at least three Business Days prior to such Subsequent Transfer Date a computer file reasonably acceptable to each Rating Agency describing the characteristics specified in paragraphs (c) and (d) above.


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                                  ARTICLE III

                          ADMINISTRATION AND SERVICING
                              OF THE MORTGAGE LOANS

                  SECTION 3.01. Master Servicer to Act as Master Servicer.

                  The Master Servicer shall service and administer the Mortgage Loans on behalf of the Trustee and in the best interests of and for the benefit of the Certificateholders (as determined by the Master Servicer in its reasonable judgment) in accordance with (i) the terms of the respective Mortgage Loans and any insurance policies related thereto, (ii) all Applicable Regulations, (iii) the terms of this Agreement and (iv) to the extent consistent with the preceding requirements, in the same manner in which it services and administers similar mortgage loans for its own portfolio, giving due consideration to customary and usual standards of practice of prudent mortgage lenders and loan servicers administering similar mortgage loans but without regard to:

                  (i) any relationship that the Master Servicer, any Sub-Servicer or any Affiliate of the Master Servicer or any Sub-Servicer may have with the related Mortgagor;

                  (ii) the ownership of any Certificate by the Master Servicer or any Affiliate of the Master Servicer;

                  (iii) the Master Servicer's obligation to make Advances or Servicing Advances; or

                  (iv) the Master Servicer's or any Sub-Servicer's right to receive compensation for its services hereunder or with respect to any particular transaction (the "Servicing Standard").

                  To the extent consistent with the foregoing the Master Servicer shall also seek to maximize the timely and complete recovery of principal and interest on the Mortgage Notes related to the Mortgage Loans. Subject only to the above-described servicing standards and the terms of this Agreement and of the respective Mortgage Loans, the Master Servicer shall have full power and authority, acting alone or through Sub-Servicers as provided in
Section 6.06, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, the Master Servicer in its own name or in the name of a Sub-Servicer is hereby authorized and empowered by the Trustee, in accordance with the servicing standards set forth above, (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, or of forbearance, or of modification and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties, (ii) to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure to convert the ownership of such properties, and to hold or cause to be held title to such properties, in the name of the Trust Fund, on behalf of the Trustee and the Certificateholders, (iii) to market, sell and transfer title of REO Properties held in the name of the Trust Fund to third party purchasers upon terms and conditions the Master Servicer deems


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


reasonable under the Servicing Standard, (iv) to bring or respond to civil actions or complaints (in its own name or that of the Trust Fund or the Trustee on behalf of the Trust Fund) related to any Mortgage Loan, Mortgaged Property or REO Property held by the Trust Fund and (v) to execute any other document necessary or appropriate to enable the Master Servicer to carry out its servicing and administrative duties hereunder consistent with the Servicing Standard.

                  At the written request of the Master Servicer, the Trustee shall execute and furnish to the Master Servicer such documents as are necessary or appropriate to enable the Master Servicer to carry out its servicing and administrative duties hereunder. By execution of this Agreement, the Trustee, on behalf of the Trust Fund, hereby grants to the Master Servicer a power of attorney to execute any and all documents necessary to carry out any and all servicing duties described in this Agreement (including the taking of and transferring title of REO Properties to third parties held in the name of the Trustee for the benefit of the Trust) and expressly confirms that this paragraph along with the face page and a copy of the signature page (duly executed) to this Agreement shall constitute the power of attorney for evidentiary and/or recording purposes. The Trustee shall not be liable for the actions of the Master Servicer or any Sub-Servicers under such powers of attorney.

                  Subject to Section 3.04(d) hereof, in accordance with the Servicing Standard, the Master Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the timely payment of taxes and assessments on the Mortgaged Properties, which advances shall be Servicing Advances reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.04(d), and further as provided in Section 3.05(a). Any cost incurred by the Master Servicer or by Sub-Servicers in effecting the timely payment of taxes and assessments on a Mortgaged Property shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid Stated Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

                  Consistent with the terms of this Agreement, the Master Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if such waiver, modification, postponement or indulgence is in conformity with the Servicing Standard; provided, however, that:

                  (A) the Master Servicer shall not make future advances (except as provided in Section 4.03);

                  (B) the Master Servicer shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Rate, defer or forgive the payment of any principal or interest payments, reduce the outstanding Stated Principal Balance (except for reductions resulting from actual payments of principal) or extend the final maturity date on such Mortgage Loan (unless as provided in Section 3.02, (i) the Mortgagor is in default with respect to the Mortgage Loan or (ii) such default is, in the judgment of the Master Servicer, reasonably foreseeable); and

                  (C) the Master Servicer shall not consent to (i) partial releases of Mortgages, (ii) alterations, (iii) removal, demolition or division of properties subject to Mortgages,

         (iv) modification or (v) second mortgage subordination agreements with respect to any Mortgage Loan that would: (i) affect adversely the status of any Trust REMIC as a REMIC,(ii) cause any Trust REMIC to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions, or (iii) both (x) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or Treasury regulations promulgated thereunder) and (y) cause any Trust REMIC constituting part of the Trust Fund to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions" after the Startup Day under the REMIC Provisions.

                  To the extent consistent with the terms of this Agreement, including Section 2.03 and Section 2.05, the Master Servicer may waive (or permit a Sub-Servicer to waive) a Prepayment Charge only under the following circumstances: (i) such waiver is standard and customary in servicing similar Mortgage Loans, (ii) such waiver relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the Master Servicer, maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan, (iii) the collection of such Prepayment Charge would be in violation of applicable laws or (iv) the collection of such Prepayment Charge would be considered "predatory" pursuant to written guidance published or issued by any applicable federal, state or local regulatory authority acting in its official capacity and having jurisdiction over such matters.

                  The Master Servicer may delegate its responsibilities under this Agreement; provided, however, that no such delegation shall release the Master Servicer from the responsibilities or liabilities arising under this Agreement. All references to Master Servicer in this Agreement shall be deemed to include any Sub-Servicer duly appointed by the Master Servicer pursuant to this Agreement.

                  SECTION 3.02. Collection of Certain Mortgage Loan Payments.

                  The Master Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any applicable insurance policies, follow such collection procedures as it would follow with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Consistent with the foregoing, the Master Servicer may in its discretion (i) waive any late payment charge or, if applicable, penalty interest, (ii) waive any provisions of any Mortgage Loan requiring the related Mortgagor to submit to mandatory arbitration with respect to disputes arising thereunder or (iii) extend the due dates for the Monthly Payments due on a Mortgage Note for a period of not greater than 180 days; provided that any extension pursuant to clause (iii) above shall not affect the amortization schedule of any Mortgage Loan for purposes of any computation hereunder. The NIMS Insurer's prior written consent shall be required for any modification, waiver or amendment if the aggregate number of outstanding Mortgage Loans which have been modified, waived or amended exceeds 5% of the number of Mortgage Loans as of the Cut-off Date. In the event of any such arrangement pursuant to clause (iii) above, the Master Servicer shall make timely advances on such Mortgage Loan during such extension pursuant to Section

4.03 and in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements.

                  Notwithstanding the foregoing, in the event that any Mortgage Loan is in default or, in the judgment of the Master Servicer, such default is reasonably foreseeable, the Master Servicer, consistent with the Servicing Standard, may also waive, modify or vary any term of such Mortgage Loan (including modifications that would change the Mortgage Rate, forgive the payment of principal or interest or extend the final maturity date of such Mortgage Loan), accept payment from the related Mortgagor of an amount less than the Stated Principal Balance in final satisfaction of such Mortgage Loan, or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor (any and all such waivers, modifications, variances, forgiveness of principal or interest, postponements, or indulgences collectively referred to herein as "forbearance"). The Master Servicer's analysis supporting any forbearance and the conclusion that any forbearance meets the standards of Section 3.01 shall be reflected in writing in the Mortgage File.

                  In the event that a shortfall in any collection on or liability with respect to any Mortgage Loan results from or is attributable to adjustments to Mortgage Rates, Monthly Payments or Stated Principal Balances that were made by the Master Servicer in a manner not consistent with the terms of the related Mortgage Note and this Agreement, the Master Servicer, upon discovery or receipt of notice thereof, immediately shall deliver to the Trustee for deposit in the Distribution Account from its own funds the amount of any such shortfall and shall indemnify and hold harmless the Trust Fund, the Trustee, the Depositor and any successor master servicer in respect of any such liability. Such indemnities shall survive the termination or discharge of this Agreement.

                  SECTION 3.03. [Reserved].

                  SECTION 3.04. Collection Account, Escrow Account and
                                Distribution Account.

                  (a) COLLECTION ACCOUNT. On behalf of the Trust Fund, the Master Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain in the name of the Trustee one or more accounts (such account or accounts, the "Collection Account") in accordance with this Section 3.04, held in trust for the benefit of the Trustee and the Certificateholders.

                  (b) DEPOSITS TO THE COLLECTION ACCOUNT. On behalf of the Trust Fund, the Master Servicer shall deposit in the Collection Account, in no event more than two Business Days after the Master Servicer's receipt thereof, the following payments and collections received or made by it subsequent to the Cut-off Date with respect to the Initial Mortgage Loans, or the related Subsequent Cut-off Date, with respect to the Subsequent Mortgage Loans, or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a Due Period subsequent thereto:


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                  (i)      all payments on account of principal, including
         Principal Prepayments, on the Mortgage Loans and REO Properties;

                  (ii) all payments on account of interest (excluding Prepayment Interest Excess collected on any Mortgage Loan during the related Prepayment Period) on the Mortgage Loans and REO Properties adjusted to the Net Mortgage Rate;

                  (iii) all Insurance Proceeds and Liquidation Proceeds (other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Servicing Standard), Subsequent Recoveries and any amounts received in respect of the rental of any REO Property prior to REO Disposition;

                  (iv) all proceeds related to the purchase, substitution or repurchase of any Mortgage Loan or REO Property in accordance with
         Section 2.03;

                  (v) any amounts required to be deposited by the Master Servicer pursuant to Section 3.09 in connection with the deductible clause in any blanket hazard insurance policy, such deposit being made from the Master Servicer's own funds, without reimbursement therefor;

                  (vi) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with any losses realized on Permitted Investments with respect to funds held in the Collection Account;

                  (vii) all amounts required to be deposited in connection with shortfalls in principal amount of Qualified Substitute Mortgage Loans pursuant to Section 2.03 (for purposes of this clause (vii), the Cut-off Date with respect to any Qualified Substitute Mortgage Loan shall be deemed to be the date of substitution);

                  (viii) any amounts required to be deposited by the Master Servicer pursuant to Section 4.03(b); and

                  (ix) all Prepayment Charges collected by the Master Servicer, all Prepayment Charges payable by the Master Servicer pursuant to Section 2.03(b).

                  The foregoing requirements for deposit to the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of Prepayment Interest Excess, late payment charges, assumption fees, insufficient funds charges, modification fees and other ancillary fees (but not Prepayment Charges) need not be deposited by the Master Servicer in the Collection Account and shall upon collection, belong to the Master Servicer as additional compensation for its servicing activities. In the event the Master Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

                  (c) ESCROW ACCOUNT. The Master Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments


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separate and apart from any of its own funds and general assets and shall establish and maintain in the name of the Trustee one or more accounts (such account or accounts, the "Escrow Account") held in trust for the benefit of the Certificateholders and the Trustee.

                  (d) DEPOSITS TO THE ESCROW ACCOUNT. The Master Servicer shall deposit or cause to be deposited in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Master Servicer's receipt thereof, and shall thereafter deposit in the Escrow Account, in no event more than two Business Days after the deposit of such funds into the clearing account, as and when received or as otherwise required hereunder, and retain therein:

                  (i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement; and

                  (ii) all Insurance Proceeds which are to be applied to the restoration or repair of any Mortgaged Property.

                  (e) DISTRIBUTION ACCOUNT. On behalf of the Trust Fund, the Trustee shall segregate and hold all funds collected and received pursuant to this Agreement separate and apart from any of its own funds and general assets and shall establish and maintain in the name of the Trustee one or more segregated accounts (such account or accounts, the "Distribution Account"), held in trust for the benefit of the Certificateholders.

                  (f) TRUSTEE DEPOSITS TO THE DISTRIBUTION ACCOUNT. Upon receipt, the Trustee shall deposit or cause to be deposited into the Distribution Account all payments of any nature received from the Master Servicer in accordance with this Agreement. The Trustee shall deposit in the Distribution Account any amounts required to be deposited pursuant to Section
3.06 in connection with losses realized on Permitted Investments with respect to funds held in the Distribution Account.

                  (g) MASTER SERVICER TRANSFER OF FUNDS TO THE DISTRIBUTION ACCOUNT. On behalf of the Trust Fund, the Master Servicer shall deliver to the Trustee in immediately available funds for deposit in the Distribution Account by 1:00 p.m. (New York time) on the Master Servicer Remittance Date, (i) that portion of Available Funds (calculated without regard to the references in clause (2) of the definition thereof to amounts that may be withdrawn from the Distribution Account) for the related Distribution Date then on deposit in the Collection Account, (ii) without duplication, the amount of all Prepayment Charges collected by the Master Servicer, all Prepayment Charges payable by the Master Servicer pursuant to Section 2.03(b)(ii) (to the extent not related to Principal Prepayments occurring after the related Prepayment Period) and (iii) any amounts reimbursable to an Advancing Person pursuant to Section 3.23 and the terms of the related Advance Facility.

                  In addition, the Master Servicer shall deliver to the Trustee from time to time as required by this Agreement, for deposit and the Trustee shall so deposit, in the Distribution Account:


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                  (i)      any Advances, as required pursuant to Section 4.03;

                  (ii)     any amounts required to be deposited pursuant to
         Section 3.13 in connection with any REO Property;

                  (iii) any amounts to be paid in connection with a purchase of Mortgage Loans and REO Properties pursuant to Section 3.16 and
         Section 9.01;

                  (iv)     any Compensating Interest as required pursuant to
         Section 4.03(e);

                  (v)      [reserved];

                  (vi) any amounts required to be paid by the Master Servicer pursuant to Section 3.06 in connection with any losses realized on Permitted Investments with respect to funds held in the Collection Account; and

                  (vii) any amounts required to be paid to the Trustee from the assets of the Trust Fund on deposit in the Collection Account pursuant to this Agreement, including but not limited to amounts required to be paid to the Trustee pursuant to Section 7.02 and Section 8.05.

                  Funds held in the Collection Account pursuant to Section 3.04(b) may at any time be delivered by the Master Servicer to the Trustee for deposit into the Distribution Account and for all purposes of this Agreement shall be deemed to be a part of the Collection Account until the Business Day prior to the Distribution Date; provided, however, that the Trustee shall have the sole authority to withdraw any funds held pursuant to this paragraph. In the event the Master Servicer shall deliver to the Trustee for deposit in the Distribution Account any amount not required to be deposited therein, it may at any time request that the Trustee withdraw such amount from the Distribution Account and remit to it any such amount, any provision herein to the contrary notwithstanding.

                  (h) INVESTMENT OF ACCOUNT FUNDS. Funds on deposit in the Collection Account, the Distribution Account, any REO Account and any Escrow Account may be invested in Permitted Investments in accordance with the provisions set forth in Section 3.06. Any investment earnings or interest paid on funds deposited in the Collection Account, any REO Account and any Escrow Account (subject to Section 3.05(b)) shall accrue to the benefit of the Master Servicer and the Master Servicer shall be entitled to retain and withdraw such interest from each such account on a daily basis. Any investment earnings or interest paid on funds deposited in the Distribution Account, shall accrue to the benefit of the Trustee and the Trustee shall be entitled to retain and withdraw such interest from each such account on a daily basis.

                  Funds on deposit in the Pre-Funding Accounts, the Interest Coverage Accounts and the Net WAC Rate Carryover Reserve Account may be invested in Permitted Investments in accordance with Section 3.06, subject to any limitations set forth in Section 4.07 (with respect to the Pre-Funding Accounts), Section 4.08 (with respect to the Interest Coverage Accounts) and
Section 4.10 (with respect to the Net WAC Rate Carryover Reserve Account) and any investment earnings or interest paid shall accrue to the benefit of the party designated in such section.


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


                  (i) CREATION, LOCATION AND SUBSEQUENT TRANSFERS OF ACCOUNTS. Each account created pursuant to this Agreement must be an Eligible Account. On or prior to the Closing Date, the Master Servicer and the Trustee shall give notice, to each other, the NIMS Insurer and the Depositor of the location of any account created by it pursuant to this Agreement. From time to time, the Master Servicer and the Trustee may each transfer any account created by it to a different depository institution provided that upon such transfer the written notice is provided to all other parties listed in the preceding sentence.

                  (j) In order to comply with its duties under the U.S.A. Patriot Act of 2001, the Trustee shall obtain and verify certain information and documentation from the owners of the accounts that the Trustee establishes pursuant to this Agreement including, but not limited to, each account owner's name, address, and other identifying information.

                  SECTION 3.05. Permitted Withdrawals From the Collection
                                Account, Escrow Account and Distribution
                                Account.

                  (a) COLLECTION ACCOUNT. The Master Servicer may, from time to time, withdraw from the Collection Account for the following purposes or as described in Section 4.03:

                  (i) to remit to the Trustee for deposit in the Distribution Account the amounts required to be so remitted pursuant to
         Section 3.04(g) or permitted to be so remitted pursuant to the last paragraph of Section 3.04(g);

                  (ii)     subject to Section 3.12(c), to reimburse itself for
         (a) any unpaid Servicing Fees, (b) any unreimbursed Servicing Advances and (c) any unreimbursed Advances, the Master Servicer's right to reimburse itself pursuant to this subclause (ii) being limited to any Late Collections, Liquidation Proceeds, Subsequent Recoveries and Insurance Proceeds received on the related Mortgage Loan and any amounts received in respect of the rental of the related REO Property prior to an REO Disposition that represent payments of principal and/or interest respecting which any such advance was made;

                  (iii) to reimburse itself for (a) any unpaid Servicing Fees to the extent not recoverable under Section 3.05(a)(ii) and (b) any unpaid Advances or Servicing Advances that have been deemed Nonrecoverable Advances or Nonrecoverable Servicing Advances;

                  (iv) to pay to itself any Prepayment Interest Excess to the extent not otherwise retained;

                  (v)      to reimburse itself for any amounts paid pursuant to
         Section 3.12(b) (and not otherwise previously reimbursed);

                  (vi) to pay to itself as servicing compensation any interest earned on funds in the Collection Account;

                  (vii) subject to Section 4.03(b), to reimburse the Master Servicer in respect of any unreimbursed Advances to the extent of funds held in the Collection Account for


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         future distribution that were not included in Available Funds for the preceding Distribution Date;

                  (viii) to reimburse the Master Servicer or the Depositor for expenses incurred by or reimbursable to the Master Servicer or the Depositor, as the case may be, pursuant to Section 6.03;

                  (ix) to remit to the Trustee any amounts that the Trustee is permitted to be paid or reimbursed from the assets of the Trust Fund pursuant to the terms of this Agreement, including the terms of Section 7.02(a) and Section 8.05;

                  (x) to reimburse the NIMS Insurer, the Master Servicer (if the Master Servicer is not an Affiliate of the Seller) or the Trustee, as the case may be, for enforcement expenses reasonably incurred in respect of the breach or defect giving rise to the purchase obligation under Section 2.03 that were included in the Purchase Price of the Mortgage Loan, including any expenses arising out of the enforcement of the purchase obligation;

                  (xi) to pay to the Master Servicer, the Depositor or the Seller, as the case may be, with respect to each Mortgage Loan that has previously been purchased or replaced pursuant to Section 2.03 or
         Section 3.16(a) all amounts received thereon subsequent to the date of purchase or substitution, as the case may be;

                  (xii) to transfer funds in the Collection Account maintained at a particular depository to the Collection Account maintained at a different depository, pursuant to Section 3.04(i); and

                  (xiii) to clear and terminate the Collection Account upon the termination of this Agreement.

                  The foregoing requirements for withdrawal from the Collection Account shall be exclusive. In the event the Master Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

                  The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account, to the extent held by or on behalf of it, pursuant to subclauses (ii), (iii), (iv), (v), (vi), (vii),
(viii) and (xi) above. The Master Servicer shall provide written notification to the Trustee and the NIMS Insurer on or prior to the next succeeding Master Servicer Reporting Date, upon making any withdrawals from the Collection Account pursuant to subclause (viii) above.

                  (b) ESCROW ACCOUNT. The Master Servicer may, from time to time, withdraw from the Escrow Account for the following purposes:

                  (i) to effect payments of ground rents, taxes, assessments, water rates, hazard insurance premiums and comparable items;


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                  (ii)     to reimburse the Master Servicer for any Servicing
         Advance made by the Master Servicer with respect to a related Mortgage Loan but only from amounts received on the related Mortgage Loan which represent late payments or Late Collections of Escrow Payments thereunder;

                  (iii) to refund to the Mortgagor any funds as may be determined to be overages;

                  (iv) for transfer to the Collection Account in accordance with the terms of this Agreement;

                  (v) for application to restoration or repair of the Mortgaged Property;

                  (vi) to pay to the Master Servicer, or to the Mortgagor to the extent required by the related Mortgage Loan or Applicable Regulations, any interest paid on the funds deposited in the Escrow Account;

                  (vii) to clear and terminate the Escrow Account on the termination of this Agreement; and

                  (viii) to transfer to the Collection Account any Insurance Proceeds.

                  In the event the Master Servicer shall deposit in an Escrow Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Escrow Account, any provision herein to the contrary notwithstanding. As part of its servicing duties, the Master Servicer shall pay to the Mortgagor interest on funds in the Escrow Account, to the extent required by the related Mortgage Loan or Applicable Regulations, and to the extent that interest earned on funds in the Escrow Account is insufficient, shall pay such interest from its own funds, without any reimbursement therefor. The Master Servicer may pay to itself any excess interest on funds in the Escrow Account, to the extent such action is in conformity with the Servicing Standard, is permitted by law and such amounts are not required to be paid to Mortgagors or used for any of the other purposes set forth above.

                  (c) DISTRIBUTION ACCOUNT. The Trustee shall, from time to time, make withdrawals from the Distribution Account, for any of the following purposes:

                  (i) to make distributions to the Swap Account in accordance with Section 4.09;

                  (ii) to make distributions to Certificateholders in accordance with Section 4.01;

                  (iii) to pay to itself and the Custodian amounts to which either is entitled pursuant to Section 8.05;

                  (iv) to pay itself any interest income earned on funds deposited in the Distribution Account pursuant to Section 3.06;


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


                  (v)      to reimburse itself pursuant to Section 7.01 and
         Section 7.02(b);

                  (vi)     to pay any amounts in respect of taxes pursuant to
         Section 10.01(g)(iii); and

                  (vii) to clear and terminate the Distribution Account pursuant to Section 9.01.

                  SECTION 3.06. Investment of Funds in the Collection Account,
                                the Escrow Account, the REO Account and the Distribution Account.

                  (a) The Master Servicer may direct any depository institution maintaining the Collection Account, the Escrow Account (subject to Section 3.05(b)) and the REO Account and the Trustee may direct any depository institution maintaining the Distribution Account (for purposes of this Section 3.06, each an "Investment Account"), to invest the funds in such Investment Account in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Trustee is the obligor thereon, and (ii) no later than the date on which such funds are required to be withdrawn from such Investment Account pursuant to this Agreement, if the Trustee is the obligor thereon. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such) or in the name of a nominee of the Trustee. The Trustee shall be entitled to sole possession (except with respect to investment direction of funds held in the Collection Account, the Escrow Account, and the REO Account) over each such investment and (except with respect to the income on funds held in the Collection Account, the Escrow Account and the REO Account) the income thereon, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Trustee or its agent, together with any document of transfer necessary to transfer title to such investment to the Trustee or its nominee. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Trustee shall:

                  (i) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

                  (ii) demand payment of all amounts due thereunder promptly upon determination by a Responsible Officer of the Trustee that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

                  (b) All income in the nature of interest from the investment of funds in the Collection Account, the Escrow Account (subject to Section 3.05(b)) and the REO Account shall be for the benefit of the Master Servicer as compensation for the Master Servicer's services pursuant to this Agreement. The Master Servicer shall deposit in the Collection Account, the Escrow Account, and the REO Account, as applicable, from its own funds the amount of any


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loss incurred in respect of any such Permitted Investment made with funds in such account immediately upon realization of such loss.

                  (c) All income in the nature of interest or earnings from the investment of funds in the Distribution Account shall be for the benefit of the Trustee as compensation for the Trustee's services pursuant to this Agreement. The Trustee shall deposit in the Distribution Account from its own funds the amount of any loss incurred on Permitted Investments in the Distribution Account.

                  (d) Funds on deposit in the Pre-Funding Accounts, the Interest Coverage Accounts and the Net WAC Rate Carryover Reserve Account may be invested in Permitted Investments in accordance with this Section 3.06 subject to any limitations set forth in Section 4.07 (with respect to the Pre-Funding Accounts), Section 4.08 (with respect to the Interest Coverage Accounts) and
Section 4.10 (with respect to the Net WAC Rate Carryover Reserve Account) and any investment earnings or interest paid shall accrue to the benefit of the party designated in such section and the party so designated shall deposit in the related account from its own funds the amount of any loss incurred on Permitted Investments in such account.

                  (e) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may and, subject to Section 8.01 and
Section 8.02(a)(v), upon the request of the NIMS Insurer or the Holders of Certificates representing more than 50% of the Voting Rights allocated to any Class of Certificates, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

                  SECTION 3.07. Payment of Taxes, Insurance and Other Charges.

                  With respect to each Mortgage Loan, the Master Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of fire and hazard insurance coverage and, as to those Mortgage Loans subject to a voluntary escrow agreement, shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Master Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage or Applicable Regulations. The Master Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of the Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make Servicing Advances from its own funds to effect such payments. To the extent that the Mortgage does not provide for Escrow Payments, the Master Servicer shall use reasonable efforts consistent with the Servicing Standard to determine that any such payments are made by the Mortgagor at the time they first become due and shall ensure that the Mortgaged Property is not lost to a tax lien as a result of nonpayment and that such Mortgaged Property is not left uninsured.


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                  SECTION 3.08. Maintenance of Hazard Insurance.

                  The Master Servicer shall cause to be maintained for each Mortgage Loan fire insurance with extended coverage on the related Mortgaged Property in an amount which is at least equal to the least of (i) the current Stated Principal Balance of such Mortgage Loan, (ii) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis and (iii) the maximum insurable value of the improvements which are a part of such Mortgaged Property, in each case in an amount not less than such amount as is necessary to avoid the application of any coinsurance clause contained in the related hazard insurance policy. The Master Servicer shall also cause to be maintained fire insurance with extended coverage on each REO Property in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding Stated Principal Balance of the related Mortgage Loan, plus accrued interest at the Mortgage Rate and related Servicing Advances (each measured at the time it became an REO Property). The Master Servicer shall comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any such hazard policies. Any amounts to be collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or amounts to be released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note) shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.05, if received in respect of a Mortgage Loan, or in the REO Account, subject to withdrawal pursuant to Section 3.13, if received in respect of an REO Property. Any cost incurred by the Master Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid Stated Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property or REO Property is at any time in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the Master Servicer shall cause to be maintained a flood insurance policy in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid Stated Principal Balance of the related Mortgage Loan, (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program) and (iii) the maximum insurable value of the improvements which are part of the related Mortgaged Property.

                  SECTION 3.09. Maintenance of Mortgage Blanket Insurance.

                  In the event that the Master Servicer shall obtain and maintain a blanket policy with an insurer having a General Policy Rating of A:V or better in Best's Key Rating Guide (or such other rating that is comparable to such rating) insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first two sentences of Section 3.08, it being understood and agreed that such policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with the first two sentences of Section 3.08, and there shall have been one or more losses which would have been covered by such policy, deposit to the Collection Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to prepare and present, on behalf of itself, the Trustee and the Certificateholders, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

                  SECTION 3.10. Fidelity Bond; Errors and Omissions Insurance.

                  The Master Servicer shall keep in force during the term of this Agreement a policy or policies of insurance covering errors and omissions for failure in the performance of the Master Servicer's obligations under this Agreement, which policy or policies shall be in such form and amount that would meet the requirements of Fannie Mae or Freddie Mac if it were the purchaser of the Mortgage Loans, unless the Master Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. The Master Servicer shall also maintain a fidelity bond in the form and amount that would meet the requirements of Fannie Mae or Freddie Mac, unless the Master Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. Upon reasonable request, the Master Servicer shall provide the Trustee and the NIMS Insurer with copies of any such insurance policies and fidelity bond. The Master Servicer shall be deemed to have complied with this provision if an Affiliate of the Master Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Master Servicer. Any such errors and omissions policy and fidelity bond shall by its terms not be cancelable without thirty days' prior written notice to the Trustee. The Master Servicer shall also cause each Sub-Servicer to maintain a policy of insurance covering errors and omissions and a fidelity bond which would meet such requirements.

                  SECTION 3.11. Enforcement of Due-On-Sale Clauses; Assumption
                                Agreements.

                  The Master Servicer shall, to the extent it has knowledge of any conveyance or prospective conveyance of any Mortgaged Property by any Mortgagor (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause, if any, applicable thereto; provided, however, that the Master Servicer shall not exercise any such rights if prohibited by law from doing so. If the Master Servicer reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, or if any of the other conditions set forth in the proviso to the preceding sentence apply, the Master Servicer is authorized to enter into an assumption and modification agreement from or with the person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. The Master Servicer is also authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as the Mortgagor and becomes liable under the Mortgage Note, provided that no such substitution shall be effective unless such person satisfies the underwriting criteria of the Master Servicer. In connection with any assumption or substitution, the Master Servicer shall apply such underwriting standards and follow such practices and procedures as shall be normal and usual in its general mortgage servicing activities and as it applies to other mortgage loans owned solely by it. The Master Servicer shall not take or enter into any assumption and modification agreement, however, unless (to the extent practicable in the circumstances) it shall have received confirmation, in writing, of the continued effectiveness of any applicable hazard insurance policy, or a new policy meeting the requirements of this Section is obtained. Any fee collected by the Master Servicer in respect of an assumption or substitution of liability agreement shall be retained by the Master Servicer as additional servicing compensation. In connection with any such assumption, no material term of the Mortgage Note (including but not limited to the related Mortgage Rate and the amount of the Monthly Payment) may be amended or modified, except as otherwise required pursuant to the terms thereof or otherwise permitted under Section 3.01. The Master Servicer shall notify the Trustee and any respective Custodian that any such substitution or assumption agreement has been completed by forwarding to the Trustee or to such Custodian, as the case may be, the executed original of such substitution or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

                  Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Master Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or by the terms of the Mortgage Note or any assumption which the Master Servicer may be restricted by law from preventing, for any reason whatever. For purposes of this Section 3.11, the term "assumption" is deemed to also include a sale (of the Mortgaged Property) subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

                  SECTION 3.12. Realization Upon Defaulted Mortgage Loans.

                  (a) The Master Servicer shall, consistent with the Servicing Standard, foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.02. The Master Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that such costs and expenses shall be recoverable as Servicing Advances by the Master Servicer as contemplated in Section 3.05 and
Section 3.13. The foregoing is subject to the provision that: (i) in any case in which Mortgaged Property shall have suffered damage from an Uninsured Cause, the Master Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion that such restoration shall increase the proceeds of liquidation of the related Mortgage Loan after reimbursement to itself for such expenses and (ii) with respect to any second lien Mortgage Loan for which the related first lien mortgage loan is not included in the Trust Fund, if, after such Mortgage Loan becomes 180 days or more delinquent and the Master Servicer, after making a Final Recovery Determination, determines that a net recovery that would eliminate or reduce a Realized Loss by more than an immaterial amount is not possible through foreclosure, such


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


Mortgage Loan may be charged off and such Mortgage Loan shall be treated as a Liquidated Mortgage Loan giving rise to a Realized Loss.

                  (b)      Notwithstanding the foregoing provisions of this
Section 3.12 or any other provision of this Agreement, with respect to any Mortgage Loan as to which the Master Servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, the Master Servicer shall not, on behalf of the Trustee, either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise or (ii) otherwise acquire possession of, or take any other action with respect to, such Mortgaged Property, if, as a result of any such action, the Trustee, the Trust Fund or the Certificateholders would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Master Servicer has also previously determined, based on its reasonable judgment and a report prepared by a Person who regularly conducts environmental audits using customary industry standards, that:

                  (1) such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

                  (2) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Trust Fund to take such actions with respect to the affected Mortgaged Property.

                  Notwithstanding the foregoing, if such environmental audit reveals, or if the Master Servicer has actual knowledge or notice, that such Mortgaged Property contains such toxic or hazardous wastes or substances, the Master Servicer shall not foreclose or accept a deed in lieu of foreclosure without the prior written consent of the NIMS Insurer (which consent shall not be unreasonably withheld).

                  The cost of the environmental audit report contemplated by this Section 3.12 shall be advanced by the Master Servicer, subject to the Master Servicer's right to be reimbursed therefor from the Collection Account as provided in Section 3.05(a)(v), such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans.

                  If the Master Servicer determines, as described above, that it is in the best economic interest of the Trust Fund to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes or petroleum-based materials affecting any such Mortgaged


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Property, then the Master Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund; provided, however, that the Master Servicer shall not proceed with foreclosure or acceptance of a deed in lieu of foreclosure if the estimated costs of the environmental clean up, as estimated in the environmental audit report, together with the Advances made by the Master Servicer and the estimated costs of foreclosure or acceptance of a deed in lieu of foreclosure, exceeds the estimated value of the Mortgaged Property. The cost of any such compliance, containment, cleanup or remediation shall be advanced by the Master Servicer, subject to the Master Servicer's right to be reimbursed therefor from the Collection Account as provided in Section 3.05(a)(v), such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans.

                  (c) Proceeds received in connection with any Final Recovery Determination, as well as any recovery resulting from a partial collection of Insurance Proceeds, Subsequent Recoveries or Liquidation Proceeds, in respect of any Mortgage Loan, shall be applied in the following order of priority: first, to reimburse the Master Servicer or any Sub-Servicer for any related unreimbursed Servicing Advances and Advances, pursuant to Section 3.05(a)(ii); second, to accrued and unpaid interest on the Mortgage Loan, to the date of the Final Recovery Determination, or to the Due Date prior to the Distribution Date on which such amounts are to be distributed if not in connection with a Final Recovery Determination; and third, as a recovery of principal of the Mortgage Loan. If the amount of the recovery so allocated to interest is less than the full amount of accrued and unpaid interest due on such Mortgage Loan, the amount of such recovery shall be allocated by the Master Servicer as follows: first, to unpaid Servicing Fees; and second, to the balance of the interest then due and owing. The portion of the recovery so allocated to unpaid Servicing Fees shall be reimbursed to the Master Servicer or any Sub-Servicer pursuant to Section 3.05(a)(ii).

                  SECTION 3.13. Title, Management and Disposition of REO
                                Property.

                  (a) The deed or certificate of sale of any REO Property shall be taken in the name of the Trustee, or its nominee, in trust for the benefit of the Certificateholders. Pursuant to the power of attorney granted in
Section 3.01, the Master Servicer is hereby authorized to transfer the title of any REO Property taken in the name of the Trustee to a third party purchaser pursuant to this Section 3.13 without further documentation of its authority as attorney-in-fact for the Trustee on behalf of the Trust. The Master Servicer, on behalf of the Trust Fund (and on behalf of the Trustee for the benefit of the Certificateholders), shall either sell any REO Property before the close of the third taxable year after the year the Trust Fund acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code or request from the Internal Revenue Service, no later than 60 days before the day on which the three-year grace period would otherwise expire, an extension of the three-year grace period, unless the Master Servicer shall have delivered to the Trustee, the NIMS Insurer and the Depositor an Opinion of Counsel, addressed to the Trustee, the NIMS Insurer and the Depositor, to the effect that the holding by the Trust Fund of such REO Property subsequent to three years after its acquisition shall not result in the imposition on any Trust REMIC of taxes on "prohibited transactions" thereof, as defined in Section 860F of the Code, or cause any Trust REMIC to fail to qualify as a REMIC under Federal law at any time that any Certificates are outstanding. The Master Servicer shall manage, conserve, protect and operate each REO Property for the benefit of the


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Certificateholders and solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by any Trust REMIC of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code, or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions.

                  (b) The Master Servicer shall segregate and hold all funds collected and received in connection with the operation of any REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to REO Properties an account held in trust for the Trustee for the benefit of the Certificateholders (the "REO Account"), which shall be an Eligible Account. The Master Servicer shall be permitted to allow the Collection Account to serve as the REO Account, subject to separate ledgers for each REO Property. The Master Servicer shall be entitled to retain or withdraw any interest income paid on funds deposited in the REO Account.

                  (c) The Master Servicer shall have full power and authority, subject only to the specific requirements and prohibitions of this Agreement, to do any and all things in connection with any REO Property as are consistent with the manner in which the Master Servicer manages and operates similar property owned by the Master Servicer or any of its Affiliates, all on such terms and for such period as the Master Servicer deems to be in the best interests of Certificateholders and appropriate to effect the prompt disposition and sale of the REO Property. In connection therewith, the Master Servicer shall deposit, or cause to be deposited in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Master Servicer's receipt thereof, and shall thereafter deposit in the REO Account, in no event more than two Business Days after the deposit of such funds into the clearing account, all revenues received by it with respect to an REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of such REO Property including, without limitation:

                  (i) all insurance premiums due and payable in respect of such REO Property;

                  (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon; and

                  (iii) all costs and expenses necessary to maintain such REO Property.

                  To the extent that amounts on deposit in the REO Account with respect to an REO Property are insufficient for the purposes set forth in clauses (i) through (iii) above with respect to such REO Property, the Master Servicer shall advance from its own funds such amount as is necessary for such purposes if, but only if, the Master Servicer would make such advances if the Master Servicer owned the REO Property and if in the Master Servicer's judgment, the payment of such amounts shall be recoverable from the rental or sale of the REO Property.


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                  Notwithstanding the Master Servicer's obligation to the
Certificateholders to manage and operate (including the collection of rents from existing tenants and management of any leases acquired with the REO property to the extent applicable) the REO Property from the date of acquisition until the date of sale, neither the Master Servicer nor the Trustee shall knowingly:

                  (i) authorize the Trust Fund to enter into, renew or extend any New Lease with respect to any REO Property, if the New Lease by its terms shall give rise to any income that does not constitute Rents from Real Property;

                  (ii) authorize any amount to be received or accrued under any New Lease other than amounts that shall constitute Rents from Real Property;

                  (iii) authorize any construction on any REO Property, other than the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

                  (iv) authorize any Person to Directly Operate any REO Property on any date more than 90 days after its date of acquisition by the Trust Fund;

unless, in any such case, the Master Servicer has obtained an Opinion of Counsel, provided to the Trustee and the NIMS Insurer, to the effect that such action shall not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code at any time that it is held by the Trust Fund, and (B) the Master Servicer has received written notice from the Trustee that it has received written consent from the NIMS Insurer (which consent shall not be unreasonably withheld) that the specific action may be taken.

                  The Master Servicer may contract with any Independent Contractor for the operation and management of any REO Property, provided that:

                  (i) the terms and conditions of any such contract shall not be inconsistent herewith;

                  (ii) any such contract shall require, or shall be administered to require, that the Independent Contractor pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed above and remit all related revenues (net of such costs and expenses) to the Master Servicer as soon as practicable, but in no event later than thirty days following the receipt thereof by such Independent Contractor;

                  (iii) none of the provisions of this Section 3.13(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Master Servicer of any of its duties and obligations to the Trustee on behalf of the Certificateholders with respect to the operation and management of any such REO Property; and


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                  (iv)     the Master Servicer shall be obligated with respect
         thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

                  The Master Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Master Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. The Master Servicer shall be solely liable for all fees owed by it to any such Independent Contractor, irrespective of whether the Master Servicer's compensation pursuant to Section 3.18 is sufficient to pay such fees. The Master Servicer shall not engage an Independent Contractor to engage in any activities that the Master Servicer would not be permitted to engage in itself in accordance with the other provisions of this Agreement.

                  (d)      In addition to the withdrawals permitted under
Section 3.13(c), the Master Servicer may from time to time make withdrawals from the REO Account for any REO Property: (i) to pay itself or any Sub-Servicer unpaid Servicing Fees in respect of the related Mortgage Loan; and (ii) to reimburse itself or any Sub-Servicer for unreimbursed Servicing Advances and Advances made in respect of such REO Property or the related Mortgage Loan. On the Master Servicer Remittance Date, the Master Servicer shall withdraw from each REO Account maintained by it and deposit into the Distribution Account in accordance with Section 3.04(g)(ii), for distribution on the related Distribution Date in accordance with Section 4.01, the income from the related REO Property received during the prior calendar month, net of any withdrawals made pursuant to Section 3.13(c) or this Section 3.13(d).

                  (e) Subject to the time constraints set forth in Section 3.13(a) (including the constraint that the Master Servicer hold and manage each REO Property "solely for the purpose of its prompt disposition"), each REO disposition shall be carried out by the Master Servicer at such price and upon such terms and conditions as shall be normal and usual in its general servicing activities for similar properties.

                  (f) The proceeds from the REO Disposition, net of any amount required by law to be remitted to the Mortgagor under the related Mortgage Loan and net of any payment or reimbursement to the Master Servicer or any Sub-Servicer as provided above, shall be deposited in the Distribution Account in accordance with Section 3.04(g)(ii) on the Master Servicer Remittance Date in the month following the receipt thereof for distribution on the related Distribution Date in accordance with Section 4.01. Any REO Disposition shall be for cash only (unless changes in the REMIC Provisions made subsequent to the Startup Day allow a sale for other consideration).

                  SECTION 3.14. [Reserved].

                  SECTION 3.15. Reports of Foreclosure and Abandonment of
                                Mortgaged Properties.

                  The Master Servicer shall file information returns with respect to the receipt of mortgage interest received in a trade or business, reports of foreclosures and abandonments of


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any Mortgaged Property and cancellation of indebtedness income with respect to any Mortgaged Property as required by Sections 6050H, 6050J and 6050P of the Code, respectively. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

                  SECTION 3.16. Optional Purchase of Defaulted Mortgage Loans.

                  The NIMS Insurer or the Master Servicer may, at its option, purchase a Mortgage Loan which has become 90 or more days delinquent or for which the Master Servicer has accepted a deed in lieu of foreclosure. Prior to purchase pursuant to this Section 3.16, the Master Servicer shall be required to continue to make Advances pursuant to Section 4.03. Neither the NIMS Insurer nor the Master Servicer shall use any procedure in selecting Mortgage Loans to be repurchased which is materially adverse to the interests of the Certificateholders. The NIMS Insurer or the Master Servicer, as applicable, shall purchase such delinquent Mortgage Loan at a price equal to the Purchase Price of such Mortgage Loan. Any such purchase of a Mortgage Loan pursuant to this Section 3.16 shall be accomplished by remittance to the Master Servicer for deposit in the Collection Account of the amount of the Purchase Price. The Trustee (or the Custodian on behalf of the Trustee) shall immediately effectuate the conveyance of such delinquent Mortgage Loan to the NIMS Insurer or the Master Servicer, as applicable, to the extent necessary, as requested, and the Trustee (or the Custodian on behalf of the Trustee) shall promptly deliver all documentation to the NIMS Insurer or the Master Servicer as applicable, and as shall be necessary to vest in the Master Servicer title to any Mortgage Loan or related REO Property released pursuant hereto.

                  SECTION 3.17. Trustee to Cooperate; Release of Mortgage Files.

                  (a) Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer shall promptly notify the Trustee and any related Custodian by a certification in the form of Exhibit E or such other form supplied by the Master Servicer provided that it does not differ from the substantive content of Exhibit E (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.04(b) have been or shall be so deposited) of a Servicing Officer and shall request delivery to it of the Mortgage File. Upon receipt of such certification and request, the Trustee or such Custodian, as the case may be, shall promptly release (and in no event more than three (3) Business Days thereafter) the related Mortgage File to the Master Servicer. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account or the Distribution Account.

                  (b) From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any insurance policy relating to the Mortgage Loans, the Trustee and any related Custodian shall, upon request of the Master Servicer and delivery to the Trustee or such Custodian, as the case may be, of a Request for Release in the form of Exhibit E or such other form supplied by the Master Servicer provided that it does not differ from the substantive content of Exhibit E, release the related Mortgage File to the Master Servicer, and the Trustee shall, at the direction of the Master Servicer, execute such


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documents as shall be necessary to the prosecution of any such proceedings and the Master Servicer shall retain such Mortgage File in trust for the benefit of the Certificateholders. Such Request for Release shall obligate the Master Servicer to return each and every document previously requested from the Mortgage File to the Trustee or to such Custodian when the need therefor by the Master Servicer no longer exists, unless the Mortgage Loan has been charged off or liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was charged off or liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the Collection Account have been so deposited, or that such Mortgage Loan has become an REO Property, upon request, a copy of the Request for Release shall be released by the Trustee or such Custodian to the Master Servicer.

                  (c) Upon written certification of a Servicing Officer, the Trustee shall execute and deliver to the Master Servicer any court pleadings, requests for trustee's sale or other documents reasonably necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee shall not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

                  (d) The Trustee (or the Custodian on behalf of the Trustee) and the Master Servicer may mutually agree on policies and procedures (commercially reasonable in nature) to allow the submission of any and all requests for the release of a Mortgage File electronically with a digital signature or other identifier to designate the Servicing Officer of the Master Servicer requesting such collateral.

                  SECTION 3.18. Servicing Compensation.

                  As compensation for the activities of the Master Servicer hereunder, the Master Servicer shall be entitled to the Servicing Fee with respect to each Mortgage Loan payable solely from payments of interest in respect of such Mortgage Loan, subject to Section 4.03(e). In addition, the Master Servicer shall be entitled to recover unpaid Servicing Fees out of Insurance Proceeds, Subsequent Recoveries or Liquidation Proceeds to the extent permitted by Section 3.05(a)(ii), out of general funds in the Collection Account to the extent permitted by Section 3.05(a) and out of amounts derived from the operation and sale of an REO Property to the extent permitted by Section 3.13. The right to receive the Servicing Fee may not be transferred in


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whole or in part except in connection with the transfer of all of the Master
Servicer's responsibilities and obligations under this Agreement.

                  Additional servicing compensation in the form of Prepayment Interest Excess, assumption fees, late payment charges, insufficient funds fees, reconveyance fees and other similar fees and charges (other than Prepayment Charges) shall be retained by the Master Servicer only to the extent such amounts, fees or charges are received by the Master Servicer. The Master Servicer shall also be entitled pursuant to Section 3.05(a)(vi) to withdraw from the Collection Account, pursuant to Section 3.04(h) to withdraw from any Escrow Account and pursuant to Section 3.13(b) to withdraw from any REO Account, as additional servicing compensation, interest or other income earned on deposits therein, subject to Section 3.06. The Master Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including premiums for the insurance required by Section 3.08, Section 3.09 and Section 3.10, to the extent such premiums are not paid by the related Mortgagors or by a Sub-Servicer, servicing compensation of each Sub-Servicer, and to the extent provided in Section 8.05, the fees and expenses of the Trustee) and shall not be entitled to reimbursement therefor except as specifically provided herein.

                  SECTION 3.19. Statement as to Compliance.

                  The Master Servicer shall deliver to the Trustee, the NIMS Insurer, the Depositor and each Rating Agency on or before March 15th of each calendar year commencing in 2005, an Officers' Certificate, in a form similar to Exhibit M attached hereto agreeable to the parties hereto, stating, as to each signatory thereof, that (i) a review of the activities of the Master Servicer during the preceding calendar year and of performance under this Agreement has been made under such officers' supervision and (ii) to the best of such officers' knowledge, based on such review, the Master Servicer has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Copies of any such statement shall be provided by the Trustee to any Certificateholder or Certificate Owner and to any Person identified to the Trustee as a prospective transferee of a Certificate, upon the request and at the expense of the requesting party, provided that such statement is delivered by the Master Servicer to the Trustee.

                  SECTION 3.20. Independent Public Accountants' Servicing
                                Report.

                  Not later than March 15th of each calendar year commencing in 2005, the Master Servicer, at its expense, shall cause a nationally recognized firm of independent certified public accountants to furnish to the Master Servicer a report stating that (i) it has obtained a letter of representation regarding certain matters from the management of the Master Servicer which includes an assertion that the Master Servicer has complied with certain minimum residential mortgage loan servicing standards, identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of residential mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may


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


be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of residential mortgage loans by Sub-Servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those Sub-Servicers. Immediately upon receipt of such report, the Master Servicer shall furnish a copy of such report to the Trustee, the NIMS Insurer and each Rating Agency. Copies of such statement shall be provided by the Trustee to any Certificateholder or Certificate Owner upon request at the expense of the requesting party, provided that such statement is delivered by the Master Servicer to the Trustee. In the event such firm of independent certified public accountants requires the Trustee to agree to the procedures performed by such firm, the Master Servicer shall direct the Trustee in writing to so agree; it being understood and agreed that the Trustee shall deliver such letter of agreement in conclusive reliance upon the direction of the Master Servicer, and the Trustee has not made any independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

                  SECTION 3.21. Access to Certain Documentation.

                  The Master Servicer shall provide to the Office of Thrift Supervision, the FDIC, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder or Certificate Owner, access to the documentation regarding the Mortgage Loans required by applicable laws and regulations. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Master Servicer designated by it. In addition, access to the documentation regarding the Mortgage Loans shall be provided to the NIMS Insurer and the Trustee upon reasonable request during normal business hours at the offices of the Master Servicer designated by it at the expense of the Person requesting such access. In each case, access to any documentation regarding the Mortgage Loans may be conditioned upon the requesting party's acknowledgment in writing of a confidentiality agreement reasonably satisfactory to the Master Servicer regarding any information that is required to remain confidential under the Gramm-Leach-Bliley Act of 1999. Nothing in this Section
3.21 shall limit the obligation of the Master Servicer to observe any applicable law prohibiting disclosure of information regarding the borrowers and the failure of the Master Servicer to provide access as provided in this Section
3.21 as a result of such obligation shall not constitute a breach of this
Section 3.21.

                  SECTION 3.22. [Reserved].

                  SECTION 3.23. Advance Facility.

                  (a) The Master Servicer and/or the Trustee on behalf of the Trust Fund, in either case, with the consent of the NIMS Insurer and the Master Servicer in the case of the Trustee, is hereby authorized to enter into a facility (an "Advance Facility") with any Person which provides that such Person (an "Advancing Person") may fund Advances and/or Servicing Advances to the Trust Fund under this Agreement, although no such facility shall reduce or otherwise affect the Master Servicer's obligation to fund such Advances and/or Servicing Advances. If the Master Servicer enters into such an Advance Facility pursuant to this Section 3.23, upon reasonable request of the Advancing Person, the Trustee shall execute a letter of


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


acknowledgment, confirming its receipt of notice of the existence of such Advance Facility. To the extent that an Advancing Person funds any Advance or any Servicing Advance and provides the Trustee with notice acknowledged by the Master Servicer that such Advancing Person is entitled to reimbursement directly from the Trustee pursuant to the terms of the Advance Facility, such Advancing Person shall be entitled to receive reimbursement pursuant to this Agreement for such amount to the extent provided in Section 3.23(b). Such notice from the Advancing Person must specify the amount of the reimbursement, the Section of this Agreement that permits the applicable Advance or Servicing Advance to be reimbursed and the section(s) of the Advance Facility that entitle the Advancing Person to request reimbursement from the Trustee, rather than the Master Servicer, and include the Master Servicer's acknowledgment thereto or proof of an Event of Default under the Advance Facility. The Trustee shall have no duty or liability with respect to any calculation of any reimbursement to be paid to an Advancing Person and shall be entitled to rely without independent investigation on the Advancing Person's notice provided pursuant to this Section
3.23. An Advancing Person whose obligations hereunder are limited to the funding of Advances and/or Servicing Advances shall not be required to meet the qualifications of a Master Servicer or a Sub-Servicer pursuant to Section 6.06 hereof and shall not be deemed to be a Sub-Servicer under this Agreement. If the terms of a facility proposed to be entered into with an Advancing Person by the Trust Fund would not materially and adversely affect the interests of any Certificateholder, then the NIMS Insurer shall not withhold its consent to the Trust Fund's entering such facility.

                  (b) If, pursuant to the terms of the Advance Facility, an Advancing Person is entitled to reimbursement directly from the Trustee, then the Master Servicer shall not reimburse itself therefor under Section 3.05(a)(ii), Section 3.05(a)(iii), Section 3.05(a)(v) or Section 3.05(a)(vii) prior to the remittance to the Trust Fund, but instead the Master Servicer shall include such amounts in the applicable remittance to the Trustee made pursuant to Section 3.04(g) to the extent of amounts on deposit in the Collection Account on the related Master Servicer Remittance Date. The Trustee is hereby authorized to pay to the Advancing Person reimbursements for Advances and Servicing Advances from the Distribution Account, to the extent permitted under the terms of the Advance Facility, to the same extent the Master Servicer would have been permitted to reimburse itself for such Advances and/or Servicing Advances in accordance with Section 3.05(a)(ii), Section 3.05(a)(iii) or Section 3.05(a)(v), as the case may be, had the Master Servicer itself funded such Advance or Servicing Advance. The Trustee is hereby authorized to pay directly to the Advancing Person such portion of the Servicing Fee as the parties to any advancing facility agree to in writing delivered to the Trustee.

                  (c) All Advances and Servicing Advances made pursuant to the terms of this Agreement shall be deemed made and shall be reimbursed on a "first in first out" (FIFO) basis.

                  (d) In the event the Master Servicer is terminated pursuant to Section 7.01, the Advancing Person shall succeed to the terminated Master Servicer's right of reimbursement set forth in Section 7.02(c) to the extent of such Advancing Person's financing of Advances or Servicing Advances hereunder then remaining unreimbursed.

                  (e) Any amendment to this Section 3.23 or to any other provision of this Agreement that may be necessary or appropriate to effect the terms of an Advance Facility as described generally in this Section 3.23, including amendments to add provisions relating to a


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successor master servicer, may be entered into by the Trustee and the Master
Servicer without the consent of any Certificateholder but with the consent of the NIMS Insurer and written confirmation from each Rating Agency that the amendment shall not result in the reduction or withdrawal of the then-current ratings of any outstanding Class of Certificates or any other notes secured by collateral which includes all or a portion of the Class CE Certificates, the Class P Certificates and/or the Residual Certificates, notwithstanding anything to the contrary in this Agreement.


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


                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

                  SECTION 4.01. Distributions.

                  (a) On each Distribution Date, the following amounts, in the following order of priority, shall be distributed by REMIC I to REMIC II on account of the REMIC I Regular Interests and distributed to the Holders of the Class R Certificates (in respect of the Class R-I Interest), as the case may be:

                  With respect to the Group I Mortgage Loans:

                  (1) to the Holders of REMIC I Regular Interest I-LTP, on the Distribution Date immediately following the expiration of the latest Prepayment Charge as identified on the Prepayment Charge Schedule or any Distribution Date thereafter until $100 has been distributed pursuant to this clause; and

                  (2) to the Holders of REMIC I Regular Interest I-LT1 and REMIC I Regular Interest I-LT1PF, in an amount equal to the remainder of the REMIC Available Funds for such Distribution Date after the distributions made pursuant to clause (i) above, allocated as follows:

                  (a) to the Holders of REMIC I Regular Interest I-LT1, until the Uncertificated Balance of REMIC I Regular Interest I-LT1 is reduced to zero;

                  (b) to the Holders of REMIC I Regular Interest I-LT1PF, until the Uncertificated Balance of REMIC I Regular Interest I-LT1PF is reduced to zero; and

                  (d) any remaining amount to the Holders of the Class R Certificates (in respect of the Class R-I Interest);

provided, however, that for the first three Distribution Dates, such amounts relating to the Initial Group I Mortgage Loans shall be allocated to REMIC I Regular Interest I-LT1 and such amounts relating to the Subsequent Group I Mortgage Loans shall be allocated to REMIC I Regular Interest I-LT1PF.

                  With respect to the Group II Mortgage Loans:

                  (1) to the Holders of REMIC I Regular Interest I-LT2 and REMIC I Regular Interest I-LT2PF, in an amount equal to the remainder of the REMIC Available Funds for such Distribution Date after the distributions made pursuant to clause (i) above, allocated as follows:

                           (a) to the Holders of REMIC I Regular Interest I-LT2, until the Uncertificated Balance of REMIC I Regular Interest I-LT2 is reduced to zero;


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


                           (b) to the Holders of REMIC I Regular Interest I-LT2PF, until the Uncertificated Balance of REMIC I Regular Interest I-LT2PF is reduced to zero; and

                           (d) any remaining amount to the Holders of the Class R Certificates (in respect of the Class R-I Interest);

provided, however, that for the first three Distribution Dates, such amounts relating to the Initial Group II Mortgage Loans shall be allocated to REMIC I Regular Interest I-LT2 and such amounts relating to the Subsequent Group II Mortgage Loans shall be allocated to REMIC I Regular Interest I-LT2PF.

                  With respect to the Group III Mortgage Loans:

          to the Holders of REMIC I Regular Interest I-LT3 and REMIC I Regular Interest I-LT3PF, in an amount equal to the remainder of the REMIC Available Funds for such Distribution Date after the distributions made pursuant to clause (i) above, allocated as follows:

                           (a) to the Holders of REMIC I Regular Interest I-LT3, until the Uncertificated Balance of REMIC I Regular Interest I-LT3 is reduced to zero;

                           (b) to the Holders of REMIC I Regular Interest I-LT3PF, until the Uncertificated Balance of REMIC I Regular Interest I-LT3PF is reduced to zero; and

                           (d) any remaining amount to the Holders of the Class R Certificates (in respect of the Class R-I Interest);

provided, however, that for the first three Distribution Dates, such amounts relating to the Initial Group III Mortgage Loans shall be allocated to REMIC I Regular Interest I-LT3 and such amounts relating to the Subsequent Group III Mortgage Loans shall be allocated to REMIC I Regular Interest I-LT3PF.

                  On each Distribution Date, all amounts representing Prepayment Charges in respect of the Mortgage Loans received during the related Prepayment Period shall be distributed by REMIC I to the Holders of REMIC I Regular Interest I-LTP. The payment of the foregoing amounts to the Holders of REMIC I Regular Interest I-LTP shall not reduce the Uncertificated Balance thereof.

                  (b) On each Distribution Date, the following amounts, in the following order of priority, shall be distributed by REMIC II to REMIC III on account of the REMIC II Regular Interests and distributed to the holders of the Class R Certificates (in respect of the Class R-II Interest), as the case may be:

                  With respect to the Group I Mortgage Loans


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


                  (i) first, to the Holders of REMIC II Regular Interests II-LT1SWAP1 through II-LT1SWAP52 in an amount equal to (A) the Uncertificated Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates and second, to the Holders of REMIC II Regular Interest II-LT1 and REMIC II Regular Interest I-LTP, in an amount equal to (A) the Uncertificated Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates;

                  (ii) to the Holders of the REMIC II Regular Interest II-LTP, on the Distribution Date immediately following the expiration of the latest Prepayment Charge term as identified on the Mortgage Loan Schedule or any Distribution Date thereafter until $100 has been distributed pursuant to this clause;

                  (iii) on each Distribution Date, the remainder of the REMIC Available Funds for such Distribution Date after the distributions made pursuant to clause (i) and clause (ii) above, first, to the Holders of REMIC II Regular Interest II-LT1 until the Uncertificated Balance of such REMIC II Regular Interest is reduced to zero, and second, to the Holders of REMIC II Regular Interests II-LT1SWAP1 through I-LT1SWAP52, sequentially, until the Uncertificated Balance of each such REMIC II Regular Interest is reduced to zero; and

                  (iv) to the Holders of the Class R Certificates (in respect of the Class R-II Interest), any amounts remaining after the distributions pursuant to clauses (i) through (iii) above.

                  With respect to the Group II Mortgage Loans

                  (i) first, to the Holders of REMIC II Regular Interests II-LT2SWAP1 through II-LT2SWAP52 in an amount equal to (A) the Uncertificated Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates and second, to the Holders of REMIC II Regular Interest II-LT2, in an amount equal to (A) the Uncertificated Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates;

                  (ii) on each Distribution Date, the remainder of the REMIC Available Funds for such Distribution Date after the distributions made pursuant to clause (i) and clause (ii) above, first, to the Holders of REMIC I Regular Interest II-LT2 until the Uncertificated Balance of such REMIC II Regular Interest is reduced to zero, and second, to the Holders of REMIC II Regular Interests II-LT2SWAP1 through II-LT2SWAP52, sequentially, until the Uncertificated Balance of each such REMIC II Regular Interest is reduced to zero; and

                  (iii) to the Holders of the Class R Certificates (in respect of the Class R-II Interest), any amounts remaining after the distributions pursuant to clauses (i) through (ii) above.


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


                  With respect to the Group III Mortgage Loans

                  (i) first, to the Holders of REMIC II Regular Interests II-LT3SWAP1 through II-LT3SWAP52 in an amount equal to (A) the Uncertificated Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates and second, to the Holders of REMIC II Regular Interest II-LT3, in an amount equal to (A) the Uncertificated Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates;

                  (ii) on each Distribution Date, the remainder of the REMIC Available Funds for such Distribution Date after the distributions made pursuant to clause (i) and clause (ii) above, first, to the Holders of REMIC I Regular Interest II-LT3 until the Uncertificated Balance of such REMIC II Regular Interest is reduced to zero, and second, to the Holders of REMIC II Regular Interests II-LT3SWAP1 through II-LT3SWAP52, sequentially, until the Uncertificated Balance of each such REMIC II Regular Interest is reduced to zero; and

                  (iii) to the Holders of the Class R Certificates (in respect of the Class R-II Interest), any amounts remaining after the distributions pursuant to clauses (i) through (ii) above.

                  On each Distribution Date, all amounts representing Prepayment Charges in respect of the Mortgage Loans received during the related Prepayment Period will be distributed by REMIC II to the Holders of REMIC II Regular Interest II-LTP. The payment of the foregoing amounts to the Holders of REMIC I Regular Interest II-LTP shall not reduce the Uncertificated Balance thereof.

                  (c) On each Distribution Date, the following amounts, in the following order of priority, shall be distributed by REMIC III to REMIC IV on account of the REMIC III Regular Interests and distributed to the Holders of the Class R Certificates (in respect of the Class R-III Interest), as the case may be:

                  (ii) first, to the Holders of REMIC III Regular Interest III-LT1SWAP, REMIC III Regular Interest III-LT2SWAP and REMIC III Regular Interest III-LT3SWAP, in an amount equal to (A) Uncertificated Interest for such REMIC III Regular Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates and second, to the Holders of REMIC III Regular Interest III-LTAA, REMIC III Regular Interest III-LTA1A, REMIC III Regular Interest III-LTA1B, REMIC III Regular Interest III-LTA1C, REMIC III Regular Interest III-LTA1D, REMIC III Regular Interest III-LTA2A, REMIC III Regular Interest III-LTA2B, REMIC III Regular Interest III-LTA3A, REMIC III Regular Interest III-LTA3B, REMIC III Regular Interest III-LTA3C, REMIC III Regular Interest III-LTA3D, REMIC III Regular Interest III-LTA3E, REMIC III Regular Interest III-LTM1, REMIC III Regular Interest III-LTM2, REMIC III Regular Interest III-LTM3, REMIC III Regular Interest III-LTM4, REMIC III Regular Interest III-LTM5, REMIC III Regular Interest III-LTM6, REMIC III Regular Interest III-LTM7, REMIC III Regular Interest III-LTM8,


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


         REMIC III Regular Interest III-LTM9, REMIC III Regular Interest III-LTM10, REMIC III Regular Interest III-LTZZ and REMIC III Regular Interest III-LTP, pro rata, in an amount equal to (A) the Uncertificated Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates. Amounts payable as Uncertificated Interest in respect of REMIC III Regular Interest III-LTZZ shall be reduced and deferred when the REMIC III Overcollateralized Amount is less than the REMIC III Overcollateralization Target Amount, by the lesser of (x) the amount of such difference and (y) the Maximum III-LTZZ Uncertificated Interest Deferral Amount and such amount shall be payable to the Holders of REMIC III Regular Interest III-LTA1A, REMIC III Regular Interest III-LTA1B, REMIC III Regular Interest III-LTA1C, REMIC III Regular Interest III-LTA1D, REMIC III Regular Interest III-LTA2A, REMIC III Regular Interest III-LTA2B, REMIC III Regular Interest III-LTA3A, REMIC III Regular Interest III-LTA3B, REMIC III Regular Interest III-LTA3C, REMIC III Regular Interest III-LTA3D, REMIC III Regular Interest III-LTA3E, REMIC III Regular Interest III-LTM1, REMIC III Regular Interest III-LTM2, REMIC III Regular Interest III-LTM3, REMIC III Regular Interest III-LTM4, REMIC III Regular Interest III-LTM5, REMIC III Regular Interest III-LTM6, REMIC III Regular Interest III-LTM7, REMIC III Regular Interest III-LTM8, REMIC III Regular Interest III-LTM9 and REMIC III Regular Interest III-LTM10 in the same proportion as the Overcollateralization Increase Amount is allocated to the Corresponding Certificates and the Uncertificated Principal Balance of the REMIC III Regular Interest III-LTZZ shall be increased by such amount;

                  (iii) to the Holders of REMIC III Regular Interest III-LT1SUB, REMIC III Regular Interest III-LT1GRP, REMIC III Regular Interest III-LT2SUB, REMIC III Regular Interest III-LT2GRP, REMIC III Regular Interest III-LT3SUB, REMIC III Regular Interest III-LT3GRP and REMIC III Regular Interest III-LTXX, pro rata, in an amount equal to
         (A) the Uncertificated Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates;

                  (iv) to the Holders of REMIC III Regular Interests, in an amount equal to the remainder of the REMIC III Marker Allocation Percentage of the REMIC Available Funds for such Distribution Date after the distributions made pursuant to clause (i) above, allocated as follows:

                           (a) 98.00% of such remainder (other than amounts payable under clause (c) below), to the Holders of REMIC III Regular Interest III-LTAA and REMIC III Regular Interest III-LTP, until the Uncertificated Balance of such REMIC III Regular Interest is reduced to zero, provided, however, that REMIC III Regular Interest III-LTP shall not be reduced until the Distribution Date immediately following the expiration of the latest Prepayment Charge as identified on the Prepayment Charge Schedule or any Distribution Date thereafter, at which point such amount shall be distributed to REMIC III Regular Interest III-LTP, until $100 has been distributed pursuant to this clause;


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


                           (b) 2.00% of such remainder (other than amounts payable under clause (c) below) first, to the Holders of REMIC III Regular Interest III-LTA1A, REMIC III Regular Interest III-LTA1B, REMIC III Regular Interest III-LTA1C, REMIC III Regular Interest III-LTA1D, REMIC III Regular Interest III-LTA2A, REMIC III Regular Interest III-LTA2B, REMIC III Regular Interest III-LTA3A, REMIC III Regular Interest III-LTA3B, REMIC III Regular Interest III-LTA3C, REMIC III Regular Interest III-LTA3D, REMIC III Regular Interest III-LTA3E, REMIC III Regular Interest III-LTM1, REMIC III Regular Interest III-LTM2, REMIC III Regular Interest III-LTM3, REMIC III Regular Interest III-LTM4, REMIC III Regular Interest III-LTM5, REMIC III Regular Interest III-LTM6, REMIC III Regular Interest III-LTM7, REMIC III Regular Interest III-LTM8, REMIC III Regular Interest III-LTM9 and REMIC III Regular Interest III-LTM10, 1.00% and in the same proportion as principal payments are allocated to the Corresponding Certificates, until the Uncertificated Balances of such REMIC III Regular Interests are reduced to zero and second, to the Holders of REMIC III Regular Interest III-LTZZ, until the Uncertificated Balance of such REMIC III Regular Interest is reduced to zero; and

                           (c) any remaining amount to the Holders of the Class R Certificates (in respect of the Class R-III Interest);

provided, however, that (i) 98.00% and (ii) 2.00% of any principal payments that are attributable to an Overcollateralization Reduction Amount shall be allocated to the Holders of (i) REMIC III Regular Interest III-LTAA and REMIC III Regular Interest III-LTP, in that order and (ii) REMIC III Regular Interest III-LTZZ, respectively; provided that REMIC III Regular Interest III-LTP shall not be reduced until the Distribution Date immediately following the expiration of the latest Prepayment Charge as identified on the Prepayment Charge Schedule or any Distribution Date thereafter, at which point such amount shall be distributed to REMIC III Regular Interest III-LTP, until $100 has been distributed pursuant to this clause; and

                  (v) to the Holders of REMIC III Regular Interests, in an amount equal to the remainder of the REMIC III Sub WAC Allocation Percentage of the REMIC Available Funds for such Distribution Date after the distributions made pursuant to clause (i) above, such that distributions of principal shall be deemed to be made to the REMIC III Regular Interests first, so as to keep the Uncertificated Balance of each REMIC III Regular Interest ending with the designation "GRP" equal to 0.01% of the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group; second, to each REMIC III Regular Interest ending with the designation "SUB," so that the Uncertificated Balance of each such REMIC III Regular Interest is equal to 0.01% of the excess of (x) the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group over (y) the current Certificate Principal Balance of the Class A Certificate in the related Loan Group (except that if any such excess is a larger number than in the preceding distribution period, the least amount of principal shall be distributed to such REMIC III Regular Interests such that the REMIC III Subordinated Balance Ratio is maintained); and third, any remaining principal to REMIC III Regular Interest III-LTXX.


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


                  Notwithstanding the priorities and amounts of distribution of funds pursuant to this Section 4.01(a)(1), actual distributions of Available Funds shall be made only in accordance with Section 4.01(a)(2), (3) and (4).

                  (2) (I) On each Distribution Date, the Trustee shall withdraw from the Distribution Account an amount equal to the Group I Interest Remittance Amount and distribute to the Certificateholders the following amounts, in the following order of priority:

                  (i) concurrently, to the Holders of each Class of Group I Certificates, on a pro rata basis based on the entitlement of each such Class, the Senior Interest Distribution Amount related to such Certificates; and

                  (ii) concurrently, to the Holders of each Class of Group II Certificates and Group III Certificates, on a pro rata basis based on the entitlement of each such Class, the Senior Interest Distribution Amount for each such Class, remaining undistributed after the distribution of the Group II Interest Remittance Amount and the Group III Interest Distribution Amount, as set forth in Section 4.01(a)(2)(II)(i) and Section 4.01(a)(2)(III)(i) below.

                  (II) On each Distribution Date, the Trustee shall withdraw from the Distribution Account an amount equal to the Group II Interest Remittance Amount and distribute to the Certificateholders the following amounts, in the following order of priority:

                  (i) concurrently, to the Holders of each Class of Group II Certificates, on a pro rata basis based on the entitlement of each such Class, the Senior Interest Distribution Amount related to such Certificates; and

                  (ii) concurrently, to the Holders of each Class of Group I Certificates and Group III Certificates, on a pro rata basis based on the entitlement of each such Class, the Senior Interest Distribution Amount for each such Class, remaining undistributed after the distribution of the Group I Interest Remittance Amount and the Group III Interest Distribution Amount, as set forth in Section 4.01(a)(2)(I)(i) above and Section 4.01(a)(2)(III)(i) below.

                  (III) On each Distribution Date, the Trustee shall withdraw from the Distribution Account an amount equal to the Group III Interest Remittance Amount and distribute to the Certificateholders the following amounts, in the following order of priority:

                  (i) concurrently, to the Holders of each Class of Group III Certificates, on a pro rata basis based on the entitlement of each such Class, the Senior Interest Distribution Amount related to such Certificates; and

                  (ii) concurrently, to the Holders of each Class of Group I Certificates and Group II Certificates, on a pro rata basis based on the entitlement of each such Class, the Senior Interest Distribution Amount for each such Class, remaining undistributed after the distribution of the Group I Interest Remittance Amount and the Group II Interest Distribution Amount, as set forth in Section 4.01(a)(2)(I)(i) and Section 4.01(a)(2)(II)(i) above.


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


                  (IV) On each Distribution Date, following the distributions made pursuant to Section 4.01(a)(2)(I), (II) and (III) above, the Trustee shall withdraw from the Distribution Account an amount equal to any remaining Group I Interest Remittance Amount, Group II Interest Remittance Amount and Group III Interest Remittance Amount and will be distributed sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, in an amount equal to the Interest Distribution Amount for each such Class.

                  (3) (I) On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Group I Principal Distribution Amount shall be distributed in the following order of priority:

                  (i) to the Holders of the Group I Certificates (allocated among the Classes of Group I Certificates in the priority described in
         Section 4.01(a)(5) below), until the Certificate Principal Balances of such Classes have been reduced to zero; and

                  (ii) concurrently, to the Holders of the Group II Certificates (allocated among the Classes of Group II Certificates in the priority described in Section 4.01(a)(5) below) and the Group III Certificates (allocated among the Classes of Group III Certificates in the priority described in Section 4.01(a)(5) below), on a pro rata basis based on the aggregate Certificate Principal Balance of each such group, after taking into account the distribution of the Group II Principal Distribution Amount and the Group III Principal Distribution Amount, as described in Section 4.01(a)(3)(II) and Section 4.01(a)(3)(III) below, until the Certificate Principal Balances of such Classes have been reduced to zero.

                  (II) On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Group II Principal Distribution Amount shall be distributed in the following order of priority:

                  (i) to the Holders of the Group II Certificates (allocated among the Classes of Group II Certificates in the priority described in Section 4.01(a)(5) below), until the Certificate Principal Balances of such Classes have been reduced to zero; and

                  (ii) concurrently, to the Holders of the Group I Certificates (allocated among the Classes of Group I Certificates in the priority described in Section 4.01(a)(5) below) and the Group III Certificates (allocated among the Classes of Group III Certificates in the priority described in Section 4.01(a)(5) below), on a pro rata basis based on the aggregate Certificate Principal Balance of each such group, after taking into account the distribution of the Group I Principal Distribution Amount and the Group III Principal Distribution Amount, as described in Section 4.01(a)(3)(I) above and Section 4.01(a)(3)(III) below, until the Certificate Principal Balances of such Classes have been reduced to zero.

                  (III) On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Group III Principal Distribution Amount shall be distributed in the following order of priority:


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


                  (i) to the Holders of the Group III Certificates (allocated among the Classes of Group III Certificates in the priority described in Section 4.01(a)(5) below), until the Certificate Principal Balances of such Classes have been reduced to zero; and

                  (ii) concurrently, to the Holders of the Group I Certificates (allocated among the Classes of Group I Certificates in the priority described in Section 4.01(a)(5) below) and the Group II Certificates (allocated among the Classes of Group II Certificates in the priority described in Section 4.01(a)(5) below), on a pro rata basis based on the aggregate Certificate Principal Balance of each such group, after taking into account the distribution of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount, as described in Section 4.01(a)(3)(I) and Section 4.01(a)(3)(II) above, until the Certificate Principal Balances of such Classes have been reduced to zero.

                  (IV) On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Trustee shall withdraw from the Distribution Account an amount equal to the sum of the Group I Principal Distribution Amount, the Group II Principal Distribution Amount and the Group III Principal Distribution Amount remaining undistributed for such Distribution Date and shall distribute such amount sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, in each case, until the Certificate Principal Balance of such Class has been reduced to zero.

                  (V) On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the Group I Principal Distribution Amount shall be distributed in the following order of priority:

                  (i) to the Holders of the Group I Certificates (allocated among the Classes of Group I Certificates in the priority described in
         Section 4.01(a)(5) below), the Senior Group I Principal Distribution Amount, until the Certificate Principal Balances of such Classes have been reduced to zero; and

                  (ii) concurrently, to the Holders of the Group II Certificates (allocated among the Classes of Group II Certificates in the priority described in Section 4.01(a)(5) below) and the Group III Certificates (allocated among the Classes of Group III Certificates in the priority described in Section 4.01(a)(5) below), on a pro rata basis based on the remaining undistributed Senior Group II Principal Distribution Amount and Senior Group III Principal Distribution Amount, after taking into account the distribution of the Group II Principal Distribution Amount and the Group III Principal Distribution Amount, as described in Section 4.01(a)(3)(VI)(i) and Section 4.01(a)(3)(VII)(i) below, up to an amount equal to the Senior Group II Principal Distribution Amount and the Senior Group III Principal Distribution Amount remaining undistributed, until the Certificate Principal Balances of such Classes have been reduced to zero.


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


                  (VI) On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the Group II Principal Distribution Amount shall be distributed in the following order of priority:

                  (i) to the Holders of the Group II Certificates (allocated among the Classes of Group II Certificates in the priority described in Section 4.01(a)(5) below), the Senior Group II Principal Distribution Amount, until the Certificate Principal Balances of such Classes have been reduced to zero; and

                  (ii) concurrently, to the Holders of the Group I Certificates (allocated among the Classes of Group I Certificates in the priority described in Section 4.01(a)(5) below) and the Group III Certificates (allocated among the Classes of Group III Certificates in the priority described in Section 4.01(a)(5) below), on a pro rata basis based on the remaining undistributed Senior Group I Principal Distribution Amount and Senior Group III Principal Distribution Amount, after taking into account the distribution of the Group I Principal Distribution Amount and the Group III Principal Distribution Amount, as described in Section 4.01(a)(3)(V)(i) above and Section 4.01(a)(3)(VII)(i) below, up to an amount equal to the Senior Group I Principal Distribution Amount and the Senior Group III Principal Distribution Amount remaining undistributed, until the Certificate Principal Balances of such Classes have been reduced to zero.

                  (VII) On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the Group III Principal Distribution Amount shall be distributed in the following order of priority:

                  (i) to the Holders of the Group III Certificates (allocated among the Classes of Group III Certificates in the priority described in Section 4.01(a)(5) below), the Senior Group III Principal Distribution Amount, until the Certificate Principal Balances of such Classes have been reduced to zero; and

                  (ii) concurrently, to the Holders of the Group I Certificates (allocated among the Classes of Group I Certificates in the priority described in Section 4.01(a)(5) below) and the Group II Certificates (allocated among the Classes of Group II Certificates in the priority described in Section 4.01(a)(5) below), on a pro rata basis based on the remaining undistributed Senior Group I Principal Distribution Amount and Senior Group II Principal Distribution Amount, after taking into account the distribution of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount, as described in Section 4.01(a)(3)(V)(i) and Section 4.01(a)(3)(VI)(i) above, up to an amount equal to the Senior Group I Principal Distribution Amount and the Senior Group II Principal Distribution Amount remaining undistributed, until the Certificate Principal Balances of such Classes have been reduced to zero.

                  (VIII) On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the sum of the Group I Principal Distribution Amount, the Group II Principal Distribution Amount and the Group III Principal Distribution Amount remaining undistributed for such Distribution Date shall be distributed in the following order of priority:


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                  (i)      to the Holders of the Class M-1 Certificates, the
         Class M-1 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                  (ii) to the Holders of the Class M-2 Certificates, the Class M-2 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                  (iii) to the Holders of the Class M-3 Certificates, the Class M-3 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                  (iv) to the Holders of the Class M-4 Certificates, the Class M-4 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                  (v) to the Holders of the Class M-5 Certificates, the Class M-5 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                  (vi) to the Holders of the Class M-6 Certificates, the Class M-6 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                  (vii) to the Holders of the Class M-7 Certificates, the Class M-7 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                  (viii) to the Holders of the Class M-8 Certificates, the Class M-8 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                  (ix) to the Holders of the Class M-9 Certificates, the Class M-9 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero; and

                  (x) to the Holders of the Class M-10 Certificates, the Class M-10 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero.

                  (4) On each Distribution Date, the Net Monthly Excess Cashflow shall be distributed as follows:

                  (i) to the Holders of the Class or Classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to the Overcollateralization Increase Amount, applied as part of the Group I Principal Distribution Amount, the Group II Principal Distribution Amount or the Group III Principal Distribution Amount, as applicable, to reduce the Certificate Principal Balance


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         of such Certificates until the aggregate Certificate Principal Balance of such Certificates is reduced to zero;

                  (ii) sequentially, to the Holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, the related Interest Carry Forward Amount allocable to such Classes of Certificates;

                  (iii) sequentially, to the Holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, the related Allocated Realized Loss Amount allocable to such Classes of Certificates;

                  (iv) to the Net WAC Rate Carryover Reserve Account, the amount required by Section 4.10(b), without taking into account amounts received under the Interest Rate Swap Agreement;

                  (v) to the Holders of the Class CE Certificates, (a) the Monthly Interest Distributable Amount and any Overcollateralization Release Amount for such Distribution Date and (b) on any Distribution Date on which the Certificate Principal Balances of the Class A Certificates and the Mezzanine Certificates have been reduced to zero, any remaining amounts in reduction of the Certificate Principal Balance of the Class CE Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

                  (vi) to the Holders of the Class R Certificates, any remaining amounts; provided that if such Distribution Date is the Distribution Date immediately following the expiration of the latest Prepayment Charge term as identified on the Mortgage Loan Schedule or any Distribution Date thereafter, then any such remaining amounts shall be distributed first, to the Holders of the Class P Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and second, to the Holders of the Class R Certificates.

                  (5) With respect to the Group I Certificates, all principal distributions shall be distributed concurrently, on a pro rata basis (based on (i) the aggregate Certificate Principal Balance of the Class A-1A and Class A-1B Certificates and (ii) the aggregate Certificate Principal Balance of the Class A-1C and Class A-1D Certificates, respectively) (a) sequentially, to the Class A-1A and Class A-1B Certificates, in that order, until their respective Certificate Principal Balances have been reduced to zero and (b) concurrently, to the Class A-1C and Class A-1D Certificates, on a pro rata basis based on the Certificate Principal Balance of each such Class, with the exception that if a Sequential Trigger Event is in effect, principal distributions will be allocated sequentially, to the Class A-1C and Class A-1D Certificates, in that order, until their respective Certificate Principal Balances have been reduced to zero.

                  With respect to the Group II Certificates, all principal distributions shall be distributed on a pro rata basis based on the Certificate Principal Balance of each such Class, with the exception that if a Sequential Trigger Event is in effect, principal distributions shall be


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


allocated sequentially, to the Class A-2A and Class A-2B Certificates, in that order, until their respective Certificate Principal Balances have been reduced to zero.

                  With respect to the Group III Certificates, all principal distributions shall be distributed concurrently, on a pro rata basis (based on (i) the Certificate Principal Balance of the Class A-3A Certificates, (ii) the aggregate Certificate Principal Balance of the Class A-3B, Class A-3C and Class A-3D Certificates and (iii) the Certificate Principal Balance of the Class A-3E Certificates, respectively) (a) to the Class A-3A Certificates, until the Certificate Principal Balance of the Class A-3A Certificates has been reduced to zero, (b) sequentially, to the Class A-3B, Class A-3C and Class A-3D Certificates, in that order, until their respective Certificate Principal Balances have been reduced to zero and (b) to the Class A-3E Certificates until the Certificate Principal Balance thereof has been reduced to zero, with the exception that if a Sequential Trigger Event is in effect, principal distributions shall be distributed first, concurrently, on a pro rata basis (based on (i) the Certificate Principal Balance of the Class A-3A Certificates and (ii) the aggregate Certificate Principal Balance of the Class A-3B, Class A-3C and Class A-3D Certificates, respectively) (a) to the Class A-3A Certificates, until the Certificate Principal Balance of the Class A-3A Certificates has been reduced to zero and (b) sequentially, to the Class A-3B, Class A-3C and Class A-3D Certificates, in that order, until their respective Certificate Principal Balances have been reduced to zero and second, to the Class A-3E Certificates, until the Certificate Principal Balance of the Class A-3E Certificates has been reduced to zero.

                  On each Distribution Date, following the foregoing distributions, an amount equal to the amount of Subsequent Recoveries deposited into the Collection Account pursuant to Section 3.05 and included in the Available Funds for such Distribution Date shall be applied to increase the Certificate Principal Balance of the Class of Certificates with the Highest Priority up to the extent of such Realized Losses previously allocated to that Class of Certificates pursuant to Section 4.04. An amount equal to the amount of any remaining Subsequent Recoveries shall be applied to increase the Certificate Principal Balance of the Class of Certificates with the next Highest Priority, up to the amount of such Realized Losses previously allocated to that Class of Certificates pursuant to Section 4.04, and so on. Holders of such Certificates shall not be entitled to any distribution in respect of interest on the amount of such increases for any Interest Accrual Period preceding the Distribution Date on which such increase occurs. Any such increases shall be applied to the Certificate Principal Balance of each Certificate of such Class in accordance with its respective Percentage Interest.

                  (b) On each Distribution Date, making the distributions of the Available Funds as set forth above, the Trustee shall first, withdraw from the Net WAC Rate Carryover Reserve Account all net income from the investment of funds in the Net WAC Rate Carryover Reserve Account and distribute such amount to the Holders of the Class CE Certificates, and second, withdraw from the Net WAC Rate Carryover Reserve Account, to the extent of amounts remaining on deposit therein, the amount of any Net WAC Rate Carryover Amount for such Distribution Date and distribute such amount as follows:

                  first, concurrently, to each Class of Class A Certificates, the related Net WAC Rate Carryover Amount, on a pro rata basis based on such respective Net WAC Rate Carryover Amounts; and


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


                  second, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, the related Net WAC Rate Carryover Amount.

                  On each Distribution Date, the Trustee shall withdraw any amounts then on deposit in the Distribution Account that represent Prepayment Charges collected by the Master Servicer, Prepayment Charges payable by the Master Servicer pursuant to Section 2.03(b)(ii), to the extent not related to Principal Prepayments occurring after the related Prepayment Period, and the Trustee shall distribute such amounts to the Holders of the Class P Certificates. Such distributions shall not be applied to reduce the Certificate Principal Balance of the Class P Certificates.

                  (c) All distributions made with respect to each Class of Certificates on each Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests. Payments in respect of each Class of Certificates on each Distribution Date shall be made to the Holders of the respective Class of record on the related Record Date (except as otherwise provided in Section 4.01(e) or Section 9.01 respecting the final distribution on such Class), based on the aggregate Percentage Interest represented by their respective Certificates, and shall be made by wire transfer of immediately available funds to the account of any such Holder at a bank or other entity having appropriate facilities therefor, if such Holder shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date, or otherwise by check mailed by first class mail to the address of such Holder appearing in the Certificate Register. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee maintained for such purpose pursuant to Section 8.12 or such other location specified in the notice to Certificateholders of such final distribution.

                  Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Certificate Registrar, the Depositor or the Master Servicer shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

                  (d) The rights of the Certificateholders to receive distributions in respect of the Certificates, and all interests of the Certificateholders in such distributions, shall be as set forth in this Agreement. Neither the Holders of any Class of Certificates nor the Trustee nor the Master Servicer shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts properly previously distributed on the Certificates.

                  (e) On each Distribution Date, after making the distributions of the Available Funds, Net Monthly Excess Cashflow and amounts on deposit in the Net WAC Rate Carryover


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Reserve Account as set forth above, the Trustee shall distribute the amount on deposit in the Swap Account as follows:

                  first, to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Interest Rate Swap Agreement for such Distribution Date;

                  second, to the Swap Provider, any Swap Termination Payment not due to a Swap Provider Trigger Event, owed to the Swap Provider pursuant to the Interest Rate Swap Agreement;

                  third, concurrently, to the Class A Certificates, the related Senior Interest Distribution Amount remaining undistributed after the distributions of the Group I Interest Remittance Amount, the Group II Interest Remittance Amount and the Group III Interest Remittance Amount, on a pro rata basis based on such respective remaining Senior Interest Distribution Amount, fourth, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, the related Interest Distribution Amount and Interest Carry Forward Amount, to the extent remaining undistributed after the distributions of the Group I Interest Remittance Amount, the Group II Interest Remittance Amount, the Group III Interest Remittance Amount and the Net Monthly Excess Cashflow;

                  fifth, concurrently, to each class of Class A Certificates, the related Net WAC Rate Carryover Amount remaining unpaid after distributions from the Net WAC Rate Carryover Reserve Account, on a pro rata basis based on such respective remaining Net WAC Rate Carryover Amounts;

                  sixth, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, the related Net WAC Rate Carryover Amount remaining unpaid after distributions from the Net WAC Rate Carryover Reserve Account;

                  seventh, to the Holders of the Class or Classes of Certificates then entitled to receive distributions in respect of principal, in an amount necessary to maintain the applicable Overcollateralization Target Amount equal to the difference between (x) the Overcollateralization Increase Amount (for the purpose of this section only, without giving effect to clause
(B) of the definition of "Overcollateralization Increase Amount") and (y) the amount distributed pursuant to Section 4.01(a)(4)(i) of this Agreement;

                  eighth, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, in each case up to the related Allocated Realized Loss Amount related to such Certificates for such Distribution Date remaining undistributed after distribution of the Net Monthly Excess Cashflow;


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


                  ninth, to the Swap Provider, any Swap Termination Payment due to a Swap Provider Trigger Event, owed to the Swap Provider pursuant to the Interest Rate Swap Agreement.

                  (f) Except as otherwise provided in Section 9.01, whenever the Trustee expects that the final distribution with respect to any Class of Certificates shall be made on the next Distribution Date, the Trustee shall, no later than five (5) days after the related Determination Date, mail to each Holder on such date of such Class of Certificates a notice to the effect that:

                  (i) the Trustee expects that the final distribution with respect to such Class of Certificates shall be made on such Distribution Date, but only upon presentation and surrender of such Certificates at the office of the Trustee therein specified or its agent; and

                  (ii) no interest shall accrue on such Certificates from and after the end of the related Interest Accrual Period.

                  Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust by the Trustee and credited to the account of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(e) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee shall, directly or through an agent, mail a final notice to remaining non-tendering Certificateholders concerning surrender of their Certificates but shall continue to hold any remaining funds for the benefit of non-tendering Certificateholders. The costs and expenses of maintaining the funds in trust and of contacting such Certificateholders shall be paid out of the assets remaining in such trust fund. If within one year after the final notice any such Certificates shall not have been surrendered for cancellation, the Trustee shall pay to the Representative all remaining amounts, and all rights of non-tendering Certificateholders in or to such amounts shall thereupon cease. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.01(e).

                  (g) Notwithstanding anything to the contrary herein, (i) in no event shall the Certificate Principal Balance of a Class A Certificate or a Mezzanine Certificate be reduced more than once in respect of any particular amount both (a) allocated to such Certificate in respect of Realized Losses pursuant to Section 4.04 and (b) distributed to the Holder of such Certificate in


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reduction of the Certificate Principal Balance thereof pursuant to this Section
4.01 from Net Monthly Excess Cashflow and (ii) in no event shall the Uncertificated Balance of a REMIC I Regular Interest to be reduced more than once in respect of any particular amount both (a) allocated to such REMIC I Regular Interest in respect of Realized Losses pursuant to Section 4.04 and (b) distributed on such REMIC I Regular Interest in reduction of the Uncertificated Balance thereof pursuant to this Section 4.01.

                  SECTION 4.02. Statements to Certificateholders.

                  On each Distribution Date, the Trustee shall prepare and make available to each Holder of the Regular Certificates, the Swap Provider and the NIMS Insurer, a statement as to the distributions made on such Distribution Date setting forth:

                  (i) the amount of the distribution made on such Distribution Date to the Holders of the Certificates of each Class allocable to principal, and the amount of distribution made on such Distribution Date to the Holders of the Class P Certificates allocable to Prepayment Charges or Master Servicer Prepayment Charge Payment Amounts;

                  (ii) the amount of the distribution made on such Distribution Date to the Holders of the Certificates of each Class allocable to interest;

                  (iii) the aggregate Servicing Fee received by the Master Servicer during the related Due Period;

                  (iv) the aggregate amount of Advances for such Distribution Date;

                  (v) the aggregate Stated Principal Balance of the Mortgage Loans and any REO Properties as of the close of business on such Distribution Date;

                  (vi) the number, aggregate Stated Principal Balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans as of the related Due Date and the number and aggregate Stated Principal Balance of all Subsequent Mortgage Loans added during the related Due Period;

                  (vii) the number and aggregate unpaid Stated Principal Balance of Mortgage Loans (a) delinquent 30-59 days, (b) delinquent 60-89 days, (c) delinquent 90 or more days, in each case, as of the last day of the preceding calendar month, (d) as to which foreclosure proceedings have been commenced and (e) with respect to which the related Mortgagor has filed for protection under applicable bankruptcy laws, with respect to whom bankruptcy proceedings are pending or with respect to whom bankruptcy protection is in force;

                  (viii) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number of such Mortgage Loan,


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


         the unpaid Stated Principal Balance and the Stated Principal Balance of such Mortgage Loan as of the date it became an REO Property;

                  (ix) the book value and the Stated Principal Balance of any REO Property as of the close of business on the last Business Day of the calendar month preceding the Distribution Date;

                  (x) the aggregate amount of Principal Prepayments made during the related Prepayment Period;

                  (xi) the aggregate amount of Realized Losses incurred during the related Prepayment Period (or, in the case of Bankruptcy Losses allocable to interest, during the related Due Period), separately identifying whether such Realized Losses constituted Bankruptcy Losses and the aggregate amount of Realized Losses incurred since the Closing Date and the aggregate amount of Subsequent Recoveries received during the related Prepayment Period and the aggregate amount of Subsequent Recoveries received since the Closing Date (to the extent reported to the Trustee);

                  (xii) the aggregate amount of Extraordinary Trust Fund Expenses withdrawn from the Collection Account or the Distribution Account for such Distribution Date;

                  (xiii) the aggregate Certificate Principal Balance of each Class of Certificates, after giving effect to the distributions, and allocations of Realized Losses, made on such Distribution Date, separately identifying any reduction thereof due to allocations of Realized Losses (to the extent reported to the Trustee);

                  (xiv) the Certificate Factor for each such Class of Certificates applicable to such Distribution Date;

                  (xv) the Interest Distribution Amount in respect of the Class A Certificates, the Mezzanine Certificates and the Class CE Certificates for such Distribution Date and the Interest Carry Forward Amount, if any, with respect to the Class A Certificates and the Mezzanine Certificates on such Distribution Date, and in the case of the Class A Certificates, the Mezzanine Certificates and the Class CE Certificates, separately identifying any reduction thereof due to allocations of Realized Losses, Prepayment Interest Shortfalls and Relief Act Interest Shortfalls;

                  (xvi) the aggregate amount of any Prepayment Interest Shortfall for such Distribution Date, to the extent not covered by payments by the Master Servicer pursuant to Section 4.03(e) or allocated to the Class CE Certificates;

                  (xvii) the aggregate amount of Relief Act Interest Shortfalls for such Distribution Date;

                  (xviii) the Overcollateralization Target Amount and the Credit Enhancement Percentage for such Distribution Date;

                  (xix) the Overcollateralization Increase Amount, if any, for such Distribution Date;

                  (xx) the Overcollateralization Reduction Amount, if any, for such Distribution Date;

                  (xxi) with respect to any Mortgage Loan as to which foreclosure proceedings have been concluded, the loan number and unpaid Stated Principal Balance of such Mortgage Loan as of the date of such conclusion of foreclosure proceedings;

                  (xxii) with respect to Mortgage Loans as to which a Final Liquidation has occurred, the number of Mortgage Loans, the unpaid Stated Principal Balance of such Mortgage Loans as of the date of such Final Liquidation and the amount of proceeds (including Liquidation Proceeds and Insurance Proceeds) collected in respect of such Mortgage Loans;

                  (xxiii) the respective Pass-Through Rates applicable to the Class A Certificates, the Mezzanine Certificates and the Class CE Certificates for such Distribution Date and the Pass-Through Rate applicable to the Adjustable-Rate Certificates for the immediately succeeding Distribution Date;

                  (xxiv) the amount on deposit in the Pre-Funding Accounts, the Interest Coverage Accounts and the Net WAC Rate Carryover Reserve Account as of the Determination Date;

                  (xxv) whether a Trigger Event or a Sequential Trigger Event is in effect;

                  (xxvi) for the distribution occurring on the Distribution Date immediately following the end of the Funding Period, the final balance withdrawn from the Pre-Funding Accounts pursuant to Section
         4.07 that was not used to purchase Subsequent Mortgage Loans and that is being distributed to the related Class A Certificateholders as a mandatory prepayment of principal, if any, on such Distribution Date;

                  (xxvii) the Net WAC Rate Carryover Amount for the Class A Certificates and the Mezzanine Certificates, if any, for such Distribution Date and the amount remaining unpaid after reimbursements therefor on such Distribution Date; and

                  (xxviii) the amount of any Net Swap Payments or Swap Termination Payments.

                  With respect to the items described in (v), (vi), (vii),
(viii), (x), (xi) and (xxii) above, the Trustee shall set forth such information with respect to each Loan Group and with respect to the Mortgage Pool.

                  The Trustee may make such statement available and certain other information, including, without limitation, information required to be provided by the Trustee, to

Certificateholders, the NIMS Insurer, the Master Servicer, the Rating Agencies and to beneficial owners of the Certificates through the Trustee's web site. Such web site is currently located at "www.ctslink.com." Assistance in using the web site can currently be obtained by calling the Trustee's investor relations desk at (301) 815-6660. Parties unable to use this distribution method may request that a paper copy be mailed to them via first class mail by calling the investor relations desk. The location of such web page and the procedures used therein are subject to change from time to time at the Trustees discretion. The Trustee shall have the right to change the way monthly distribution statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties. The Trustee shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the monthly statement, and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto). As a condition to access the Trustee's website, the Trustee may require registration and the acceptance of a disclaimer. Notwithstanding anything to the contrary set forth in this Agreement, the parties hereto acknowledge that in connection with the Trustee's preparation of the foregoing reports, the Trustee shall rely solely upon the information provided to it in the Remittance Reports.

                  In the case of information furnished pursuant to subclauses
(i) through (ii) above, the amounts shall be expressed as a dollar amount per Single Certificate of the relevant Class.

                  Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to the NIMS Insurer and each Person who at any time during the calendar year was a Holder of a Regular Certificate a statement containing the information set forth in subclauses (i) through (iii) above, aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time are in force.

                  Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to the NIMS Insurer and each Person who at any time during the calendar year was a Holder of a Residual Certificate a statement setting forth the amount, if any, actually distributed with respect to the Residual Certificates, as appropriate, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared by the Trustee and furnished to such Holders pursuant to the rules and regulations of the Code as are in force from time to time.

                  The Trustee shall, upon written request, furnish to each Certificateholder, Certificate Owner and the NIMS Insurer, during the term of this Agreement, such periodic, special, or other reports or information, whether or not provided for herein, as shall be reasonable with respect to the Certificateholder, or otherwise with respect to the purposes of this Agreement, all such reports or information to be provided at the expense of the Certificateholder or Certificate Owner in accordance with such reasonable and explicit instructions and directions as the Certificateholder or Certificate Owner may provide. For purposes of this Section 4.02, the Trustee's duties are limited to the extent that the Trustee receives timely reports as required from the Master Servicer.


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                  On each Distribution Date the Trustee shall provide Bloomberg
Financial Markets, L.P. ("Bloomberg") CUSIP level factors for each Class of Certificates as of such Distribution Date, using a format and media mutually acceptable to the Trustee and Bloomberg.

                  SECTION 4.03. Remittance Reports and Other Reports to the
                                Trustee; Advances; Payments in Respect of
                                Prepayment Interest Shortfalls.

                  (a) On the Master Servicer Reporting Date, the Master Servicer shall deliver to the Trustee, Ameriquest Mortgage Company and the NIMS Insurer by telecopy (or by such other means as the Master Servicer, the Trustee, Ameriquest Mortgage Company and the NIMS Insurer may agree from time to time) a Remittance Report with respect to the related Distribution Date. Such Remittance Report shall include (i) the amount of Advances to be made by the Master Servicer in respect of the related Distribution Date, the aggregate amount of Advances outstanding after giving effect to such Advances, and the aggregate amount of Nonrecoverable Advances in respect of such Distribution Date and (ii) such other information with respect to the Mortgage Loans as the Trustee may reasonably require to perform the calculations necessary to make the distributions contemplated by Section 4.01 and to prepare the statements to Certificateholders contemplated by Section 4.02. The Trustee shall not be responsible to recompute, recalculate or verify any information provided to it by the Master Servicer.

                  Not later than fifteen days after each Distribution Date, the Master Servicer shall forward to the Trustee, Ameriquest Mortgage Company, the NIMS Insurer a statement prepared by the Master Servicer setting forth the status of the Collection Account as of the close of business on such Distribution Date and showing, for the period covered by such statement information regarding the Collection Account that is mutually agreed upon by the Master Servicer and the Seller. Copies of such statement shall be provided by the Trustee to any Certificateholder or the Certificate Owner and to any Person identified to the Trustee as a prospective transferee of a Certificate, upon request at the expense of the requesting party, provided such statement is delivered by the Master Servicer to the Trustee.

                  (b) The amount of Advances to be made by the Master Servicer for any Distribution Date shall equal, subject to Section 4.03(d), the sum of (i) the aggregate amount of Monthly Payments (with each interest portion thereof net of the related Servicing Fee), due on the related Due Date in respect of the Mortgage Loans, which Monthly Payments were delinquent as of the close of business on the related Determination Date and (ii) with respect to each REO Property, which REO Property was acquired during or prior to the related Prepayment Period and as to which such REO Property an REO Disposition did not occur during the related Prepayment Period, an amount equal to the excess, if any, of the Monthly Payments (with each interest portion thereof net of the related Servicing Fee) that would have been due on the related Due Date in respect of the related Mortgage Loans, over the net income from such REO Property transferred to the Distribution Account pursuant to Section 3.13 for distribution on such Distribution Date.

                  On or before 1:00 p.m. New York time on the Master Servicer Remittance Date, the Master Servicer shall remit in immediately available funds to the Trustee for deposit in the Distribution Account an amount equal to the aggregate amount of Advances, if any, to be made


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in respect of the Mortgage Loans and REO Properties for the related Distribution
Date either (i) from its own funds, (ii) from the Collection Account, to the extent of funds held therein for future distribution (in which case, it shall cause to be made an appropriate entry in the records of the Collection Account that amounts held for future distribution have been, as permitted by this
Section 4.03, used by the Master Servicer in discharge of any such Advance) or
(iii) in the form of any combination of (i) and (ii) aggregating the total amount of Advances to be made by the Master Servicer with respect to the Mortgage Loans and REO Properties. Any amounts held for future distribution used by the Master Servicer to make an Advance as permitted in the preceding sentence or withdrawn by the Master Servicer as permitted in Section 3.05(a)(vii) in reimbursement of Advances previously made shall be appropriately reflected in the Master Servicer's records and replaced by the Master Servicer by deposit in the Collection Account on or before any future Master Servicer Remittance Date to the extent that the Available Funds for the related Distribution Date (determined without regard to Advances to be made on the Master Servicer Remittance Date) shall be less than the total amount that would be distributed to the Classes of Certificateholders pursuant to Section 4.01 on such Distribution Date if such amounts held for future distributions had not been so used to make Advances. The Trustee shall provide notice to the Master Servicer, Ameriquest Mortgage Company and the NIMS Insurer by telecopy by the close of business on any Master Servicer Remittance Date in the event that the amount remitted by the Master Servicer to the Trustee on such date is less than the Advances required to be made by the Master Servicer for the related Distribution Date.

                  (c) The obligation of the Master Servicer to make such Advances is mandatory, notwithstanding any other provision of this Agreement but subject to (d) below, and, with respect to any Mortgage Loan or REO Property, shall continue until a Final Recovery Determination in connection therewith or the removal thereof from REMIC I pursuant to any applicable provision of this Agreement, except as otherwise provided in this Section.

                  (d) Notwithstanding anything herein to the contrary, no Advance or Servicing Advance shall be required to be made hereunder by the Master Servicer if such Advance or Servicing Advance would, if made, constitute a Nonrecoverable Advance or Nonrecoverable Servicing Advance. The determination by the Master Servicer that it has made a Nonrecoverable Advance or a Nonrecoverable Servicing Advance or that any proposed Advance or Servicing Advance, if made, would constitute a Nonrecoverable Advance or Nonrecoverable Servicing Advance, respectively, shall be evidenced by an Officers' Certificate of the Master Servicer delivered to the Trustee and the NIMS Insurer.

                  (e) The Master Servicer shall deliver to the Trustee for deposit into the Distribution Account on or before 1:00 p.m. New York time on the Master Servicer Remittance Date from its own funds an amount ("Compensating Interest") equal to the lesser of (i) the aggregate of the Prepayment Interest Shortfalls for the related Distribution Date resulting solely from Principal Prepayments during the related Prepayment Period and (ii) the amount of its aggregate Servicing Fee for the most recently ended calendar month. The Master Servicer shall not have the right to reimbursement for any amounts remitted to the Trustee in respect of Prepayment Interest Shortfalls. Such amounts so remitted shall be included in the Available Funds and distributed therewith on the next Distribution Date. The Master Servicer shall not be obligated to pay any amounts with respect to Relief Act Interest Shortfalls.


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                  SECTION 4.04. Allocation of Realized Losses.

                  (a) On or before each Determination Date, the Master Servicer shall determine as to each Mortgage Loan and REO Property: (i) the total amount of Realized Losses, if any, incurred in connection with any Final Recovery Determinations made during the related Prepayment Period; (ii) whether and the extent to which such Realized Losses constituted Bankruptcy Losses; and
(iii) the respective portions of such Realized Losses allocable to interest and allocable to principal. On or before each Determination Date, the Master Servicer shall also determine as to each Mortgage Loan: (A) the total amount of Realized Losses, if any, incurred in connection with any Deficient Valuations made during the related Prepayment Period; and (B) the total amount of Realized Losses, if any, incurred in connection with Debt Service Reductions in respect of Monthly Payments due during the related Due Period. The information described in the two preceding sentences that is to be supplied by the Master Servicer shall be evidenced by an Officers' Certificate delivered to the Trustee by the Master Servicer on the Master Servicer Reporting Date immediately following the end of (x) in the case of Bankruptcy Losses allocable to interest, the Due Period during which any such Realized Loss was incurred, and (y) in the case of all other Realized Losses, the Prepayment Period during which any such Realized Loss was incurred.

                  (b) All Realized Losses on the Mortgage Loans shall be allocated by the Trustee on each Distribution Date as follows: first, in reduction of interest accrued on and otherwise distributable to the Class CE Certificates to the extent of Net Monthly Excess Cashflow used to pay principal on the Class A Certificates and the Mezzanine Certificates under clause (i) under Section 4.01 hereof; second, in reduction of interest accrued on and otherwise distributable to the Class CE Certificates to the extent of Net Monthly Excess Cashflow available for distribution pursuant to clauses (ii) through (vi) of Section 4.01(a)(4) hereof; and third, in reduction of the Certificate Principal Balance of the Class CE Certificates (determined after taking into account all distributions made on the Certificates on such Distribution Date), until the Certificate Principal Balance thereof has been reduced to zero. If on any Distribution Date, after all distributions are made by the Trustee pursuant to Section 4.01 hereof, the aggregate Certificate Principal Balance of the Class A Certificates, the Mezzanine Certificates and the Class P Certificates exceeds the sum of the Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after taking into account prepayments during the related Prepayment Period), the amount of such excess shall be allocated: first, to the Class M-10 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; second, to the Class M-9 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; third, to the Class M-8 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; fourth, to the Class M-7 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; fifth, to the Class M-6 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; sixth, to the Class M-5 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; seventh, to the Class M-4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero, eighth, to the Class M-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero, ninth, to the Class M-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero and tenth, to the Class M-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero.


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                  Any such allocation to a Class of Mezzanine Certificates on any Distribution Date shall be made by reducing the Certificate Principal Balance thereof (after the actual distributions to be made on such Distribution Date pursuant to Section 4.01 hereof) by the amount so allocated; any allocation of Realized Losses to a Class CE Certificate shall be made by reducing the amount otherwise payable in respect thereof pursuant to Section 4.01(a)(4)(v). No allocations of any Realized Losses shall be made to the Certificate Principal Balances of the Class A Certificates or the Class P Certificates.

                  As used herein, an allocation of a Realized Loss on a "pro rata basis" among two or more specified Classes of Certificates means an allocation on a pro rata basis, among the various Classes so specified, to each such Class of Certificates on the basis of their then outstanding Certificate Principal Balances prior to giving effect to distributions to be made on such Distribution Date. All Realized Losses and all other losses allocated to a Class of Certificates hereunder shall be allocated among the Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

                  (c) All Realized Losses on the Group I Mortgage Loans shall be allocated by the Trustee on each Distribution Date, first to REMIC I Regular Interest I-LT1 and REMIC I Regular Interest I-LT1PF, until the Uncertificated Balance of each such REMIC I Regular Interest has been reduced to zero; provided however, with respect to the first three Distribution Dates, all Realized Losses on the Initial Group I Mortgage Loans shall be allocated to REMIC 1 Regular Interest I-LT1, until the Uncertificated Balance thereof has been reduced to zero, and all Realized Losses on the Subsequent Group I Mortgage Loans shall be allocated to REMIC I Regular Interest I-LT1PF until the Uncertificated Balance thereof has been reduced to zero. All Realized Losses on the Group II Mortgage Loans shall be allocated by the Trustee on each Distribution Date, first to REMIC I Regular Interest I-LT2 and REMIC I Regular Interest I-LT2PF, until the Uncertificated Balance of each such REMIC I Regular Interest has been reduced to zero; provided however, with respect to the first three Distribution Dates, all Realized Losses on the Initial Group II Mortgage Loans shall be allocated to REMIC I Regular Interest I-LT2, until the Uncertificated Balance thereof has been reduced to zero, and all Realized Losses on the Subsequent Group II Mortgage Loans shall be allocated to REMIC I Regular Interest I-LT2PF until the Uncertificated Balance thereof has been reduced to zero. All Realized Losses on the Group III Mortgage Loans shall be allocated by the Trustee on each Distribution Date, first to REMIC I Regular Interest I-LT3 and REMIC I Regular Interest I-LT3PF, until the Uncertificated Balance of each such REMIC I Regular Interest has been reduced to zero; provided however, with respect to the first three Distribution Dates, all Realized Losses on the Initial Group III Mortgage Loans shall be allocated to REMIC I Regular Interest I-LT3, until the Uncertificated Balance thereof has been reduced to zero, and all Realized Losses on the Subsequent Group III Mortgage Loans shall be allocated to REMIC I Regular Interest I-LT3PF until the Uncertificated Balance thereof has been reduced to zero.

                  (d) All Realized Losses on the Group II Mortgage Loans shall be allocated by the Trustee on each Distribution Date, to the Uncertificated Balance of REMIC II Regular Interest II-LT1, until the Uncertificated Balance of REMIC II Regular Interest II-LT1 has been reduced to zero. All Realized Losses on the Group II Mortgage Loans shall be allocated by the Trustee on each Distribution Date to the Uncertificated Balance of REMIC II Regular Interest II-LT2, until the Uncertificated Balance of REMIC II Regular Interest II-LT2 has been reduced to


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zero. All Realized Losses on the Group III Mortgage Loans shall be allocated by the Trustee on each Distribution Date to the Uncertificated Balance of REMIC II Regular Interest II-LT3, until the Uncertificated Balance of REMIC II Regular Interest II-LT3 has been reduced to zero.

                  (e) (i) The REMIC III Marker Allocation Percentage of all Realized Losses on the Mortgage Loans shall be allocated by the Trustee on each Distribution Date to the following REMIC III Regular Interests in the specified percentages, as follows: first, to Uncertificated Interest payable to the REMIC III Regular Interest III-LTAA and REMIC III Regular Interest III-LTZZ up to an aggregate amount equal to the REMIC III Interest Loss Allocation Amount, 98% and 2%, respectively; second, to the Uncertificated Balances of the REMIC III Regular Interest III-LTAA and REMIC III Regular Interest III-LTZZ up to an aggregate amount equal to the REMIC III Principal Loss Allocation Amount, 98% and 2%, respectively; third, to the Uncertificated Balances of REMIC III Regular Interest III-LTAA, REMIC III Regular Interest III-LTM10 and REMIC III Regular Interest III-LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC III Regular Interest III-LTM10 has been reduced to zero; fourth, to the Uncertificated Balances of REMIC III Regular Interest III-LTAA, REMIC III Regular Interest III-LTM9 and REMIC III Regular Interest III-LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC III Regular Interest III-LTM9 has been reduced to zero; fifth, to the Uncertificated Balances of REMIC III Regular Interest III-LTAA, REMIC III Regular Interest III-LTM8 and REMIC III Regular Interest III-LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC III Regular Interest III-LTM8 has been reduced to zero; sixth, to the Uncertificated Balances of REMIC III Regular Interest III-LTAA, REMIC III Regular Interest III-LTM7 and REMIC III Regular Interest III-LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC III Regular Interest III-LTM7 has been reduced to zero; seventh, to the Uncertificated Balances of REMIC III Regular Interest III-LTAA, REMIC III Regular Interest III-LTM6 and REMIC III Regular Interest III-LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC III Regular Interest III-LTM6 has been reduced to zero; eighth, to the Uncertificated Balances of REMIC III Regular Interest III-LTAA, REMIC III Regular Interest III-LTM5 and REMIC III Regular Interest III-LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC III Regular Interest III-LTM5 has been reduced to zero; ninth, to the Uncertificated Balances of REMIC III Regular Interest III-LTAA, REMIC III Regular Interest III-LTM4 and REMIC III Regular Interest III-LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC III Regular Interest III-LTM4 has been reduced to zero; tenth, to the Uncertificated Balances of REMIC III Regular Interest III-LTAA, REMIC III Regular Interest III-LTM3 and REMIC III Regular Interest III-LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC III Regular Interest III-LTM3 has been reduced to zero; eleventh, to the Uncertificated Balances of REMIC III Regular Interest III-LTAA, REMIC III Regular Interest III-LTM2 and REMIC III Regular Interest III-LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC III Regular Interest III-LTM2 has been reduced to zero, and twelfth, to the Uncertificated Balances of REMIC III Regular Interest III-LTAA, REMIC III Regular Interest III-LTM1 and REMIC III Regular Interest III-LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC III Regular Interest III-LTM1 has been reduced to zero.

                  The REMIC III Sub WAC Allocation Percentage of all Realized Losses shall be applied after all distributions have been made on each Distribution Date first, so as to keep the


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Uncertificated Balance of each REMIC III Regular Interest ending with the designation "GRP" equal to 0.01% of the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group; second, to each REMIC III Regular Interest ending with the designation "SUB," so that the Uncertificated Balance of each such REMIC III Regular Interest is equal to 0.01% of the excess of (x) the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group over (y) the current Certificate Principal Balance of the Class A Certificate in the related Loan Group (except that if any such excess is a larger number than in the preceding distribution period, the least amount of Realized Losses shall be applied to such REMIC III Regular Interests such that the REMIC III Subordinated Balance Ratio is maintained); and third, any remaining Realized Losses shall be allocated to REMIC III Regular Interest III-LTXX.

                  SECTION 4.05. Compliance with Withholding Requirements.

                  Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Trustee reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event the Trustee does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate the amount withheld to such Certificateholders.

                  SECTION 4.06. Commission Reporting.

                  (a) The Trustee shall reasonably cooperate with the Depositor in connection with the Trust's satisfying the reporting requirements under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Trustee shall prepare on behalf of the Trust any Forms 8-K and 10-K (or other comparable required form containing the same or comparable information or other information mutually agreed upon) customary for similar securities as required by the Exchange Act and the Rules and Regulations of the Commission thereunder, and the Depositor shall sign (or shall cause another entity acceptable to the Commission to sign) and the Trustee shall file (via the Commission's Electronic Data Gathering and Retrieval System) such forms on behalf of the Depositor (or such other entity). The Depositor hereby grants to the Trustee a limited power of attorney to execute any Form 8-K and file each such document on behalf of the Depositor. Such power of attorney shall continue until the earlier of (i) receipt by the Trustee from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust. Notwithstanding anything herein to the contrary, the Depositor, and not the Trustee, shall be responsible for executing each Form 10-K filed on behalf of the Trust.

                  (b) Each Form 8-K shall be filed by the Trustee within 15 days after each Distribution Date, with a copy of the statement to the Certificateholders for such Distribution Date as an exhibit thereto. Prior to March 30th of each year (or such earlier date as may be required by the Exchange Act and the Rules and Regulations of the Commission), the Trustee shall file a Form 10-K, in substance as required by applicable law or applicable Commission staff's interpretations. Such Form 10-K shall include as exhibits the Master Servicer's annual statement of compliance described under Section 3.19 and the accountant's report described under Section 3.20, in each case to the extent they have been timely delivered to the Trustee. If they are not so timely delivered, the Trustee shall file an amended Form 10-K including such


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documents as exhibits reasonably promptly after they are delivered to the
Trustee. The Trustee shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from or relating to the Trustee's inability or failure to obtain any information not resulting from its own negligence or willful misconduct. The Form 10-K shall also include a certification in the form attached hereto as Exhibit J-1 (the "Certification"), which shall be signed by the senior officer of the Depositor in charge of securitization.

                  (c) In addition, (x) the Trustee shall sign a certification (in the form attached hereto as Exhibit J-2) for the benefit of the Depositor and its officers, directors and Affiliates regarding certain aspects of items 1 through 3 of the Certification (the "Trustee's Certification") (provided, however, that the Trustee shall not undertake an analysis of the accountant's report attached as an exhibit to the Form 10-K) and
(y) the Master Servicer shall sign a certification (in the form attached hereto as Exhibit J-3) for the benefit of the Depositor, the Trustee and their officers, directors and Affiliates regarding certain aspects of the Certification (the "Master Servicer Certification"). The Master Servicer Certification shall be delivered to the Depositor and the Trustee no later than March 15th of each year (or if such day is not a Business Day, the immediately preceding Business Day). The Trustee's Certification shall be delivered to the Depositor by no later than March 18th of each year (or if such day is not a Business Day, the immediately preceding Business Day) and the Depositor shall deliver the Certification to the Trustee for filing no later than March 20th of each year (or if such day is not a Business Day, the immediately preceding Business Day).

                  In addition, the Trustee shall indemnify and hold harmless the Depositor and its officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Trustee's obligations under this Section 4.06 or the Trustee's negligence, bad faith or willful misconduct in connection therewith. The Depositor shall indemnify and hold harmless the Trustee and its officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Depositor's obligations under this Section 4.06 or the Depositor's negligence, bad faith or willful misconduct in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor or the Trustee, as applicable, then the other party, in connection with a breach of its respective obligations under this Section 4.06 or its respective negligence, bad faith or willful misconduct in connection therewith, agrees that it shall contribute to the amount paid or payable by the other party as a result of the losses, claims, damages or liabilities of the other party in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Trustee on the other.

                  (d) Upon any filing with the Commission, the Trustee shall promptly deliver to the Depositor a copy of any executed report, statement or information.

                  (e) Prior to January 30th of the first year in which the Trustee is able to do so under applicable law, the Trustee shall file a Form 15 Suspension Notification with respect to the Trust.


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


                  (f) To the extent that, following the Closing Date, the Depositor certifies that reports and certifications differing from those required under this Section 4.06 comply with the reporting requirements under the Exchange Act, the Trustee hereby agrees that it shall reasonably cooperate to amend the provisions of this Section 4.06 (in accordance with Section 11.01) in order to comply with such amended reporting requirements and such amendment of this Section 4.06. Any such amendment may result in the reduction of the reports filed by the Depositor under the Exchange Act. Notwithstanding the foregoing, the Trustee shall not be obligated to enter into any amendment pursuant to this Section that adversely affects its obligations and immunities under this Agreement.

                  SECTION 4.07. Pre-Funding Accounts.

                  (a) No later than the Closing Date, the Trustee shall establish and maintain three segregated non-interest bearing trust accounts that are each Eligible Accounts, which shall be titled (i) "Group I Pre-Funding Account, Wells Fargo Bank, N.A., as Trustee for the registered holders of Park Place Securities, Inc., Asset-Backed Pass-Through Certificates, Series 2004-WHQ2" (the "Group I Pre-Funding Account"), (ii) "Group II Pre-Funding Account, Wells Fargo Bank, N.A., as Trustee for the registered holders of Park Place Securities, Inc., Asset-Backed Pass-Through Certificates, Series 2004-WHQ2" (the "Group II Pre-Funding Account") and (iii) "Group III Pre-Funding Account, Wells Fargo Bank, N.A., as Trustee for the registered holders of Park Place Securities, Inc., Asset-Backed Pass-Through Certificates, Series 2004-WHQ2" (the "Group III Pre-Funding Account"). The Trustee shall, promptly upon receipt, deposit in the applicable Pre-Funding Account and retain therein the Original Group I Pre-Funded Amount, the Original Group II Pre-Funding Account or the Original Group III Pre-Funding Account, as applicable, remitted on the Closing Date to the Trustee by the Depositor. Funds deposited in the Pre-Funding Accounts shall be held in trust by the Trustee for the Certificateholders for the uses and purposes set forth herein.

                  (b) At the written direction of the Depositor, the Trustee shall direct any depository institution maintaining the Pre-Funding Accounts to invest the funds in such account in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Trustee or an Affiliate manages or advises such investment, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Trustee or an Affiliate manages or advises such investment. If no investment direction of the Depositor with respect to the Pre-Funding Accounts is received by the Trustee, the Trustee shall invest the funds pursuant to clause (vi) of the definition of Permitted Investments. For federal income tax purposes, the holder of the largest Percentage Interest of the Class R Certificates shall be the owner of the Pre-Funding Accounts and shall report all items of income, deduction, gain or loss arising therefrom. The Depositor shall deposit in the applicable Pre-Funding Account the amount of any net loss incurred in respect of any such Permitted Investment immediately upon realization of such loss without any right of reimbursement therefor. The Pre-Funding Accounts shall not be assets of any Trust REMIC.

                  (c) Amounts on deposit in the Pre-Funding Accounts shall be withdrawn by the Trustee as follows:


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                  (i)      on any Subsequent Transfer Date, the Trustee shall
         withdraw from the related Pre-Funding Account an amount equal to 100% of the Stated Principal Balances of the Subsequent Mortgage Loans transferred and assigned to the Trustee for deposit in the Mortgage Pool on such Subsequent Transfer Date and pay such amount to or upon the order of the Depositor upon satisfaction of the conditions set forth in Section 2.09 with respect to such transfer and assignment;

                  (ii) if the amount on deposit in the related Pre-Funding Account has not been reduced to zero during the Funding Period, on the day of the termination of the Funding Period, the Trustee shall deposit into the Distribution Account any amounts remaining in the Pre-Funding Account to be held uninvested;

                  (iii) to withdraw any amount not required to be deposited in the Pre-Funding Accounts or deposited therein in error;

                  (iv) to distribute to the related Interest Coverage Account any income and gain realized from the investment of funds in the related Pre-Funding Account; and

                  (v) to clear and terminate the Pre-Funding Accounts upon the earlier to occur of (A) the day immediately following the end of the Funding Period and (B) the termination of this Agreement, with any amounts remaining on deposit therein being paid to the Holders of the Certificates then entitled to distributions in respect of principal.

         SECTION 4.08. Interest Coverage Accounts.

                  (a) If amounts are required to be deposited in the Interest Coverage Accounts, no later than the Closing Date, the Trustee shall establish and maintain a segregated non-interest bearing trust account that is an Eligible Account, which shall be titled (i) "Group I Interest Coverage Account, Wells Fargo Bank, N.A., as Trustee for the registered holders of Park Place Securities, Inc., Asset-Backed Pass-Through Certificates, Series 2004-WHQ2" (the "Group I Interest Coverage Account"), (ii) "Group II Pre-Funding Account, Wells Fargo Bank, N.A., as Trustee for the registered holders of Park Place Securities, Inc., Asset-Backed Pass-Through Certificates, Series 2004-WHQ2" (the "Group II Pre-Funding Account") and (iii) "Group III Pre-Funding Account, Wells Fargo Bank, N.A., as Trustee for the registered holders of Park Place Securities, Inc., Asset-Backed Pass-Through Certificates, Series 2004-WHQ2" (the "Group III Pre-Funding Account"). The Trustee shall, promptly upon receipt, deposit in each Interest Coverage Account and retain therein the related amount remitted on the Closing Date to the Trustee by the Depositor. Funds deposited in the Interest Coverage Accounts shall be held in trust by the Trustee for the Certificateholders for the uses and purposes set forth herein

                  (b) At the written direction of the Depositor, the Trustee shall direct any depository institution maintaining the Interest Coverage Accounts to invest the funds in such account in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this


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Agreement, if a Person other than the Trustee or an Affiliate manages or advises such investment, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Trustee or an Affiliate manages or advises such investment. If no investment direction of the Depositor with respect to the Interest Coverage Accounts is received by the Trustee, the Trustee shall invest the funds pursuant to clause
(vi) of the definition of Permitted Investments. For federal income tax purposes, the holder of the largest Percentage Interest of the Class R Certificates shall be the owner of the Interest Coverage Accounts and shall report all items of income, deduction, gain or loss arising therefrom. All income and gain realized from investment of funds deposited in the Interest Coverage Accounts shall be for the sole and exclusive benefit of the Depositor and shall be remitted by the Trustee to the Depositor on the first Business Day following each Distribution Date. The Depositor shall deposit in the applicable Interest Coverage Account the amount of any net loss incurred in respect of any such Permitted Investment immediately upon realization of such loss without any right of reimbursement therefor. The Interest Coverage Accounts shall not be assets of any Trust REMIC.

                  (c) On each Distribution Date during the Funding Period and on the last day of the Funding Period, the Trustee shall withdraw from the related Interest Coverage Account and deposit in the Distribution Account an amount equal to 30 days' interest on the excess, if any, of the related Original Pre-Funded Amount, over the aggregate Stated Principal Balance of related Subsequent Mortgage Loans that both (i) had a Due Date during the Due Period relating to such Distribution Date and (ii) had a Subsequent Cut-off Date prior to the first day of the month in which such Distribution Date occurs, at a per annum rate equal to the weighted average Pass-Through Rate of the related Class A and Mezzanine Certificates for such Distribution Date, with the Pass-Through Rate on the related Class A and Mezzanine Certificates, solely for the purposes of the foregoing calculation, multiplied by a fraction, the numerator of which is the actual number of days in the Interest Accrual Period for such Class for such Distribution Date, and the denominator of which is 30. Such withdrawal and deposit shall be treated as a contribution of cash by the Depositor to REMIC I. Immediately following any such withdrawal and deposit, and immediately following the conveyance of any Subsequent Mortgage Loans to the Trust Fund on any Subsequent Transfer Date, the Trustee shall withdraw from the Interest Coverage Accounts and remit to the Depositor or its designee an amount equal to the excess, if any, of the amount remaining in such Interest Coverage Account over the amount that would be required to be withdrawn therefrom (assuming sufficient funds therein) pursuant to the second preceding sentence on each subsequent Distribution Date, if any, that shall occur during the Funding Period or that shall be the Distribution Date immediately following the end of the Funding Period, if no Subsequent Mortgage Loans were acquired by the Trust Fund after the end of the Prepayment Period relating to the current Distribution Date (assuming that LIBOR remains constant at the level of LIBOR applicable to the calculation of the Pass-Through Rate for the Class A Certificates and Mezzanine Certificates for the current Distribution Date).

                  (d) Upon the earlier of (i) the Distribution Date immediately following the end of the Funding Period, (ii) the reduction of the aggregate Certificate Principal Balance of the Class A Certificates and the Mezzanine Certificates to zero or (iii) the termination of this Agreement in accordance with Section 9.01, any amount remaining on deposit in the Interest Coverage Accounts after distributions pursuant to paragraph (c) above shall be withdrawn by the Trustee and paid to the Depositor or its designee.


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                  SECTION 4.09. Swap Account

                  (a) No later than the Closing Date, the Trustee shall establish and maintain with itself, as agent for the Trustee, a separate, segregated trust account titled, "Swap Account, Wells Fargo Bank, N.A., as Trustee, in trust for the Swap Provider and the registered holders of Park Place Securities, Inc., Asset-Backed Pass-Through Certificates, Series 2004-WHQ2." Such account shall be an Eligible Account and amounts therein shall be held uninvested.

                  (b) On each Distribution Date, prior to any distribution to any Certificate, the Trustee shall deposit into the Swap Account pursuant to 3.05(c)(i): (i) the amount of any Net Swap Payment or Swap Termination Payment owed to the Swap Provider from funds collected and received with respect to the Mortgage Loans prior to the determination of Available Funds and (ii) amounts received by the Trustee from the Swap Administrator pursuant to the swap administration agreement, dated as of the Closing Date, among the Wells Fargo Bank, N.A. in its capacity as Trustee, Wells Fargo Bank, N.A. in its capacity as Swap Administrator and Ameriquest Mortgage Company (the "Swap Administration Agreement").

                  (c) For federal income tax purposes, the Swap Administration Account shall be owned by the majority Holder of the Class CE Certificates.

                  Notwithstanding the foregoing, for federal income tax purposes, the calculations of Uncertificated Interest accrued on the Class SWAP-IO Interest shall be shall be deemed to have been paid to the Swap Account regardless of any reduction in the actual amounts paid to the Swap Account resulting from the calculation of the Net Swap Payment.

                  SECTION 4.10. Net WAC Rate Carryover Reserve Account.

                  (a) No later than the Closing Date, the Trustee shall establish and maintain with itself, as agent for the Trustee, a separate, segregated trust account titled, "Net WAC Rate Carryover Reserve Account, Wells Fargo Bank, N.A., as Trustee, in trust for the registered Holders of Park Place Securities Inc., Asset-Backed Pass-Through Certificates, Series 2004-WHQ2."

                  (b) On each Distribution Date as to which there is a Net WAC Rate Carryover Amount payable to the Class A Certificates or the Mezzanine Certificates, the Trustee has been directed by the Class CE Certificateholders to, and therefore shall, deposit into the Net WAC Rate Carryover Reserve Account the amount of such Net WAC Rate Carryover Amount, rather than distributing such amounts to the Class CE Certificateholders. On each such Distribution Date, the Trustee shall hold all such amounts for the benefit of the Holders of the Class A Certificates and the Mezzanine Certificates, and shall distribute such amounts to the Holders of the Class A Certificates and the Mezzanine Certificates in the amounts and priorities set forth in Section 4.01(b).

                  (c) For federal and state income tax purposes, the Class CE Certificateholders shall be deemed to be the owners of the Net WAC Rate Carryover Reserve Account and all amounts deposited into the Net WAC Rate Carryover Reserve Account shall be treated as


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amounts distributed by REMIC III to the Holders of the Class CE Interest and by
REMIC V to the Holders of the Class CE Certificates. Upon the termination of the Trust, or the payment in full of the Class A Certificates and the Mezzanine Certificates, all amounts remaining on deposit in the Net WAC Rate Carryover Reserve Account shall be released by the Trust and distributed to the Class CE Certificateholders or their designees. The Net WAC Rate Carryover Reserve Account shall be part of the Trust but not part of any REMIC and any payments to the Holders of the Class A Certificates or the Mezzanine Certificates of Net WAC Rate Carryover Amounts shall not be payments with respect to a "regular interest" in a REMIC within the meaning of Code Section 860(G)(a)(1).

                  (d) By accepting a Class CE Certificate, each Class CE Certificateholder hereby agrees to direct the Trustee, and the Trustee hereby is directed, to deposit into the Net WAC Rate Carryover Reserve Account the amounts described above on each Distribution Date as to which there is any Net WAC Rate Carryover Amount rather than distributing such amounts to the Class CE Certificateholders. By accepting a Class CE Certificate, each Class CE Certificateholder further agrees that such direction is given for good and valuable consideration, the receipt and sufficiency of which is acknowledged by such acceptance.

                  (e) At the written direction of the Holders of a majority in Percentage Interest in the Class CE Certificates, the Trustee shall direct any depository institution maintaining the Net WAC Rate Carryover Reserve Account to invest the funds in such account in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand,
(i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Trustee or an Affiliate manages or advises such investment, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Trustee or an Affiliate manages or advises such investment. If no investment direction of the Holders of a majority in Percentage Interest in the Class CE Certificates with respect to the Net WAC Rate Carryover Reserve Account is received by the Trustee, the Trustee shall invest the funds pursuant to clause (vi) of the definition of Permitted Investments. Interest earned on such investment shall be deposited into the Net WAC Rate Carryover Reserve Account.

                  (f) For federal income tax return and information reporting, the value assigned to the right of the Holders of the Class A and Mezzanine Certificates to receive payments from the Net WAC Rate Carryover Reserve Account in respect of any Net WAC Rate Carryover Amount shall be de mnimis.


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                                   ARTICLE V

                                THE CERTIFICATES

                  SECTION 5.01. The Certificates.

                  (a) The Certificates in the aggregate shall represent the entire beneficial ownership interest in the Mortgage Loans and all other assets included in REMIC I. At the Closing Date, the aggregate Certificate Principal Balance of the Certificates shall equal the aggregate Stated Principal Balance of the Mortgage Loans.

                  The Certificates shall be substantially in the forms annexed hereto as Exhibits A-1 through A-25. The Certificates of each Class shall be issuable in registered form only, in denominations of authorized Percentage Interests as described in the definition thereof. Each Certificate shall share ratably in all rights of the related Class.

                  Upon original issue, the Certificates shall be executed by the Trustee, and delivered by the Trustee and the Trustee shall cause the Certificates to be authenticated by the Certificate Registrar to or upon the order of the Depositor. The Certificates shall be executed and attested by manual or facsimile signature on behalf of the Trustee by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided herein executed by the Certificate Registrar by manual signature, and such certificate of authentication shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

                  (b) The Class A Certificates and the Mezzanine Certificates shall initially be issued as one or more Certificates held by the Book-Entry Custodian or, if appointed to hold such Certificates as provided below, the Depository, and registered in the name of the Depository or its nominee and, except as provided below, registration of such Certificates may not be transferred by the Trustee except to another Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. The Certificate Owners shall hold their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided below, shall not be entitled to definitive, fully registered Certificates ("Definitive Certificates") in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. The Trustee is hereby initially appointed as the Book-Entry Custodian and hereby agrees to act as such in accordance herewith and in accordance with the agreement that it


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has with the Depository authorizing it to act as such. The Book-Entry Custodian may, and if it is no longer qualified to act as such, the Book-Entry Custodian shall, appoint, by a written instrument delivered to the Depositor, the Master Servicer, the Trustee (if the Trustee is not the Book-Entry Custodian) and any other transfer agent (including the Depository or any successor Depository), to act as Book-Entry Custodian under such conditions as the predecessor Book-Entry Custodian and the Depository or any successor Depository may prescribe, provided that the predecessor Book-Entry Custodian shall not be relieved of any of its duties or responsibilities by reason of any such appointment of other than the Depository. If the Trustee resigns or is removed in accordance with the terms hereof, if it so elects, the Depository shall immediately succeed to its predecessor's duties as Book-Entry Custodian. The Depositor shall have the right to inspect, and to obtain copies of, any Certificates held as Book-Entry Certificates by the Book-Entry Custodian.

                  The Trustee, the Master Servicer and the Depositor may for all purposes (including the making of payments due on the Book-Entry Certificates) deal with the Depository as the authorized representative of the Certificate Owners with respect to the Book-Entry Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

                  If (i)(A) the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (B) the Depositor is unable to locate a qualified successor or (ii) after the occurrence of a Master Servicer Event of Default, Certificate Owners representing in the aggregate not less than 51% of the Ownership Interests of the Book-Entry Certificates advise the Trustee through the Depository, in writing, that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of the Book-Entry Certificates by the Book-Entry Custodian or the Depository, as applicable, accompanied by registration instructions from the Depository for registration of transfer, the Trustee shall issue the Definitive Certificates. Such Definitive Certificates shall be issued in minimum denominations of $25,000 ($50,000 in the case of the Class M-10 Certificates), except that any beneficial ownership that was represented by a Book-Entry Certificate in an amount less than $25,000 immediately prior to the issuance of a Definitive Certificate shall be issued in a minimum denomination equal to the amount represented by such Book-Entry Certificate. None of the Depositor, the Master Servicer, or the Trustee shall be liable for any delay in the delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates,


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and the Trustee shall recognize the Holders of the Definitive Certificates as
Certificateholders hereunder.

                  SECTION 5.02. Registration of Transfer and Exchange of
                                Certificates.

                  (a) The Trustee shall cause to be kept at one of the offices or agencies to be appointed by the Trustee in accordance with the provisions of Section 8.12 a Certificate Register for the Certificates in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Certificate Registrar may appoint, by a written instrument delivered to the Master Servicer and the Depositor, any other bank or trust company to act as Certificate Registrar under such conditions as the predecessor Certificate Registrar may prescribe, provided that the predecessor Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment. If the Trustee shall at any time not be the Certificate Registrar, the Trustee shall have and maintain the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register.

                  (b) No transfer of any Class M-10 Certificate, Class CE Certificate, Class P Certificate or Residual Certificate (the "Private Certificates") shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of a Private Certificate is to be made without registration or qualification (other than in connection with (i) the initial transfer of any such Certificate by the Depositor to an affiliate of the Depositor, (ii) the transfer of any such Class CE, Class P or Residual Certificate to the issuer under the Indenture or the indenture trustee under the Indenture or (iii) a transfer of any such Class CE, Class P or Residual Certificate from the issuer under the Indenture or the indenture trustee under the Indenture to the Depositor or an Affiliate of the Depositor), the Trustee and the Certificate Registrar shall each require receipt of: (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Certificateholder desiring to effect the transfer and from such Certificateholder's prospective transferee, substantially in the forms attached hereto as Exhibit F-1; and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration (which Opinion of Counsel shall not be an expense of the Depositor, the Trustee, the Master Servicer, or the Trust Fund), together with copies of the written certification(s) of the Certificateholder desiring to effect the transfer and/or such Certificateholder's prospective transferee upon which such Opinion of Counsel is based, if any. None of the Depositor, the Certificate Registrar or the Trustee is obligated to register or qualify the Private Certificates under the 1933 Act or any other securities laws or to take any action not otherwise required under this Agreement to permit the transfer of such Certificates without registration or qualification. If a transfer of an Ownership Interest in the Class M-10 Certificates is to be made without registration under the 1933 Act (other than in connection with the initial transfer of any such Certificate by the Depositor to an affiliate of the Depositor, then the Certificate Registrar shall refuse to register such transfer unless it receives (and upon receipt,


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may conclusively rely upon) a certificate from the Certificateholder desiring to effect such transfer and a certificate from such Certificateholder's prospective transferee (which in the case of the Book-Entry Certificates, the Certificateholder and the Certificateholder's prospective transferee shall be deemed to have represented such certification), to the effect that, among other things, the transfer is being made to a qualified institutional buyer as defined in Rule 144A under the Securities Act in accordance with Rule 144A. Any Certificateholder desiring to effect the transfer of a Private Certificate shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Certificate Registrar and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  Notwithstanding the foregoing, no certification or Opinion of Counsel described in this Section 5.02(b) shall be required in connection with the transfer, on the Closing Date, of any Residual Certificate by the Depositor to an "accredited investor" within the meaning of Rule 501(d) of the 1933 Act.

                  (c) No transfer of a Certificate or any interest therein shall be made to any Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person acquiring such Certificates with "Plan Assets" of a Plan within the meaning of the Department of Labor regulation promulgated at 29 C.F.R. ss. 2510.3-101 ("Plan Assets"), as certified by such transferee in the form of Exhibit G, unless the Trustee is provided with an Opinion of Counsel for the benefit of the Trust Fund, the Depositor, the Trustee and the Master Servicer and on which they may rely, which shall be to the effect that the purchase and holding of such Certificates is permissible under applicable law, shall not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and shall not subject the Depositor, the Master Servicer, the Trustee or the Trust Fund to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Depositor, the Master Servicer, the NIMS Insurer, the Trustee or the Trust Fund. Neither an Opinion of Counsel nor any certification shall be required in connection with
(i) the initial transfer of any such Certificate by the Depositor to an affiliate of the Depositor, (ii) the transfer of any such Class CE, Class P or Residual Certificate to the issuer under the Indenture or the indenture trustee under the Indenture or (iii) a transfer of any such Class CE, Class P or Residual Certificate from the issuer under the Indenture or the indenture trustee under the Indenture to the Depositor or an Affiliate of the Depositor (in which case, the Depositor or any affiliate thereof shall have deemed to have represented that it is not purchasing with Plan Assets) and the Trustee shall be entitled to conclusively rely upon a representation (which, upon the request of the Trustee, shall be a written representation) from the Depositor of the status of such transferee as an affiliate of the Depositor.

                  If any Certificate or any interest therein is acquired or held in violation of the provisions of the preceding paragraphs, the next preceding permitted beneficial owner shall be treated as the beneficial owner of that Certificate retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such Certificate or interest therein was effected in violation of the provisions of the preceding paragraph shall indemnify and hold harmless the Depositor, the Master Servicer, the Trustee, the NIMS Insurer and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.


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                  (d)(i)   Each Person who has or who acquires any Ownership
Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Certificate Registrar or its designee under clause (iii)(A) below to deliver payments to a Person other than such Person and to negotiate the terms of any mandatory sale under clause (iii)(B) below and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                  (A) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Certificate Registrar of any change or impending change in its status as a Permitted Transferee.

                  (B) In connection with any proposed Transfer of any Ownership Interest in a Residual Certificate, the Certificate Registrar shall require delivery to it and shall not register the Transfer of any Residual Certificate until its receipt of an affidavit and agreement (a "Transfer Affidavit and Agreement"), in the form attached hereto as Exhibit F-2 from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Residual Certificate, it shall endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 5.02(d) and agrees to be bound by them.

                  (C) Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of the Certificate Registrar who is assigned to this transaction has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected.

                  (D) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest in a Residual Certificate and (y) not to transfer its Ownership Interest unless it provides a Transferor Affidavit (in the form attached hereto as Exhibit F-2), to the Certificate Registrar stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee.

                  (E) Each Person holding or acquiring an Ownership Interest in a Residual Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Certificate Registrar written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Residual Certificate, if it is, or is holding an Ownership Interest in a Residual Certificate on behalf of, a "pass-through interest holder."


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                  (ii)     The Certificate Registrar shall register the Transfer
of any Residual Certificate only if it shall have received the Transfer
Affidavit and Agreement and all of such other documents as shall have been reasonably required by the Certificate Registrar as a condition to such registration. In addition, no Transfer of a Residual Certificate shall be made unless the Certificate Registrar shall have received a representation letter from the Transferee of such Certificate to the effect that such Transferee is a Permitted Transferee.

                  (iii) (A) If any purported Transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(d), then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. The Certificate Registrar shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

                  (B) If any purported Transferee shall become a Holder of a Residual Certificate in violation of the restrictions in this Section 5.02(d) and to the extent that the retroactive restoration of the rights of the Holder of such Residual Certificate as described in clause (iii)(A) above shall be invalid, illegal or unenforceable, then the Certificate Registrar shall have the right, without notice to the Holder or any prior Holder of such Residual Certificate, to sell such Residual Certificate to a purchaser selected by the Certificate Registrar on such terms as the Certificate Registrar may choose. Such purported Transferee shall promptly endorse and deliver each Residual Certificate in accordance with the instructions of the Certificate Registrar. Such purchaser may be the Certificate Registrar itself or any Affiliate of the Certificate Registrar. The proceeds of such sale, net of the commissions (which may include commissions payable to the Certificate Registrar or its Affiliates), expenses and taxes due, if any, shall be remitted by the Certificate Registrar to such purported Transferee. The terms and conditions of any sale under this clause
         (iii)(B) shall be determined in the sole discretion of the Certificate Registrar, and the Certificate Registrar shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

                  (iv) The Trustee shall make available to the Internal Revenue Service and those Persons specified by the REMIC Provisions all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is a Disqualified Organization, including the information described in Treasury regulations sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Residual Certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Residual Certificate having as among its record Holders at any time any Person which is a Disqualified Organization. Reasonable compensation for providing such information may be accepted by the Trustee.

                  (v) The provisions of this Section 5.02(d) set forth prior to this subsection (v) may be modified, added to or eliminated, provided that there shall have been delivered to the


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Trustee at the expense of the party seeking to modify, add to or eliminate any such provision the following:

                  (A) written notification from each Rating Agency to the effect that the modification, addition to or elimination of such provisions shall not cause such Rating Agency to downgrade its then-current ratings of any Class of Certificates; and

                  (B) an Opinion of Counsel, in form and substance satisfactory to the Trustee, to the effect that such modification of, addition to or elimination of such provisions shall not cause any Trust REMIC to cease to qualify as a REMIC and shall not cause any Trust REMIC, as the case may be, to be subject to an entity-level tax caused by the Transfer of any Residual Certificate to a Person that is not a Permitted Transferee or (y) a Person other than the prospective transferee to be subject to a REMIC-tax caused by the Transfer of a Residual Certificate to a Person that is not a Permitted Transferee.

                  The Trustee shall forward to the NIMS Insurer a copy of the items delivered to it pursuant to (A) and (B) above.

                  (e) Subject to the preceding subsections, upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee maintained for such purpose pursuant to Section 8.12, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated Transferee or Transferees, one or more new Certificates of the same Class of a like aggregate Percentage Interest.

                  (f) At the option of the Holder thereof, any Certificate may be exchanged for other Certificates of the same Class with authorized denominations and a like aggregate Percentage Interest, upon surrender of such Certificate to be exchanged at any office or agency of the Trustee maintained for such purpose pursuant to Section 8.12. Whenever any Certificates are so surrendered for exchange the Trustee shall execute and cause the Certificate Registrar to authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Trustee) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing. In addition, with respect to each Residual Certificate, the Holder thereof may exchange, in the manner described above, the Class R Certificate for three separate Certificates, each representing such Holder's respective Percentage Interest in the Class R-I Interest, the Class R-II Interest and the Class R-III Interest, respectively, in each case that was evidenced by the Class R Certificate being exchanged and (ii) with respect to each Class R-X Certificate, the Holder thereof may exchange, in the manner described above, such Class R-X Certificate for two separate Certificates, each representing such Holder's respective Percentage Interest in the Class R-IV Interest and the Class R-V Interest, respectively, in each case that was evidenced by the Class R-X Certificate being exchanged.

                  (g) No service charge to the Certificateholders shall be made for any transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.


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                  (h)      All Certificates surrendered for transfer and
exchange shall be canceled and destroyed by the Certificate Registrar in accordance with its customary procedures.

                  (i) The Trustee shall cause the Certificate Registrar (unless the Trustee is acting as Certificate Registrar) to provide notice to the Trustee of each transfer of a Certificate and to provide the Trustee with an updated copy of the Certificate Register on the first Business Day in March and August of each year, commencing in March 2005.

                  (j) Any attempted or purported transfer of any Certificate in violation of the provisions of Section 5.02(c) hereof shall be void ab initio and such Certificate shall be considered to have been held continuously by the prior permitted Holder.

                  SECTION 5.03. Mutilated, Destroyed, Lost or Stolen
                                Certificates.

                  If (i) any mutilated Certificate is surrendered to the Trustee or the Certificate Registrar, or the Trustee and the Certificate Registrar receive evidence to their satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee, the NIMS Insurer and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of actual knowledge by the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and of like denomination and Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the applicable REMIC created hereunder, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

                  SECTION 5.04. Persons Deemed Owners.

                  The Depositor, the Master Servicer, the Trustee, the NIMS Insurer, the Certificate Registrar and any agent of any of them may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, and none of the Depositor, the Master Servicer, the Trustee, the Certificate Registrar, the NIMS Insurer or any agent of any of them shall be affected by notice to the contrary.

                  SECTION 5.05. Certain Available Information.

                  On or prior to the date of the first sale of any Private Certificate to an Independent third party, the Depositor shall provide to the Trustee ten copies of any private placement memorandum or other disclosure document used by the Depositor in connection with the offer and sale of the Private Certificates. In addition, if any such private placement memorandum or disclosure document is revised, amended or supplemented at any time following the delivery thereof to the Trustee, the Depositor promptly shall inform the Trustee of such event and shall


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


deliver to the Trustee ten copies of the private placement memorandum or disclosure document, as revised, amended or supplemented. The Trustee shall maintain at its Corporate Trust Office and shall make available free of charge during normal business hours for review by any Holder of a Certificate, Certificate Owner or any Person identified to the Trustee as a prospective transferee of a Certificate, originals or copies of the following items: (i) in the case of a Holder or prospective transferee of a Private Certificate, the private placement memorandum or other disclosure document relating to such Certificate, if any, in the form most recently provided to the Trustee; and (ii) in all cases, (A) this Agreement and any amendments hereof entered into pursuant to Section 11.01, (B) all monthly statements required to be delivered to Certificateholders of the relevant Class pursuant to Section 4.02 since the Closing Date, and all other notices, reports, statements and written communications delivered to the Certificateholders of the relevant Class pursuant to this Agreement since the Closing Date, (C) all certifications delivered by a Responsible Officer of the Trustee since the Closing Date pursuant to Section 10.01(h), (D) any and all Officers' Certificates delivered to the Trustee by the Master Servicer since the Closing Date to evidence the Master Servicer's determination that any Advance or Servicing Advance was, or if made, would be a Nonrecoverable Advance or Nonrecoverable Servicing Advance, respectively, and (E) any and all Officers' Certificates delivered to the Trustee by the Master Servicer since the Closing Date pursuant to Section 4.04(a). Copies and mailing of any and all of the foregoing items shall be available from the Trustee upon request at the expense of the person requesting the same.


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                                   ARTICLE VI

                      THE DEPOSITOR AND THE MASTER SERVICER

                  SECTION 6.01. Liability of the Depositor and the Master
                                Servicer.

                  The Depositor and the Master Servicer each shall be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement and undertaken hereunder by the Depositor and the Master Servicer herein.

                  SECTION 6.02. Merger or Consolidation of the Depositor or the
                                Master Servicer.

                  Subject to the following paragraph, the Depositor shall keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation. Subject to the following paragraph, the Master Servicer shall keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation and its qualification as an approved conventional seller/servicer for Fannie Mae or Freddie Mac in good standing. The Depositor and the Master Servicer each shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

                  The Depositor or the Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor or the Master Servicer shall be a party, or any Person succeeding to the business of the Depositor or the Master Servicer, shall be the successor of the Depositor or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Master Servicer shall be qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac; and provided further that the Rating Agencies' ratings of the Class A Certificates and the Mezzanine Certificates in effect immediately prior to such merger or consolidation shall not be qualified, reduced or withdrawn as a result thereof (as evidenced by a letter to such effect from the Rating Agencies).

                  SECTION 6.03. Limitation on Liability of the Depositor, the
                                Master Servicer and Others.

                  None of the Depositor, the NIMS Insurer, the Master Servicer or any of the directors, officers, employees or agents of the Depositor or the Master Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the NIMS Insurer, the Master Servicer or any such person against any breach of warranties, representations or covenants made herein, or against any specific liability imposed on the Master Servicer pursuant


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hereto, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the NIMS Insurer, the Master Servicer or the Trustee and any director, officer, employee or agent of the Depositor, the NIMS Insurer, the Master Servicer or the Trustee may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder.

                  The Depositor, the NIMS Insurer, the Master Servicer and any director, officer, employee or agent of the Depositor, the NIMS Insurer or the Master Servicer shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates and any breach of a representation or warranty regarding the Mortgage Loans, other than in the case of the Depositor and the Master Servicer, any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. None of the Depositor, the NIMS Insurer or the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and, in its opinion, does not involve it in any expense or liability; provided, however, that each of the Depositor, the NIMS Insurer and the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, unless the Depositor or the Master Servicer acts without the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights (which consent shall not be necessary in the case of litigation or other legal action by either to enforce their respective rights or defend themselves hereunder), the legal expenses and costs of such action and any liability resulting therefrom (except any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder) shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the NIMS Insurer and the Master Servicer shall be entitled to be reimbursed therefor from the Collection Account as and to the extent provided in Section 3.05, any such right of reimbursement being prior to the rights of the Certificateholders to receive any amount in the Collection Account.

                  SECTION 6.04. Limitation on Resignation of the Master
                                Servicer.

                  The Master Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon determination that its duties hereunder are no longer permissible under applicable law or (ii) with the written consent of the Trustee, the NIMS Insurer and written confirmation from each Rating Agency (which confirmation shall be furnished to the Depositor, the NIMS Insurer and the Trustee) that such resignation shall not cause such Rating Agency to reduce the then current rating of the Class A Certificates or the Mezzanine Certificates. Any such determination pursuant to clause (i) of the preceding sentence, permitting the resignation of the Master Servicer, shall be evidenced by an Opinion of Counsel to such effect obtained at the expense of the Master Servicer and delivered to the Trustee and the NIMS Insurer. No resignation of the Master Servicer shall become effective until the Trustee or a successor servicer acceptable to the NIMS Insurer shall have assumed the Master Servicer's responsibilities, duties,


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


liabilities (other than those liabilities arising prior to the appointment of such successor) and obligations under this Agreement.

                  Except as expressly provided herein, the Master Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, nor delegate to or subcontract with, nor authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer hereunder. If, pursuant to any provision hereof, the duties of the Master Servicer are transferred to a successor master servicer, the entire amount of the Servicing Fee and other compensation payable to the Master Servicer pursuant hereto shall thereafter be payable to such successor master servicer.

                  SECTION 6.05. Rights of the Depositor in Respect of the Master
                                Servicer.

                  The Master Servicer shall afford (and any Sub-Servicing Agreement shall provide that each Sub-Servicer shall afford) the Depositor, the NIMS Insurer and the Trustee, upon reasonable advance notice in writing, during normal business hours at the office designated by the Master Servicer, access to all records maintained by the Master Servicer (and any such Sub-Servicer) in respect of the Master Servicer's rights and obligations with respect to the Mortgage Loans hereunder and access to officers of the Master Servicer (and those of any such Sub-Servicer) responsible for such obligations. To the extent such information is not otherwise available to the public, the Depositor, the NIMS Insurer and the Trustee shall not disseminate any information obtained pursuant to the preceding sentence without the Master Servicer's (or any such Sub-Servicer's) written consent, except as required pursuant to this Agreement or to the extent that it is appropriate to do so (i) in working with legal counsel, auditors, taxing authorities or other governmental agencies, rating agencies or reinsurers or (ii) pursuant to any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Depositor, the Trustee or the Trust Fund, and in either case, the Depositor, the NIMS Insurer or the Trustee, as the case may be, shall use its best efforts to assure the confidentiality of any such disseminated non-public information. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer under this Agreement and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer under this Agreement or exercise the rights of the Master Servicer under this Agreement; provided that the Master Servicer shall not be relieved of any of its obligations under this Agreement by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer and is not obligated to supervise the performance of the Master Servicer under this Agreement or otherwise.

                  SECTION 6.06. Sub-Servicing Agreements Between the Master
                                Servicer and Sub-Servicers.

                  (a) The Master Servicer may enter into Sub-Servicing Agreements (provided that such agreements would not result in a withdrawal or a downgrade by any Rating Agency of the ratings on any Class of Certificates and the NIMS Insurer shall have consented to such Sub-Servicing Agreement) with Sub-Servicers, for the servicing and administration of the Mortgage Loans.


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


                  Each Sub-Servicer shall be (i) authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Sub-Servicer to perform its obligations hereunder and under the Sub-Servicing Agreement, (ii) an institution approved as a mortgage loan originator by the Federal Housing Administration or an institution the deposit accounts in which are insured by the FDIC and (iii) a Freddie Mac or Fannie Mae approved mortgage servicer. Each Sub-Servicing Agreement must impose on the Sub-Servicer requirements conforming to the provisions set forth in Section 6.11 and provide for servicing of the Mortgage Loans consistent with the terms of this Agreement. The Master Servicer shall examine each Sub-Servicing Agreement and shall be familiar with the terms thereof. The terms of any Sub-Servicing Agreement shall not be inconsistent with any of the provisions of this Agreement. The Master Servicer and the Sub-Servicers may enter into and make amendments to the Sub-Servicing Agreements or enter into different forms of Sub-Servicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of this Agreement, and that no such amendment or different form shall be made or entered into which could be reasonably expected to be materially adverse to the interests of the Certificateholders, without the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any variation without the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights from the provisions set forth in Section 6.11, provisions relating to insurance in Section 3.10 or priority requirements of Sub-Servicing Accounts, or credits and charges to the Sub-Servicing Accounts or the timing and amount of remittances by the Sub-Servicers to the Master Servicer, are conclusively deemed to be inconsistent with this Agreement and therefore prohibited. The Master Servicer shall deliver to the Trustee and the NIMS Insurer copies of all Sub-Servicing Agreements, and any amendments or modifications thereof, promptly upon the Master Servicer's execution and delivery of such instruments.

                  Notwithstanding the foregoing, the parties hereto agree that until the related Servicing Transfer Date, Ameriquest Mortgage Company shall be a Sub-Servicer of the Mortgage Loans.

                  (b) As part of its servicing activities hereunder, the Master Servicer, for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of each Sub-Servicer under the related Sub-Servicing Agreement, including, without limitation, any obligation to make advances in respect of delinquent payments as required by a Sub-Servicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement, to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans or (ii) from a specific recovery of costs, expenses or attorneys' fees against the party against whom such enforcement is directed.


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                  SECTION 6.07. Successor Sub-Servicers.

                  The Master Servicer, with the consent of the NIMS Insurer, shall be entitled to terminate any Sub-Servicing Agreement and the rights and obligations of any Sub-Servicer pursuant to any Sub-Servicing Agreement in accordance with the terms and conditions of such Sub-Servicing Agreement. In the event of termination of any Sub-Servicer, all servicing obligations of such Sub-Servicer shall be assumed simultaneously by the Master Servicer without any act or deed on the part of such Sub-Servicer or the Master Servicer, and the Master Servicer either shall service directly the related Mortgage Loans or shall enter into a Sub-Servicing Agreement with a successor Sub-Servicer which qualifies under Section 6.06.

                  Any Sub-Servicing Agreement shall include the provision that such agreement may be immediately terminated by the Trustee without fee, in accordance with the terms of this Agreement, in the event that the Master Servicer shall, for any reason, no longer be the Master Servicer (including termination due to a Master Servicer Event of Default).

                  SECTION 6.08. Liability of the Master Servicer.

                  Notwithstanding any Sub-Servicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer and a Sub-Servicer or reference to actions taken through a Sub-Servicer or otherwise, the Master Servicer shall remain obligated and primarily liable to the Trustee and the Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section
3.01 without diminution of such obligation or liability by virtue of such Sub-Servicing Agreements or arrangements or by virtue of indemnification from the Sub-Servicer and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans. The Master Servicer shall be entitled to enter into any agreement with a Sub-Servicer for indemnification of the Master Servicer by such Sub-Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

                  SECTION 6.09. No Contractual Relationship Between
                                Sub-Servicers and the NIMS Insurer, the
                                Trustee or Certificateholders.

                  Any Sub-Servicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Sub-Servicer in its capacity as such shall be deemed to be between the Sub-Servicer and the Master Servicer alone, and the NIMS Insurer, the Trustee and Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Sub-Servicer except as set forth in Section 6.10. The Master Servicer shall be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to this Agreement is sufficient to pay such fees.


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


                  SECTION 6.10. Assumption or Termination of Sub-Servicing
                                Agreements by Trustee.

                  In the event the Master Servicer shall for any reason no longer be the master servicer (including termination due to a Master Servicer Event of Default), the Trustee or its designee shall thereupon assume (or cause its designee or the successor master servicer for the Trustee appointed pursuant to Section 7.02 to assume) all of the rights and obligations of the Master Servicer under each Sub-Servicing Agreement that the Master Servicer may have entered into, unless the Trustee elects to terminate any Sub-Servicing Agreement in accordance with its terms as provided in Section 6.07. Upon such assumption, the Trustee, its designee or the successor servicer for the Trustee appointed pursuant to Section 7.02 shall be deemed, subject to Section 6.07, to have assumed all of the Master Servicer's interest therein and to have replaced the Master Servicer as a party to each Sub-Servicing Agreement to the same extent as if each Sub-Servicing Agreement had been assigned to the assuming party, except that (i) the Master Servicer shall not thereby be relieved of any liability or obligations under any Sub-Servicing Agreement and (ii) none of the Trustee, its designee or any successor Master Servicer shall be deemed to have assumed any liability or obligation of the Master Servicer that arose before it ceased to be the Master Servicer.

                  The Master Servicer at its expense shall, upon request of the Trustee, deliver to the assuming party all documents and records relating to each Sub-Servicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by or on behalf of it, and otherwise use its best efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreements to the assuming party.

                  SECTION 6.11. Sub-Servicing Accounts.

                  In those cases where a Sub-Servicer is servicing a Mortgage Loan pursuant to a Sub-Servicing Agreement, the Sub-Servicer shall be required to establish and maintain one or more accounts (collectively, the "Sub-Servicing Account"). The Sub-Servicing Account shall be an Eligible Account. The Sub-Servicer shall deposit in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Sub-Servicer's receipt thereof, all proceeds of Mortgage Loans received by the Sub-Servicer less its servicing compensation to the extent permitted by the Sub-Servicing Agreement, and shall thereafter deposit such amounts in the Sub-Servicing Account, in no event more than two Business Days after the deposit of such funds into the clearing account. The Sub-Servicer shall thereafter deposit such proceeds in the Collection Account or remit such proceeds to the Master Servicer for deposit in the Collection Account not later than two Business Days after the deposit of such amounts in the Sub-Servicing Account. For purposes of this Agreement, the Master Servicer shall be deemed to have received payments on the Mortgage Loans when the Sub-Servicer receives such payments.


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                                  ARTICLE VII

                                     DEFAULT

                  SECTION 7.01. Master Servicer Events of Default.

                  "Master Servicer Event of Default," wherever used herein, means any one of the following events:

                  (i) any failure by the Master Servicer to remit to the Trustee for distribution to the Certificateholders any payment (other than an Advance required to be made from its own funds on any Master Servicer Remittance Date pursuant to Section 4.03) required to be made under the terms of the Certificates and this Agreement which continues unremedied for a period of one Business Day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Depositor or the Trustee (in which case notice shall be provided by telecopy), or to the Master Servicer, the Depositor and the Trustee by the NIMS Insurer or the Holders of Certificates entitled to at least 25% of the Voting Rights; or

                  (ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any of the covenants or agreements on the part of the Master Servicer contained in this Agreement (or, if the Master Servicer is the Seller, the failure of the Seller to repurchase a Mortgage Loan as to which a breach has been established that requires a repurchase pursuant to the terms of Section 7 of the Mortgage Loan Purchase Agreement) which continues unremedied for a period of 45 days after the earlier of (i) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Depositor or the Trustee, or to the Master Servicer, the Depositor and the Trustee by the NIMS Insurer or the Holders of Certificates entitled to at least 25% of the Voting Rights and (ii) actual knowledge of such failure by a Servicing Officer of the Master Servicer; or

                  (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and if such proceeding is being contested by the Master Servicer in good faith, such decree or order shall have remained in force undischarged or unstayed for a period of 60 days or results in the entry of an order for relief or any such adjudication or appointment; or

                  (iv) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of its property; or


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


                  (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

                  (vi)     [reserved]; or

                  (vii) any failure of the Master Servicer to make any Advance on any Master Servicer Remittance Date required to be made from its own funds pursuant to Section 4.03 which continues unremedied until 1:00 p.m. New York time on the Business Day immediately following the Master Servicer Remittance Date.

                  If a Master Servicer Event of Default described in clauses (i) through (vi) of this Section shall occur, then, and in each and every such case, so long as such Master Servicer Event of Default shall not have been remedied, the Depositor, the NIMS Insurer or the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 51% of Voting Rights or at the direction of the NIMS Insurer, the Trustee shall, by notice in writing to the Master Servicer, terminate all of the rights and obligations of the Master Servicer in its capacity as Master Servicer under this Agreement, to the extent permitted by law, and in and to the Mortgage Loans and the proceeds thereof. If a Master Servicer Event of Default described in clause (vii) hereof shall occur, the Trustee shall, by notice in writing to the Master Servicer and the Depositor, terminate all of the rights and obligations of the Master Servicer in its capacity as Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof and the Trustee or a successor Master Servicer appointed in accordance with Section 7.02, shall immediately make such Advance (subject to its own determination as to recoverability, which Advance shall be part of Available Funds for such Distribution Date) and assume, pursuant to
Section 7.02, the duties of a successor Master Servicer. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section and, without limitation, the Trustee is hereby authorized and empowered, as attorney-in-fact or otherwise, to execute and deliver on behalf of and at the expense of the Master Servicer, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees, at its sole cost and expense, promptly (and in any event no later than ten Business Days subsequent to such notice) to provide the Trustee with all documents and records requested by it to enable it to assume the Master Servicer's functions under this Agreement, and to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights under this Agreement, including, without limitation, the transfer within one Business Day to the Trustee for administration by it of all cash amounts which at the time shall be or should have been credited by the Master Servicer to the Collection Account held by or on behalf of the Master Servicer, the Distribution Account or any REO Account or Escrow Account held by or on behalf of the Master Servicer or thereafter be received with respect to the Mortgage Loans or any REO Property serviced by the Master Servicer (provided, however, that the Master Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date


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of such termination, whether in respect of Advances or otherwise, and shall continue to be entitled to the benefits of Section 6.03, notwithstanding any such termination, with respect to events occurring prior to such termination). For purposes of this Section 7.01, the Trustee shall not be deemed to have knowledge of a Master Servicer Event of Default unless a Responsible Officer of the Trustee assigned to and working in the Trustee's Corporate Trust Office has actual knowledge thereof or unless written notice is received by the Trustee of any such event and such notice references the Certificates, REMIC I or this Agreement.

                  The Trustee shall be entitled to be reimbursed by the Master Servicer (or by the Trust Fund if the Master Servicer is unable to fulfill its obligations hereunder) for all costs associated with the transfer of servicing from the predecessor servicer, including without limitation, any costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee to service the Mortgage Loans properly and effectively.

                  SECTION 7.02. Trustee to Act; Appointment of Successor.

                  (a) On and after the time the Master Servicer receives a notice of termination, the Trustee shall be the successor in all respects to the Master Servicer in its capacity as Master Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Master Servicer (except for any representations or warranties of the Master Servicer under this Agreement, the responsibilities, duties and liabilities contained in Section 2.03(c) and its obligation to deposit amounts in respect of losses pursuant to Section 3.06) by the terms and provisions hereof including, without limitation, the Master Servicer's obligations to make Advances pursuant to Section 4.03; provided, however, that if the Trustee is prohibited by law or regulation from obligating itself to make advances regarding delinquent mortgage loans, then the Trustee shall not be obligated to make Advances pursuant to Section 4.03; and provided further, that any failure to perform such duties or responsibilities caused by the Master Servicer's failure to provide information required by Section 7.01 shall not be considered a default by the Trustee, as successor to the Master Servicer hereunder; provided, however, it is understood and acknowledged by the parties that there shall be a period of transition (not to exceed 90 days) before the servicing transfer is fully effected. As compensation therefor, effective from and after the time the Master Servicer receives a notice of termination or immediately upon assumption of the obligations to make Advances, the Trustee shall be entitled to the Servicing Fee and all funds relating to the Mortgage Loans to which the Master Servicer would have been entitled if it had continued to act hereunder (other than amounts which were due or would become due to the Master Servicer prior to its termination or resignation). Notwithstanding the above and subject to the next paragraph, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or if it is prohibited by law from making advances regarding delinquent mortgage loans, or if the Holders of Certificates entitled to at least 51% of the Voting Rights or the NIMS Insurer so request in writing to the Trustee promptly appoint or petition a court of competent jurisdiction to appoint, an established mortgage loan servicing institution acceptable to each Rating Agency (with confirmation from the Rating Agencies that such appointment shall not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates) and the NIMS Insurer and having a net worth of not less than $15,000,000 as the successor to the Master


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Servicer under this Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer under this Agreement. No appointment of a successor to the Master Servicer under this Agreement shall be effective until the assumption by the successor of all of the Master Servicer's responsibilities, duties and liabilities hereunder. In connection with such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Master Servicer as such hereunder. The Depositor, the Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Pending appointment of a successor to the Master Servicer under this Agreement, the Trustee shall act in such capacity as hereinabove provided.

                  (b)      [reserved]

                  (c)      If the Master Servicer is terminated pursuant to
Section 7.01, then the successor Master Servicer shall not be permitted to reimburse itself directly for Advances or Servicing Advances under Section 3.05(a)(ii), Section 3.05(a)(iii), Section 3.05(a)(v) or Section 3.05(a)(vii) if the Master Servicer has not been fully reimbursed for its Advances and Servicing Advances, but instead the successor Master Servicer shall include such amounts in the applicable remittance to the Trustee made pursuant to Section 3.04(g) to the extent of amounts on deposit in the Collection Account on the related Master Servicer Remittance Date. The Trustee is hereby authorized to pay to the terminated Master Servicer (or the related Advancing Person in accordance with Section 3.23) and the successor Master Servicer, as applicable, reimbursements for Advances and Servicing Advances from the Distribution Account to the same extent each such Master Servicer would have been permitted to reimburse itself for such Advances and/or Servicing Advances in accordance with Section 3.05(a)(ii), Section 3.05(a)(iii) or Section 3.05(a)(v), as the case may be. All Advances and Servicing Advances made pursuant to the terms of this Agreement shall be deemed made and shall be reimbursed on a "first in-first out" (FIFO) basis. At such time as the Master Servicer (or related Advancing Person) has been reimbursed for all Advances and Servicing Advances made by it, the successor Master Servicer shall no longer be required to remit in accordance with the first sentence of this Section 7.02(c) and shall then be permitted to reimburse itself directly for Advances and Servicing Advances in accordance with
Section 3.05(a)(ii), Section 3.05(a)(iii), Section 3.05(a)(v) or Section 3.05(a)(vii).

                  (d) Notwithstanding anything contained herein, the parties hereto hereby agree that Ameriquest Mortgage Company shall immediately succeed as successor Master Servicer if HomEq Servicing Corporation resigns or is removed as Master Servicer under this Agreement, subject to removal by the Trustee upon failure to provide to the Trustee within 60 days, written notification from each Rating Agency to the effect that such appointment shall not cause such Rating Agency to downgrade its then-current ratings of any Class of Certificates.

                  SECTION 7.03. Notification to Certificateholders.

                  (a) Upon any termination of the Master Servicer pursuant to Section 7.01 above or any appointment of a successor to the Master Servicer pursuant to Section 7.02 above,


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the Trustee shall give prompt written notice thereof to Certificateholders and the NIMS Insurer at their respective addresses appearing in the Certificate Register.

                  (b) Not later than the later of 60 days after the occurrence of any event, which constitutes or which, with notice or lapse of time or both, would constitute a Master Servicer Event of Default or five days after a Responsible Officer of the Trustee becomes aware of the occurrence of such an event, the Trustee shall transmit by mail to the NIMS Insurer and to all Holders of Certificates notice of each such occurrence, unless such default or Master Servicer Event of Default shall have been cured or waived.

                  SECTION 7.04. Waiver of Master Servicer Events of Default.

                  The Holders representing at least 66% of the Voting Rights (with the consent of the NIMS Insurer) evidenced by all Classes of Certificates affected by any default or Master Servicer Event of Default hereunder may waive such default or Master Servicer Event of Default; PROVIDED, HOWEVER, that a default or Master Servicer Event of Default under clause (i) or (vii) of Section
7.01 may be waived only by all of the Holders of the Regular Certificates (with the consent of the NIMS Insurer). Upon any such waiver of a default or Master Servicer Event of Default, such default or Master Servicer Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other default or Master Servicer Event of Default or impair any right consequent thereon except to the extent expressly so waived.


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                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

                  SECTION 8.01. Duties of Trustee

                  The Trustee, prior to the occurrence of a Master Servicer Event of Default and after the curing of all Master Servicer Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. During a Master Servicer Event of Default, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. Any permissive right of the Trustee enumerated in this Agreement shall not be construed as a duty.

                  The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform on their face to the requirements of this Agreement. If any such instrument is found not to conform on its face to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to its respective satisfaction, such dissatisfied party shall provide notice thereof to the Certificateholders and the NIMS Insurer.

                  No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

                  (i) Prior to the occurrence of a Master Servicer Event of Default, and after the curing of all such Master Servicer Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee that conform to the requirements of this Agreement;

                  (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the NIMS Insurer or the Holders of Certificates entitled to at least 25% of


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


         the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon it, under this Agreement.

                  The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require it to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement.

                  SECTION 8.02. Certain Matters Affecting the Trustee

                  (a)      Except as otherwise provided in Section 8.01:

                  (i) The Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

                  (iii) The Trustee shall not be under any obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders or the NIMS Insurer, pursuant to the provisions of this Agreement, unless such Certificateholders or the NIMS Insurer, as applicable, shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of a Master Servicer Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs;

                  (iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;


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                  (v)      Prior to the occurrence of a Master Servicer Event of
         Default hereunder and after the curing of all Master Servicer Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the NIMS Insurer or the Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee not reasonably assured to the Trustee by such Certificateholders, the Trustee may require reasonable indemnity against such expense, or liability from such Certificateholders or the NIMS Insurer as a condition to taking any such action;

                  (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; and

                  (vii) The Trustee shall not be personally liable for any loss resulting from the investment of funds held in the Collection Account, the Escrow Account or the REO Account made at the direction of the Master Servicer pursuant to Section 3.06.

                  (b) All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in the name of the Trustee for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

                  (c) The Depositor hereby directs the Trustee to execute, deliver and perform its obligations under the Interest Rate Swap Agreement and the Swap Administration Agreement on the Closing Date and thereafter on behalf of the Holders of the Class A Certificates, the Mezzanine Certificates and Ameriquest Mortgage Company. The Seller, the Depositor, the Master Servicer and the Holders of the Class A Certificates and the Mezzanine Certificates by their acceptance of such Certificates acknowledge and agree that the Trustee shall execute, deliver and perform its obligations under the Interest Rate Swap Agreement and the Swap Administration Agreement and shall do so solely in its capacity as Trustee of the Trust Fund or as Swap Administrator, as the case may be, and not in its individual capacity. Every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee shall apply to the Trustee's execution of the Interest Rate Swap Agreement and the Swap Administration Agreement, and the performance of its duties and satisfaction of its obligations thereunder.

                  SECTION 8.03. The Trustee Not Liable for Certificates or
                                Mortgage Loans.

                  The recitals contained herein and in the Certificates (other than the signature of the Trustee, the authentication of the Certificate Registrar on the Certificates, the acknowledgments of the Trustee contained in
Article II and the representations and warranties of


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the Trustee in Section 8.13) shall be taken as the statements of the Depositor and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations or warranties as to the validity or sufficiency of this Agreement (other than as specifically set forth with respect to such party in Section 8.13) or of the Certificates (other than the signature of the Trustee and authentication of the Certificate Registrar on the Certificates) or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor or the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Master Servicer, other than, subject to Section 8.01, any funds held by or on behalf of the Trustee in accordance with Section 3.04.

                  SECTION 8.04. Trustee May Own Certificates.

                  The Trustee in its individual capacity or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee.

                  SECTION 8.05. Trustee's Fees and Expenses.

                  (a) On each Distribution Date reinvestment earnings on funds on deposit in the Distribution Account, which have been earned during the period commencing on the related Master Servicer Remittance Date and ending on such Distribution Date, shall be paid to the Trustee, as compensation for its duties and obligations under this Agreement and the Trustee shall withdraw from the Distribution Account (but not from such reinvestment earnings) amounts required to pay the Custodian the Custodian Fee or to reimburse the Custodian for expenses, costs and liabilities incurred or reimbursable to it, as such Custodian Fee and expenses (listed separately) are set forth in writing by the Custodian to the Trustee by the related Determination Date pursuant to the Custodial Agreement. The Trustee or any director, officer, employee or agent of the Trustee shall be indemnified by REMIC I and held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the Trustee (including the compensation and the expenses and disbursements of its agents and counsel) in the ordinary course of the Trustee's performance in accordance with the provisions of this Agreement) incurred by the Trustee arising out of or in connection with the acceptance or administration of its obligations and duties under this Agreement, other than any loss, liability or expense (i) resulting from a breach of the Master Servicer's obligations and duties under this Agreement and the Mortgage Loans (for which the Master Servicer shall indemnify pursuant to Section 8.05(b)), (ii) that constitutes a specific liability of the Trustee pursuant to Section 10.01(c) or (iii) any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or negligence in the performance of its duties hereunder or by reason of reckless disregard of its obligations and duties hereunder or as a result of a breach of its obligations under Article X hereof. Any amounts payable to the Trustee or any director, officer, employee or agent of the Trustee in respect of the indemnification provided by this paragraph (a), or pursuant to any other right of reimbursement from the Trust Fund that the Trustee or any director, officer, employee or agent of the Trustee may have hereunder in its capacity as such, may be withdrawn by the Trustee from the Distribution Account at any time.


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                  (b)      The Master Servicer agrees to indemnify the Trustee
from, and hold it harmless against, any loss, liability or expense resulting from a breach of the Master Servicer's obligations and duties under this Agreement. Such indemnity shall survive the termination or discharge of this Agreement and the resignation or removal of the Trustee. Any payment hereunder made by the Master Servicer to the Trustee shall be from the Master Servicer's own funds, without reimbursement from the Trust Fund therefor.

                  (c) The Seller shall pay any annual rating agency fees of the Rating Agencies for ongoing surveillance from its own funds without right of reimbursement.

                  SECTION 8.06. Eligibility Requirements for Trustee

                  The Trustee hereunder shall at all times be a corporation or an association (other than the Depositor, the Seller, the Master Servicer or any Affiliate of the foregoing) organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation or association publishes reports of conditions at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.

                  SECTION 8.07. Resignation and Removal of the Trustee

                  The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Depositor, the NIMS Insurer, the Master Servicer and the Certificateholders. Upon receiving such notice of resignation of the Trustee, the Depositor shall promptly appoint a successor trustee acceptable to the NIMS Insurer by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor Trustee. A copy of such instrument shall be delivered to the Certificateholders, the Trustee and the Master Servicer by the Depositor.

                  If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or the NIMS Insurer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its respective property shall be appointed, or any public officer shall take charge or control of the Trustee or of its respective property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor or the NIMS Insurer may remove the Trustee and appoint a successor Trustee, acceptable to the NIMS Insurer by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Certificateholders and the Master Servicer by the Depositor.


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


                  If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

                  The Holders of Certificates entitled to at least 51% of the Voting Rights (or the NIMS Insurer upon failure of the Trustee to perform its obligations hereunder) may at any time remove the Trustee and appoint a successor Trustee acceptable to the NIMS Insurer by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Trustee so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Certificateholders and the Master Servicer by the Depositor.

                  Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor trustee as provided in Section 8.08.

                  SECTION 8.08. Successor Trustee.

                  Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the NIMS Insurer, the Master Servicer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee as applicable, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements, as well as all moneys, held by it hereunder (other than any Mortgage Files at the time held by a Custodian, which Custodian shall become the agent of any successor trustee hereunder), and the Depositor and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

                  No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06 and the appointment of such successor trustee shall not result in a downgrading of any Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency.

                  Upon acceptance of appointment by a successor trustee as provided in this Section, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee the successor trustee shall cause such notice to be mailed at the expense of the Depositor.


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                  SECTION 8.09. Merger or Consolidation of Trustee

                  Any corporation or association into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or association succeeding to the business of the Trustee shall be the successor of the Trustee hereunder, provided such corporation or association shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                  SECTION 8.10. Appointment of Co-Trustee or Separate Trustee.

                  Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of REMIC I or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee and the NIMS Insurer to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of REMIC I, and to vest in such Person or Persons, in such capacity, such title to REMIC I, or any part thereof, and, subject to the other provisions of this
Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. Any such co-trustee or separate trustee shall be subject to the written approval of the Master Servicer and the NIMS Insurer. If the Master Servicer and the NIMS Insurer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case a Master Servicer Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under
Section 8.06 hereunder and no notice to the Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under
Section 8.08 hereof.

                  In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed by the Trustee (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to REMIC I or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

                  Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trust conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of


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this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Depositor, the Master Servicer and the NIMS Insurer.

                  Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                  SECTION 8.11. Appointment of Custodians.

                  The Trustee may, with the consent of the Depositor and the Master Servicer appoint one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee, by entering into a Custodial Agreement. The appointment of any Custodian may at any time be terminated and a substitute Custodian appointed therefor upon the reasonable request of the Master Servicer to the Trustee, the consent to which shall not be unreasonably withheld. The Trustee, on behalf of the Trust Fund, shall pay any and all fees and expenses of the Custodian in accordance with Section 8.05 and the Custodial Agreement. The Trustee initially appoints the Custodian as Custodian, and the Depositor and the Master Servicer consent to such appointment. Subject to Article VIII hereof, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders having an interest in any Mortgage File held by such Custodian. Each Custodian shall be a depository institution or trust company subject to supervision by federal or state authority, shall have combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File. Each Custodial Agreement may be amended only as provided in Section 11.01. In no event shall the appointment of any Custodian pursuant to a Custodial Agreement diminish the obligations of the Trustee hereunder.

                  SECTION 8.12. Appointment of Office or Agency.

                  The Trustee shall designate an office or agency where the Certificates may be surrendered for registration of transfer or exchange, and presented for final distribution, and where notices and demands to or upon the Trustee in respect of the Certificates and this Agreement may be delivered. As of the Closing Date, the Trustee designates its Corporate Trust Office in Minneapolis, Minnesota.

                  SECTION 8.13. Representations and Warranties of the Trustee

                  The Trustee hereby represents and warrants, to the Master Servicer and the Depositor as of the Closing Date, that:

                  (i) It is a national banking association duly organized, validly existing and in good standing under the laws of the United States.


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                  (ii)     The execution and delivery of this Agreement by it,
         and the performance and compliance with the terms of this Agreement by it, shall not violate its charter or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

                  (iii) It has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                  (iv) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of it, enforceable against it in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, receivership, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                  (v) It is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement shall not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in its good faith and reasonable judgment, is likely to affect materially and adversely either the ability of it to perform its obligations under this Agreement or its financial condition.

                  (vi) No litigation is pending or, to the best knowledge, threatened against it which would prohibit it from entering into this Agreement or, in its good faith reasonable judgment, is likely to materially and adversely affect either its ability to perform its obligations under this Agreement or its financial condition.


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                                   ARTICLE IX

                                   TERMINATION

                  SECTION 9.01. Termination Upon Repurchase or Liquidation of
                                All Mortgage Loans.

                  (a) Subject to Section 9.02, the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer and the Trustee (other than the obligation of the Trustee to make certain payments to Certificateholders after the final Distribution Date and the obligation of the Master Servicer to send certain notices as hereinafter set forth) shall terminate upon payment to the Certificateholders and the deposit of all amounts held by or on behalf of the Trustee and required hereunder to be so paid or deposited on the Distribution Date coinciding with or following the earlier to occur of (i) the purchase by the Terminator (as defined below) of all Mortgage Loans and each REO Property remaining in REMIC I and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof. The purchase by the Terminator of all Mortgage Loans and each REO Property remaining in REMIC I shall be at a price (the "Termination Price") equal to greater of (A) the aggregate fair market value of all of the assets of REMIC I and (B) the sum of the Stated Principal Balance of the Mortgage Loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and the appraised fair market value of the REO Properties plus accrued interest through the end of the calendar month preceding the month of the final Distribution Date and any unreimbursed Servicing Fees, Advances and Servicing Advances(in the case of fair market values required to be determined under (A) or (B) above, as determined by the Terminator, the Trustee, and, if the Terminator is not the NIMS Insurer, the NIMS Insurer, as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the third paragraph of this Section 9.01); provided, however, such option may only be exercised if the Termination Price is sufficient to pay all interest accrued on, as well as amounts necessary to retire the note balance of, each class of notes issued pursuant to the Indenture and any amounts owed to the NIMS Insurer at the time the option is exercised.

                  (b) Holders of at least 76% of the Voting Rights of the Class CE Certificates, the Master Servicer (or if the Master Servicer fails to exercise such right, the NIMS Insurer), in that order, shall have the right (the party exercising such right, the "Terminator"), to purchase all of the Mortgage Loans and each REO Property remaining in REMIC I pursuant to clause (i) of the preceding paragraph no later than the Determination Date in the month immediately preceding the Distribution Date on which the Certificates shall be retired; provided, however, that the Terminator may elect to purchase all of the Mortgage Loans and each REO Property remaining in REMIC I pursuant to clause (i) above only (A) if the aggregate Stated Principal Balance of the Mortgage Loans and each REO Property remaining in the Trust Fund at the time of such election is less than 10% of the sum of (x) the aggregate Stated Principal Balance of the


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Initial Mortgage Loans as of the Cut-off Date and (y) the Original Pre-Funded
Amounts and (B) if the Terminator is the Master Servicer and is an affiliate of the Seller, the Master Servicer shall have delivered to the Trustee and the NIMS Insurer a written certification that the burdens of servicing the Mortgage Loans and REO Properties remaining in REMIC I exceed the benefits of the Servicing Fees that would be realized by the Master Servicer if it continued to service such assets on behalf of the Trust Fund. By acceptance of the Residual Certificates, the Holders of the Residual Certificates agree, in connection with any termination hereunder, to assign and transfer any amounts in excess of par, and to the extent received in respect of such termination, to pay any such amounts to the Holders of the Class CE Certificates.

                  (c) Notice of the liquidation of the REMIC I Regular Interests shall be given promptly by the Trustee by letter to Certificateholders mailed (a) in the event such notice is given in connection with the purchase of the Mortgage Loans and each REO Property by the Terminator, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates or (b) otherwise during the month of such final distribution on or before the Determination Date in such month, in each case specifying (i) the Distribution Date upon which the Trust Fund shall terminate and final payment in respect of the REMIC I Regular Interests, the REMIC II Regular Interests, the REMIC III Regular Interests and the Certificates shall be made upon presentation and surrender of the related Certificates at the office of the Trustee therein designated, (ii) the amount of any such final payment, (iii) that no interest shall accrue in respect of the REMIC I Regular Interests, the REMIC II Regular Interests, the REMIC III Regular Interests or the Certificates from and after the Interest Accrual Period relating to the final Distribution Date therefor and (iv) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Trustee. The Trustee shall give such notice to the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given in connection with the purchase of all of the Mortgage Loans and each REO Property remaining in REMIC I by the Terminator, the Terminator shall deliver to the Trustee for deposit in the Distribution Account not later than the last Business Day preceding the final Distribution Date on the Certificates an amount in immediately available funds equal to the above-described purchase price. Upon the making of such final deposit, the Trustee (or the Custodian on behalf of the Trustee) shall promptly release or cause to be released to the Terminator the Mortgage Files for the remaining Mortgage Loans, and the Trustee (or the Custodian on behalf of the Trustee) shall execute all assignments, endorsements and other instruments necessary to effectuate such transfer.

                  (d) Upon presentation of the Certificates by the Certificateholders on the final Distribution Date, the Trustee shall distribute to each Certificateholder so presenting and surrendering its Certificates the amount otherwise distributable on such Distribution Date in accordance with
Section 4.01 in respect of the Certificates so presented and surrendered. Any funds not distributed to any Holder or Holders of Certificates being retired on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust by the Trustee and credited to the account of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the


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final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee shall, directly or through an agent, mail a final notice to remaining related non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining the funds in trust and of contacting such Certificateholders shall be paid out of the assets remaining in the trust funds. If within one year after the final notice any such Certificates shall not have been surrendered for cancellation, the Trustee shall pay to the Underwriters all remaining amounts, and all rights of non-tendering Certificateholders in or to such amounts shall thereupon cease. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 9.01.

                  Immediately following the deposit of funds in trust hereunder in respect of the Certificates, the Trust Fund shall terminate.

                  SECTION 9.02. Additional Termination Requirements.

                  (a) In the event that the Terminator purchases all the Mortgage Loans and each REO Property or the final payment on or other liquidation of the last Mortgage Loan or REO Property remaining in REMIC I pursuant to Section 9.01, the Trust Fund shall be terminated in accordance with the following additional requirements:

                  (i) The Trustee shall specify the first day in the 90-day liquidation period in a statement attached to each Trust REMIC's final Tax Return pursuant to Treasury regulation Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel obtained at the expense of the Terminator;

                  (ii) During such 90-day liquidation period, and at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell all of the assets of REMIC I to the Terminator for cash; and

                  (iii) At the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Certificates all cash on hand in the Trust Fund (other than cash retained to meet claims), and the Trust Fund shall terminate at that time.

                  (b) At the expense of the applicable Terminator (or in the event of termination under Section 9.01(a)(ii), at the expense of the Trustee), the Trustee shall prepare or cause to be prepared the documentation required in connection with the adoption of a plan of liquidation of each Trust REMIC pursuant to this Section 9.02.

                  (c) By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Trustee to specify the 90-day liquidation period for each Trust REMIC which authorization shall be binding upon all successor Certificateholders.


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                                   ARTICLE X

                                REMIC PROVISIONS

                  SECTION 10.01. REMIC Administration.

                  (a) The Trustee shall elect to treat each Trust REMIC as a REMIC under the Code and, if necessary, under applicable state law. Each such election shall be made by the Trustee on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. For the purposes of the REMIC election in respect of REMIC I, (i) the REMIC I Regular Interests shall be designated as the Regular Interests in REMIC I and the Class R-I Interest shall be designated as the Residual Interest in REMIC I, (ii) the REMIC II Regular Interests shall be designated as the Regular Interests in REMIC II and the Class R-II Interest shall be designated as the Residual Interest in REMIC II, (iii) the REMIC III Regular Interests shall be designated as the Regular Interests in REMIC III and the Class R-III Interest shall be designated as the Residual Interest in REMIC III, (iv) the Class A Certificates, the Mezzanine Certificates, the Class SWAP-IO Interests, the Class CE Interest and the Class P Interest shall be designated as the Regular Interests in REMIC IV and the Class R-IV Interest shall be designated as the Residual Interest in REMIC IV, (v) the Class CE Certificates shall be designated as the Regular Interests in REMIC V and the Class R-V Interest shall be designated as the Residual Interest in REMIC V and (vi) the Class P Certificates shall be designated as the Regular Interests in REMIC VI and the Class R-VI Interest shall be designated as the Residual Interest in REMIC VI. The Trustee shall not permit the creation of any "interests" in any Trust REMIC (within the meaning of Section 860G of the Code) other than the REMIC I Regular Interests, the REMIC II Regular Interests, the REMIC III Regular Interests, the Class CE Interest, the Class P Interest and the interests represented by the Certificates.

                  (b) The Closing Date is hereby designated as the "Startup Day" of each Trust REMIC within the meaning of Section 860G(a)(9) of the Code.

                  (c) The Trustee shall pay out of its own funds, without any right of reimbursement, any and all expenses relating to any tax audit of the Trust Fund caused by the Trustee (including, but not limited to, any professional fees or any administrative or judicial proceedings with respect to any Trust REMIC that involve the Internal Revenue Service or state tax authorities), other than the expense of obtaining any tax related Opinion of Counsel except as specified herein. The Trustee, as agent for each Trust REMIC's tax matters person, shall (i) act on behalf of the Trust Fund in relation to any tax matter or controversy involving any Trust REMIC and (ii) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The Holder of the largest Percentage Interest of each Class of Residual Certificates shall be designated, in the manner provided under Treasury regulations section 1.860F-4(d) and Treasury regulations section 301.6231(a)(7)-1, as the tax matters person of the related REMIC created hereunder. By their acceptance thereof, the Holder of the largest Percentage Interest of the Residual Certificates hereby agrees to irrevocably appoint the Trustee or an Affiliate as its agent to perform all of the duties of the tax matters person for the Trust Fund.


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


                  (d) The Trustee shall prepare, sign and file all of the Tax Returns in respect of each REMIC created hereunder. The expenses of preparing and filing such returns shall be borne by the Trustee without any right of reimbursement therefor. The Master Servicer shall provide on a timely basis to the Trustee or its designee such information with respect to the assets of the Trust Fund as is in its possession and reasonably required by the Trustee to enable it to perform its obligations under this Article.

                  (e) The Trustee shall perform on behalf of each Trust REMIC all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, as required by the Code, the REMIC Provisions or other such compliance guidance, the Trustee shall provide (i) to any Transferor of a Residual Certificate such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any Person who is not a Permitted Transferee, (ii) to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required) and (iii) to the Internal Revenue Service the name, title, address and telephone number of the person who shall serve as the representative of each Trust REMIC. The Master Servicer shall provide on a timely basis to the Trustee such information with respect to the assets of the Trust Fund, including, without limitation, the Mortgage Loans, as is in its possession and reasonably required by the Trustee to enable each of them to perform their respective obligations under this subsection. In addition, the Depositor shall provide or cause to be provided to the Trustee within ten
(10) days after the Closing Date, all information or data that the Trustee reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flow of the Certificates.

                  (f) The Trustee shall take such action and shall cause each REMIC created hereunder to take such action as shall be necessary to create or maintain the status thereof as a REMIC under the REMIC Provisions (and the Master Servicer shall assist it, to the extent reasonably requested by it). The Trustee shall not take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any Trust REMIC as a REMIC or (ii) result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event") unless the Trustee and the NIMS Insurer have received an Opinion of Counsel, addressed to the Trustee and the NIMS Insurer (at the expense of the party seeking to take such action but in no event at the expense of the Trustee) to the effect that the contemplated action shall not, with respect to any Trust REMIC, endanger such status or result in the imposition of such a tax, nor shall the Master Servicer take or fail to take any action (whether or not authorized hereunder) as to which the Trustee and the NIMS Insurer has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to any Trust REMIC or the respective assets of each, or causing any Trust REMIC to take any action, which is not contemplated under the terms of this Agreement, the Master Servicer shall consult with the Trustee, and the NIMS Insurer, or its designee, in writing, with respect to whether such


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


action could cause an Adverse REMIC Event to occur with respect to any Trust REMIC, and the Master Servicer shall not take any such action or cause any Trust REMIC to take any such action as to which the Trustee or the NIMS Insurer has advised it in writing that an Adverse REMIC Event could occur. The Trustee or the NIMS Insurer may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement, but in no event shall such cost be an expense of the Trustee. The Trustee, upon discovery that any of the Mortgage Loans is not a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, shall enforce the Seller's obligation to repurchase or substitute such Mortgage Loan in accordance with the terms and provisions of the Mortgage Loan Purchase Agreement. The Trustee shall at all times ensure that all of the assets of any Trust REMIC (other than the Mortgage Loans) are "permitted investments" as defined in Section 860G(a)(5) of the Code, as applicable.

                  (g) In the event that any tax is imposed on "prohibited transactions" of any REMIC created hereunder as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of such REMIC as defined in Section 860G(c) of the Code, on any contributions to any such REMIC after the Startup Day therefor pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the Trustee pursuant to Section 10.03 hereof, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article X, (ii) to the Master Servicer pursuant to
Section 10.03 hereof, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Article X, or otherwise (iii) against amounts on deposit in the Distribution Account and shall be paid by withdrawal therefrom.

                  (h) On or before April 15th of each calendar year, commencing April 15, 2005, the Trustee shall deliver to the Master Servicer, the NIMS Insurer and each Rating Agency a Certificate from a Responsible Officer of the Trustee stating, without regard to any action taken by any party other than the Trustee, the Trustee's compliance with this Article X.

                  (i) The Trustee shall, for federal income tax purposes, maintain books and records with respect to each Trust REMIC on a calendar year and on an accrual basis. The Trustee shall apply for an Employer Identification Number for the Trust Fund from the Internal Revenue Service via a Form SS-4 or such other form as is appropriate.

                  (j) Following the Startup Day, the Trustee shall not accept any contributions of assets to any Trust REMIC other than in connection with any Qualified Substitute Mortgage Loan delivered in accordance with Section
2.03 unless it shall have received an Opinion of Counsel to the effect that the inclusion of such assets in the Trust Fund shall not cause the related REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject such REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

                  (k) Neither the Trustee nor the Master Servicer shall enter into any arrangement by which any Trust REMIC shall receive a fee or other compensation for services nor permit any such REMIC to receive any income from assets other than the Mortgage Pool


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which are deemed to constitute "qualified mortgages" as defined in Section
860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

                  SECTION 10.02. Prohibited Transactions and Activities.

                  None of the Depositor, the Master Servicer or the Trustee shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of REMIC I, (iii) the termination of REMIC I pursuant to Article IX of this Agreement, (iv) a substitution pursuant to Article II of this Agreement or (v) a purchase of Mortgage Loans pursuant to
Article II or III of this Agreement), or acquire any assets for any Trust REMIC (other than REO Property acquired in respect of a defaulted Mortgage Loan), or sell or dispose of any investments in the Collection Account or the Distribution Account for gain, or accept any contributions to any Trust REMIC after the Closing Date (other than a Qualified Substitute Mortgage Loan delivered in accordance with Section 2.03), unless it has received an Opinion of Counsel, addressed to the Trustee and the NIMS Insurer (at the expense of the party seeking to cause such sale, disposition, substitution, acquisition or contribution but in no event at the expense of the Trustee) that such sale, disposition, substitution, acquisition or contribution shall not (a) affect adversely the status of any Trust REMIC as a REMIC or (b) cause any Trust REMIC to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions.

                  SECTION 10.03. Master Servicer and Trustee Indemnification.

                  (a) The Trustee agrees to indemnify the Trust Fund, the NIMS Insurer, the Depositor and the Master Servicer for any taxes and costs including, without limitation, any reasonable attorneys fees imposed on or incurred by the Trust Fund, the Depositor or the Master Servicer, caused solely by the Trustee's failure to act in accordance with its standard of care set forth in this Article X or any state, local or franchise taxes imposed upon the Trust as a result of the location of the Trustee.

                  (b) The Master Servicer agrees to indemnify the Trust Fund, the NIMS Insurer, the Depositor and the Trustee for any taxes and costs including, without limitation, any reasonable attorneys' fees imposed on or incurred by the Trust Fund, the Depositor or the Trustee, as a result of a breach of the Master Servicer's covenants set forth in Article III or this
Article X or any state, local or franchise taxes imposed upon the Trust as a result of the location of the Master Servicer or any subservicer.


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                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

                  SECTION 11.01. Amendment.

                  This Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Trustee and, if applicable, the Custodian, with the consent of the NIMS Insurer and without the consent of any of the Certificateholders, (i) to cure any ambiguity or defect,
(ii) to correct, modify or supplement any provisions herein (including to give effect to the expectations of Certificateholders), or in any Custodial Agreement, or (iii) to make any other provisions with respect to matters or questions arising under this Agreement or in any Custodial Agreement which shall not be inconsistent with the provisions of this Agreement or such Custodial Agreement, provided that such action shall not adversely affect in any material respect the interests of any Certificateholder, as evidenced by either (i) an Opinion of Counsel delivered to the Master Servicer the Trustee to such effect or (ii) confirmation from the Rating Agencies that such amendment shall not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates. No amendment shall be deemed to adversely affect in any material respect the interests of any Certificateholder who shall have consented thereto, and no Opinion of Counsel shall be required to address the effect of any such amendment on any such consenting Certificateholder.

                  This Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the NIMS Insurer, the Trustee and, if applicable, the Custodian, with the consent of the NIMS Insurer and the Holders of Certificates entitled to at least 66% of the Voting Rights for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or any Custodial Agreement or of modifying in any manner the rights of the Swap Provider or Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Swap Provider or Holders of any Class of Certificates (as evidenced by either (i) an Opinion of Counsel delivered to the Trustee or (ii) written notice to the Depositor, the Master Servicer and the Trustee from the Rating Agencies that such action shall not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates with respect to which it is a Rating Agency) in a manner other than as described in (i), or (iii) modify the consents required by the immediately preceding clauses (i) and (ii) without the consent of the Holders of all Certificates then outstanding. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01, Certificates registered in the name of the Depositor or the Master Servicer or any Affiliate thereof shall be entitled to Voting Rights with respect to matters affecting such Certificates.

                  Notwithstanding any contrary provision of this Agreement, none of the Trustee or the NIMS Insurer shall consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel satisfactory to the NIMS Insurer to the effect that such amendment shall not result in the imposition of any tax on any Trust REMIC pursuant to the

REMIC Provisions or cause any Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding.

                  Notwithstanding any of the other provisions of this Section 11.01, none of the Depositor, the Master Servicer or the Trustee shall enter into any amendment of this Agreement that would significantly change the permitted activities of the Trust Fund without the consent of the NIMS Insurer and the Holders of Certificates that represent more than 50% of the aggregate Certificate Principal Balance of all Certificates.

                  Notwithstanding any of the other provisions of this Section 11.01, none of the Depositor, the Master Servicer or the Trustee shall enter into any amendment to Section 4.09 or Section 11.10 of this Agreement without the prior written consent of the Swap Provider.

                  Promptly after the execution of any such amendment the Trustee shall furnish a copy of such amendment to each Certificateholder.

                  It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

                  The cost of any Opinion of Counsel to be delivered pursuant to this Section 11.01 shall be borne by the Person seeking the related amendment, but in no event shall such Opinion of Counsel be an expense of the Trustee.

                  The Trustee may, but shall not be obligated to enter into any amendment pursuant to this Section that affects its respective rights, duties and immunities under this Agreement or otherwise.

                  SECTION 11.02. Recordation of Agreement; Counterparts.

                  To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Certificateholders, but only upon direction of the Trustee accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

                  For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

                  SECTION 11.03. Limitation on Rights of Certificateholders.

                  The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

                  No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of any of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

                  No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless (i) such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and (ii) the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in the name of the Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for 15 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

                  SECTION 11.04. Governing Law.

                  This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws excluding the choice of laws provisions therein.

                  SECTION 11.05. Notices.

                  All directions, demands, requests, authorizations and notices hereunder shall be in writing and shall be deemed to have been duly given when received if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service, facsimile, electronic mail or delivered in any other manner specified herein, to (a) in the case of the Depositor or Ameriquest Mortgage Company, 1100 Town & Country Road, Suite 1100, Orange, California 92868, Attention: Capital Markets (telecopy number:
(714) 245-0198), or such other address or telecopy number as may hereafter be furnished to the Master Servicer, the NIMS Insurer, and the Trustee in writing by the Depositor, (b) in the case of the Master Servicer, HomEq Servicing Corporation, 4837 Watt Avenue, North Highlands, California 95660-5101,
Attention: Portfolio Management, Facsimile No. (919) 339-6995 with a copy to HomEq Servicing Corporation, 1620 East Roseville Parkway, Suite 210, 2nd Floor, Roseville, California 95661, Attention: Legal Department, Facsimile No. (919) 339-6995, or such other address or telecopy number as may hereafter be furnished to the Trustee, the NIMS Insurer and the Depositor in writing by the Master Servicer, (c) in the case of the Trustee, Wells Fargo Bank, N.A., P.O. Box 98, Columbia, Maryland 21046, Attention: Client Manager--Park Place 2004-WHQ2, with a copy to Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: Park Place Securities, Inc., Series 2004-WHQ2, or such other address or telecopy number as may hereafter be furnished in writing by the Trustee, (e) in the case of the NIMS Insurer, such address furnished to the Depositor, the Master Servicer and the Trustee in writing by the NIMS Insurer and (e) in the case of Ameriquest Mortgage Company, 1100 Town & Country Road, Suite 1100, Orange, California 92868. Any notice required or permitted to be given to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given when mailed, whether or not the Certificateholder receives such notice. A copy of any notice required to be telecopied hereunder also shall be mailed to the appropriate party in the manner set forth above.

                  SECTION 11.06. Severability of Provisions.

                  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

                  SECTION 11.07. Notice to Rating Agencies and the NIMS Insurer.

                  The Trustee shall use its best efforts promptly to provide notice to the Rating Agencies and the NIMS Insurer with respect to each of the following of which it has actual knowledge:

                  1.       Any material change or amendment to this Agreement;

                  2. The occurrence of any Master Servicer Event of Default that has not been cured or waived;

                  3.       The resignation or termination of the Master
         Servicer;

                  4. The repurchase or substitution of Mortgage Loans pursuant to or as contemplated by Section 2.03;

                  5. The final payment to the Holders of any Class of Certificates;

                  6. Any change in the location of the Collection Account or the Distribution Account;

                  7. Any event that would result in the inability of the Trustee, were it to succeed as Master Servicer, to make advances regarding delinquent Mortgage Loans; and

                  8. The filing of any claim under the Master Servicer's blanket bond and errors and omissions insurance policy required by
         Section 3.09 or the cancellation or material modification of coverage under any such instrument.

                  In addition, the Trustee shall promptly furnish to each Rating Agency and the NIMS Insurer copies of each report to Certificateholders described in Section 4.02 and the Master Servicer, as required pursuant to
Section 3.19 and Section 3.20, shall promptly furnish to each Rating Agency copies of the following:

                  1.       Each annual statement as to compliance described in
         Section 3.19; and

                  2. Each annual independent public accountants' servicing report described in Section 3.20.

                  Any such notice pursuant to this Section 11.07 shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service to Moody's Investors Service, 99 Church Street, New York, New York 10007, to Fitch Ratings, One State Street Plaza, New York, New York 10004, to Dominion Bond Rating Services, Inc., 55 Broadway, New York, New York 10006 and to Standard & Poor's, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041, or such other addresses as the Rating Agencies may designate in writing to the parties hereto.

                  SECTION 11.08. Article and Section References.

                  All article and section references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement.

                  SECTION 11.09. Grant of Security Interest.

                  It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Depositor to the Trustee be, and be construed as, a sale of the Mortgage Loans by the Depositor and not a pledge of the Mortgage Loans by the Depositor to secure a debt or other obligation of the Depositor or the Seller. However, in the event that, notwithstanding the aforementioned intent of the parties, the Mortgage Loans are held to be property of the Depositor or the Seller, then, (a) it is the express intent of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Depositor to the Trustee to secure a debt or other obligation of the Depositor or the Seller and (b)(1) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the Uniform Commercial Code as in effect from time to time in the State of New York; (2) the conveyance provided for in Section 2.01 hereof shall be deemed to be a grant by the Seller and the Depositor to the Trustee of a security interest in all of the Seller's and the Depositor's right, title and interest in and to the Mortgage Loans and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts, other than investment earnings, from time to time held or invested in the Collection Account and the Distribution Account, whether in the form of cash, instruments, securities or other property; (3) the obligations secured by such security agreement shall be deemed to be all of the Depositor's obligations under this Agreement, including the obligation to provide to the Certificateholders the benefits of this Agreement relating to the Mortgage Loans and the Trust Fund; and (4) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. Accordingly, the Depositor hereby grants to the Trustee a security interest in the Mortgage Loans and all other property described in clause (2) of the preceding sentence, for the purpose of securing to the Trustee the performance by the Depositor of the obligations described in clause (3) of the preceding sentence. Notwithstanding the foregoing, the parties hereto intend the conveyance pursuant to Section 2.01 and the transfer pursuant to the Mortgage Loan Purchase Agreement to be a true, absolute and unconditional sale of the Mortgage Loans and assets constituting the Trust Fund by the Depositor to the Trustee.

                  SECTION 11.10. Third Party Rights.

                  The NIMS Insurer and the Swap Provider shall be third-party beneficiaries of this Agreement to the same extent as if they were parties hereto, and shall have the right to enforce the provisions of this Agreement. Without limiting the generality of the foregoing, provisions herein that refer to the "benefit" of Certificateholders or the "interests" of the Certificateholders or actions "for the benefit of" Certificateholders also include an implicit reference to the benefits or interests of the NIMS Insurer, if any.

                  IN WITNESS WHEREOF, the Depositor, the Master Servicer the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.


                                        PARK PLACE SECURITIES, INC.,
                                        as Depositor


                                        By:  /s/ John Grazer
                                            ------------------------------------
                                        Name:  John Grazer
                                        Title: CFO



                                        HOMEQ SERVICING CORPORATION, as
                                        Master Servicer


                                        By:  /s/ Arthur Lyon
                                            ------------------------------------
                                        Name:  Arthur Lyon
                                        Title: President



                                        WELLS FARGO BANK, N.A., as Trustee


                                        By:  /s/ Peter A. Gobell
                                            ------------------------------------
                                        Name:  Peter A. Gobell
                                        Title: Vice President

STATE OF CALIFORNIA        )
                           ) ss.:
COUNTY OF SACRAMENTO       )


                  On the 30 day of November 2004, before me, a notary public in and for said State, personally appeared Arthur Lyon, known to me to be an President of Park Place Securities, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                             /s/ Joan Bermudez
                                            ------------------------------------
                                                       Notary Public


[Notarial Seal]

STATE OF CALIFORNIA        )
                           ) ss.:
COUNTY OF ORABGE           )


                  On the 23 day of November 2004, before me, a notary public in and for said State, personally appeared John Grazer, known to me to be a CFO of HomEq Servicing Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                             /s/ Michele Negrete
                                            ------------------------------------
                                                       Notary Public


[Notarial Seal]

STATE OF MARYLAND   )
                    )ss.:
COUNTY OF HOWARD    )


                  On the 30 day of November 2004, before me, a notary public in and for said State, personally appeared Peter A. Gobell, known to me to be an Vice President of Wells Fargo Bank, N.A., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such entity executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                             /s/ Kathleen A. Dean
                                            ------------------------------------
                                                       Notary Public


[Notarial Seal]

                                   EXHIBIT A-1

                         FORM OF CLASS A-1A CERTIFICATE

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").


Series 2004-WHQ2, Class A-1A                              Aggregate Certificate Principal Balance of
                                                          the Class A-1A Certificates as of the Issue
                                                          Date: $311,760,000.00

Pass-Through Rate: Variable                               Denomination:  $311,760,000.00

Date of Pooling and Servicing Agreement and               Master Servicer: HomEq Servicing Corporation
Cut-off Date: November 1, 2004

Distribution Date: December 27, 2004                      Trustee: Wells Fargo Bank, N.A.

No. 1
                                                          Issue Date: November 30, 2004

                                                          CUSIP: 70069F ET 0


         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

         NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.


                                     A-1-1

                      ASSET-BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family adjustable-rate and fixed-rate first lien mortgage loans (the "Mortgage Loans") formed and sold by

                           PARK PLACE SECURITIES, INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN PARK PLACE SECURITIES, INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class A-1A Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class A-1A Certificates in a REMIC created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Park Place Securities, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class A-1A Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.


                                     A-1-2

                  The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall be the lesser of (x) the related Formula Rate for such Distribution Date and (y) the Net WAC Pass-Through Rate for such Distribution Date. For any Distribution Date and this Certificate, the Formula Rate is the lesser of (a) One-Month LIBOR plus the Certificate Margin and (b) the Maximum Cap Rate. The Certificate Margin with respect to this Certificate shall be determined in accordance with the terms of the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Asset-Backed Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  No transfer of this Certificate to a Plan subject to ERISA or
Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using "Plan Assets" to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the NIMS Insurer (if any) and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the NIMS Insurer (if any) and the Trustee with the consent of the NIMS Insurer (if any) and the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.


                                     A-1-3

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee, the NIMS Insurer (if any) and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee, the NIMS Insurer (if any) or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the NIMS Insurer (if any), the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in REMIC I, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 10% of the sum of the aggregate Stated Principal Balance of the Initial Mortgage Loans at the Cut-off Date and the Original Pre-Funded Amounts.

                  The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                     A-1-4

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


Dated: November__, 2004


                                                     WELLS FARGO BANK, N.A.
                                                     as Trustee


                                                     By:________________________
                                                           Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Certificates referred to in the within-mentioned Agreement.


                                                     WELLS FARGO BANK, N.A.
                                                     as Certificate Registrar


                                                     By:________________________
                                                          Authorized Signatory










                                     A-1-5

                                  ABBREVIATIONS

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM -   as tenants in common               UNIF GIFT MIN ACT -          Custodian
                                                                       ___________________
TEN ENT -   as tenants by the entireties                                  (Cust) (Minor)
                                                                      under Uniform Gifts to
                                                                            Minors Act
                                                                       ___________________
JT TEN -    as joint  tenants with right                                     (State)
            if  survivorship  and not as
            tenants in common

            Additional abbreviations may also be used though not in the above list.


                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to____% evidenced by the within Asset-Backed Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:_______________________________________________________________
______________________________________________________________________________


Dated:


                                         _______________________________________
                                         Signature by or on behalf of assignor


                                         _______________________________________
                                         Signature Guaranteed


                                     A-1-6

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________
for the account of _______________________________, account number____________
or, if mailed by check, to ___________________________________________________
Applicable statements should be mailed to_____________________________________
______________________________________________________________________________
_____________________________________________________________________________.

                  This information is provided by ____________________________, the assignee named above, or ____________________________________, as its agent.










                                     A-1-7

                                   EXHIBIT A-2

                         FORM OF CLASS A-1B CERTIFICATE

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").


Series 2004-WHQ2, Class A-1B                                   Aggregate Certificate Principal Balance of
                                                               the Class A-1B Certificates as of the Issue
                                                               Date: $449,310,000.00

Pass-Through Rate: Variable                                    Denomination:  $449,310,000.00

Date of Pooling and Servicing Agreement and Cut-off            Master Servicer: HomEq Servicing Corporation
Date: November 1, 2004

Distribution Date: December 27, 2004                           Trustee: Wells Fargo Bank, N.A.

No. 1
                                                               Issue Date: November 30, 2004

                                                               CUSIP: 70069F EU 7


         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

         NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.


                                     A-2-1

                      ASSET-BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family adjustable-rate and fixed-rate first lien mortgage loans (the "Mortgage Loans") formed and sold by

                           PARK PLACE SECURITIES, INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN PARK PLACE SECURITIES, INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class A-1B Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class A-1B Certificates in a REMIC created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Park Place Securities, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class A-1B Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.


                                     A-2-2

                  The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall be the lesser of (x) the related Formula Rate for such Distribution Date and (y) the Net WAC Pass-Through Rate for such Distribution Date. For any Distribution Date and this Certificate, the Formula Rate is the lesser of (a) One-Month LIBOR plus the Certificate Margin and (b) the Maximum Cap Rate. The Certificate Margin with respect to this Certificate shall be determined in accordance with the terms of the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Asset-Backed Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  No transfer of this Certificate to a Plan subject to ERISA or
Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using "Plan Assets" to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the NIMS Insurer (if any), the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the NIMS Insurer (if any) and the Trustee with the consent of the NIMS Insurer (if any) and the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.


                                     A-2-3

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee, the NIMS Insurer (if any) and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee, the NIMS Insurer (if any) or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the NIMS Insurer (if any), the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in REMIC I, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 10% of the sum of the aggregate Stated Principal Balance of the Initial Mortgage Loans at the Cut-off Date and the Original Pre-Funded Amounts.

                  The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                     A-2-4

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


Dated: November__, 2004


                                                     WELLS FARGO BANK, N.A.
                                                     as Trustee


                                                     By:________________________
                                                           Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Certificates referred to in the within-mentioned Agreement.


                                                     WELLS FARGO BANK, N.A.
                                                     as Certificate Registrar


                                                     By:________________________
                                                          Authorized Signatory










                                     A-2-5

                                  ABBREVIATIONS

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM -   as tenants in common               UNIF GIFT MIN ACT -          Custodian
                                                                       ___________________
TEN ENT -   as tenants by the entireties                                  (Cust) (Minor)
                                                                      under Uniform Gifts to
                                                                            Minors Act
                                                                       ___________________
JT TEN -    as joint  tenants with right                                     (State)
            if  survivorship  and not as
            tenants in common

            Additional abbreviations may also be used though not in the above list.


                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to____% evidenced by the within Asset-Backed Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:_______________________________________________________________
______________________________________________________________________________


Dated:


                                         _______________________________________
                                         Signature by or on behalf of assignor


                                         _______________________________________
                                         Signature Guaranteed


                                     A-2-6

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________
for the account of _______________________________, account number____________
or, if mailed by check, to ___________________________________________________
Applicable statements should be mailed to_____________________________________
______________________________________________________________________________
_____________________________________________________________________________.

                  This information is provided by ____________________________, the assignee named above, or ____________________________________, as its agent.










                                     A-2-7

                                   EXHIBIT A-3

                         FORM OF CLASS A-1C CERTIFICATE

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").


Series 2004-WHQ2, Class A-1C                                    Aggregate Certificate Principal Balance of
                                                                the Class A-1C Certificates as of the Issue
                                                                Date: $1,000,000,000.00

Pass-Through Rate: Variable                                     Denomination:  $1,000,000,000.00

Date of Pooling and Servicing Agreement and Cut-off             Master Servicer: HomEq Servicing Corporation
Date: November 1, 2004

Distribution Date: December 27, 2004                            Trustee: Wells Fargo Bank, N.A.

No. 1
                                                                Issue Date: November 30, 2004

                                                                CUSIP: 70069F EV 5


         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

         NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.


                                     A-3-1

                      ASSET-BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family adjustable-rate and fixed-rate first lien mortgage loans (the "Mortgage Loans") formed and sold by

                           PARK PLACE SECURITIES, INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN PARK PLACE SECURITIES, INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class A-1C Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class A-1C Certificates in a REMIC created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Park Place Securities, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class A-1C Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.


                                     A-3-2

                  The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall be the lesser of (x) the related Formula Rate for such Distribution Date and (y) the Net WAC Pass-Through Rate for such Distribution Date. For any Distribution Date and this Certificate, the Formula Rate is the lesser of (a) One-Month LIBOR plus the Certificate Margin and (b) the Maximum Cap Rate. The Certificate Margin with respect to this Certificate shall be determined in accordance with the terms of the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Asset-Backed Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  No transfer of this Certificate to a Plan subject to ERISA or
Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using "Plan Assets" to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the NIMS Insurer (if any), the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the NIMS Insurer (if any) and the Trustee with the consent of the NIMS Insurer (if any) and the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.


                                     A-3-3

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee, the NIMS Insurer (if any) and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the NIMS Insurer (if any) or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the NIMS Insurer (if any), the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in REMIC I, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 10% of the sum of the aggregate Stated Principal Balance of the Initial Mortgage Loans at the Cut-off Date and the Original Pre-Funded Amounts.

                  The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                     A-3-4

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


Dated: November__, 2004


                                                     WELLS FARGO BANK, N.A.
                                                     as Trustee


                                                     By:________________________
                                                           Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Certificates referred to in the within-mentioned Agreement.


                                                     WELLS FARGO BANK, N.A.
                                                     as Certificate Registrar


                                                     By:________________________
                                                          Authorized Signatory










                                     A-3-5

                                  ABBREVIATIONS

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM -   as tenants in common               UNIF GIFT MIN ACT -          Custodian
                                                                       ___________________
TEN ENT -   as tenants by the entireties                                  (Cust) (Minor)
                                                                      under Uniform Gifts to
                                                                            Minors Act
                                                                       ___________________
JT TEN -    as joint  tenants with right                                     (State)
            if  survivorship  and not as
            tenants in common

            Additional abbreviations may also be used though not in the above list.


                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to____% evidenced by the within Asset-Backed Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:_______________________________________________________________
______________________________________________________________________________


Dated:


                                         _______________________________________
                                         Signature by or on behalf of assignor


                                         _______________________________________
                                         Signature Guaranteed


                                     A-3-6

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________
for the account of _______________________________, account number____________
or, if mailed by check, to ___________________________________________________
Applicable statements should be mailed to_____________________________________
______________________________________________________________________________
_____________________________________________________________________________.

                  This information is provided by ____________________________, the assignee named above, or ____________________________________, as its agent.










                                     A-3-7

                                   EXHIBIT A-4

                         FORM OF CLASS A-1D CERTIFICATE

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").


Series 2004-WHQ2, Class A-1D                                    Aggregate Certificate Principal Balance of
                                                                the Class A-1D Certificates as of the Issue
                                                                Date: $111,110,000.00

Pass-Through Rate: Variable                                     Denomination:  $111,110,000.00

Date of Pooling and Servicing Agreement and Cut-off             Master Servicer: HomEq Servicing Corporation
Date: November 1, 2004

Distribution Date: December 27, 2004                            Trustee: Wells Fargo Bank, N.A.

No. 1
                                                                Issue Date: November 30, 2004

                                                                CUSIP: 70069F EW 3


         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

         NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.


                                     A-4-1

                      ASSET-BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family adjustable-rate and fixed-rate first lien mortgage loans (the "Mortgage Loans") formed and sold by

                           PARK PLACE SECURITIES, INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN PARK PLACE SECURITIES, INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class A-1D Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class A-1D Certificates in a REMIC created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Park Place Securities, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class A-1D Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.


                                     A-4-2

                  The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall be the lesser of (x) the related Formula Rate for such Distribution Date and (y) the Net WAC Pass-Through Rate for such Distribution Date. For any Distribution Date and this Certificate, the Formula Rate is the lesser of (a) One-Month LIBOR plus the Certificate Margin and (b) the Maximum Cap Rate. The Certificate Margin with respect to this Certificate shall be determined in accordance with the terms of the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Asset-Backed Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  No transfer of this Certificate to a Plan subject to ERISA or
Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using "Plan Assets" to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the NIMS Insurer (if any), the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the NIMS Insurer (if any) and the Trustee with the consent of the NIMS Insurer (if any) and the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.


                                     A-4-3

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee, the NIMS Insurer (if any) and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the NIMS Insurer (if any) or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the NIMS Insurer (if any), the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in REMIC I, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 10% of the sum of the aggregate Stated Principal Balance of the Initial Mortgage Loans at the Cut-off Date and the Original Pre-Funded Amounts.

                  The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                     A-4-4

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


Dated: November__, 2004


                                                     WELLS FARGO BANK, N.A.
                                                     as Trustee


                                                     By:________________________
                                                           Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Certificates referred to in the within-mentioned Agreement.


                                                     WELLS FARGO BANK, N.A.
                                                     as Certificate Registrar


                                                     By:________________________
                                                          Authorized Signatory











                                     A-4-5

                                  ABBREVIATIONS

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM -   as tenants in common               UNIF GIFT MIN ACT -          Custodian
                                                                       ___________________
TEN ENT -   as tenants by the entireties                                  (Cust) (Minor)
                                                                      under Uniform Gifts to
                                                                            Minors Act
                                                                       ___________________
JT TEN -    as joint  tenants with right                                     (State)
            if  survivorship  and not as
            tenants in common

            Additional abbreviations may also be used though not in the above list.


                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to____% evidenced by the within Asset-Backed Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:_______________________________________________________________
______________________________________________________________________________


Dated:


                                         _______________________________________
                                         Signature by or on behalf of assignor


                                         _______________________________________
                                         Signature Guaranteed


                                     A-4-6

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________
for the account of _______________________________, account number____________
or, if mailed by check, to ___________________________________________________
Applicable statements should be mailed to_____________________________________
______________________________________________________________________________
_____________________________________________________________________________.

                  This information is provided by ____________________________, the assignee named above, or ____________________________________, as its agent.










                                     A-4-7

                                   EXHIBIT A-5

                         FORM OF CLASS A-2A CERTIFICATE

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").


Series 2004-WHQ2, Class A-2A                                    Aggregate Certificate Principal Balance of
                                                                the Class A-2A Certificates as of the Issue
                                                                Date: $423,720,000.00

Pass-Through Rate: Variable                                     Denomination:  $423,720,000.00

Date of Pooling and Servicing Agreement and Cut-off             Master Servicer: HomEq Servicing Corporation
Date: November 1, 2004

Distribution Date: December 27, 2004                            Trustee: Wells Fargo Bank, N.A.

No. 1
                                                                Issue Date: November 30, 2004

                                                                CUSIP: 70069F EX 1


         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

         NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.


                                     A-5-1

                      ASSET-BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family adjustable-rate and fixed-rate first lien mortgage loans (the "Mortgage Loans") formed and sold by

                           PARK PLACE SECURITIES, INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN PARK PLACE SECURITIES, INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class A-2A Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class A-2A Certificates in a REMIC created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Park Place Securities, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class A-2A Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.


                                     A-5-2

                  The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall be the lesser of (x) the related Formula Rate for such Distribution Date and (y) the Net WAC Pass-Through Rate for such Distribution Date. For any Distribution Date and this Certificate, the Formula Rate is the lesser of (a) One-Month LIBOR plus the Certificate Margin and (b) the Maximum Cap Rate. The Certificate Margin with respect to this Certificate shall be determined in accordance with the terms of the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Asset-Backed Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  No transfer of this Certificate to a Plan subject to ERISA or
Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using "Plan Assets" to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the NIMS Insurer (if any), the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the NIMS Insurer (if any) and the Trustee with the consent of the NIMS Insurer (if any) and the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.


                                     A-5-3

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee, the NIMS Insurer (if any) and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the NIMS Insurer (if any) or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the NIMS Insurer (if any), the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in REMIC I, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 10% of the sum of the aggregate Stated Principal Balance of the Initial Mortgage Loans at the Cut-off Date and the Original Pre-Funded Amounts.

                  The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                     A-5-4

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


Dated: November__, 2004


                                                     WELLS FARGO BANK, N.A.
                                                     as Trustee


                                                     By:________________________
                                                           Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Certificates referred to in the within-mentioned Agreement.


                                                     WELLS FARGO BANK, N.A.
                                                     as Certificate Registrar


                                                     By:________________________
                                                          Authorized Signatory










                                     A-5-5

                                  ABBREVIATIONS

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM -   as tenants in common               UNIF GIFT MIN ACT -          Custodian
                                                                       ___________________
TEN ENT -   as tenants by the entireties                                  (Cust) (Minor)
                                                                      under Uniform Gifts to
                                                                            Minors Act
                                                                       ___________________
JT TEN -    as joint  tenants with right                                     (State)
            if  survivorship  and not as
            tenants in common

            Additional abbreviations may also be used though not in the above list.


                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to____% evidenced by the within Asset-Backed Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:_______________________________________________________________
______________________________________________________________________________


Dated:


                                         _______________________________________
                                         Signature by or on behalf of assignor


                                         _______________________________________
                                         Signature Guaranteed


                                     A-5-6

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________
for the account of _______________________________, account number____________
or, if mailed by check, to ___________________________________________________
Applicable statements should be mailed to_____________________________________
______________________________________________________________________________
_____________________________________________________________________________.

                  This information is provided by ____________________________, the assignee named above, or ____________________________________, as its agent.










                                     A-5-7

                                   EXHIBIT A-6

                         FORM OF CLASS A-2B CERTIFICATE

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").


Series 2004-WHQ2, Class A-2B                                    Aggregate Certificate Principal Balance of
                                                                the Class A-2B Certificates as of the Issue
                                                                Date: $105,930,000.00

Pass-Through Rate: Variable                                     Denomination:  $105,930,000.00

Date of Pooling and Servicing Agreement and Cut-off             Master Servicer: HomEq Servicing Corporation
Date: November 1, 2004

Distribution Date: December 27, 2004                            Trustee: Wells Fargo Bank, N.A.

No. 1
                                                                Issue Date: November 30, 2004

                                                                CUSIP: 70069F EY 9


         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

         NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.


                                     A-6-1

                      ASSET-BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family adjustable-rate and fixed-rate first lien mortgage loans (the "Mortgage Loans") formed and sold by

                           PARK PLACE SECURITIES, INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN PARK PLACE SECURITIES, INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class A-2B Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class A-2B Certificates in a REMIC created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Park Place Securities, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class A-2B Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.


                                     A-6-2

                  The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall be the lesser of (x) the related Formula Rate for such Distribution Date and (y) the Net WAC Pass-Through Rate for such Distribution Date. For any Distribution Date and this Certificate, the Formula Rate is the lesser of (a) One-Month LIBOR plus the Certificate Margin and (b) the Maximum Cap Rate. The Certificate Margin with respect to this Certificate shall be determined in accordance with the terms of the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Asset-Backed Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  No transfer of this Certificate to a Plan subject to ERISA or
Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using "Plan Assets" to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the NIMS Insurer (if any), the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the NIMS Insurer (if any) and the Trustee with the consent of the NIMS Insurer (if any) and the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.


                                     A-6-3

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee, the NIMS Insurer (if any) and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the NIMS Insurer (if any) or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the NIMS Insurer (if any), the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in REMIC I, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 10% of the sum of the aggregate Stated Principal Balance of the Initial Mortgage Loans at the Cut-off Date and the Original Pre-Funded Amounts.

                  The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                     A-6-4

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


Dated: November__, 2004


                                                     WELLS FARGO BANK, N.A.
                                                     as Trustee


                                                     By:________________________
                                                           Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Certificates referred to in the within-mentioned Agreement.


                                                     WELLS FARGO BANK, N.A.
                                                     as Certificate Registrar


                                                     By:________________________
                                                          Authorized Signatory










                                     A-6-5

                                  ABBREVIATIONS

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM -   as tenants in common               UNIF GIFT MIN ACT -          Custodian
                                                                       ___________________
TEN ENT -   as tenants by the entireties                                  (Cust) (Minor)
                                                                      under Uniform Gifts to
                                                                            Minors Act
                                                                       ___________________
JT TEN -    as joint  tenants with right                                     (State)
            if  survivorship  and not as
            tenants in common

            Additional abbreviations may also be used though not in the above list.


                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to____% evidenced by the within Asset-Backed Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:_______________________________________________________________
______________________________________________________________________________


Dated:


                                         _______________________________________
                                         Signature by or on behalf of assignor


                                         _______________________________________
                                         Signature Guaranteed


                                     A-6-6

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________
for the account of _______________________________, account number____________
or, if mailed by check, to ___________________________________________________
Applicable statements should be mailed to_____________________________________
______________________________________________________________________________
_____________________________________________________________________________.

                  This information is provided by ____________________________, the assignee named above, or ____________________________________, as its agent.










                                     A-6-7

                                   EXHIBIT A-7

                         FORM OF CLASS A-3A CERTIFICATE

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").


Series 2004-WHQ2, Class A-3A                                    Aggregate Certificate Principal Balance of
                                                                the Class A-3A Certificates as of the Issue
                                                                Date: $304,360,000.00

Pass-Through Rate: Variable                                     Denomination:  $304,360,000.00

Date of Pooling and Servicing Agreement and Cut-off             Master Servicer: HomEq Servicing Corporation
Date: November 1, 2004

Distribution Date: December 27, 2004                            Trustee: Wells Fargo Bank, N.A.

No. 1
                                                                Issue Date: November 30, 2004

                                                                CUSIP: 70069F EC 7


         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

         NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.


                                     A-7-1

                      ASSET-BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family adjustable-rate and fixed-rate first lien mortgage loans (the "Mortgage Loans") formed and sold by

                           PARK PLACE SECURITIES, INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN PARK PLACE SECURITIES, INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class A-3A Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class A-3A Certificates in a REMIC created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Park Place Securities, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class A-3A Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.


                                     A-7-2

                  The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall be the lesser of (x) the related Formula Rate for such Distribution Date and (y) the Net WAC Pass-Through Rate for such Distribution Date. For any Distribution Date and this Certificate, the Formula Rate is the lesser of (a) One-Month LIBOR plus the Certificate Margin and (b) the Maximum Cap Rate. The Certificate Margin with respect to this Certificate shall be determined in accordance with the terms of the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Asset-Backed Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  No transfer of this Certificate to a Plan subject to ERISA or
Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using "Plan Assets" to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the NIMS Insurer (if any), the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the NIMS Insurer (if any) and the Trustee with the consent of the NIMS Insurer (if any) and the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.


                                     A-7-3

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee, the NIMS Insurer (if any) and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the NIMS Insurer (if any) or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the NIMS Insurer (if any), the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in REMIC I, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 10% of the sum of the aggregate Stated Principal Balance of the Initial Mortgage Loans at the Cut-off Date and the Original Pre-Funded Amounts.

                  The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                     A-7-4

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


Dated: November__, 2004


                                                     WELLS FARGO BANK, N.A.
                                                     as Trustee


                                                     By:________________________
                                                           Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Certificates referred to in the within-mentioned Agreement.


                                                     WELLS FARGO BANK, N.A.
                                                     as Certificate Registrar


                                                     By:________________________
                                                          Authorized Signatory










                                     A-7-5

                                  ABBREVIATIONS

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM -   as tenants in common               UNIF GIFT MIN ACT -          Custodian
                                                                       ___________________
TEN ENT -   as tenants by the entireties                                  (Cust) (Minor)
                                                                      under Uniform Gifts to
                                                                            Minors Act
                                                                       ___________________
JT TEN -    as joint  tenants with right                                     (State)
            if  survivorship  and not as
            tenants in common

            Additional abbreviations may also be used though not in the above list.


                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to____% evidenced by the within Asset-Backed Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:_______________________________________________________________
______________________________________________________________________________


Dated:


                                         _______________________________________
                                         Signature by or on behalf of assignor


                                         _______________________________________
                                         Signature Guaranteed


                                     A-7-6

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________
for the account of _______________________________, account number____________
or, if mailed by check, to ___________________________________________________
Applicable statements should be mailed to_____________________________________
______________________________________________________________________________
_____________________________________________________________________________.

                  This information is provided by ____________________________, the assignee named above, or ____________________________________, as its agent.










                                     A-7-7

                                   EXHIBIT A-8

                         FORM OF CLASS A-3B CERTIFICATE

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").


Series 2004-WHQ2, Class A-3B                                    Aggregate Certificate Principal Balance of
                                                                the Class A-3B Certificates as of the Issue
                                                                Date: $247,450,000.00

Pass-Through Rate: Variable                                     Denomination:  $247,450,000.00

Date of Pooling and  Servicing  Agreement and Cut-off           Master Servicer: HomEq Servicing Corporation
Date: November 1, 2004

Distribution Date: December 27, 2004                            Trustee: Wells Fargo Bank, N.A.

No. 1
                                                                Issue Date: November 30, 2004

                                                                CUSIP: 70069F ED 5


         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

         NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.


                                     A-8-1

                      ASSET-BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family adjustable-rate and fixed-rate first lien mortgage loans (the "Mortgage Loans") formed and sold by

                           PARK PLACE SECURITIES, INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN PARK PLACE SECURITIES, INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class A-3B Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class A-3B Certificates in a REMIC created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Park Place Securities, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class A-3B Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.


                                     A-8-2

                  The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall be the lesser of (x) the related Formula Rate for such Distribution Date and (y) the Net WAC Pass-Through Rate for such Distribution Date. For any Distribution Date and this Certificate, the Formula Rate is the lesser of (a) One-Month LIBOR plus the Certificate Margin and (b) the Maximum Cap Rate. The Certificate Margin with respect to this Certificate shall be determined in accordance with the terms of the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Asset-Backed Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  No transfer of this Certificate to a Plan subject to ERISA or
Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using "Plan Assets" to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the NIMS Insurer (if any), the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the NIMS Insurer (if any) and the Trustee with the consent of the NIMS Insurer (if any) and the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.


                                     A-8-3

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee, the NIMS Insurer (if any) and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the NIMS Insurer (if any) or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the NIMS Insurer (if any), the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in REMIC I, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 10% of the sum of the aggregate Stated Principal Balance of the Initial Mortgage Loans at the Cut-off Date and the Original Pre-Funded Amounts.

                  The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                     A-8-4

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


Dated: November__, 2004


                                                     WELLS FARGO BANK, N.A.
                                                     as Trustee


                                                     By:________________________
                                                           Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Certificates referred to in the within-mentioned Agreement.


                                                     WELLS FARGO BANK, N.A.
                                                     as Certificate Registrar


                                                     By:________________________
                                                          Authorized Signatory










                                     A-8-5

                                  ABBREVIATIONS

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM -   as tenants in common               UNIF GIFT MIN ACT -          Custodian
                                                                       ___________________
TEN ENT -   as tenants by the entireties                                  (Cust) (Minor)
                                                                      under Uniform Gifts to
                                                                            Minors Act
                                                                       ___________________
JT TEN -    as joint  tenants with right                                     (State)
            if  survivorship  and not as
            tenants in common

            Additional abbreviations may also be used though not in the above list.


                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to____% evidenced by the within Asset-Backed Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:_______________________________________________________________
______________________________________________________________________________


Dated:


                                         _______________________________________
                                         Signature by or on behalf of assignor


                                         _______________________________________
                                         Signature Guaranteed


                                     A-8-6

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________
for the account of _______________________________, account number____________
or, if mailed by check, to ___________________________________________________
Applicable statements should be mailed to_____________________________________
______________________________________________________________________________
_____________________________________________________________________________.

                  This information is provided by ____________________________, the assignee named above, or ____________________________________, as its agent.










                                     A-8-7

                                   EXHIBIT A-9

                         FORM OF CLASS A-3C CERTIFICATE

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").


Series 2004-WHQ2, Class A-3C                                    Aggregate Certificate Principal Balance of
                                                                the Class A-3C Certificates as of the Issue
                                                                Date: $309,190,000.00

Pass-Through Rate: Variable                                     Denomination:  $309,190,000.00

Date of Pooling and  Servicing  Agreement and Cut-off           Master Servicer: HomEq Servicing Corporation
Date: November 1, 2004

Distribution Date: December 27, 2004                            Trustee: Wells Fargo Bank, N.A.

No. 1
                                                                Issue Date: November 30, 2004

                                                                CUSIP: 70069F EE 3


         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

         NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.


                                     A-9-1

                      ASSET-BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family adjustable-rate and fixed-rate first lien mortgage loans (the "Mortgage Loans") formed and sold by

                           PARK PLACE SECURITIES, INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN PARK PLACE SECURITIES, INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class A-3C Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class A-3C Certificates in a REMIC created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Park Place Securities, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class A-3C Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.


                                     A-9-2

                  The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall be the lesser of (x) the related Formula Rate for such Distribution Date and (y) the Net WAC Pass-Through Rate for such Distribution Date. For any Distribution Date and this Certificate, the Formula Rate is the lesser of (a) One-Month LIBOR plus the Certificate Margin and (b) the Maximum Cap Rate. The Certificate Margin with respect to this Certificate shall be determined in accordance with the terms of the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Asset-Backed Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  No transfer of this Certificate to a Plan subject to ERISA or
Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using "Plan Assets" to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the NIMS Insurer (if any), the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the NIMS Insurer (if any) and the Trustee with the consent of the NIMS Insurer (if any) and the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.


                                     A-9-3

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee, the NIMS Insurer (if any) and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the NIMS Insurer (if any) or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the NIMS Insurer (if any), the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in REMIC I, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 10% of the sum of the aggregate Stated Principal Balance of the Initial Mortgage Loans at the Cut-off Date and the Original Pre-Funded Amounts.

                  The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                     A-9-4

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


Dated: November__, 2004


                                                     WELLS FARGO BANK, N.A.
                                                     as Trustee


                                                     By:________________________
                                                           Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Certificates referred to in the within-mentioned Agreement.


                                                     WELLS FARGO BANK, N.A.
                                                     as Certificate Registrar


                                                     By:________________________
                                                          Authorized Signatory










                                     A-9-5

                                  ABBREVIATIONS

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM -   as tenants in common               UNIF GIFT MIN ACT -          Custodian
                                                                       ___________________
TEN ENT -   as tenants by the entireties                                  (Cust) (Minor)
                                                                      under Uniform Gifts to
                                                                            Minors Act
                                                                       ___________________
JT TEN -    as joint  tenants with right                                     (State)
            if  survivorship  and not as
            tenants in common

            Additional abbreviations may also be used though not in the above list.


                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to____% evidenced by the within Asset-Backed Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:_______________________________________________________________
______________________________________________________________________________


Dated:


                                         _______________________________________
                                         Signature by or on behalf of assignor


                                         _______________________________________
                                         Signature Guaranteed


                                     A-9-6

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________
for the account of _______________________________, account number____________
or, if mailed by check, to ___________________________________________________
Applicable statements should be mailed to_____________________________________
______________________________________________________________________________
_____________________________________________________________________________.

                  This information is provided by ____________________________, the assignee named above, or ____________________________________, as its agent.










                                     A-9-7

                                  EXHIBIT A-10

                         FORM OF CLASS A-3D CERTIFICATE

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").


Series 2004-WHQ2, Class A-3D                                    Aggregate  of the Class A-3D  Certificates  as of the
                                                                Issue Date: $52,070,000.00 (Notional Amount)

Pass-Through Rate: Variable                                     Denomination:$ 52,070,000.00 (Notional Amount)

Date of Pooling and  Servicing  Agreement and Cut-off           Master Servicer: HomEq Servicing Corporation
Date: November 1, 2004

Distribution Date: December 27, 2004                            Trustee: Wells Fargo Bank, N.A.

No. 1
                                                                Issue Date: November 30, 2004

                                                                CUSIP: 70069F EF 0


         NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.


                                     A-10-1

                      ASSET-BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family adjustable-rate and fixed-rate first lien mortgage loans (the "Mortgage Loans") formed and sold by

                           PARK PLACE SECURITIES, INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN PARK PLACE SECURITIES, INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Morgan Stanley & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Notional Amount of the Class A-3D Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class A-3D Certificates in a REMIC created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Park Place Securities, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class A-3D Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.


                                     A-10-2

                  The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall be the lesser of (x) 0.50% per annum and (y) the Excess Servicing Fee Rate.

                  This Certificate is one of a duly authorized issue of Certificates designated as Asset-Backed Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  No transfer of this Certificate to a Plan subject to ERISA or
Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using "Plan Assets" to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the NIMS Insurer (if any), the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the NIMS Insurer (if any) and the Trustee with the consent of the NIMS Insurer (if any) and the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are


                                     A-10-3
exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification (other than in connection with (i) the initial transfer of any such Certificate by the Depositor to an affiliate of the Depositor, (ii) the transfer of any such Certificate to the issuer under the Indenture or the indenture trustee under the Indenture or (iii) a transfer of any such Certificate from the issuer under the Indenture or the indenture trustee under the Indenture to the Depositor or an Affiliate of the Depositor). In the event that such a transfer of this Certificate is to be made without registration or qualification, the Trustee and the Certificate Registrar shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit F-1, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee or the Master Servicer in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder's prospective transferee upon which such Opinion of Counsel is based. None of the Depositor, the Certificate Registrar or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to affect a transfer of this Certificate shall be required to indemnify the Trustee, the Depositor, the Certificate Registrar and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No transfer of this Certificate to a Plan subject to ERISA or
Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using "Plan Assets" to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

                    No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee, the NIMS Insurer (if any) and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the NIMS Insurer (if any) or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the NIMS Insurer (if any), the Certificate Registrar or any such agent shall be affected by notice to the contrary.


                                     A-10-4

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in REMIC I, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 10% of the sum of the aggregate Stated Principal Balance of the Initial Mortgage Loans at the Cut-off Date and the Original Pre-Funded Amounts.

                  The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                     A-10-5

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


Dated: November__, 2004


                                                     WELLS FARGO BANK, N.A.
                                                     as Trustee


                                                     By:________________________
                                                           Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Certificates referred to in the within-mentioned Agreement.


                                                     WELLS FARGO BANK, N.A.
                                                     as Certificate Registrar


                                                     By:________________________
                                                          Authorized Signatory










                                     A-10-6

                                  ABBREVIATIONS

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM -   as tenants in common               UNIF GIFT MIN ACT -          Custodian
                                                                       ___________________
TEN ENT -   as tenants by the entireties                                  (Cust) (Minor)
                                                                      under Uniform Gifts to
                                                                            Minors Act
                                                                       ___________________
JT TEN -    as joint  tenants with right                                     (State)
            if  survivorship  and not as
            tenants in common

            Additional abbreviations may also be used though not in the above list.


                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to____% evidenced by the within Asset-Backed Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:_______________________________________________________________
______________________________________________________________________________


Dated:


                                         _______________________________________
                                         Signature by or on behalf of assignor


                                         _______________________________________
                                         Signature Guaranteed


                                     A-10-7

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________
for the account of _______________________________, account number____________
or, if mailed by check, to ___________________________________________________
Applicable statements should be mailed to_____________________________________
______________________________________________________________________________
_____________________________________________________________________________.

                  This information is provided by ____________________________, the assignee named above, or ____________________________________, as its agent.










                                     A-10-8

                                  EXHIBIT A-11

                         FORM OF CLASS A-3E CERTIFICATE

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").


Series 2004-WHQ2, Class A-3E                                    Aggregate  of the Class A-3E  Certificates  as of the
                                                                Issue Date: $101,450,000.00 (Notional Amount)

Pass-Through Rate: Variable                                     Denomination:$101,450,000.00 (Notional Amount)

Date of Pooling and  Servicing  Agreement and Cut-off           Master Servicer: HomEq Servicing Corporation
Date: November 1, 2004

Distribution Date: December 27, 2004                            Trustee: Wells Fargo Bank, N.A.

No. 1
                                                                Issue Date: November 30, 2004

                                                                CUSIP: 70069F EG 8


         NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.


                                     A-11-1

                      ASSET-BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family adjustable-rate and fixed-rate first lien mortgage loans (the "Mortgage Loans") formed and sold by

                           PARK PLACE SECURITIES, INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN PARK PLACE SECURITIES, INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Morgan Stanley & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Notional Amount of the Class A-3E Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class A-3E Certificates in a REMIC created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Park Place Securities, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class A-3E Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.


                                     A-11-2

                  The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall be the lesser of (x) 0.50% per annum and (y) the Excess Servicing Fee Rate.

                  This Certificate is one of a duly authorized issue of Certificates designated as Asset-Backed Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  No transfer of this Certificate to a Plan subject to ERISA or
Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using "Plan Assets" to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the NIMS Insurer (if any), the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the NIMS Insurer (if any) and the Trustee with the consent of the NIMS Insurer (if any) and the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are


                                     A-11-3
exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification (other than in connection with (i) the initial transfer of any such Certificate by the Depositor to an affiliate of the Depositor, (ii) the transfer of any such Certificate to the issuer under the Indenture or the indenture trustee under the Indenture or (iii) a transfer of any such Certificate from the issuer under the Indenture or the indenture trustee under the Indenture to the Depositor or an Affiliate of the Depositor). In the event that such a transfer of this Certificate is to be made without registration or qualification, the Trustee and the Certificate Registrar shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit F-1, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee or the Master Servicer in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder's prospective transferee upon which such Opinion of Counsel is based. None of the Depositor, the Certificate Registrar or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to affect a transfer of this Certificate shall be required to indemnify the Trustee, the Depositor, the Certificate Registrar and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No transfer of this Certificate to a Plan subject to ERISA or
Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using "Plan Assets" to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

                  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee, the NIMS Insurer (if any) and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the NIMS Insurer (if any) or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the NIMS Insurer (if any), the Certificate Registrar or any such agent shall be affected by notice to the contrary.


                                     A-11-4

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in REMIC I, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 10% of the sum of the aggregate Stated Principal Balance of the Initial Mortgage Loans at the Cut-off Date and the Original Pre-Funded Amounts.

                  The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.










                                     A-11-5

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


Dated: November__, 2004


                                                     WELLS FARGO BANK, N.A.
                                                     as Trustee


                                                     By:________________________
                                                           Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Certificates referred to in the within-mentioned Agreement.


                                                     WELLS FARGO BANK, N.A.
                                                     as Certificate Registrar


                                                     By:________________________
                                                          Authorized Signatory










                                     A-11-6

                                  ABBREVIATIONS

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM -   as tenants in common               UNIF GIFT MIN ACT -          Custodian
                                                                       ___________________
TEN ENT -   as tenants by the entireties                                  (Cust) (Minor)
                                                                      under Uniform Gifts to
                                                                            Minors Act
                                                                       ___________________
JT TEN -    as joint  tenants with right                                     (State)
            if  survivorship  and not as
            tenants in common

            Additional abbreviations may also be used though not in the above list.


                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to____% evidenced by the within Asset-Backed Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:_______________________________________________________________
______________________________________________________________________________


Dated:


                                         _______________________________________
                                         Signature by or on behalf of assignor


                                         _______________________________________
                                         Signature Guaranteed


                                     A-11-7

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________
for the account of _______________________________, account number____________
or, if mailed by check, to ___________________________________________________
Applicable statements should be mailed to_____________________________________
______________________________________________________________________________
_____________________________________________________________________________.

                  This information is provided by ____________________________, the assignee named above, or ____________________________________, as its agent.










                                     A-11-8

                                  EXHIBIT A-12

                          FORM OF CLASS M-1 CERTIFICATE

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

         THIS CERTIFICATE IS SUBORDINATE TO EACH CLASS OF CLASS A CERTIFICATES TO THE EVENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.


Series 2004-WHQ2, Class M-1                                     Aggregate Certificate Principal Balance of
                                                                the Class M-1 Certificates as of the Issue
                                                                Date: $70,950,000.00

Pass-Through Rate: Variable                                     Denomination:  $70,950,000.00

Date of Pooling and Servicing Agreement and Cut-off             Master Servicer: HomEq Servicing Corporation
Date: November 1, 2004

Distribution Date: December 27, 2004                            Trustee: Wells Fargo Bank, N.A.

No. 1                                                           Issue Date: November 30, 2004

                                                                CUSIP: 70069F EH 6


         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

         ANY TRANSFEREE OF THIS CERTIFICATE SHALL BE DEEMED TO MAKE THE REPRESENTATIONS SET FORTH IN SECTION 5.02(C) OF THE AGREEMENT.

         NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.


                                     A-12-1

                      ASSET-BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family adjustable-rate and fixed-rate first lien mortgage loans (the "Mortgage Loans") formed and sold by

                           PARK PLACE SECURITIES, INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN PARK PLACE SECURITIES, INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class M-1 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class M-1 Certificates in a REMIC created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Park Place Securities, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-1 Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

                  The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall be the lesser of (x) the related Formula


                                     A-12-2

Rate for such Distribution Date and (y) the Net WAC Pass-Through Rate for such Distribution Date. For any Distribution Date and this Certificate, the Formula Rate is the lesser of (a) One-Month LIBOR plus the Certificate Margin and (b) the Maximum Cap Rate. The Certificate Margin with respect to this Certificate shall be determined in accordance with the terms of the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Asset-Backed Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  No transfer of this Certificate to a Plan subject to ERISA or
Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using "Plan Assets" to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

                  Any transferee of this Certificate shall be deemed to make the representations set forth in Section 5.02(c) of the Agreement.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the NIMS Insurer (if any), the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the NIMS Insurer (if any) and the Trustee with the consent of the NIMS Insurer (if any) and the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.


                                     A-12-3

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee, the NIMS Insurer (if any) and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the NIMS Insurer (if any) or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the NIMS Insurer (if any), the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in REMIC I, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 10% of the sum of the aggregate Stated Principal Balance of the Initial Mortgage Loans at the Cut-off Date and the Original Pre-Funded Amounts.

                  The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                     A-12-4

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


Dated: November__, 2004


                                                     WELLS FARGO BANK, N.A.
                                                     as Trustee


                                                     By:________________________
                                                           Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Certificates referred to in the within-mentioned Agreement.


                                                     WELLS FARGO BANK, N.A.
                                                     as Certificate Registrar


                                                     By:________________________
                                                          Authorized Signatory










                                     A-12-5

                                  ABBREVIATIONS

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM -   as tenants in common               UNIF GIFT MIN ACT -          Custodian
                                                                       ___________________
TEN ENT -   as tenants by the entireties                                  (Cust) (Minor)
                                                                      under Uniform Gifts to
                                                                            Minors Act
                                                                       ___________________
JT TEN -    as joint  tenants with right                                     (State)
            if  survivorship  and not as
            tenants in common

            Additional abbreviations may also be used though not in the above list.


                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to____% evidenced by the within Asset-Backed Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:_______________________________________________________________
______________________________________________________________________________


Dated:


                                         _______________________________________
                                         Signature by or on behalf of assignor


                                         _______________________________________
                                         Signature Guaranteed


                                     A-12-6

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________
for the account of _______________________________, account number____________
or, if mailed by check, to ___________________________________________________
Applicable statements should be mailed to_____________________________________
______________________________________________________________________________
_____________________________________________________________________________.

                  This information is provided by ____________________________, the assignee named above, or ____________________________________, as its agent.










                                     A-12-7

                                  EXHIBIT A-13

                          FORM OF CLASS M-2 CERTIFICATE

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

         THIS CERTIFICATE IS SUBORDINATE TO EACH CLASS OF CLASS A CERTIFICATES AND THE CLASS M-1 CERTIFICATES TO THE EVENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.


Series 2004-WHQ2, Class M-2                                     Aggregate Certificate Principal Balance of
                                                                the Class M-2 Certificates as of the Issue
                                                                Date: $197,800,000.00

Pass-Through Rate: Variable                                     Denomination:  $197,800,000.00

Date of Pooling and Servicing Agreement and Cut-off             Master Servicer: HomEq Servicing Corporation
Date: November 1, 2004

Distribution Date: December 27, 2004                            Trustee: Wells Fargo Bank, N.A.

No. 1                                                           Issue Date: November 30, 2004

                                                                CUSIP: 70069F EJ 2


         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

         ANY TRANSFEREE OF THIS CERTIFICATE SHALL BE DEEMED TO MAKE THE REPRESENTATIONS SET FORTH IN SECTION 5.02(C) OF THE AGREEMENT.

         NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.


                                     A-13-1

                      ASSET-BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family adjustable-rate and fixed-rate first lien mortgage loans (the "Mortgage Loans") formed and sold by

                           PARK PLACE SECURITIES, INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN PARK PLACE SECURITIES, INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class M-2 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class M-2 Certificates in a REMIC created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Park Place Securities, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-2 Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

                  The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall be the lesser of (x) the related Formula


                                     A-13-2

Rate for such Distribution Date and (y) the Net WAC Pass-Through Rate for such Distribution Date. For any Distribution Date and this Certificate, the Formula Rate is the lesser of (a) One-Month LIBOR plus the Certificate Margin and (b) the Maximum Cap Rate. The Certificate Margin with respect to this Certificate shall be determined in accordance with the terms of the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Asset-Backed Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  No transfer of this Certificate to a Plan subject to ERISA or
Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using "Plan Assets" to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

                  Any transferee of this Certificate shall be deemed to make the representations set forth in Section 5.02(c) of the Agreement.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the NIMS Insurer (if any), the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the NIMS Insurer (if any) and the Trustee with the consent of the NIMS Insurer (if any) and the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.


                                     A-13-3

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee, the NIMS Insurer (if any) and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the NIMS Insurer (if any) or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the NIMS Insurer (if any), the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in REMIC I, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 10% of the sum of the aggregate Stated Principal Balance of the Initial Mortgage Loans at the Cut-off Date and the Original Pre-Funded Amounts.

                  The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                     A-13-4

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


Dated: November__, 2004


                                                     WELLS FARGO BANK, N.A.
                                                     as Trustee


                                                     By:________________________
                                                           Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Certificates referred to in the within-mentioned Agreement.


                                                     WELLS FARGO BANK, N.A.
                                                     as Certificate Registrar


                                                     By:________________________
                                                          Authorized Signatory










                                     A-13-5

                                  ABBREVIATIONS

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM -   as tenants in common               UNIF GIFT MIN ACT -          Custodian
                                                                       ___________________
TEN ENT -   as tenants by the entireties                                  (Cust) (Minor)
                                                                      under Uniform Gifts to
                                                                            Minors Act
                                                                       ___________________
JT TEN -    as joint  tenants with right                                     (State)
            if  survivorship  and not as
            tenants in common

            Additional abbreviations may also be used though not in the above list.


                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to____% evidenced by the within Asset-Backed Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:_______________________________________________________________
______________________________________________________________________________


Dated:


                                         _______________________________________
                                         Signature by or on behalf of assignor


                                         _______________________________________
                                         Signature Guaranteed


                                     A-13-6

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________
for the account of _______________________________, account number____________
or, if mailed by check, to ___________________________________________________
Applicable statements should be mailed to_____________________________________
______________________________________________________________________________
_____________________________________________________________________________.

                  This information is provided by ____________________________, the assignee named above, or ____________________________________, as its agent.










                                     A-13-7

                                  EXHIBIT A-14

                          FORM OF CLASS M-3 CERTIFICATE

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

         THIS CERTIFICATE IS SUBORDINATE TO EACH CLASS OF CLASS A CERTIFICATES, THE CLASS M-1 CERTIFICATES AND THE CLASS M-2 CERTIFICATES TO THE EVENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.


Series 2004-WHQ2, Class M-3                                     Aggregate Certificate Principal Balance of
                                                                the Class M-3 Certificates as of the Issue
                                                                Date: $70,950,000.00

Pass-Through Rate: Variable                                     Denomination:  $70,950,000.00

Date of Pooling and Servicing Agreement and Cut-off             Master Servicer: HomEq Servicing Corporation
Date: November 1, 2004

Distribution Date: December 27, 2004                            Trustee: Wells Fargo Bank, N.A.

No. 1                                                           Issue Date: November 30, 2004

                                                                CUSIP: 70069F EK 9


         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

         ANY TRANSFEREE OF THIS CERTIFICATE SHALL BE DEEMED TO MAKE THE REPRESENTATIONS SET FORTH IN SECTION 5.02(C) OF THE AGREEMENT.

         NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.


                                     A-14-1

                      ASSET-BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family adjustable-rate and fixed-rate first lien mortgage loans (the "Mortgage Loans") formed and sold by

                           PARK PLACE SECURITIES, INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN PARK PLACE SECURITIES, INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class M-3 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class M-3 Certificates in a REMIC created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Park Place Securities, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-3 Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

                  The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall be the lesser of (x) the related Formula


                                     A-14-2

Rate for such Distribution Date and (y) the Net WAC Pass-Through Rate for such Distribution Date. For any Distribution Date and this Certificate, the Formula Rate is the lesser of (a) One-Month LIBOR plus the Certificate Margin and (b) the Maximum Cap Rate. The Certificate Margin with respect to this Certificate shall be determined in accordance with the terms of the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Asset-Backed Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  No transfer of this Certificate to a Plan subject to ERISA or
Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using "Plan Assets" to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

                  Any transferee of this Certificate shall be deemed to make the representations set forth in Section 5.02(c) of the Agreement.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the NIMS Insurer (if any), the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the NIMS Insurer (if any) and the Trustee with the consent of the NIMS Insurer (if any) and the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.


                                     A-14-3

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee, the NIMS Insurer (if any) and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the NIMS Insurer (if any) or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the NIMS Insurer (if any), the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in REMIC I, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 10% of the sum of the aggregate Stated Principal Balance of the Initial Mortgage Loans at the Cut-off Date and the Original Pre-Funded Amounts.

                  The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                     A-14-4

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


Dated: November__, 2004


                                                     WELLS FARGO BANK, N.A.
                                                     as Trustee


                                                     By:________________________
                                                           Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Certificates referred to in the within-mentioned Agreement.


                                                     WELLS FARGO BANK, N.A.
                                                     as Certificate Registrar


                                                     By:________________________
                                                          Authorized Signatory










                                     A-14-5

                                  ABBREVIATIONS

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM -   as tenants in common               UNIF GIFT MIN ACT -          Custodian
                                                                       ___________________
TEN ENT -   as tenants by the entireties                                  (Cust) (Minor)
                                                                      under Uniform Gifts to
                                                                            Minors Act
                                                                       ___________________
JT TEN -    as joint  tenants with right                                     (State)
            if  survivorship  and not as
            tenants in common

            Additional abbreviations may also be used though not in the above list.


                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to____% evidenced by the within Asset-Backed Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:_______________________________________________________________
______________________________________________________________________________


Dated:


                                         _______________________________________
                                         Signature by or on behalf of assignor


                                         _______________________________________
                                         Signature Guaranteed


                                     A-14-6

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________
for the account of _______________________________, account number____________
or, if mailed by check, to ___________________________________________________
Applicable statements should be mailed to_____________________________________
______________________________________________________________________________
_____________________________________________________________________________.

                  This information is provided by ____________________________, the assignee named above, or ____________________________________, as its agent.










                                     A-14-7

                                  EXHIBIT A-15

                          FORM OF CLASS M-4 CERTIFICATE

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

         THIS CERTIFICATE IS SUBORDINATE TO EACH CLASS OF CLASS A CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES AND THE CLASS M-3 CERTIFICATES TO THE EVENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.


Series 2004-WHQ2, Class M-4                                     Aggregate Certificate Principal Balance of
                                                                the Class M-4 Certificates as of the Issue
                                                                Date: $94,600,000.00

Pass-Through Rate: Variable                                     Denomination:  $94,600,000.00

Date of Pooling and Servicing Agreement and Cut-off             Master Servicer: HomEq Servicing Corporation
Date: November 1, 2004

Distribution Date: December 27, 2004                            Trustee: Wells Fargo Bank, N.A.

No. 1                                                           Issue Date: November 30, 2004

                                                                CUSIP: 70069F EL 7


         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

         ANY TRANSFEREE OF THIS CERTIFICATE SHALL BE DEEMED TO MAKE THE REPRESENTATIONS SET FORTH IN SECTION 5.02(C) OF THE AGREEMENT.

         NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.


                                     A-15-1

                      ASSET-BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family adjustable-rate and fixed-rate first lien mortgage loans (the "Mortgage Loans") formed and sold by

                           PARK PLACE SECURITIES, INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN PARK PLACE SECURITIES, INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class M-4 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class M-4 Certificates in a REMIC created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Park Place Securities, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-4 Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

                  The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall be the lesser of (x) the related Formula


                                     A-15-2

Rate for such Distribution Date and (y) the Net WAC Pass-Through Rate for such Distribution Date. For any Distribution Date and this Certificate, the Formula Rate is the lesser of (a) One-Month LIBOR plus the Certificate Margin and (b) the Maximum Cap Rate. The Certificate Margin with respect to this Certificate shall be determined in accordance with the terms of the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Asset-Backed Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  No transfer of this Certificate to a Plan subject to ERISA or
Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using "Plan Assets" to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

                  Any transferee of this Certificate shall be deemed to make the representations set forth in Section 5.02(c) of the Agreement.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the NIMS Insurer (if any), the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the NIMS Insurer (if any) and the Trustee with the consent of the NIMS Insurer (if any) and the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.


                                     A-15-3

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee, the NIMS Insurer (if any) and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the NIMS Insurer (if any) or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the NIMS Insurer (if any), the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in REMIC I, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 10% of the sum of the aggregate Stated Principal Balance of the Initial Mortgage Loans at the Cut-off Date and the Original Pre-Funded Amounts.

                  The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                     A-15-4

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


Dated: November__, 2004


                                                     WELLS FARGO BANK, N.A.
                                                     as Trustee


                                                     By:________________________
                                                           Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Certificates referred to in the within-mentioned Agreement.


                                                     WELLS FARGO BANK, N.A.
                                                     as Certificate Registrar


                                                     By:________________________
                                                          Authorized Signatory










                                     A-15-5

                                  ABBREVIATIONS

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM -   as tenants in common               UNIF GIFT MIN ACT -          Custodian
                                                                       ___________________
TEN ENT -   as tenants by the entireties                                  (Cust) (Minor)
                                                                      under Uniform Gifts to
                                                                            Minors Act
                                                                       ___________________
JT TEN -    as joint  tenants with right                                     (State)
            if  survivorship  and not as
            tenants in common

            Additional abbreviations may also be used though not in the above list.


                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to____% evidenced by the within Asset-Backed Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:_______________________________________________________________
______________________________________________________________________________


Dated:


                                         _______________________________________
                                         Signature by or on behalf of assignor


                                         _______________________________________
                                         Signature Guaranteed


                                     A-15-6

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________
for the account of _______________________________, account number____________
or, if mailed by check, to ___________________________________________________
Applicable statements should be mailed to_____________________________________
______________________________________________________________________________
_____________________________________________________________________________.

                  This information is provided by ____________________________, the assignee named above, or ____________________________________, as its agent.










                                     A-15-7

                                  EXHIBIT A-16

                         CLASS OF CLASS M-5 CERTIFICATE

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

         THIS CERTIFICATE IS SUBORDINATE TO EACH CLASS OF CLASS A CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES AND THE CLASS M-4 CERTIFICATES TO THE EVENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.


Series 2004-WHQ2, Class M-5                                     Aggregate Certificate Principal Balance of
                                                                the Class M-5 Certificates as of the Issue
                                                                Date: $62,350,000.00

Pass-Through Rate: Variable                                     Denomination:  $62,350,000.00

Date of Pooling and Servicing Agreement and Cut-off             Master Servicer: HomEq Servicing Corporation
Date: November 1, 2004

Distribution Date: December 27, 2004                            Trustee: Wells Fargo Bank, N.A.

No. 1                                                           Issue Date: November 30, 2004

                                                                CUSIP: 70069F EM 5


         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

         ANY TRANSFEREE OF THIS CERTIFICATE SHALL BE DEEMED TO MAKE THE REPRESENTATIONS SET FORTH IN SECTION 5.02(C) OF THE AGREEMENT.

         NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.


                                     A-16-1

                      ASSET-BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family adjustable-rate and fixed-rate first lien mortgage loans (the "Mortgage Loans") formed and sold by

                           PARK PLACE SECURITIES, INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN PARK PLACE SECURITIES, INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class M-5 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class M-5 Certificates in a REMIC created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Park Place Securities, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-5 Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

                  The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall be the lesser of (x) the related Formula


                                     A-16-2

Rate for such Distribution Date and (y) the Net WAC Pass-Through Rate for such Distribution Date. For any Distribution Date and this Certificate, the Formula Rate is the lesser of (a) One-Month LIBOR plus the Certificate Margin and (b) the Maximum Cap Rate. The Certificate Margin with respect to this Certificate shall be determined in accordance with the terms of the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Asset-Backed Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  No transfer of this Certificate to a Plan subject to ERISA or
Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using "Plan Assets" to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

                  Any transferee of this Certificate shall be deemed to make the representations set forth in Section 5.02(c) of the Agreement.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the NIMS Insurer (if any), the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the NIMS Insurer (if any) and the Trustee with the consent of the NIMS Insurer (if any) and the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.


                                     A-16-3

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee, the NIMS Insurer (if any) and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the NIMS Insurer (if any) or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the NIMS Insurer (if any), the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in REMIC I, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 10% of the sum of the aggregate Stated Principal Balance of the Initial Mortgage Loans at the Cut-off Date and the Original Pre-Funded Amounts.

                  The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                     A-16-4

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


Dated: November__, 2004


                                                     WELLS FARGO BANK, N.A.
                                                     as Trustee


                                                     By:________________________
                                                           Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Certificates referred to in the within-mentioned Agreement.


                                                     WELLS FARGO BANK, N.A.
                                                     as Certificate Registrar


                                                     By:________________________
                                                          Authorized Signatory










                                     A-16-5

                                  ABBREVIATIONS

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM -   as tenants in common               UNIF GIFT MIN ACT -          Custodian
                                                                       ___________________
TEN ENT -   as tenants by the entireties                                  (Cust) (Minor)
                                                                      under Uniform Gifts to
                                                                            Minors Act
                                                                       ___________________
JT TEN -    as joint  tenants with right                                     (State)
            if  survivorship  and not as
            tenants in common

            Additional abbreviations may also be used though not in the above list.


                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to____% evidenced by the within Asset-Backed Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:_______________________________________________________________
______________________________________________________________________________


Dated:


                                         _______________________________________
                                         Signature by or on behalf of assignor


                                         _______________________________________
                                         Signature Guaranteed


                                     A-16-6

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________
for the account of _______________________________, account number____________
or, if mailed by check, to ___________________________________________________
Applicable statements should be mailed to_____________________________________
______________________________________________________________________________
_____________________________________________________________________________.

                  This information is provided by ____________________________, the assignee named above, or ____________________________________, as its agent.










                                     A-16-7

                                  EXHIBIT A-17

                          FORM OF CLASS M-6 CERTIFICATE

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

         THIS CERTIFICATE IS SUBORDINATE TO EACH CLASS OF CLASS A CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES, THE CLASS M-4 CERTIFICATES AND THE CLASS M-5 CERTIFICATES TO THE TO THE EVENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.


Series 2004-WHQ2, Class M-6                                     Aggregate Certificate Principal Balance of
                                                                the Class M-6 Certificates as of the Issue
                                                                Date: $27,950,000.00 Pass-Through Rate:
                                                                Variable Denomination: $27,950,000.00

Date of Pooling and Servicing Agreement and Cut-off             Master Servicer: HomEq Servicing Corporation
Date: November 1, 2004

Distribution Date: December 27, 2004                            Trustee: Wells Fargo Bank, N.A.

No. 1                                                           Issue Date: November 30, 2004

                                                                CUSIP: 70069F EN 3


         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

         ANY TRANSFEREE OF THIS CERTIFICATE SHALL BE DEEMED TO MAKE THE REPRESENTATIONS SET FORTH IN SECTION 5.02(C) OF THE AGREEMENT.

         NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.


                                     A-17-1

                      ASSET-BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family adjustable-rate and fixed-rate first lien mortgage loans (the "Mortgage Loans") formed and sold by

                           PARK PLACE SECURITIES, INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN PARK PLACE SECURITIES, INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class M-6 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class M-6 Certificates in a REMIC created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Park Place Securities, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-6 Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

                  The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall be the lesser of (x) the related Formula


                                     A-17-2

Rate for such Distribution Date and (y) the Net WAC Pass-Through Rate for such Distribution Date. For any Distribution Date and this Certificate, the Formula Rate is the lesser of (a) One-Month LIBOR plus the Certificate Margin and (b) the Maximum Cap Rate. The Certificate Margin with respect to this Certificate shall be determined in accordance with the terms of the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Asset-Backed Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  No transfer of this Certificate to a Plan subject to ERISA or
Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using "Plan Assets" to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

                  Any transferee of this Certificate shall be deemed to make the representations set forth in Section 5.02(c) of the Agreement.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the NIMS Insurer (if any), the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the NIMS Insurer (if any) and the Trustee with the consent of the NIMS Insurer (if any) and the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.


                                     A-17-3

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee, the NIMS Insurer (if any) and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the NIMS Insurer (if any) or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the NIMS Insurer (if any), the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in REMIC I, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 10% of the sum of the aggregate Stated Principal Balance of the Initial Mortgage Loans at the Cut-off Date and the Original Pre-Funded Amounts.

                  The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                     A-17-4

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


Dated: November__, 2004


                                                     WELLS FARGO BANK, N.A.
                                                     as Trustee


                                                     By:________________________
                                                           Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Certificates referred to in the within-mentioned Agreement.


                                                     WELLS FARGO BANK, N.A.
                                                     as Certificate Registrar


                                                     By:________________________
                                                          Authorized Signatory










                                     A-17-5

                                  ABBREVIATIONS

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM -   as tenants in common               UNIF GIFT MIN ACT -          Custodian
                                                                       ___________________
TEN ENT -   as tenants by the entireties                                  (Cust) (Minor)
                                                                      under Uniform Gifts to
                                                                            Minors Act
                                                                       ___________________
JT TEN -    as joint  tenants with right                                     (State)
            if  survivorship  and not as
            tenants in common

            Additional abbreviations may also be used though not in the above list.


                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to____% evidenced by the within Asset-Backed Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:_______________________________________________________________
______________________________________________________________________________


Dated:


                                         _______________________________________
                                         Signature by or on behalf of assignor


                                         _______________________________________
                                         Signature Guaranteed


                                     A-17-6

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________
for the account of _______________________________, account number____________
or, if mailed by check, to ___________________________________________________
Applicable statements should be mailed to_____________________________________
______________________________________________________________________________
_____________________________________________________________________________.

                  This information is provided by ____________________________, the assignee named above, or ____________________________________, as its agent.










                                     A-17-7

                                  EXHIBIT A-18

                          FORM OF CLASS M-7 CERTIFICATE

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

         THIS CERTIFICATE IS SUBORDINATE TO EACH CLASS OF CLASS A CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES, THE CLASS M-4 CERTIFICATES, THE CLASS M-5 CERTIFICATES AND THE CLASS M-6 CERTIFICATES TO THE EVENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.


Series 2004-WHQ2, Class M-7                                     Aggregate Certificate Principal Balance of
                                                                the Class M-7 Certificates as of the Issue
                                                                Date: $47,300,000.00

Pass-Through Rate: Variable                                     Denomination:  $47,300,000.00

Date of Pooling and Servicing Agreement and Cut-off             Master Servicer: HomEq Servicing Corporation
Date: November 1, 2004

Distribution Date: December 27, 2004                            Trustee: Wells Fargo Bank, N.A.

No. 1                                                           Issue Date: November 30, 2004

                                                                CUSIP: 70069F EP 8


         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

         ANY TRANSFEREE OF THIS CERTIFICATE SHALL BE DEEMED TO MAKE THE REPRESENTATIONS SET FORTH IN SECTION 5.02(C) OF THE AGREEMENT.

         NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.


                                     A-18-1

                      ASSET-BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family adjustable-rate and fixed-rate first lien mortgage loans (the "Mortgage Loans") formed and sold by

                           PARK PLACE SECURITIES, INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN PARK PLACE SECURITIES, INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class M-7 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class M-7 Certificates in a REMIC created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Park Place Securities, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-7 Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

                  The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall be the lesser of (x) the related Formula


                                     A-18-2

Rate for such Distribution Date and (y) the Net WAC Pass-Through Rate for such Distribution Date. For any Distribution Date and this Certificate, the Formula Rate is the lesser of (a) One-Month LIBOR plus the Certificate Margin and (b) the Maximum Cap Rate. The Certificate Margin with respect to this Certificate shall be determined in accordance with the terms of the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Asset-Backed Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  No transfer of this Certificate to a Plan subject to ERISA or
Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using "Plan Assets" to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

                  Any transferee of this Certificate shall be deemed to make the representations set forth in Section 5.02(c) of the Agreement.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the NIMS Insurer (if any), the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the NIMS Insurer (if any) and the Trustee with the consent of the NIMS Insurer (if any) and the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.


                                     A-18-3

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee, the NIMS Insurer (if any) and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the NIMS Insurer (if any) or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the NIMS Insurer (if any), the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in REMIC I, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 10% of the sum of the aggregate Stated Principal Balance of the Initial Mortgage Loans at the Cut-off Date and the Original Pre-Funded Amounts.

                  The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                     A-18-4

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


Dated: November__, 2004


                                                     WELLS FARGO BANK, N.A.
                                                     as Trustee


                                                     By:________________________
                                                           Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Certificates referred to in the within-mentioned Agreement.


                                                     WELLS FARGO BANK, N.A.
                                                     as Certificate Registrar


                                                     By:________________________
                                                          Authorized Signatory










                                     A-18-5

                                  ABBREVIATIONS

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM -   as tenants in common               UNIF GIFT MIN ACT -          Custodian
                                                                       ___________________
TEN ENT -   as tenants by the entireties                                  (Cust) (Minor)
                                                                      under Uniform Gifts to
                                                                            Minors Act
                                                                       ___________________
JT TEN -    as joint  tenants with right                                     (State)
            if  survivorship  and not as
            tenants in common

            Additional abbreviations may also be used though not in the above list.


                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to____% evidenced by the within Asset-Backed Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:_______________________________________________________________
______________________________________________________________________________


Dated:


                                         _______________________________________
                                         Signature by or on behalf of assignor


                                         _______________________________________
                                         Signature Guaranteed


                                     A-18-6

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________
for the account of _______________________________, account number____________
or, if mailed by check, to ___________________________________________________
Applicable statements should be mailed to_____________________________________
______________________________________________________________________________
_____________________________________________________________________________.

                  This information is provided by ____________________________, the assignee named above, or ____________________________________, as its agent.










                                     A-18-7

                                  EXHIBIT A-19

                          FORM OF CLASS M-8 CERTIFICATE

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

         THIS CERTIFICATE IS SUBORDINATE TO EACH CLASS OF CLASS A CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES, THE CLASS M-4 CERTIFICATES, THE CLASS M-5 CERTIFICATES, THE CLASS M-6 CERTIFICATES, THE CLASS M-7 CERTIFICATES AND THE CLASS M-8 CERTIFICATES TO THE EVENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.


Series 2004-WHQ2, Class M-8                                     Aggregate Certificate Principal Balance of
                                                                the Class M-8 Certificates as of the Issue
                                                                Date: $60,200,000.00

Pass-Through Rate: Variable                                     Denomination:  $60,200,000.00

Date of Pooling and Servicing Agreement and Cut-off             Master Servicer: HomEq Servicing Corporation
Date: November 1, 2004

Distribution Date: December 27, 2004                            Trustee: Wells Fargo Bank, N.A.

No. 1                                                           Issue Date: November 30, 2004

                                                                CUSIP: 70069F EQ 6


         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

         ANY TRANSFEREE OF THIS CERTIFICATE SHALL BE DEEMED TO MAKE THE REPRESENTATIONS SET FORTH IN SECTION 5.02(C) OF THE AGREEMENT.

         NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.


                                     A-19-1

                      ASSET-BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family adjustable-rate and fixed-rate first lien mortgage loans (the "Mortgage Loans") formed and sold by

                           PARK PLACE SECURITIES, INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN PARK PLACE SECURITIES, INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class M-8 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class M-8 Certificates in a REMIC created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Park Place Securities, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-8 Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

                  The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall be the lesser of (x) the related Formula


                                     A-19-2

Rate for such Distribution Date and (y) the Net WAC Pass-Through Rate for such Distribution Date. For any Distribution Date and this Certificate, the Formula Rate is the lesser of (a) One-Month LIBOR plus the Certificate Margin and (b) the Maximum Cap Rate. The Certificate Margin with respect to this Certificate shall be determined in accordance with the terms of the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Asset-Backed Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  No transfer of this Certificate to a Plan subject to ERISA or
Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using "Plan Assets" to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

                  Any transferee of this Certificate shall be deemed to make the representations set forth in Section 5.02(c) of the Agreement.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the NIMS Insurer (if any), the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the NIMS Insurer (if any) and the Trustee with the consent of the NIMS Insurer (if any) and the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.


                                     A-19-3

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee, the NIMS Insurer (if any) and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the NIMS Insurer (if any) or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the NIMS Insurer (if any), the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in REMIC I, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 10% of the sum of the aggregate Stated Principal Balance of the Initial Mortgage Loans at the Cut-off Date and the Original Pre-Funded Amounts.

                  The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                     A-19-4

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


Dated: November__, 2004


                                                     WELLS FARGO BANK, N.A.
                                                     as Trustee


                                                     By:________________________
                                                           Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Certificates referred to in the within-mentioned Agreement.


                                                     WELLS FARGO BANK, N.A.
                                                     as Certificate Registrar


                                                     By:________________________
                                                          Authorized Signatory










                                     A-19-5

                                  ABBREVIATIONS

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM -   as tenants in common               UNIF GIFT MIN ACT -          Custodian
                                                                       ___________________
TEN ENT -   as tenants by the entireties                                  (Cust) (Minor)
                                                                      under Uniform Gifts to
                                                                            Minors Act
                                                                       ___________________
JT TEN -    as joint  tenants with right                                     (State)
            if  survivorship  and not as
            tenants in common

            Additional abbreviations may also be used though not in the above list.


                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to____% evidenced by the within Asset-Backed Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:_______________________________________________________________
______________________________________________________________________________


Dated:


                                         _______________________________________
                                         Signature by or on behalf of assignor


                                         _______________________________________
                                         Signature Guaranteed


                                     A-19-6

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________
for the account of _______________________________, account number____________
or, if mailed by check, to ___________________________________________________
Applicable statements should be mailed to_____________________________________
______________________________________________________________________________
_____________________________________________________________________________.

                  This information is provided by ____________________________, the assignee named above, or ____________________________________, as its agent.










                                     A-19-7

                                  EXHIBIT A-20

                          FORM OF CLASS M-9 CERTIFICATE

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

         THIS CERTIFICATE IS SUBORDINATE TO EACH CLASS OF CLASS A CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES, THE CLASS M-4 CETIFICATES, THE CLASS M-5 CERTIFICATES, THE CLAS M-6 CERTIFICATES, THE CLASS M-7 CERTIFICATES AND THE CLASS M-8 CERTIFICATE TO THE EVENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.


Series 2004-WHQ2, Class M-9                                     Aggregate Certificate Principal Balance of
                                                                the Class M-9 Certificates as of the Issue
                                                                Date: $58,050,000.00

Pass-Through Rate: Variable                                     Denomination:  $58,050,000.00

Date of Pooling and Servicing Agreement and Cut-off             Master Servicer: HomEq Servicing Corporation
Date: November 1, 2004

Distribution Date: December 27, 2004                            Trustee: Wells Fargo Bank, N.A.

No. 1                                                           Issue Date: November 30, 2004

                                                                CUSIP: 70069F ER 4


         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

         ANY TRANSFEREE OF THIS CERTIFICATE SHALL BE DEEMED TO MAKE THE REPRESENTATIONS SET FORTH IN SECTION 5.02(C) OF THE AGREEMENT.

         NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.


                                     A-20-1

                      ASSET-BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family adjustable-rate and fixed-rate first lien mortgage loans (the "Mortgage Loans") formed and sold by

                           PARK PLACE SECURITIES, INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN PARK PLACE SECURITIES, INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class M-9 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class M-9 Certificates in a REMIC created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Park Place Securities, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-9 Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

                  The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall be the lesser of (x) the related Formula


                                     A-20-2

Rate for such Distribution Date and (y) the Net WAC Pass-Through Rate for such Distribution Date. For any Distribution Date and this Certificate, the Formula Rate is the lesser of (a) One-Month LIBOR plus the Certificate Margin and (b) the Maximum Cap Rate. The Certificate Margin with respect to this Certificate shall be determined in accordance with the terms of the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Asset-Backed Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  No transfer of this Certificate to a Plan subject to ERISA or
Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using "Plan Assets" to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

                  Any transferee of this Certificate shall be deemed to make the representations set forth in Section 5.02(c) of the Agreement.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the NIMS Insurer (if any), the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the NIMS Insurer (if any) and the Trustee with the consent of the NIMS Insurer (if any) and the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.


                                     A-20-3

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee, the NIMS Insurer (if any) and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the NIMS Insurer (if any) or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the NIMS Insurer (if any), the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in REMIC I, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 10% of the sum of the aggregate Stated Principal Balance of the Initial Mortgage Loans at the Cut-off Date and the Original Pre-Funded Amounts.

                  The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                     A-20-4

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


Dated: November__, 2004


                                                     WELLS FARGO BANK, N.A.
                                                     as Trustee


                                                     By:________________________
                                                           Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Certificates referred to in the within-mentioned Agreement.


                                                     WELLS FARGO BANK, N.A.
                                                     as Certificate Registrar


                                                     By:________________________
                                                          Authorized Signatory










                                     A-20-5

                                  ABBREVIATIONS

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM -   as tenants in common               UNIF GIFT MIN ACT -          Custodian
                                                                       ___________________
TEN ENT -   as tenants by the entireties                                  (Cust) (Minor)
                                                                      under Uniform Gifts to
                                                                            Minors Act
                                                                       ___________________
JT TEN -    as joint  tenants with right                                     (State)
            if  survivorship  and not as
            tenants in common

            Additional abbreviations may also be used though not in the above list.


                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to____% evidenced by the within Asset-Backed Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:_______________________________________________________________
______________________________________________________________________________


Dated:


                                         _______________________________________
                                         Signature by or on behalf of assignor


                                         _______________________________________
                                         Signature Guaranteed


                                     A-20-6

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________
for the account of _______________________________, account number____________
or, if mailed by check, to ___________________________________________________
Applicable statements should be mailed to_____________________________________
______________________________________________________________________________
_____________________________________________________________________________.

                  This information is provided by ____________________________, the assignee named above, or ____________________________________, as its agent.










                                     A-20-7

                                  EXHIBIT A-21

                         FORM OF CLASS M-10 CERTIFICATE

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

         THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES, THE CLASS M-4 CERTIFICATES, THE CLASS M-5 CERTIFICATES, THE CLASS M-6 CERTIFICATES, THE CLASS M-7 CERTIFICATES, THE CLASS M-8 CERTIFICATES AND THE CLASS M-9 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

         THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

         ANY TRANSFEREE OF THIS CERTIFICATE SHALL BE DEEMED TO MAKE THE REPRESENTATIONS SET FORTH IN SECTION 5.02(C) OF THE AGREEMENT.

         NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.


                                     A-21-1

Series 2004-WHQ2, Class M-10                                    Aggregate Certificate Principal Balance of
                                                                the Class M-10 Certificates as of the Issue
                                                                Date: $64,500,000.00

Pass-Through Rate: Variable                                     Denomination: $64,500,000.00

Date of Pooling and Servicing Agreement and Cut-off             Master Servicer: Wells Fargo Bank, N.A.
Date: November 1, 2004

Distribution Date: December 27, 2004                            Trustee: Wells Fargo Bank, N.A.

No. 1
                                                                Issue Date: November 30, 2004

                                                                CUSIP: 70069F ES 2


         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

         ANY TRANSFEREE OF THIS CERTIFICATE SHALL BE DEEMED TO MAKE THE REPRESENTATIONS SET FORTH IN SECTION 5.02(C) OF THE AGREEMENT.



                      ASSET-BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family adjustable-rate and fixed-rate first lien mortgage loans (the "Mortgage Loans") formed and sold by

                           PARK PLACE SECURITIES, INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN PARK PLACE SECURITIES, INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class M-10 Certificates as of the Issue Date) in that certain beneficial ownership


                                     A-21-2
interest evidenced by all the Class M-10 Certificates created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Park Place Securities, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-10 Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

                  The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall be the lesser of (x) the related Formula Rate for such Distribution Date and (y) the Net WAC Pass-Through Rate for such Distribution Date. For any Distribution Date and this Certificate, the Formula Rate is the lesser of (a) One-Month LIBOR plus the Certificate Margin and (b) the Maximum Cap Rate. The Certificate Margin with respect to this Certificate shall be determined in accordance with the terms of the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Asset-Backed Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.


                                     A-21-3

                  No transfer of this Certificate to a Plan subject to ERISA or
Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using "Plan Assets" to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

                  Any transferee of this Certificate shall be deemed to make the representations set forth in Section 5.02(c) of the Agreement.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the NIMS Insurer (if any), the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the NIMS Insurer (if any) and the Trustee with the consent of the NIMS Insurer (if any) and the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification (other than in connection with (i) the initial transfer of any such Certificate by the Depositor to an affiliate of the Depositor, (ii) the transfer of any such Certificate to the issuer under the Indenture or the indenture trustee under the Indenture or (iii) a transfer of any such Certificate from the issuer under the Indenture or the indenture trustee under the Indenture to the Depositor or an Affiliate of the Depositor). In the event that such a transfer of this Certificate is to be made without registration or qualification, the Trustee and the Certificate Registrar shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such


                                     A-21-4

Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit F-1, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee or the Master Servicer in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder's prospective transferee upon which such Opinion of Counsel is based. None of the Depositor, the Certificate Registrar or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Depositor, the Certificate Registrar and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No transfer of this Certificate to a Plan subject to ERISA or
Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using "Plan Assets" to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

                  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee, the NIMS Insurer (if any) and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee, the NIMS Insurer (if any) or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the NIMS Insurer (if any), the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in REMIC I, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 10% of the sum of the aggregate Stated Principal Balance of the Initial Mortgage Loans at the Cut-off Date and the Original Pre-Funded Amounts


                                     A-21-5

                  The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                     A-21-6

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


Dated: November__, 2004


                                                     WELLS FARGO BANK, N.A.
                                                     as Trustee


                                                     By:________________________
                                                           Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Certificates referred to in the within-mentioned Agreement.


                                                     WELLS FARGO BANK, N.A.
                                                     as Certificate Registrar


                                                     By:________________________
                                                          Authorized Signatory










                                     A-21-7

                                  ABBREVIATIONS

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM -   as tenants in common               UNIF GIFT MIN ACT -          Custodian
                                                                       ___________________
TEN ENT -   as tenants by the entireties                                  (Cust) (Minor)
                                                                      under Uniform Gifts to
                                                                            Minors Act
                                                                       ___________________
JT TEN -    as joint  tenants with right                                     (State)
            if  survivorship  and not as
            tenants in common

            Additional abbreviations may also be used though not in the above list.


                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to____% evidenced by the within Asset-Backed Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:_______________________________________________________________
______________________________________________________________________________


Dated:


                                         _______________________________________
                                         Signature by or on behalf of assignor


                                         _______________________________________
                                         Signature Guaranteed


                                     A-21-8

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________
for the account of _______________________________, account number____________
or, if mailed by check, to ___________________________________________________
Applicable statements should be mailed to_____________________________________
______________________________________________________________________________
_____________________________________________________________________________.

                  This information is provided by ____________________________, the assignee named above, or ____________________________________, as its agent.










                                     A-21-9

                                  EXHIBIT A-22

                          FORM OF CLASS CE CERTIFICATE

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT", AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

         THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES AND THE MEZZANINE CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

         THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

         NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.


Series 2004-WHQ2, Class CE                                      Aggregate Notional Amount of the Class CE
                                                                Certificates as of the Issue Date: $128,999,900.00

Date of Pooling and Servicing Agreement and Cut-off             Aggregate Certificate balance of the Class CE
Date: November 1, 2004                                          Certificates as of the Issue Date:

Distribution Date: December 27, 2004                            $128,999,900.00

No. 1                                                           Master Servicer: HomEq Servicing Corporation

Issue Date: November 30, 2004                                   Trustee: Wells Fargo Bank, N.A.


                                     A-22-1

         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

                      ASSET-BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family adjustable-rate and fixed-rate first lien mortgage loans (the "Mortgage Loans") formed and sold by

                           PARK PLACE SECURITIES, INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN PARK PLACE SECURITIES, INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Wells Fargo Bank, N.A., as Indenture Trustee for the Park Place NIM 2004-WHQN2 Notes is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class CE Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class CE Certificates in a REMIC created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Park Place Securities, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class CE Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified


                                     A-22-2
the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Asset-Backed Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the NIMS Insurer (if any), the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the NIMS Insurer (if any) and the Trustee with the consent of the NIMS Insurer (if any) and the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are


                                     A-22-3
exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification (other than in connection with (i) the initial transfer of any such Certificate by the Depositor to an affiliate of the Depositor, (ii) the transfer of any such Certificate to the issuer under the Indenture or the indenture trustee under the Indenture or (iii) a transfer of any such Certificate from the issuer under the Indenture or the indenture trustee under the Indenture to the Depositor or an Affiliate of the Depositor). In the event that such a transfer of this Certificate is to be made without registration or qualification, the Trustee and the Certificate Registrar shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit F-1, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee or the Master Servicer in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder's prospective transferee upon which such Opinion of Counsel is based. None of the Depositor, the Certificate Registrar or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Depositor, the Certificate Registrar and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No transfer of this Certificate to a Plan subject to ERISA or
Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using "Plan Assets" to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

                  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee, the NIMS Insurer (if any) and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the NIMS Insurer (if any) or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the NIMS Insurer (if any), the Certificate Registrar or any such agent shall be affected by notice to the contrary.


                                     A-22-4

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in REMIC I, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 10% of the sum of the aggregate Stated Principal Balance of the Initial Mortgage Loans at the Cut-off Date and the Original Pre-Funded Amounts.

                  The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.










                                     A-22-5

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


Dated: November__, 2004


                                                     WELLS FARGO BANK, N.A.
                                                     as Trustee


                                                     By:________________________
                                                           Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Certificates referred to in the within-mentioned Agreement.


                                                     WELLS FARGO BANK, N.A.
                                                     as Certificate Registrar


                                                     By:________________________
                                                          Authorized Signatory










                                     A-22-6

                                  ABBREVIATIONS

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM -   as tenants in common               UNIF GIFT MIN ACT -          Custodian
                                                                       ___________________
TEN ENT -   as tenants by the entireties                                  (Cust) (Minor)
                                                                      under Uniform Gifts to
                                                                            Minors Act
                                                                       ___________________
JT TEN -    as joint  tenants with right                                     (State)
            if  survivorship  and not as
            tenants in common

            Additional abbreviations may also be used though not in the above list.


                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to____% evidenced by the within Asset-Backed Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:_______________________________________________________________
______________________________________________________________________________


Dated:


                                         _______________________________________
                                         Signature by or on behalf of assignor


                                         _______________________________________
                                         Signature Guaranteed


                                     A-22-7

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________
for the account of _______________________________, account number____________
or, if mailed by check, to ___________________________________________________
Applicable statements should be mailed to_____________________________________
______________________________________________________________________________
_____________________________________________________________________________.

                  This information is provided by ____________________________, the assignee named above, or ____________________________________, as its agent.










                                     A-22-8

                                  EXHIBIT A-23

                           FORM OF CLASS P CERTIFICATE

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT", AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

         THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

         NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.


Series 2004-WHQ2, Class P                                       Aggregate Certificate Principal Balance of the Class
                                                                P Certificates as of the Issue Date: $100.00

Date of Pooling and Servicing Agreement and Cut-off             Denomination:  $100.00
Date: November 1, 2004

Distribution Date: December 27, 2004                            Master Servicer: HomEq Servicing Corporation

No. 1                                                           Trustee:  Wachovia Bank, National Association

                                                                Issue Date: November 30, 2004


                                     A-23-1

         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.










                                     A-23-2

                      ASSET-BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family adjustable-rate and fixed-rate first lien mortgage loans (the "Mortgage Loans") formed and sold by

                           PARK PLACE SECURITIES, INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN PARK PLACE SECURITIES, INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Wells Fargo Bank, N.A., as Indenture Trustee for the Park Place NIM 2004-WHQN2 Notes is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class P Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class P Certificates in a REMIC created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Park Place Securities, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class P Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.


                                     A-23-3

                  This Certificate is one of a duly authorized issue of Certificates designated as Asset-Backed Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the NIMS Insurer (if any), the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the NIMS Insurer (if any) and the Trustee with the consent of the NIMS Insurer (if any) and the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification (other than in connection with (i) the initial transfer of any such Certificate by the Depositor to an affiliate of the Depositor, (ii) the transfer of any such Certificate to the issuer under the Indenture or the


                                     A-23-4
indenture trustee under the Indenture or (iii) a transfer of any such Certificate from the issuer under the Indenture or the indenture trustee under the Indenture to the Depositor or an Affiliate of the Depositor). In the event that such a transfer of this Certificate is to be made without registration or qualification, the Trustee and the Certificate Registrar shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit F-1, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee or the Master Servicer in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder's prospective transferee upon which such Opinion of Counsel is based. None of the Depositor, the Certificate Registrar or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Depositor, the Certificate Registrar and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No transfer of this Certificate to a Plan subject to ERISA or
Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using "Plan Assets" to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

                  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee, the NIMS Insurer (if any) and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the NIMS Insurer (if any) or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the NIMS Insurer (if any), the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in REMIC I, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as


                                     A-23-5
provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 10% of the sum of the aggregate Stated Principal Balance of the Initial Mortgage Loans at the Cut-off Date and the Original Pre-Funded Amounts.

                  The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.









                                     A-23-6

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


Dated: November__, 2004


                                                     WELLS FARGO BANK, N.A.
                                                     as Trustee


                                                     By:________________________
                                                           Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Certificates referred to in the within-mentioned Agreement.


                                                     WELLS FARGO BANK, N.A.
                                                     as Certificate Registrar


                                                     By:________________________
                                                          Authorized Signatory










                                     A-23-7

                                  ABBREVIATIONS

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM -   as tenants in common               UNIF GIFT MIN ACT -          Custodian
                                                                       ___________________
TEN ENT -   as tenants by the entireties                                  (Cust) (Minor)
                                                                      under Uniform Gifts to
                                                                            Minors Act
                                                                       ___________________
JT TEN -    as joint  tenants with right                                     (State)
            if  survivorship  and not as
            tenants in common

            Additional abbreviations may also be used though not in the above list.


                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to____% evidenced by the within Asset-Backed Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:_______________________________________________________________
______________________________________________________________________________


Dated:


                                         _______________________________________
                                         Signature by or on behalf of assignor


                                         _______________________________________
                                         Signature Guaranteed


                                     A-23-8

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________
for the account of _______________________________, account number____________
or, if mailed by check, to ___________________________________________________
Applicable statements should be mailed to_____________________________________
______________________________________________________________________________
_____________________________________________________________________________.

                  This information is provided by ____________________________, the assignee named above, or ____________________________________, as its agent.










                                     A-23-9

                                  EXHIBIT A-24

                           FORM OF CLASS R CERTIFICATE

         THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A NON- UNITED STATES PERSON.

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC"), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

         THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

         ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

         NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

         ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES (I) AN AFFIDAVIT TO THE TRUSTEE THAT (A) SUCH TRANSFEREE IS NOT (1) THE UNITED STATES OR ANY POSSESSION THEREOF, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (2) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) THAT IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH


                                     A-24-1

         ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE,
         (3) ANY ORGANIZATION DESCRIBED IN SECTION 1381(A)(2)(C) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (1), (2) OR (3) SHALL HEREINAFTER BE REFERRED TO AS A "DISQUALIFIED ORGANIZATION") OR
         (4) AN AGENT OF A DISQUALIFIED ORGANIZATION AND (B) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX, AND (II) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE HEREOF SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH AND THE PROVISIONS OF SECTION 5.02(D) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ANY PERSON THAT IS A DISQUALIFIED ORGANIZATION IS PROHIBITED FROM ACQUIRING BENEFICIAL OWNERSHIP OF THIS CERTIFICATE.


Series 2004-WHQ2, Class R                                       Aggregate Percentage Interest of the Class R
                                                                Certificates as of the Issue Date: 100.00%
                                                                Percentage Interest

Date of Pooling and Servicing Agreement and Cut-off             Denomination: 100% Percentage Interest
Date: November 1, 2004

Distribution Date: December 27, 2004                            Master Servicer: HomEq Servicing Corporation

No. 1                                                           Trustee:  Wachovia Bank, National Association

                                                                Issue Date: November 30, 2004


                                     A-24-2

                      ASSET-BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family adjustable-rate and fixed-rate first lien mortgage loans (the "Mortgage Loans") formed and sold by

                           PARK PLACE SECURITIES, INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN PARK PLACE SECURITIES, INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Ameriquest Mortgage Company is the registered owner of a Percentage Interest specified above in that certain beneficial ownership interest evidenced by all the Class R Certificates in a REMIC created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Park Place Securities, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class R Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Asset-Backed Pass-Through Certificates of the Series specified on the face hereof (herein called


                                     A-24-3
the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the NIMS Insurer (if any), the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the NIMS Insurer (if any) and the Trustee with the consent of the NIMS Insurer (if any) and the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification (other than in connection with (i) the initial transfer of any such Certificate by the Depositor to an affiliate of the Depositor, (ii) the transfer of any such Certificate to the issuer under the Indenture or the indenture trustee under the Indenture or (iii) a transfer of any such Certificate from the issuer under the Indenture or the indenture trustee under the Indenture to the Depositor or an Affiliate


                                     A-24-4
of the Depositor). In the event that such a transfer of this Certificate is to be made without registration or qualification, the Trustee and the Certificate Registrar shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit F-1, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee or the Master Servicer in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder's prospective transferee upon which such Opinion of Counsel is based. None of the Depositor, the Certificate Registrar or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Depositor, the Certificate Registrar and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No transfer of this Certificate to a Plan subject to ERISA or
Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using "Plan Assets" to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

                  Prior to registration of any transfer, sale or other disposition of this Certificate, the proposed transferee shall provide to the Trustee (i) an affidavit to the effect that such transferee is any Person other than a Disqualified Organization or the agent (including a broker, nominee or middleman) of a Disqualified Organization, and (ii) a certificate that acknowledges that (A) the Class R Certificates have been designated as residual interests in three REMICs, (B) it will include in its income a pro rata share of the net income of the Trust Fund and that such income may be an "excess inclusion," as defined in the Code, that, with certain exceptions, cannot be offset by other losses or benefits from any tax exemption, and (C) it expects to have the financial means to satisfy all of its tax obligations including those relating to holding the Class R Certificates. Notwithstanding the registration in the Certificate Register of any transfer, sale or other disposition of this Certificate to a Disqualified Organization or an agent (including a broker, nominee or middleman) of a Disqualified Organization, such registration shall be deemed to be of no legal force or effect whatsoever and such Person shall not be deemed to be a Certificateholder for any purpose, including, but not limited to, the receipt of distributions in respect of this Certificate.

                  The Holder of this Certificate, by its acceptance hereof, shall be deemed to have consented to the provisions of Section 5.02 of the Agreement and to any amendment of the Agreement deemed necessary by counsel of the Depositor to ensure that the transfer of this Certificate to any Person other than a Permitted Transferee or any other Person will not cause the Trust Fund to cease to qualify as a REMIC or cause the imposition of a tax upon the REMIC.


                                     A-24-5

                  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee, the NIMS Insurer (if any) and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the NIMS Insurer (if any) or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the NIMS Insurer (if any), the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in REMIC I, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 10% of the sum of the aggregate Stated Principal Balance of the Initial Mortgage Loans at the Cut-off Date and the Original Pre-Funded Amounts.

                  The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                     A-24-6

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


Dated: November__, 2004


                                                     WELLS FARGO BANK, N.A.
                                                     as Trustee


                                                     By:________________________
                                                           Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Certificates referred to in the within-mentioned Agreement.


                                                     WELLS FARGO BANK, N.A.
                                                     as Certificate Registrar


                                                     By:________________________
                                                          Authorized Signatory










                                     A-24-7

                                  ABBREVIATIONS

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM -   as tenants in common               UNIF GIFT MIN ACT -          Custodian
                                                                       ___________________
TEN ENT -   as tenants by the entireties                                  (Cust) (Minor)
                                                                      under Uniform Gifts to
                                                                            Minors Act
                                                                       ___________________
JT TEN -    as joint  tenants with right                                     (State)
            if  survivorship  and not as
            tenants in common

            Additional abbreviations may also be used though not in the above list.


                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to____% evidenced by the within Asset-Backed Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:_______________________________________________________________
______________________________________________________________________________


Dated:


                                         _______________________________________
                                         Signature by or on behalf of assignor


                                         _______________________________________
                                         Signature Guaranteed


                                     A-24-8

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________
for the account of _______________________________, account number____________
or, if mailed by check, to ___________________________________________________
Applicable statements should be mailed to_____________________________________
______________________________________________________________________________
_____________________________________________________________________________.

                  This information is provided by ____________________________, the assignee named above, or ____________________________________, as its agent.










                                     A-24-9

                                  EXHIBIT A-25

                          FORM OF CLASS R-X CERTIFICATE

         THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A NON- UNITED STATES PERSON.

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC"), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

         THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

         ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

         NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

         ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES (I) AN AFFIDAVIT TO THE TRUSTEE THAT (A) SUCH TRANSFEREE IS NOT (1) THE UNITED STATES OR ANY POSSESSION THEREOF, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (2) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) THAT IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH


                                     A-25-1

         ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE,
         (3) ANY ORGANIZATION DESCRIBED IN SECTION 1381(A)(2)(C) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (1), (2) OR (3) SHALL HEREINAFTER BE REFERRED TO AS A "DISQUALIFIED ORGANIZATION") OR
         (4) AN AGENT OF A DISQUALIFIED ORGANIZATION AND (B) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX, AND (II) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE HEREOF SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH AND THE PROVISIONS OF SECTION 5.02(D) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ANY PERSON THAT IS A DISQUALIFIED ORGANIZATION IS PROHIBITED FROM ACQUIRING BENEFICIAL OWNERSHIP OF THIS CERTIFICATE.


Series 2004-WHQ2, Class R-X                              Aggregate   Percentage   Interest   of   the   Class   R-X
                                                         Certificates  as of the  Issue  Date:  100.00%  Percentage

Date of Pooling  and  Servicing  Agreement  and Cut-off  Interest
Date: November 1, 2004
                                                         Denomination: 100% Percentage Interest
Distribution Date: December 27, 2004
                                                         Master Servicer: HomEq Servicing Corporation
No. 1
                                                         Trustee:  Wachovia Bank, National Association

                                                         Issue Date: November 30, 2004


                                     A-25-2

                      ASSET-BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family adjustable-rate and fixed-rate first lien mortgage loans (the "Mortgage Loans") formed and sold by

                           PARK PLACE SECURITIES, INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN PARK PLACE SECURITIES, INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Ameriquest Mortgage Company is the registered owner of a Percentage Interest specified above in that certain beneficial ownership interest evidenced by all the Class R-X Certificates in a REMIC created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Park Place Securities, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class R-X Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Asset-Backed Pass-Through Certificates of the Series specified on the face hereof (herein called


                                     A-25-3
the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the NIMS Insurer,(if any) and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the NIMS Insurer (if any) and the Trustee with the consent of the NIMS Insurer (if any) and the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification (other than in connection with (i) the initial transfer of any such Certificate by the Depositor to an affiliate of the Depositor, (ii) the transfer of any such Certificate to the issuer under the Indenture or the indenture trustee under the Indenture or (iii) a transfer of any such Certificate from the issuer under the Indenture or the indenture trustee under the Indenture to the Depositor or an Affiliate


                                     A-25-4
of the Depositor). In the event that such a transfer of this Certificate is to be made without registration or qualification, the Trustee and the Certificate Registrar shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit F-1, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee or the Master Servicer in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder's prospective transferee upon which such Opinion of Counsel is based. None of the Depositor, the Certificate Registrar or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Depositor, the Certificate Registrar and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No transfer of this Certificate to a Plan subject to ERISA or
Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using "Plan Assets" to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

                  Prior to registration of any transfer, sale or other disposition of this Certificate, the proposed transferee shall provide to the Trustee (i) an affidavit to the effect that such transferee is any Person other than a Disqualified Organization or the agent (including a broker, nominee or middleman) of a Disqualified Organization, and (ii) a certificate that acknowledges that (A) the Class R Certificates have been designated as residual interests in three REMICs, (B) it will include in its income a pro rata share of the net income of the Trust Fund and that such income may be an "excess inclusion," as defined in the Code, that, with certain exceptions, cannot be offset by other losses or benefits from any tax exemption, and (C) it expects to have the financial means to satisfy all of its tax obligations including those relating to holding the Class R Certificates. Notwithstanding the registration in the Certificate Register of any transfer, sale or other disposition of this Certificate to a Disqualified Organization or an agent (including a broker, nominee or middleman) of a Disqualified Organization, such registration shall be deemed to be of no legal force or effect whatsoever and such Person shall not be deemed to be a Certificateholder for any purpose, including, but not limited to, the receipt of distributions in respect of this Certificate.

                  The Holder of this Certificate, by its acceptance hereof, shall be deemed to have consented to the provisions of Section 5.02 of the Agreement and to any amendment of the Agreement deemed necessary by counsel of the Depositor to ensure that the transfer of this Certificate to any Person other than a Permitted Transferee or any other Person will not cause the Trust Fund to cease to qualify as a REMIC or cause the imposition of a tax upon the REMIC.


                                     A-25-5

                  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee, the NIMS Insurer (if any) and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the NIMS Insurer (if any) or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the NIMS Insurer (if any), the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in REMIC I, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 10% of the sum of the aggregate Stated Principal Balance of the Initial Mortgage Loans at the Cut-off Date and the Original Pre-Funded Amounts.

                  The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                     A-25-6

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


Dated: November__, 2004


                                                     WELLS FARGO BANK, N.A.
                                                     as Trustee


                                                     By:________________________
                                                           Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Certificates referred to in the within-mentioned Agreement.


                                                     WELLS FARGO BANK, N.A.
                                                     as Certificate Registrar


                                                     By:________________________
                                                          Authorized Signatory










                                     A-25-7

                                  ABBREVIATIONS

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM -   as tenants in common               UNIF GIFT MIN ACT -          Custodian
                                                                       ___________________
TEN ENT -   as tenants by the entireties                                  (Cust) (Minor)
                                                                      under Uniform Gifts to
                                                                            Minors Act
                                                                       ___________________
JT TEN -    as joint  tenants with right                                     (State)
            if  survivorship  and not as
            tenants in common

            Additional abbreviations may also be used though not in the above list.


                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to____% evidenced by the within Asset-Backed Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:_______________________________________________________________
______________________________________________________________________________


Dated:


                                         _______________________________________
                                         Signature by or on behalf of assignor


                                         _______________________________________
                                         Signature Guaranteed


                                     A-25-8

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________
for the account of _______________________________, account number____________
or, if mailed by check, to ___________________________________________________
Applicable statements should be mailed to_____________________________________
______________________________________________________________________________
_____________________________________________________________________________.

                  This information is provided by ____________________________, the assignee named above, or ____________________________________, as its agent.










                                     A-25-9

                                    EXHIBIT B

                           FORM OF LOST NOTE AFFIDAVIT

Loan #: ____________
Borrower: _____________

                               LOST NOTE AFFIDAVIT

                  I, as ____________________ of ______________________, a
_______________ corporation am authorized to make this Affidavit on behalf of
_____________________ (the "Seller"). In connection with the administration of the Mortgage Loans held by ____________________, a _________________ corporation as Seller on behalf of Park Place Securities, Inc. (the "Purchaser"), _____________________ (the "Deponent"), being duly sworn, deposes and says that:

         1.       The Seller's address is: _____________________
                                           _____________________
                                           _____________________

         2. The Seller previously delivered to the Purchaser a signed Initial Certification with respect to such Mortgage and/or Assignment of Mortgage;

         3. Such Mortgage Note and/or Assignment of Mortgage was assigned or sold to the Purchaser by ________________________, a
                  ____________ corporation pursuant to the terms and provisions of a Mortgage Loan Purchase Agreement dated as of __________ __, _____;

         4. Such Mortgage Note and/or Assignment of Mortgage is not outstanding pursuant to a request for release of Documents;

         5. Aforesaid Mortgage Note and/or Assignment of Mortgage (the "Original") has been lost;

         6. Deponent has made or caused to be made a diligent search for the Original and has been unable to find or recover same;

         7. The Seller was the Seller of the Original at the time of the loss; and

         8. Deponent agrees that, if said Original should ever come into Seller's possession, custody or power, Seller will immediately and without consideration surrender the Original to the Purchaser.

         9. Attached hereto is a true and correct copy of (i) the Note, endorsed in blank by the Mortgagee and (ii) the Mortgage or Deed of Trust (strike one) which secures the Note, which Mortgage or Deed of Trust is recorded in the county where the property is located.

         10. Deponent hereby agrees that the Seller (a) shall indemnify and hold harmless the Purchaser, its successors and assigns, against any loss, liability or damage, including reasonable attorney's fees, resulting from the unavailability of any Notes, including but not limited to any loss, liability or damage arising from (i) any false statement contained in this Affidavit, (ii) any claim of any party that has already purchased a mortgage loan evidenced by the Lost Note or any interest in such mortgage loan, (iii) any claim of any borrower with respect to the existence of terms of a mortgage loan evidenced by the Lost Note on the related property to the fact that the mortgage loan is not evidenced by an original note and (iv) the issuance of a new instrument in lieu thereof (items (i) through (iv) above hereinafter referred to as the "Losses") and (b) if required by any Rating Agency in connection with placing such Lost Note into a Pass-Through Transfer, shall obtain a surety from an insurer acceptable to the applicable Rating Agency to cover any Losses with respect to such Lost Note.

         11. This Affidavit is intended to be relied upon by the Purchaser, its successors and assigns. _____________________, a ______________ corporation represents and warrants that it has the authority to perform its obligations under this Affidavit of Lost Note.

Executed this ____ day, of ___________ ______.


                                                SELLER


                                                By:________________________
                                                   Name:
                                                   Title:


                  On this _____ day of ________, _____, before me appeared _________________ to me personally known, who being duly sworn did say that he is the _____________________ of ____________________ a ______________
corporation and that said Affidavit of Lost Note was signed and sealed on behalf of such corporation and said acknowledged this instrument to be the free act and deed of said corporation.


                                                Signature:


                                                [Seal]

                                   EXHIBIT C-1

                          FORM OF INITIAL CERTIFICATION

                                                      [Date]


Park Place Securities, Inc.
1100 Town & Country Road, Suite 1100
Orange, California 92868

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, MD 21046

Wachovia Bank, National Association
401 South Tryon St.
Charlotte, North Carolina 28288



                  Re: Pooling and Servicing Agreement, dated as of November 1, 2004, among Park Place Securities, Inc., Wells Fargo Bank, N.A. and HomEq Servicing Corporation, relating to Park Place Securities, Inc., ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 2004-WHQ2

Ladies and Gentlemen:

                  Pursuant to Section 2.01 of the Pooling and Servicing Agreement, dated as of November 1, 2004, among Park Place Securities, Inc. as depositor, HomEq Servicing Corporation as master servicer, and Wells Fargo Bank, N.A. as trustee, we hereby acknowledge that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification), (i) all documents constituting part of such Mortgage File (other than such documents described in Section 2.01(v)) required to be delivered to it pursuant to this Agreement are in its possession,
(ii) such documents have been reviewed by it or such Custodian and are not mutilated, torn or defaced unless initialed by the related borrower and relate to such Mortgage Loan, (iii) based on its or the Custodian's examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule that corresponds to items (1) through (3), (6), (9), (10), (13), (15) and (19) of the definition of "Mortgage Loan Schedule" accurately reflects information set forth in the Mortgage File.

                  The Custodian has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Custodian makes no representations as to: (i) the validity, legality, sufficiency, recordability, enforceability or genuineness of any of the documents contained in the Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan


                                     C-1-1

Schedule; or (ii) the collectability, insurability, perfection, priority, effectiveness or suitability of any such Mortgage Loan.

                  The Custodian was under no duty or obligation (i) to inspect, review or examine any such documents, instruments, certificates or other papers to determine whether they are genuine, enforceable, or appropriate for the represented purpose or whether they have actually been recorded or that they are other than what they purport to be on their face or (ii) to determine whether any Mortgage File should include any of the documents specified in clause (v) of
Section 2.01.

                  Capitalized terms used but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement.


                                                Custodian


                                                By:_____________________________
                                                Name:
                                                Title:


                                     C-1-2

                                   EXHIBIT C-2

                           FORM OF FINAL CERTIFICATION

                                                   [Date]


Park Place Securities, Inc.
1100 Town & Country Road, Suite 1100
Orange, California 92868

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21046

HomEq Servicing Corporation
1620 East Roseville Parkway
Suite 210, Second Floor
Roseville, California 95661
Attention: Legal Department


                  Re: Pooling and Servicing Agreement, dated as of November 1, 2004, among Park Place Securities, Inc., Wells Fargo Bank, N.A. and HomEq Servicing Corporation, relating to Park Place Securities, Inc., ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 2004-WHQ2

Ladies and Gentlemen:

                  In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement, the undersigned, as Custodian, on behalf of the Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attachment hereto), it or a Custodian on its behalf has received each of the documents listed in Section 2.01.

                  The Custodian has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Custodian makes no representations as to: (i) the validity, legality, sufficiency, recordability, enforceability or genuineness of any of the documents contained in the Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule; or (ii) the collectability, insurability, perfection, priority, effectiveness or suitability of any such Mortgage Loan.

                  Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.


                                     C-2-1

                                                Custodian


                                                By:_____________________________
                                                Name:
                                                Title:


                                     C-2-2

                                   EXHIBIT C-3

                        FORM OF RECEIPT OF MORTGAGE NOTE

                                                     [Date]


Park Place Securities, Inc.
1100 Town & Country Road, Suite 1100
Orange, California 92868

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21046

HomEq Servicing Corporation
1620 East Roseville Parkway
Suite 210, Second Floor
Roseville, California 95661
Attention: Legal Department



                  Re: Pooling and Servicing Agreement, dated as of November 1, 2004, among Park Place Securities, Inc., Wells Fargo Bank, N.A. and HomEq Servicing Corporation, relating to Park Place Securities, Inc., Asset-Backed Pass-THROUGH CERTIFICATES, SERIES
                           2004-WHQ2

Ladies and Gentlemen:

                  Pursuant to Section 2.01 of the Pooling and Servicing Agreement, dated as of November 1, 2004, among Park Place Securities, Inc. as depositor, HomEq Servicing Corporation as master servicer and Wells Fargo Bank, N.A. as trustee, we hereby acknowledge the receipt of the original Mortgage Note for each Mortgage Loan with any exceptions thereto listed on Exhibit 1.

                  Capitalized terms used but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement.


                                                Custodian


                                                By:_____________________________
                                                Name:
                                                Title:


                                     C-3-1

                                    EXHIBIT D

                    FORM OF MORTGAGE LOAN PURCHASE AGREEMENT

                        MORTGAGE LOAN PURCHASE AGREEMENT

                  This is a Mortgage Loan Purchase Agreement (the "Agreement"), dated November 24, 2004, between Ameriquest Mortgage Company, a Delaware corporation (the "Seller") and Park Place Securities, Inc., a Delaware corporation (the "Purchaser").

                              PRELIMINARY STATEMENT

                  The Seller intends to sell the Mortgage Loans (as hereinafter defined) to the Purchaser on the terms and subject to the conditions set forth in this Agreement. The Purchaser shall deposit the Mortgage Loans into a mortgage pool constituting the Trust Fund. The Trust Fund will be evidenced by a single series of asset-backed pass-through certificates designated as Series 2004-WHQ2 (the "Certificates"). The Certificates will consist of twenty-five classes of certificates. The Class CE Certificates, the Class P Certificates and the Residual Certificates (collectively, the "Non-Offered Certificates") will be delivered to the Seller or its designee as partial consideration for the Mortgage Loans as further described below.

                  The Certificates will be issued pursuant to a Pooling and Servicing Agreement relating to the Series 2004-WHQ2 Certificates, dated as of November 1, 2004 (the "Pooling and Servicing Agreement"), among the Purchaser as depositor (in such capacity, the "Depositor"), HomEq Servicing Corporation as master servicer (the "Master Servicer") and Wells Fargo Bank, N.A. as trustee (in such capacity, the "Trustee"). Pursuant to the Pooling and Servicing Agreement, the Depositor will assign all of its right, title and interest in and to the Mortgage Loans, together with its rights under this Agreement, to the Trustee for the benefit of the Certificateholders. Capitalized terms used but not defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

                  The parties hereto agree as follows:

                  SECTION 1. AGREEMENT TO PURCHASE. The Seller hereby sells, and the Purchaser hereby purchases, on or before November 30, 2004 (the "Closing Date"), certain adjustable-rate and fixed-rate conventional, one- to four-family, residential mortgage loans (the "Mortgage Loans"), having an aggregate principal balance as of the close of business on November 1, 2004 (the "Cut-off Date") of $[__] after giving effect to all payments due on the Mortgage Loans on or before the Cut-off Date (the "Closing Balance"), whether or not received, including the right to any Prepayment Charges collected after the Cut-off Date from the Mortgagors in connection with any Principal Prepayments on the Mortgage Loans. Any payments (including Prepayment Charges) collected on or before the Cut-off Date, including all scheduled payments of principal and interest due on or before the Cut-off Date and collected after the Cut-off Date, shall belong to the Seller. In addition to the sale of the Mortgage Loans, the Seller will direct the Trustee to enter into the Interest Rate Swap Agreement on behalf of the Trust.

                  SECTION 2. MORTGAGE LOAN SCHEDULE AND PREPAYMENT CHARGE SCHEDULE. The Purchaser and the Seller have agreed upon which of the mortgage loans owned by the Seller are to be purchased by the Purchaser pursuant to this Agreement, and the Seller shall prepare or cause to be prepared on or prior to the Closing Date a final schedule (the "Closing Schedule")

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describing such Mortgage Loans and setting forth all of the Mortgage Loans to be purchased under this Agreement. The Closing Schedule shall conform to the requirements set forth in this Agreement and to the definition of "Mortgage Loan Schedule" under the Pooling and Servicing Agreement. The Closing Schedule shall be used as the Mortgage Loan Schedule under the Pooling and Servicing Agreement. The Seller shall also prepare or cause to be prepared on or prior to the Closing Date a final schedule (the "Prepayment Charge Schedule") setting forth each Mortgage Loan containing a Prepayment Charge and conforming to the definition of Prepayment Charge Schedule under the Pooling and Servicing Agreement.

                  SECTION 3. CONSIDERATION.

                  (a) In consideration for the Mortgage Loans that will be purchased hereunder, the Purchaser shall, as described in Section 8, (i) pay to or upon the order of the Seller in immediately available funds an amount equal to the net sale proceeds of the Class A and Mezzanine Certificates and (ii) deliver to the Seller, or its designee, the Non-Offered Certificates.

                  (b)      In connection with the transactions contemplated by
Section 2.09 of the Pooling and Servicing Agreement, the Seller hereby agrees that the Purchaser shall be under no obligation to purchase any Subsequent Mortgage Loans unless (i) the conditions precedent contained in Section 2.09 of the Pooling and Servicing Agreement and the Subsequent Transfer Instrument, substantially in the form of Exhibit M of the Pooling and Servicing Agreement, are satisfied and (ii) each Subsequent Mortgage Loan satisfies the representations and warranties contained in Section 6 of this Agreement. The sale of Subsequent Mortgage Loans by the Seller to the Purchaser shall be effected in accordance with the terms of Section 2.09 of the Pooling and Servicing Agreement pursuant to a Subsequent Mortgage Loan Purchase Agreement substantially in the form of this Agreement.

                  SECTION 4. TRANSFER OF THE MORTGAGE LOANS.

                           (a)      POSSESSION OF MORTGAGE FILES. The Seller
does hereby sell to the Purchaser, without recourse but subject to the terms of this Agreement, all of its right, title and interest in, to and under the Mortgage Loans, including the related Prepayment Charges collected after the Cut-off Date. The contents of each Mortgage File not delivered to the Purchaser or to any assignee, transferee or designee of the Purchaser on or prior to the Closing Date are and shall be held in trust by the Seller for the benefit of the Purchaser or any assignee, transferee or designee of the Purchaser. Upon the sale and contribution of the Mortgage Loans, the ownership of each Mortgage Note, the related Mortgage and the other contents of the related Mortgage File is vested in the Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or that come into the possession of the Seller on or after the Closing Date shall immediately vest in the Purchaser and shall be delivered immediately to the Purchaser or as otherwise directed by the Purchaser.

                           (b)      DELIVERY OF MORTGAGE LOAN DOCUMENTS. The
Seller will, on or prior to the Closing Date, deliver or cause to be delivered to the Purchaser or any assignee, transferee or designee of the Purchaser each of the following documents for each Mortgage Loan:

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                  (i)      the original Mortgage Note, endorsed in blank,
         without recourse, or in the following form: "Pay to the order of Wells Fargo Bank, N.A., as Trustee under the applicable agreement, without recourse, "with all prior and intervening endorsements showing a complete chain of endorsement from the originator to the Person so endorsing to the Trustee, or with respect to any lost Mortgage Note, an original Lost Note Affidavit; provided however, that such substitutions of Lost Note Affidavits for original Mortgage Notes may occur only with respect to Mortgage Loans, the aggregate Cut-off Date Principal Balance of which is less than or equal to 2.00% of the Pool Balance as of the Cut-off Date;

                  (ii) the original Mortgage with evidence of recording thereon, and a copy, certified by the appropriate recording office, of the recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon;

                  (iii) an original Assignment assigned in blank, without recourse;

                  (iv) the original recorded intervening Assignment or Assignments showing a complete chain of assignment from the originator to the Person assigning the Mortgage to the Trustee as contemplated by the immediately preceding clause (iii) or the original unrecorded intervening Assignments;

                  (v) the original or copies of each assumption, modification, written assurance or substitution agreement, if any; and

                  (vi) the original lender's title insurance policy or an attorney's opinion of title or similar guarantee of title acceptable to mortgage lenders generally in the jurisdiction where the Mortgaged Property is located, together with all endorsements or riders which were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien on the Mortgaged Property represented therein as a fee interest vested in the Mortgagor, or in the event such original title policy is unavailable, a written commitment or uniform binder or preliminary report of title issued by the title insurance or escrow company.

                  If any document referred to in Section 4(b)(ii), 4(b)(iii) or 4(b)(iv) above has been submitted for recording but either (x) has not been returned from the applicable public recording office or (y) has been lost or such public recording office has retained the original of such document, the obligations of the Seller hereunder shall be deemed to have been satisfied upon
(1) delivery by or on behalf of the Seller promptly upon receipt thereof to the Purchaser or any assignee, transferee or designee of the Purchaser of either the original or a copy of such document certified by the Seller in the case of (x) above or the public recording office in the case of (y) above to be a true and complete copy of the recorded original thereof and (2) if such delivered copy is certified by the Seller then in addition thereto delivery promptly upon receipt thereof of either the original or a copy of such document certified by the public recording office to be a true and complete copy of the original. In the event that the original lender's title insurance policy has not yet been issued, the Seller shall deliver to the Purchaser or any assignee, transferee or designee of the Purchaser a written commitment or interim binder or preliminary

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report of title issued by the title insurance or escrow company. Promptly upon receipt by the Seller of any such original title insurance policy, the Seller shall deliver such to the Purchaser or any assignee, transferee or designee of the Purchaser.

                  The Seller shall promptly (and in no event later than thirty
(30) Business Days, subject to extension upon mutual agreement between the Seller and the Trustee, following the later of (i) the Closing Date, (ii) the date on which the Seller receives the Assignment from the Trustee and (iii) the date of receipt by the Seller of the recording information for a Mortgage) submit or cause to be submitted for recording, at no expense to the Trust Fund or the Trustee, in the appropriate public office for real property records, each Assignment referred to in (iii) and (iv) above and shall execute each original Assignment referred to in (iii) in the following form: "Wells Fargo Bank, N.A., as Trustee under the applicable agreement". In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Seller shall promptly prepare or cause to be prepared a substitute Assignment or cure or cause to be cured such defect, as the case may be, and thereafter cause each such Assignment to be duly recorded.

                  Notwithstanding the foregoing, however, for administrative convenience and facilitation of servicing and to reduce closing costs, the Assignments shall not be required to be submitted for recording (except with respect to any Mortgage Loan located in Maryland) unless such failure to record would result in a withdrawal or a downgrading by any Rating Agency of the rating on any Class of Certificates, without regard to the Policy; provided further, however, each Assignment shall be submitted for recording by the Seller (at the direction of the Master Servicer) in the manner described above, at no expense to the Trust Fund or the Trustee, upon the earliest to occur of: (i) reasonable direction by Holders of Certificates entitled to at least 25% of the Voting Rights or the NIMS Insurer, (ii) [reserved], (iii) the occurrence of the bankruptcy or insolvency of the Seller and (iv) the occurrence of a servicing transfer as described in Section 7.02 of the Pooling and Servicing Agreement and with respect to any one assignment or Mortgage, the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage.

                  Each original document relating to any Mortgage Loan which is not delivered to the Purchaser or its assignee, transferee or designee, if held by the Seller, shall be so held for the benefit of the Purchaser or its assignee, transferee or designee.

                           (c)      ACCEPTANCE OF MORTGAGE LOANS. The documents
delivered pursuant to Section 4(b) hereof shall be reviewed by the Purchaser or any assignee, transferee or designee of the Purchaser at any time before or after the Closing Date (and with respect to each document permitted to be delivered after the Closing Date within seven days of its delivery) to ascertain that all required documents have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule.

                           (d)      RESERVED.

                           (e)      TRANSFER OF INTEREST IN AGREEMENTS. The
Purchaser has the right to assign its interest under this Agreement, in whole or in part, to the Trustee, as may be required to effect the purposes of the Pooling and Servicing Agreement, without the consent of the Seller, and the assignee shall succeed to the rights and obligations hereunder of the Purchaser. Any

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expense reasonably incurred by or on behalf of the Purchaser or the Trustee in connection with enforcing any obligations of the Seller under this Agreement shall be promptly reimbursed by the Seller.

                           (f)      EXAMINATION OF MORTGAGE FILES. Prior to the
Closing Date, the Seller shall either (i) deliver in escrow to the Purchaser or to any assignee, transferee or designee of the Purchaser, for examination, the Mortgage File pertaining to each Mortgage Loan or (ii) make such Mortgage Files available to the Purchaser or to any assignee, transferee or designee of the Purchaser for examination at the Custodian's offices in Santa Ana, California. Such examination may be made by the Purchaser, and its respective designees, upon reasonable notice to the Seller and the Trustee during normal business hours before the Closing Date and within sixty (60) days after the Closing Date. If any such person makes such examination prior to the Closing Date and identifies any Mortgage Loans that do not conform to the requirements of the Purchaser as described in this Agreement, such Mortgage Loans shall be deleted from the Closing Schedule. The Purchaser may, at its option and without notice to the Seller, purchase all or part of the Mortgage Loans without conducting any partial or complete examination. The fact that the Purchaser or any person has conducted or has failed to conduct any partial or complete examination of the Mortgage Files shall not affect the rights of the Purchaser or any assignee, transferee or designee of the Purchaser to demand repurchase or other relief as provided herein or under the Pooling and Servicing Agreement.

                  SECTION 5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE
                             SELLER.

                  The Seller hereby represents and warrants to the Purchaser with respect to the Initial Mortgage Loans, as of the date hereof and as of the Closing Date, and with respect to the Subsequent Mortgage Loans as of the respective Subsequent Transfer Date or as of such date specifically provided herein, and covenants that:

                  (1) The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Seller in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such State, to the extent necessary to ensure the ability of the Master Servicer to enforce each Mortgage Loan and to service the Mortgage Loans in accordance with the terms of the Pooling and Servicing Agreement;

                  (2) The Seller had the full corporate power and authority to hold and sell each Mortgage Loan and has the full corporate power and authority to service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on the part of the Seller the execution, delivery and performance of this Agreement; this Agreement has been duly executed and delivered by the Seller; and this Agreement, assuming the due authorization, execution and delivery thereof by the Purchaser, constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except to the extent that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and
(b) the

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remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

                  (3) The execution and delivery of this Agreement by the Seller, the servicing of the Mortgage Loans by the Seller prior to the transfer thereof of the Master Servicer, the consummation of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Seller and will not
(A) result in a breach of any term or provision of the charter or by-laws of the Seller or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Seller is a party or by which it may be bound, or any statute, order or regulation applicable to the Seller of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Seller; and the Seller is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to the Seller's knowledge, would in the future materially and adversely affect, (x) the ability of the Seller to perform its obligations under this Agreement or (y) the business, operations, financial condition, properties or assets of the Seller taken as a whole;

                  (4) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of, or compliance by the Seller with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Seller has obtained the same;

                  (5) The Seller is an approved originator/servicer for Fannie Mae or Freddie Mac in good standing and is a HUD approved mortgagee pursuant to Section 203 and Section 211 of the National Housing Act; and

                  (6) Except as otherwise disclosed in the Prospectus Supplement, dated November [__], 2004 (the "Prospectus Supplement"), no litigation is pending against the Seller that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Seller to service the Mortgage Loans or the Seller to perform any of its other obligations hereunder in accordance with the terms hereof.

                  SECTION 6. REPRESENTATIONS AND WARRANTIES OF THE SELLER
                             RELATING TO THE MORTGAGE LOANS.

                  (a) The Seller hereby represents and warrants to the Purchaser, with respect to the Initial Mortgage Loans as of the Closing Date and with respect to the Subsequent Mortgage Loans as of the respective Subsequent Transfer Date or as of such date specifically provided herein:

                           (1)      The information set forth on the Mortgage
Loan Schedule with respect to each Mortgage Loan is true and correct in all material respects;

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                           (2)      No material error, omission,
misrepresentation, negligence, fraud or similar occurrence with respect to any Mortgage Loan has taken place on the part of any person, including without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan;

                           (3)      All payments due prior to the Cut-off Date
have been made and none of the Mortgage Loans will have been contractually delinquent for more than one calendar month more than once since the origination thereof;

                           (4)      Each Mortgage is a valid and enforceable
first or second lien on the Mortgaged Property, including all improvements thereon, subject only to (a) the lien of nondelinquent current real property taxes and assessments, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal made in connection with the origination of the related Mortgage Loan, (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage and (d) in the case of a second lien, the first lien on such Mortgaged Property;

                           (5)      Immediately prior to the sale of the
Mortgage Loans to the Purchaser, the Seller had good title to, and was the sole legal and beneficial owner of, each Mortgage Loan free and clear of any pledge, lien, encumbrance or security interest and has full right and authority, subject to no interest or participation of, or agreement with, any other party to sell and assign the same;

                           (6)      There is no delinquent tax or assessment
lien against any Mortgaged Property;

                           (7)      There is no valid offset, defense or
counterclaim to any Mortgage Note or Mortgage, including the obligation of the Mortgagor to pay the unpaid principal of or interest on such Mortgage Note, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render the Mortgage unenforceable, in whole or in part, or subject to any valid right of rescission, set-off, counterclaim or defense, including the defense of usury and no such valid right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

                           (8)      There are no mechanics' liens or claims for
work, labor or material rendered to the Mortgaged Property affecting any Mortgaged Property which are or may be a lien prior to, or equal with, the lien of the related Mortgage, except those which are insured against by the title insurance policy referred to in (12) below;

                           (9)      Subject to the Escrow Withhold referred to
in (19) below, each Mortgaged Property is free of material damage and is in good repair;

                           (10)     Each Mortgage Loan at origination complied
in all material respects with applicable local, state and federal laws and regulations, including, without

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limitation, usury, equal credit opportunity, real estate settlement procedures, truth-in-lending, disclosure laws and all applicable predatory and abusive lending laws, and consummation of the transactions contemplated hereby will not involve the violation of any such laws;

                           (11)     Neither the Seller nor any prior holder of
any Mortgage has modified, impaired or waived the Mortgage in any material respect (except that a Mortgage Loan may have been modified by a written instrument which has been recorded, if necessary, to protect the interests of the Purchaser and which has been delivered to the Trustee); satisfied, canceled or subordinated such Mortgage in whole or in part; released the related Mortgaged Property in whole or in part from the lien of such Mortgage; or executed any instrument of release, cancellation, modification or satisfaction with respect thereto;

                           (12)     A lender's policy of title insurance
together with a condominium endorsement, extended coverage endorsement, and an adjustable rate mortgage endorsement (each as applicable) in an amount at least equal to the Cut-off Date principal balance of each such Mortgage Loan or a commitment (binder) to issue the same was effective on the date of the origination of each Mortgage Loan, each such policy is valid and remains in full force and effect, the transfer of the related Mortgage Loan to the Purchaser will not affect the validity or enforceability of such policy and each such policy was issued by a title insurer qualified to do business in the jurisdiction where the Mortgaged Property is located and in a form acceptable to Fannie Mae or Freddie Mac, which policy insures the Seller and successor owners of indebtedness secured by the insured Mortgage, as to the first priority lien of the Mortgage; no claims have been made under such lender's title insurance policy and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;

                           (13)     Each Mortgage Loan was originated by the
Seller or an Affiliate of the Seller in accordance with the underwriting standards as set forth in the Prospectus Supplement (or, if generated by an entity other than the Seller or an Affiliate of the Seller, in accordance with such other underwriting standards as set forth in the Prospectus Supplement or, if generated on behalf of the Seller or an Affiliate of the Seller, by a person other than the Seller or an Affiliate of the Seller, is subject to the same underwriting standards and procedures used by the Seller in originating mortgage loans directly as set forth in the Prospectus Supplement) or by a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority (including a mortgage broker), or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act;

                           (14)     With respect to each Adjustable-Rate
Mortgage Loan, on each adjustment date, the Mortgage Rate will be adjusted to equal the Index plus the Gross Margin, rounded to the nearest 0.125%, subject to the Periodic Rate Cap, the Maximum Mortgage Rate and the Minimum Mortgage Rate. The related Mortgage Note is payable on the first day of each month in self-amortizing monthly installments of principal and interest, with interest payable in arrears, and requires a monthly payment which is sufficient to fully amortize the outstanding principal balance of the Mortgage Loan over its remaining term and to pay interest at the applicable Mortgage Rate. No Mortgage Loan is subject to negative amortization;

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                                      -9-


                           (15)     All of the improvements which were included
for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property, and no improvements on adjoining properties encroach upon the Mortgaged Property, except those, if any, which are insured against by the lender's title insurance policy referred to in (12) above.

                           (16)     All inspections, licenses and certificates
required to be made or issued with respect to all occupied portions of the Mortgaged Property, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities, and the Mortgaged Property is lawfully occupied under applicable law except as may otherwise be insured against by the lender's title insurance policy referred to in (12) above.

                           (17)     All parties which have had any interest in
the Mortgage, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located;

                           (18)     The Mortgage Note and the related Mortgage
are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms and with applicable laws. All parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage have been duly and properly executed by such parties;

                           (19)     The proceeds of each Mortgage Loan have been
fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with, except any Mortgaged Property or Mortgage Loan subject to an Escrow Withhold as defined in the applicable Originator's underwriting guidelines. All costs, fees and expenses incurred in making, closing or recording the Mortgage Loans were paid;

                           (20)     The related Mortgage contains customary and
enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. There is no homestead or other exemption available to the Mortgagor which would materially interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;

                           (21)     With respect to each Mortgage constituting a
deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

                           (22)     There exist no deficiencies with respect to
escrow deposits and payments, if such are required, for which customary arrangements for repayment thereof have

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                                      -10-


not been made, and no escrow deposits or payments of other charges or payments due the Seller have been capitalized under the Mortgage or the related Mortgage Note;

                           (23)     The origination, collection and servicing
practices used by the Seller or its Affiliates with respect to each Mortgage Loan have been in all material respects legal, proper, reasonable and customary in the subprime mortgage origination and servicing business and each of the Mortgage Loans have been serviced by the Seller since origination;

                           (24)     There is no pledged account or other
security other than real estate securing the Mortgagor's obligations;

                           (25)     No Mortgage Loan has a shared appreciation
feature, or other contingent interest feature;

                           (26)     The improvements upon each Mortgaged
Property are covered by a valid, binding and existing hazard insurance policy that is in full force and effect with a generally acceptable carrier that provides for fire extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located representing coverage not less than the lesser of the outstanding principal balance of the related Mortgage Loan or the minimum amount required to compensate for damage or loss on a replacement cost basis. All individual insurance policies and flood policies referred to in clause (27) below contain a standard mortgagee clause naming the Seller or the original mortgagee, and its successors in interest, as mortgagee, and the Seller has received no notice that any premiums due and payable thereon have not been paid; the Mortgage obligates the Mortgagor thereunder to maintain all such insurance, including flood insurance, at the Mortgagor's cost and expense, and upon the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor, except as may be limited or restricted by applicable law;

                           (27)     If the Mortgaged Property is in an area
identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a valid and binding flood insurance policy that is in full force and effect in a form meeting the requirements of the current guidelines of the Flood Insurance Administration is in effect with respect to such Mortgaged Property with a generally acceptable carrier in an amount representing coverage not less than the least of (A) the original outstanding principal balance of the Mortgage Loan, (B) the minimum amount required to compensate for damage or loss on a replacement cost basis or (C) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973;

                           (28)     There is no default, breach, violation or
event of acceleration existing under the Mortgage or the related Mortgage Note; and the Seller has not waived any default, breach, violation or event of acceleration;

                           (29)     Each Mortgaged Property is improved by a
one- to four-family residential dwelling, including condominium units and dwelling units in planned unit developments, which does not include (a) cooperatives or (b) mobile homes and manufactured homes (as defined in the Fannie Mae Seller-Servicer's Guide), except when the appraisal indicates that (i) the mobile or manufactured home was built under the Federal Manufactured Home Construction and Safety Standards of 1976 or (ii) otherwise assumes the characteristics of site-built housing and meets local building codes, is readily marketable, has been permanently affixed to the site, is not in a mobile home "park," and is treated as real property under the applicable state law. With respect to any Mortgage Loan that is secured by a leasehold estate: (a) the lease is valid, in full force and effect; (b) all rents and other payments due under the lease have been paid; (c) the lessee is not in default under any provision of the lease; (d) the term of the lease exceeds the maturity date of the related Mortgage Loan by at least five (5) years; and (e) the Mortgagee under the Mortgage Loan is given notice and an opportunity to cure any defaults under the lease;

                           (30)     There is no obligation on the part of the
Seller or any other party under the terms of the Mortgage or related Mortgage Note to make payments in lieu of or in addition to those made by the Mortgagor;

                           (31)     Any future advances made prior to the
Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the Mortgage Loan Schedule. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

                           (32)     The Mortgage File contains an appraisal
which was either performed by an appraiser who satisfied, and which was conducted in accordance with, all of the applicable requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended or (ii) conducted in accordance with an insured valuation model;

                           (33)     None of the Mortgage Loans is a graduated
payment mortgage loan, nor is any Mortgage Loan subject to a temporary buydown or similar arrangement;

                           (34)     No Mortgagor has currently requested any
relief under the Servicemembers Civil Relief Act or similar state laws;

                           (35)     The Mortgage Loans comply in all material
respects with the descriptions set forth under the captions "The Mortgage Pool" and Annex III in the Prospectus Supplement;

                           (36)     The Mortgage contains an enforceable
provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the related Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder, except as may be limited by applicable law;

                           (37)     The information set forth in the Prepayment
Charge Schedule attached as Schedule 2 to the Pooling and Servicing Agreement (including the prepayment charge summary attached thereto) is complete, true and correct in all material respects at the date or dates respecting which such information is furnished and each Prepayment Charge is permissible and enforceable in accordance with its terms upon the full and voluntary prepayment by the Mortgagor under applicable law and complied in all material respects with applicable local, state and federal laws (except to the extent that (i) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally or (ii) the collectability thereof may be limited due to acceleration in connection with a foreclosure or other involuntary payoff);

                           (38)     Each Mortgage Loan is an obligation that is
principally secured by real property for purposes of the REMIC Provisions of the Code;

                           (39)     The Mortgage Loans are not subject to the
requirements of the Home Ownership and Equity Protection Act of 1994 ("HOEPA") and no Mortgage Loan is subject to, or in violation of, any applicable state or local law, ordinance or regulation similar to HOEPA;

                           (40)     (a) No Mortgage Loan is a High Cost Loan as
defined by HOEPA or any other applicable predatory or abusive lending laws and
(b) no Mortgage Loan is a "high cost home", "covered" (excluding home loans defined as "covered home loans" in the New Jersey Home Ownership Security Act of 2002 that were originated between November 26, 2003 and July 7, 2004) , "high risk home" or "predatory" loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for resident mortgage loans having high interest rates, points and/or fees);

                           (41)     No Mortgage Loan originated on or after
October 1, 2002 will impose a Prepayment Charge for a term in excess of three years. Any Mortgage Loans originated prior to such date will not impose a Prepayment Charge for a term in excess of five (5) years;


                           (42)     No Mortgage Loan that is secured by property
located in the State of Georgia is either a "Covered Loan" or "High Cost Home Loan" within the meaning of the Georgia Fair Lending Act, as amended (the "Georgia Act");

                           (43)     The Seller, as servicer for each Mortgage
Loan prior to the Closing Date, has fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company or their successors (the "Credit Repositories") on a monthly basis until the transfer of the servicing to the Master Servicer;

                           (44)     There is no Mortgage Loan that was
originated on or after October 1, 2002 and before March 7, 2003 which is secured by property located in the State of Georgia;

                           (45)     The Prepayment Charges included in the
transaction are enforceable and originated in compliance with all applicable federal, state and local law;

                           (46)     No proceeds from any Mortgage Loan were used
to finance single-premium credit insurance policies;

                           (47)     No Mortgage Loan is a high cost loan or a
covered loan, as applicable (as such terms are defined in Standard & Poor's LEVELS Version 5.6 Glossary Revised, Appendix E); and

                           (48)     With respect to any Mortgage Loan originated
on or after August 1, 2004 and underlying the security, neither the related Mortgage nor the related Mortgage Note requires the borrower to submit to arbitration to resolve any dispute arising out of or relating in any way to the mortgage loan transaction.

                  (b) The Seller hereby represents and warrants to the Purchaser, with respect to the Group I Mortgage Loans as of the Closing Date or as of such date specifically provided herein:

                           (1)      Each Group I Mortgage Loan is in compliance
with the anti-predatory lending eligibility for purchase requirements of Fannie Mae's Selling Guide;

                           (2)      The methodology used in underwriting the
extension of credit for each Group I Mortgage Loan employs objective mathematical principles which relate the Mortgagor's income, assets and liabilities to the proposed payment and such underwriting methodology does not rely on the extent of the Mortgagor's equity in the collateral as the principal determining factor in approving such credit extension. Such underwriting methodology confirmed that at the time of origination (application/approval) the Mortgagor had a reasonable ability to make timely payments on the Group I Mortgage Loan;

                           (3)      With respect to any Group I Mortgage Loan
that contains a provision permitting imposition of a charge upon a prepayment prior to maturity: (i) prior to the Group I Mortgage Loan's origination, the Mortgagor agreed to such charge in exchange for a monetary benefit, including but not limited to a rate or fee reduction, (ii) prior to the Group I Mortgage Loan's origination, the Mortgagor was offered the option of obtaining a mortgage loan that did not require payment of such a charge, (iii) the prepayment charge is disclosed to the Mortgagor in the loan documents pursuant to applicable state and federal law, (iv) for loans originated on or after October 1, 2002, the duration of the prepayment period shall not exceed three (3) years from the date of the Mortgage Note, unless the loan was modified to reduce the prepayment period to no more than three years from the date of the Mortgage Note and the borrower was notified in writing of such reduction in the prepayment period, and
(v) notwithstanding any state or federal law to the contrary, the Master Servicer shall not impose such prepayment charge in any instance when the mortgage debt is accelerated as the result of the Mortgagor's default in making the loan payments;

                           (4)      All points and fees related to each Group I
Mortgage Loan were disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation. Except in the case of a Group I Mortgage Loan in an original principal amount of less than $60,000 which would have resulted in an unprofitable origination, no Mortgagor was charged "points and fees" (whether or not financed) in an amount greater than 5% of the principal amount of such loan and such 5% limitation is calculated in accordance with Fannie Mae's anti-predatory lending requirements as set forth in the Fannie Mae Selling Guide;

                           (5)      All fees and charges (including finance
charges) and whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Group I Mortgage Loan haves been disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation;

                           (6)      No Group I Mortgage Loan Mortgagor was
encouraged or required to select a mortgage loan product offered by the Originator which is a higher cost product designed for a less creditworthy Mortgagor, unless at the time of the Mortgage Loan's origination, such Mortgagor did not qualify taking into account credit history and debt to income ratios for a lower cost credit product then offered by the Originator;

                           (7)      No Group I Mortgage Loan Mortgagor was
required to purchase any single premium credit insurance policy (e.g. life, disability, accident, unemployment, or health insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit. No Mortgagor obtained a prepaid single premium credit insurance policy (e.g. life, disability, accident, unemployment, mortgage, or health insurance) in connection with the origination of the Group I Mortgage Loan. No proceeds from any Group I Mortgage Loan were used to purchase single premium credit insurance policies or debt cancellation agreement as part of the origination of, or as a condition to closing, such Group I Mortgage Loan

                           (8)      The Master Servicer will transmit full-file
credit reporting data for each Group I Mortgage Loan pursuant to Fannie Mae Guide Announcement 95-19 and that for each Group I Mortgage Loan, the Master Servicer agrees it shall report one of the following statuses each month as follows: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, or charged-off;

                           (9)      No Group I Mortgage Loan is a "High Cost
Home Loan" as defined in New York Banking Law 6-1;

                           (10)     No Group I Mortgage Loan is a "High-Cost
Home Loan" as defined under the Arkansas Home Loan Protection Act, effective as of July 14, 2003;

                           (11)     No Group I Mortgage Loan is a "High-Cost
Home Loan" as defined under Kentucky State Statute KRS 360.100, effective as of June 25, 2003;

                           (12)     No Group I Mortgage Loan is a "High-Cost
Home Loan" as defined in the New Jersey Home Ownership Act, effective as of November 27, 2003;

                           (13)     No Group I Mortgage Loan is a "High-Cost
Home Loan" as defined in the New Mexico Home Loan Protection Act, effective as of January 1, 2004;

                           (14)     No Group I Mortgage Loan is a "High-Risk
Home Loan" as defined in the Illinois High-Risk Home Loan Act, effective as of January 1, 2004;

                           (15)     No Mortgage Loan is a "High-Cost Home
Mortgage Loan" as defined in the Massachusetts Predatory Home Loan Practices Act, effective November 7, 2004 (Mass. Ann. Laws Ch. 183C);

                           (16)     No Mortgage Loan is a balloon mortgage loan
that has an original stated maturity of less than seven (7) years; and

                          (17)     No Mortgage Loan is subject to mandatory
arbitration except when the terms of the arbitration also contain a waiver provision that provides that in the event of a sale or transfer of the Mortgage Loan or interest in the Mortgage Loan to Fannie Mae, the terms of the arbitration are null and void. The seller hereby covenants that the seller or servicer of the Mortgage Loan, as applicable, will notify the borrower in writing within 60 days of the sale or transfer of the Mortgage Loan to Fannie Mae that the terms of the arbitration are null and void.

                  SECTION 7. REPURCHASE OBLIGATION FOR DEFECTIVE DOCUMENTATION
                             AND FOR BREACH OF REPRESENTATION AND WARRANTY.

                  (a)      The representations and warranties contained in
Section 6 shall not be impaired by any review and examination of loan files or other documents evidencing or relating to the Mortgage Loans or any failure on the part of the Purchaser to review or examine such documents and shall inure to the benefit of any assignee, transferee or designee of the Purchaser, including the Trustee for the benefit of the Certificateholders.

                  Upon discovery by the Seller, the Purchaser or any assignee, transferee or designee of the Purchaser of any materially defective document in, or that any material document was not transferred by the Seller (as listed on the Trustee's Preliminary Exception Report) as part of, any Mortgage File or of a breach of any of the representations and warranties contained in Section 5 or
Section 6 that materially and adversely affects the value of any Mortgage Loan or the interest therein of the Purchaser or the Purchaser's assignee, transferee or designee (it being understood that with respect to the representations and warranties set forth in (39), (40), (41), (43), (44), and (46) of Section 6(a) herein, a breach of any such representation or warranty shall in and of itself be deemed to materially adversely affect the interest therein of the Purchaser and the Purchaser's assignee, transferee or designee), the party discovering the breach shall give prompt written notice to the other. Within ninety (90) days of its discovery or its receipt of notice of any such missing documentation which was not transferred to the Purchaser as described above or materially defective documentation or any such breach of a representation and warranty (it being understood that with respect to the representations and warranties set forth in
(39), (40), (41), (43), (44) and (46) of Section 6(a) herein, a breach of any such representation or warranty shall in and of itself be deemed to materially adversely affect the interest therein of the Purchaser and the Purchaser's assignee, transferee or designee), the Seller promptly shall deliver such missing document or cure such defect or breach in all material respects, or in the event the Seller cannot deliver such missing document or such defect or breach cannot be cured, the Seller shall, within ninety (90) days of its discovery or receipt of notice, either (i) repurchase the affected Mortgage Loan at a price equal to the Purchase Price or (ii) pursuant to the provisions of the Pooling and Servicing Agreement, cause the removal of such Mortgage Loan from the Trust Fund and substitute one or more Qualified Substitute Mortgage Loans. In the event that any Mortgage Loan is subject to a breach of the representation and warranty (37) and (45) in Section 6(a) resulting in the Master Servicer's inability to collect all or part of the

Prepayment Charge from the Mortgagor, in lieu of repurchase, the Seller shall be obligated to remit to the Master Servicer (for deposit in the Collection Account) any shortfall in the Prepayment Charge collected upon the Mortgagor's voluntary Principal Prepayment.

                  Notwithstanding the foregoing, within ninety (90) days of the earlier of discovery by the Seller or receipt of notice by the Seller of the breach of the representation (37) and (45) of the Seller set forth in Section 6(a) above which materially and adversely affects the interests of the Holders of the Class P Certificates in any Prepayment Charge, the Seller shall pay the amount of the scheduled Prepayment Charge, for the benefit of the Holders of the Class P Certificates, by depositing such amount into the Collection Account, net of any amount previously collected by the Master Servicer and paid by the Master Servicer, for the benefit of the Holders of the Class P Certificates, in respect of such Prepayment Charge.

                  The Seller shall amend the Closing Schedule to reflect the withdrawal of such Mortgage Loan from the terms of this Agreement and the Pooling and Servicing Agreement and the addition, if any, of a Qualified Substitute Mortgage Loan. The Seller shall deliver to the Purchaser such amended Closing Schedule and shall deliver such other documents as are required by this Agreement or the Pooling and Servicing Agreement within five (5) days of any such amendment. Any repurchase pursuant to this Section 7(a) shall be accomplished by deposit in the Collection Account of the amount of the Purchase Price in accordance with Section 2.03 of the Pooling and Servicing Agreement. Any repurchase or substitution required by this Section shall be made in a manner consistent with Section 2.03 of the Pooling and Servicing Agreement.

                  In addition, upon discovery by the Seller, the Purchaser, or any assignee, transferee or designee of the Purchaser that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, the party discovering the breach shall give prompt written notice within five (5) Business Days to the others. Within ninety (90) days of its discovery or its receipt of notice, the Seller promptly shall either
(i) repurchase the affected Mortgage Loan at the Purchase Price (as such term is defined in the Pooling and Servicing Agreement) or (ii) pursuant to the provisions of the Pooling and Servicing Agreement, cause the removal of such Mortgage Loan from the Trust Fund and substitute one or more Qualified Substitute Mortgage Loans.

                  (b) It is understood and agreed that the obligations of the Seller set forth in this Section 7 to cure, remit a Prepayment Charge shortfall, repurchase or substitute for a defective Mortgage Loan constitute the sole remedies of the Purchaser against the Seller respecting a missing or defective material document or a breach of the representations and warranties contained in Section 5 or Section 6.

                  SECTION 8. CLOSING; PAYMENT FOR THE MORTGAGE LOANS. The closing of the purchase and sale of the Mortgage Loans shall be held at the New York City office of Thacher Proffitt & Wood LLP at 10:00 AM New York City time on the Closing Date.

                  The closing shall be subject to each of the following conditions:

                  (a) All of the representations and warranties of the Seller under this Agreement shall be true and correct in all material respects as of the date as of which they are made and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement;

                  (b) The Purchaser shall have received, or the attorneys of the Purchaser shall have received in escrow (to be released from escrow at the time of closing), all Closing Documents as specified in Section 9 of this Agreement, in such forms as are agreed upon and acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the respective terms thereof;

                  (c) The Seller shall have delivered or caused to be delivered and released to the Purchaser or to its designee, all documents (including without limitation, the Mortgage Loans) required to be so delivered by the Purchaser pursuant to Section 2.01 of the Pooling and Servicing Agreement; and

                  (d) All other terms and conditions of this Agreement shall have been complied with.

                  Subject to the foregoing conditions, the Purchaser shall deliver or cause to be delivered to the Seller on the Closing Date, against delivery and release by the Seller to the Trustee of all documents required pursuant to the Pooling and Servicing Agreement, the consideration for the Mortgage Loans as specified in Section 3 of this Agreement, by delivery to the Seller of the purchase price.

                  SECTION 9. CLOSING DOCUMENTS. Without limiting the generality of Section 8 hereof, the closing shall be subject to delivery of each of the following documents:

                  (a) (i) An Officers' Certificate of the Seller, dated the Closing Date, in form satisfactory to and upon which the Purchaser and the Underwriters may rely, and attached thereto copies of the certificate of incorporation, by-laws and certificate of good standing of the Seller under the laws of Delaware and stating that the information contained in the Prospectus Supplement, relating to the Mortgage Loans and the Seller, and the applicable loan portfolio, is true and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) if any of the Non-Offered Certificates are offered on the Closing Date pursuant to a private placement memorandum, the Seller shall deliver an Officer's Certificate stating that the same information contained in such private placement memorandum is true and accurate in all material respects;

                  (b) An Officers' Certificate of the Seller, dated the Closing Date, in form satisfactory to and upon which the Purchaser and the Underwriters may rely, with respect to certain facts regarding the sale of the Mortgage Loans by the Seller to the Purchaser;

                  (c) An Opinion of Counsel of each of the Seller and the Master Servicer, dated the Closing Date, in form satisfactory to and addressed to the Purchaser and the Underwriters;

                  (d) Such opinions of counsel from the Purchaser's or Seller's counsel as the Rating Agencies may request in connection with the sale of the Mortgage Loans by the Seller to the Purchaser or the Seller's execution and delivery of, or performance under, this Agreement and upon which the Underwriters may rely;

                  (e) An Indemnification Agreement among the Master Servicer, the Depositor and the Seller;

                  (f) A letter from Deloitte & Touche LLP, certified public accountants, dated the date hereof and to the effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Prospectus Supplement, under the captions "Summary of Prospectus Supplement", "Risk Factors", "The Mortgage Pool", "Yield on the Certificates", "Description of the Certificates", "Pooling and Servicing Agreement--The Seller", Annex II and Annex III agrees with the records of the Seller;

                  (g) A letter from KPMG LLP, certified public accountants, dated the date hereof and to the effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Prospectus Supplement, under the caption "Pooling and Servicing Agreement--The Master Servicer" agrees with the records of the Master Servicer;

                  (h) The Seller shall deliver for inclusion in the Prospectus Supplement under the captions "The Mortgage Pool--Underwriting Standards of the Originators" and "Pooling and Servicing Agreement--The Seller" or for inclusion in other offering material such publicly available information regarding its financial condition, underwriting standards, lending activities and loan sales, production, and servicing and collection practices, and any similar nonpublic, unaudited financial information;

                  (i) The Master Servicer shall deliver for inclusion in the Prospectus Supplement under the caption "Pooling and Servicing Agreement--The Master Servicer" or for inclusion in other offering material approved by the Master Servicer certain publicly available information regarding its financial condition and its mortgage loan delinquency, foreclosure and loss experience and servicing and collection practices, and similar nonpublic, unaudited financial information; and

                  (j) Such further information, certificates, opinions and documents as the Purchaser or the Underwriters may reasonably request.

                  SECTION 10. COSTS. The Seller shall pay (or shall reimburse the Purchaser or any other Person to the extent that the Purchaser or such other Person shall pay) all costs and expenses incurred in connection with the transfer and delivery of the Mortgage Loans, including without limitation, assignment of mortgage recording costs and/or fees for title policy endorsements and continuations, the fees and expenses of the Seller's in-house accountants and in-house attorneys, the costs and expenses incurred in connection with producing the Seller's loan loss, foreclosure and delinquency experience, and the costs and expenses incurred in connection with obtaining the documents referred to in Sections 9(d) and 9(e) to the extent such costs and expenses were not previously paid by the Seller. The Seller shall pay (or shall reimburse the Purchaser or any other Person to the extent that the Purchaser or such other Person shall pay) the costs and expenses of printing (or otherwise reproducing) and delivering this Agreement, the Pooling and Servicing Agreement, the Certificates, the prospectus, the Prospectus Supplement, and the private placement memorandum relating to the Certificates and other related documents, the initial fees, costs and expenses of the Trustee relating to the issuance of the initial certification of the Trustee under Section 2.02 of the Pooling and Servicing Agreement, the fees and expenses of the Seller's counsel in connection with the preparation of all documents relating to the securitization of the Mortgage Loans, the filing fee charged by the Securities and Exchange Commission for registration of the Certificates, the cost of outside special counsel that may be required for the Purchaser, the cost of obtaining the documents referred to in Section 9(g) and the fees charged by any rating agency to rate the Certificates. All other costs and expenses in connection with the transactions contemplated hereunder shall be borne by the party incurring such expense.

                  SECTION 11. [Reserved].

                  SECTION 12. [Reserved].

                  SECTION 13. MANDATORY DELIVERY; GRANT OF SECURITY INTEREST. The sale and delivery on the Closing Date of the Mortgage Loans described on the Mortgage Loan Schedule in accordance with the terms and conditions of this Agreement is mandatory. It is specifically understood and agreed that each Mortgage Loan is unique and identifiable on the date hereof and that an award of money damages would be insufficient to compensate the Purchaser for the losses and damages incurred by the Purchaser in the event of the Seller's failure to deliver the Mortgage Loans on or before the Closing Date. The Seller hereby grants to the Purchaser a lien on and a continuing security interest in the Seller's interest in each Mortgage Loan and each document and instrument evidencing each such Mortgage Loan to secure the performance by the Seller of its obligation hereunder, and the Seller agrees that it holds such Mortgage Loans in custody for the Purchaser, subject to the Purchaser's (i) right, prior to the Closing Date, to reject any Mortgage Loan to the extent permitted by this Agreement, and (ii) obligation to deliver or cause to be delivered the consideration for the Mortgage Loans pursuant to Section 8 hereof. Any Mortgage Loans rejected by the Purchaser shall concurrently therewith be released from the security interest created hereby. The Seller agrees that, upon acceptance of the Mortgage Loans by the Purchaser or its designee and delivery of payment to the Seller, that its security interest in the Mortgage Loans shall be released. All rights and remedies of the Purchaser under this

Agreement are distinct from, and cumulative with, any other rights or remedies under this Agreement or afforded by law or equity and all such rights and remedies may be exercised concurrently, independently or successively.

                  Notwithstanding the foregoing, if on the Closing Date, each of the conditions set forth in Section 8 hereof shall have been satisfied and the Purchaser shall not have paid or caused to be paid the purchase price, or any such condition shall not have been waived or satisfied and the Purchaser determines not to pay or cause to be paid the purchase price, the Purchaser shall immediately effect the redelivery of the Mortgage Loans, if delivery to the Purchaser has occurred and the security interest created by this Section 13 shall be deemed to have been released.

                  SECTION 14. NOTICES. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed by registered mail, postage prepaid, or transmitted by telex or telegraph and confirmed by a similar mailed writing, if to the Purchaser, addressed to the Purchaser at 1100 Town & Country Road, Suite 1100, Orange, California 92868, Facsimile: (714) 564-9639, Attention: General Counsel, or such other address as may hereafter be furnished to the Seller in writing by the Purchaser; if to the Seller, addressed to the Seller at 1100 Town & Country Road, Suite 1100, Orange, California 92868, Facsimile: (714) 564-9639,
Attention: General Counsel, or to such other address as the Seller may designate in writing to the Purchaser.

                  SECTION 15. SEVERABILITY OF PROVISIONS. Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

                  SECTION 16. AGREEMENT OF PARTIES. The Seller and the Purchaser agree to execute and deliver such instruments and take such actions as either of the others may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement and the Pooling and Servicing Agreement.

                  SECTION 17. SURVIVAL. The Seller agrees that the representations, warranties and agreements made by it herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by the Purchaser, notwithstanding any investigation heretofore or hereafter made by the Purchaser or on its behalf, and that the representations, warranties and agreements made by the Seller herein or in any such certificate or other instrument shall survive the delivery of and payment for the Mortgage Loans and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the Mortgage

Notes and notwithstanding subsequent termination of this Agreement, the Pooling and Servicing Agreement or the Trust Fund.

                  SECTION 18. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS (EXCLUDING THE CHOICE OF LAW PROVISIONS) AND DECISIONS OF THE STATE OF NEW YORK. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

                  SECTION 19. MISCELLANEOUS. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. The NIMS Insurer, if any shall be a third party beneficiary hereof and may enforce the terms hereof as if a party hereto.

                  It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Seller to the Purchaser as provided in
Section 4 hereof be, and be construed as, a sale of the Mortgage Loans by the Seller to the Purchaser and not as a pledge of the Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the aforementioned intent of the parties, the Mortgage Loans are held to be property of the Seller, then, (a) it is the express intent of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller and (b) (1) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code; (2) the conveyance provided for in Section 4 hereof shall be deemed to be a grant by the Seller to the Purchaser of a security interest in all of the Seller's right, title and interest in and to the Mortgage Loans and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts, other than investment earnings, from time to time held or invested in the Collection Account whether in the form of cash, instruments, securities or other property; (3) the possession by the Purchaser or its agent of Mortgage Notes, the related Mortgages and such other items of property that constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession" for purposes of perfecting the security interest pursuant to the New York Uniform Commercial Code; and (4) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Purchaser for the purpose of perfecting such security interest under applicable law. Any assignment of the interest of the Purchaser pursuant to Section 4(d) hereof shall also be deemed to be an assignment of any security interest created hereby. The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement and the Pooling and Servicing Agreement.

                  IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed by their respective officers thereunto duly authorized as of the date first above written.

                                                AMERIQUEST MORTGAGE COMPANY


                                                By:_____________________________
                                                Name:
                                                Title:


                                                PARK PLACE SECURITIES, INC.


                                                By:_____________________________
                                                Name:
                                                Title:

                                    EXHIBIT E

                        REQUEST FOR RELEASE OF DOCUMENTS


To:               Wells Fargo Bank, N.A.,


         Re: Pooling and Servicing Agreement dated as of November 1, 2004 among Park Place Securities, Inc., as depositor, HomEq Servicing Corporation, as master servicer, and Wells Fargo Bank, N.A., as trustee

                  In connection with the administration of the Mortgage Loans held by you as Trustee pursuant to the above-captioned Pooling and Servicing Agreement, we request the release, and hereby acknowledge receipt, of the Trustee's Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:
---------------------

Mortgagor Name. Address & Zip Code:
-----------------------------------

Reason for Requesting Documents (check one):
--------------------------------------------


________1. Mortgage Paid in Full

________2. Foreclosure

________3. Substitution

________4. Other Liquidation (Repurchases, etc.)

________5. Nonliquidation               Reason:___________________


Address to which Trustee should deliver the Trustee's Mortgage File:
_______________________________
_______________________________

By:__________________________________
          (authorized signer)

Issuer:________________________________
Address:_______________________________
Date:__________________________________


Trustee
-------

Wells Fargo Bank, N.A.

         Please acknowledge the execution of the above request by your signature and date below:


         __________________________________          ___________________________
         Signature                                   Date

         Documents returned to Trustee:


         __________________________________          ___________________________
         Trustee                                     Date

                                   EXHIBIT F-1

                    FORM OF TRANSFEROR REPRESENTATION LETTER

                                                            [DATED]

Wells Fargo Bank, N.A.

         Re: Park Place Securities, Inc., Asset-Backed Pass-Through Certificates, Series 2004-WHQ2, M-10, CE, P, R, R-X representing a % Percentage Interest] [with an aggregate Certificate Principal Balance of _____] [with a Notional Amount of [__]

Ladies and Gentlemen:

                  In connection with the transfer by _____________ (the "Transferor") to ________________ (the "Transferee") of the above-captioned asset-backed pass-through certificates (the "Certificates"), the Transferor hereby certifies as follows:

                  Neither the Transferor nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner,
(d) has made any general solicitation by means of general advertising or in any other manner, (e) has taken any other action, that (in the case of each of subclauses (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933, as amended (the "1933 Act"), or would render the disposition of any Certificate a violation of Section 5 of the 1933 Act or any state securities law or would require registration or qualification pursuant thereto. The Transferor will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Certificate. The Transferor will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of that certain Pooling and Servicing Agreement, dated as of November 1, 2004, among Park Place Securities, Inc. as Depositor, HomEq Servicing Corporation as Master Servicer, and Wells Fargo Bank, N.A. as Trustee (the "Pooling and Servicing Agreement"), pursuant to which Pooling and Servicing Agreement the Certificates were issued.


                                     F-1-1

                  Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.


                                                Very truly yours,

                                                [Transferor]


                                                By:_____________________________
                                                Name:
                                                Title:










                                     F-1-2

                    FORM OF TRANSFEREE REPRESENTATION LETTER

                                                    [Date]

Wells Fargo Bank, N.A.

                  Re: Park Place Securities, Inc., Asset-Backed Pass-Through Certificates, Series 2004-WHQ2 Class [M-10] [CE] [P] [R], [R-X] [representing a ___ % Percentage Interest] [with an aggregate Certificate Principal Balance of [__] [with a Notional Amount of [__]

Ladies and Gentlemen:

                  In connection with the purchase from ______________ (the "Transferor") on the date hereof of the captioned trust certificates (the "Certificates"), _______________ (the "Transferee") hereby certifies as follows:

                  1. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "1933 Act") and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Certificates for its own account or for the account of a qualified institutional buyer, and understands that such Certificate may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

                  2. The Transferee has been furnished with all information regarding (a) the Certificates and distributions thereon,
         (b) the nature, performance and servicing of the Mortgage Loans, (c) the Pooling and Servicing Agreement referred to below and (d) any credit enhancement mechanism associated with the Certificates, that it has requested.

                  All capitalized terms used but not otherwise defined herein have the respective meanings assigned thereto in the Pooling and Servicing Agreement, dated as of November 1, 2004, among Park Place Securities, Inc. as Depositor, HomEq Servicing Corporation as Master Servicer, and Wells Fargo Bank, N.A. as Trustee, pursuant to which the Certificates were issued.


                                                [TRANSFEREE]


                                                By: ____________________________
                                                Name:
                                                Title:


                                     F-1-3

                                                          ANNEX 1 TO EXHIBIT F-1
                                                          ----------------------

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
            --------------------------------------------------------

          [For Transferees Other Than Registered Investment Companies]

                  The undersigned hereby certifies as follows to _____________ (the "Transferor") and Wells Fargo Bank, N.A. as Trustee, with respect to the asset-backed pass-through certificates (the "Certificates") described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

                  1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the entity purchasing the Certificates (the "Transferee").

                  2. In connection with purchases by the Transferee, the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) the Transferee owned and/or invested on a discretionary basis $______________________ in securities (except for the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

         ___ Corporation, Etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

         ___ Bank. The Transferee (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

         ___ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least 1Transferee must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee is a dealer, and, in that case, Transferee must own and/or invest on a discretionary basis at least $10,000,000 in securities.


                                     F-1-4

                  $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

         ___ Broker-Dealer. The Transferee is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

         ___ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

         ___ State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

         ___ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

         ___ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

                  3.       The term "Securities" as used herein does not include
(i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements,
(vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

                  4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

                  5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

         _____     _____   Will the Transferee be purchasing the Certificates
         Yes       No      only for the Transferee's own account?


                                     F-1-5

                  6. If the answer to the foregoing question is "no", the Transferee agrees that, in connection with any purchase of securities sold to the Transferee for the account of a third party (including any separate account) in reliance on Rule 144A, the Transferee will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Transferee agrees that the Transferee will not purchase securities for a third party unless the Transferee has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

                  7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties updated annual financial statements promptly after they become available.


Dated:


                                                Print Name of Transferee


                                                By:_____________________________
                                                Name:
                                                Title:


                                     F-1-6

                                                          ANNEX 2 TO EXHIBIT F-1
                                                          ----------------------

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
            --------------------------------------------------------

           [For Transferees That Are Registered Investment Companies]

                  The undersigned hereby certifies as follows to ______________ (the "Transferor") and Wells Fargo Bank, N.A., as Trustee, with respect to the asset-backed pass-through certificates (the "Certificates") described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

                  1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the entity purchasing the Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because the Transferee is part of a Family of Investment Companies (as defined below), is such an officer of the investment adviser (the "Adviser").

                  2. In connection with purchases by the Transferee, the Transferee is a "qualified institutional buyer" as defined in Rule 144A because
(i) the Transferee is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the Transferee alone, or the Transferee's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used.

         ____ The Transferee owned $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

         ____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

                  3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

                  4.       The term "Securities" as used herein does not include
(i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and
(vii) currency, interest rate and commodity swaps.


                                     F-1-7

                  5. The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A. In addition, the Transferee will only purchase for the Transferee's own account.

                  6. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.


Dated:


                                          Print Name of Transferee or Advisor


                                          By:___________________________________
                                          Name:
                                          Title:


                                          IF AN ADVISER:


                                          ______________________________________
                                          Print Name of Transferee










                                     F-1-8

                    FORM OF TRANSFEREE REPRESENTATION LETTER


         The undersigned hereby certifies on behalf of the purchaser named below (the "Purchaser") as follows:

                  1.       I am an executive officer of the Purchaser.

                  2. The Purchaser is a "qualified institutional buyer", as defined in Rule 144A, ("Rule 144A") under the Securities Act of 1933, as amended.

                  3. As of the date specified below (which is not earlier than the last day of the Purchaser's most recent fiscal year), the amount of "securities", computed for purposes of Rule 144A, owned and invested on a discretionary basis by the Purchaser was in excess of $100,000,000.

Name of Purchaser ______________________________________________________________

By: (Signature) ________________________________________________________________

Name of Signatory ______________________________________________________________

Title __________________________________________________________________________

Date of this certificate _______________________________________________________

Date of information provided in paragraph 3 ____________________________________










                                     F-1-9

                                   EXHIBIT F-2

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT

STATE OF NEW YORK     )
                      : ss.:
COUNTY OF NEW YORK    )

                  ____________________________, being duly sworn, deposes,
represents and warrants as follows:

                  1.       I am a ______________________ of
____________________________ (the "Owner") a corporation duly organized and existing under the laws of ______________, the record owner of Park Place Securities, Inc., Asset-Backed Pass-Through Certificates, Series 2004-WHQ2, Class [R] [R-X] (the "Residual Certificates"), on behalf of whom I make this affidavit and agreement. Capitalized terms used but not defined herein have the respective meanings assigned thereto in the Pooling and Servicing Agreement pursuant to which the Residual Certificates were issued.

                  2. The Owner (i) is and will be a "Permitted Transferee" as of ____________________, 2004 and (ii) is acquiring the Residual Certificates for its own account or for the account of another Owner from which it has received an affidavit in substantially the same form as this affidavit. A "Permitted Transferee" is any person other than a "disqualified organization" or a possession of the United States. For this purpose, a "disqualified organization" means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income.

                  3. The Owner is aware (i) of the tax that would be imposed on transfers of the Residual Certificates to disqualified organizations under the Internal Revenue Code of 1986, as amended that applies to all transfers of the Residual Certificates after March 31, 1988; (ii) that such tax would be on the transferor or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a non-Permitted Transferee, on the agent; (iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is a Permitted Transferee and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that each of the Residual Certificates may be a "noneconomic residual interest" within the meaning of proposed Treasury regulations promulgated under the Code and that the transferor of a "noneconomic residual interest" will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer is to impede the assessment or collection of tax.


                                     F-2-1

                  4. The Owner is aware of the tax imposed on a "pass-through entity" holding the Residual Certificates if, at any time during the taxable year of the pass-through entity, a non-Permitted Transferee is the record holder of an interest in such entity. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

                  5. The Owner is aware that the Certificate Registrar will not register the transfer of any Class R Certificate unless the transferee, or the transferee's agent, delivers to the Certificate Registrar, among other things, an affidavit in substantially the same form as this affidavit. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

                  6. The Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Residual Certificates will only be owned, directly or indirectly, by an Owner that is a Permitted Transferee.

                  7.       The Owner's taxpayer identification number is
____________.

                  8. The Owner has reviewed the restrictions set forth on the face of the Residual Certificates and the provisions of Section 5.02(d) of the Pooling and Servicing Agreement under which the Residual Certificates were issued (in particular, clauses (iii)(A) and (iii)(B) of Section 5.02(d) which authorize the Trustee to deliver payments to a person other than the Owner and negotiate a mandatory sale by the Trustee in the event that the Owner holds such Certificate in violation of Section 5.02(d)); and that the Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

                  9. The Owner is not acquiring and will not transfer the Residual Certificates in order to impede the assessment or collection of any tax.

                  10. The Owner anticipates that it will, so long as it holds the Residual Certificates, have sufficient assets to pay any taxes owed by the holder of such Residual Certificates, and hereby represents to and for the benefit of the person from whom it acquired the Residual Certificates that the Owner intends to pay taxes associated with holding such Residual Certificates as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Residual Certificates.

                  11. The Owner has no present knowledge that it may become insolvent or subject to a bankruptcy proceeding for so long as it holds the Residual Certificates.

                  12. The Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding.

                  13. The Owner is not acquiring the Residual Certificates with the intent to transfer the Residual Certificates to any person or entity that will not have sufficient assets to pay any taxes owed by the holder of such Residual Certificates, or that may become insolvent or subject to a bankruptcy proceeding, for so long as the Residual Certificates remain outstanding.


                                     F-2-2

                  14. The Owner will, in connection with any transfer that it makes of the Residual Certificates, obtain from its transferee the representations required by Section 5.02(d) of the Pooling and Servicing Agreement under which the Class R Certificate were issued and will not consummate any such transfer if it knows, or knows facts that should lead it to believe, that any such representations are false.

                  15. The Owner will, in connection with any transfer that it makes of the Residual Certificates, deliver to the Certificate Registrar an affidavit, which represents and warrants that it is not transferring the Residual Certificates to impede the assessment or collection of any tax and that it has no actual knowledge that the proposed transferee: (i) has insufficient assets to pay any taxes owed by such transferee as holder of the Residual Certificates; (ii) may become insolvent or subject to a bankruptcy proceeding for so long as the Residual Certificates remains outstanding; and (iii) is not a "Permitted Transferee".

                  16. The Owner is a citizen or resident of the United States, a corporation or partnership (or other entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia (except, in the case of a partnership or entity treated as a partnership, to the extent provided in regulations), an estate the income of which is subject to United States federal income taxation regardless of its source or a trust other than a "foreign trust" described in section 7701(a)(31) of the Code.










                                     F-2-3

                  IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Vice] President, attested by its [Assistant] Secretary, this ____ day of __________, 200__.


                                                [OWNER]


                                                By:_____________________________
                                                Name:
                                                Title: [Vice] President


ATTEST:


By: ______________________________
Name:
Title:   [Assistant] Secretary


                  Personally appeared before me the above-named , known or proved to me to be the same person who executed the foregoing instrument and to be a [Vice] President of the Owner, and acknowledged to me that [he/she] executed the same as [his/her] free act and deed and the free act and deed of the Owner.

                  Subscribed and sworn before me this ____ day of __________, 200__.


                                                ________________________________
                                                        Notary Public

                                                County of ______________________
                                                State of _______________________

                                                My Commission expires:





                                     F-2-4

                          FORM OF TRANSFEROR AFFIDAVIT


STATE OF NEW YORK           )
                            : ss. :
COUNTY OF NEW YORK          )


                  _______________________________________, being duly sworn, deposes, represents and warrants _____________________________ as follows:

                  1.       I am a ____________________ of (the "Owner"), a
corporation duly organized and existing under the laws of ______________, on behalf of whom I make this affidavit.

                  2. The Owner is not transferring the Class [R] [R-X] (the "Residual Certificates") to impede the assessment or collection of any tax.

                  3. The Owner has no actual knowledge that the Person that is the proposed transferee (the "Purchaser") of the Residual Certificates:
(i) has insufficient assets to pay any taxes owed by such proposed transferee as holder of the Residual Certificates; (ii) may become insolvent or subject to a bankruptcy proceeding for so long as the Residual Certificates remain outstanding and (iii) is not a Permitted Transferee.

                  4. The Owner understands that the Purchaser has delivered to the Certificate Registrar a transfer affidavit and agreement in the form attached to the Pooling and Servicing Agreement as Exhibit F-2. The Owner does not know or believe that any representation contained therein is false.

                  5. At the time of transfer, the Owner has conducted a reasonable investigation of the financial condition of the Purchaser as contemplated by Treasury Regulations Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Owner has determined that the Purchaser has historically paid its debts as they became due and has found no significant evidence to indicate that the Purchaser will not continue to pay its debts as they become due in the future. The Owner understands that the transfer of a Residual Certificate may not be respected for United States income tax purposes (and the Owner may continue to be liable for United States income taxes associated therewith) unless the Owner has conducted such an investigation.

                  6. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.





                                     F-2-5

                  IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Vice] President, attested by its [Assistant] Secretary, this ____ day of __________, 200__.


                                                [OWNER]


                                                By:_____________________________
                                                Name:
                                                Title: [Vice] President


ATTEST:


By: ______________________________
Name:
Title:   [Assistant] Secretary


                  Personally appeared before me the above-named , known or proved to me to be the same person who executed the foregoing instrument and to be a [Vice] President of the Owner, and acknowledged to me that [he/she] executed the same as [his/her] free act and deed and the free act and deed of the Owner.

                  Subscribed and sworn before me this ____ day of __________, 200__.


                                                ________________________________
                                                        Notary Public

                                                County of ______________________
                                                State of _______________________

                                                My Commission expires:





                                     F-2-6

                                    EXHIBIT G

            FORM OF CERTIFICATION WITH RESPECT TO ERISA AND THE CODE
                                                  _____________, 200__


Park Place Securities, Inc.                     Wells Fargo Bank, N.A.
1100 Town & Country Road, Suite 1100            [Trustee Address]
Orange, California 92868
HomEq Servicing Corporation
[Master Servicer Address]


                  Re: Park Place Securities, Inc., Asset-Backed Pass-Through Certificates, SERIES 2004-WHQ2, CLASS A1, A2, A3, M, CE, P, R AND R-X

Dear Ladies and Gentlemen:

                  __________________________________ (the "Transferee") intends to acquire from _____________________ (the "Transferor") [$____________ Initial
Certificate Principal Balance] [$____________ initial Notional Amount] [_____% Percentage Interest] of Park Place Securities, Inc., Asset-Backed Pass-Through Certificates, Series 2004-WHQ2, Class ___ (the "Certificates"), issued pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of November 1, 2004 among Park Place Securities, Inc. as depositor (the "Depositor"), HomEq Servicing Corporation as master servicer (the "Master Servicer") and Wells Fargo Bank, N.A. as trustee (the "Trustee"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to, and covenants with the Depositor, the Trustee and the Master Servicer that the following statements in either (1) or (2) are accurate:

                  The Certificates either (A) (i) are not being acquired by, and will not be transferred to, any employee benefit plan within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that is subject to Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (any of the foregoing, a "Plan"), (ii) are not being acquired with "plan assets" of a Plan within the meaning of the Department of Labor ("DOL") regulation, 29 C.F.R. ss. 2510.3-101, and (iii) will not be transferred to any entity that is deemed to be investing in plan assets within the meaning of the DOL regulation at 29 C.F.R.ss.2510.3-101 or (B) the transferor has provided the opinion of counsel required by section 5.02(d) of the Pooling and Servicing Agreement.


                                                Very truly yours,


                                                By: ____________________________
                                                Name:

                                                Title:

                                    EXHIBIT H

                              FORM OF CAP CONTRACTS

                                    EXHIBIT I

                        FORM OF LIMITED POWER OF ATTORNEY


RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO
HomEq Servicing Corporation
1620 East Roseville Parkway
Suite 210, Second Floor
Roseville, California 95661
Attention: Legal Department


                            LIMITED POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that Wells Fargo Bank, N.A., having its principal place of business at 9062 Old Annapolis Road Charlotte, Columbia, Maryland 21046, as Trustee (the "Trustee") pursuant to that Pooling and Servicing Agreement among Park Place Securities, Inc. as depositor (the "Depositor"), HomEq Servicing Corporation (the "Master Servicer") and Wells Fargo Bank, N.A. (the "Trustee"), dated as of November 1, 2004 (the "Pooling and Servicing Agreement"), hereby constitutes and appoints the Servicer, by and through the Servicer's officers, the Trustee's true and lawful Attorney-in-Fact, in the Trustee's name, place and stead and for the Trustee's benefit, in connection with all mortgage loans serviced by the Servicer pursuant to the Pooling and Servicing Agreement for the purpose of performing all acts and executing all documents in the name of the Trustee as may be customarily and reasonably necessary and appropriate to effectuate the following enumerated transactions in respect of any of the mortgages or deeds of trust (the "Mortgages" and the "Deeds of Trust", respectively) and promissory notes secured thereby (the "Mortgage Notes") for which the undersigned is acting as Trustee for various certificate holders (whether the undersigned is named therein as mortgagee or beneficiary or has become mortgagee by virtue of endorsement of the Mortgage Note secured by any such Mortgage or Deed of Trust) and for which the Servicer is acting as servicer, all subject to the terms of the Pooling and Servicing Agreement.
                  This appointment shall apply to the following enumerated transactions only:

                  1. The modification or re-recording of a Mortgage or Deed of Trust, where said modification or re-recordings is for the purpose of correcting the Mortgage or Deed of Trust to conform same to the original intent of the parties thereto or to correct title errors discovered after such title insurance was issued and said modification or re-recording, in either instance, does not adversely affect the lien of the Mortgage or Deed of Trust as insured.

                  2. The subordination of the lien of a Mortgage or Deed of Trust to an easement in favor of a public utility company of a government agency or unit with powers of eminent domain; this section shall include, without limitation, the execution of partial satisfactions/releases, partial reconveyances or the execution or requests to trustees to accomplish same.

                  3. The conveyance of the properties to the mortgage insurer, or the closing of the title to the property to be acquired as real estate owned, or conveyance of title to real estate owned.

                  4.       The completion of loan assumption agreements.

                  5. The full satisfaction/release of a Mortgage or Deed of Trust or full conveyance upon payment and discharge of all sums secured thereby, including, without limitation, cancellation of the related Mortgage Note.

                  6. The assignment of any Mortgage or Deed of Trust and the related Mortgage Note, in connection with the repurchase of the mortgage loan secured and evidenced thereby.

                  7. The full assignment of a Mortgage or Deed of Trust upon payment and discharge of all sums secured thereby in conjunction with the refinancing thereof, including, without limitation, the assignment of the related Mortgage Note.

                  8. With respect to a Mortgage or Deed of Trust, the foreclosure, the taking of a deed in lieu of foreclosure, or the completion of judicial or non-judicial foreclosure or termination, cancellation or rescission of any such foreclosure, including, without limitation, any and all of the following acts:

                           a. the substitution of trustee(s) serving under a Deed of Trust, in accordance with state law and the Deed of Trust;

                           b. the preparation and issuance of statements of breach or non-performance;

                           c. the preparation and filing of notices of default and/or notices of sale;

                           d. the cancellation/rescission of notices of default and/or notices of sale;

                           e.       the taking of a deed in lieu of foreclosure;
                  and

                           f. the preparation and execution of such other documents and performance of such other actions as may be necessary under the terms of the Mortgage, Deed of Trust or state law to expeditiously complete said transactions in paragraphs 8.a. through 8.e., above.

                  The undersigned gives said Attorney-in-Fact full power and authority to execute such instruments and to do and perform all and every act and thing necessary and proper to carry into effect the power or powers granted by or under this Limited Power of Attorney as fully as the undersigned might or could do, and hereby does ratify and confirm to all that said Attorney-in-Fact shall lawfully do or cause to be done by authority hereof.

                  Third parties without actual notice may rely upon the exercise of the power granted under this Limited Power of attorney; and may be satisfied that this Limited Power of Attorney shall continue in full force and effect and has not been revoked unless an instrument of revocation has been made in writing by the undersigned.

IN WITNESS WHEREOF, Wachovia Bank, National Association as Trustee pursuant to that Pooling and Servicing Agreement among the Depositor, the Servicer, and the Trustee, dated as of November 1, 2004 (Park Place Asset-Backed Pass- Through Certificates, Series 2004-WHQ2), has caused its corporate seal to be hereto affixed and these presents to be signed and acknowledged in its name and behalf by _______ its duly elected and authorized Vice President this _____ day of ______, 200__.

                                      As Trustee for Park Place Securities, Inc.
                       Asset-Backed Pass- Through Certificates, Series 2004-WHQ2


                                           By __________________________________



STATE OF

COUNTY OF

On ___________, 200__, before me, the undersigned, a Notary Public in and for said state, personally appeared ___________, Vice President of Wachovia Bank, National Association as Trustee for Park Place Securities, Inc.Asset-Backed Pass- Through Certificates, Series 2004-WHQ2, personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed that same in his/her authorized capacity, and that by his/her signature on the instrument the entity upon behalf of which the person acted and executed the instrument.
WITNESS my hand and official seal.
         (SEAL)
________________________________________________________________________________
Notary Public
My Commission Expires ________________________

                                   EXHIBIT J-1

        FORM CERTIFICATION TO BE PROVIDED BY THE DEPOSITOR WITH FORM 10-K

                  I, [identify the certifying individual], certify that:

                  1. I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing distribution or servicing reports filed in respect of periods included in the year covered by this annual report, of Park Place Securities, Inc., Asset-Backed Pass-Through Certificates, Series 2004-WHQ2;

                  2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

                  3. Based on my knowledge, the distribution or servicing information required to be provided to the trustee by the servicer under the pooling and servicing, or similar, agreement, for inclusion in these reports is included in these reports;

                  4. Based on my knowledge and upon the annual compliance statement included in the report and required to be delivered to the trustee in accordance with the terms of the pooling and servicing, or similar, agreement, and except as disclosed in the reports, the servicer has fulfilled its obligations under the servicing agreement; and

                  5. The reports disclose all significant deficiencies relating to the servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the pooling and servicing, or similar, agreement, that is included in these reports.

                  In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: Wells Fargo Bank, N.A..


Date: __________________

                                                _______________________
                                                [Signature]
                                                [Title]





                                     J-1-1

                                   EXHIBIT J-2

                            FORM CERTIFICATION TO BE
                      PROVIDED TO DEPOSITOR BY THE TrustEE

                        Re: Park Place Securities, Inc.,
                   ASSET-BACKED CERTIFICATES, SERIES 2004-WHQ2

                  I, [identify the certifying individual], a [title] of Wells Fargo Bank, N.A., as Trustee, hereby certify to Park Place Securities, Inc. (the "Depositor"), and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

                  1. I have reviewed the annual report on Form 10-K for the fiscal year [___], and all reports on Form 8-K containing distribution reports filed in respect of periods included in the year covered by that annual report, of the Depositor relating to the above-referenced trust;

                  2. Based on my knowledge, the information in these distribution reports prepared by the Trustee, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by that annual report; and

                  3. Based on my knowledge, the distribution information required to be provided by the Trustee under the Pooling and Servicing Agreement is included in these distribution reports.

Capitalized terms used but not defined herein have the meanings ascribed to them in the Pooling and Servicing Agreement, dated November 1, 2004 (the "Pooling and Servicing Agreement"), among the Registrant as depositor, HomEq Servicing Corporation as master servicer, and Wells Fargo Bank, N.A. as trustee.


                                          WELLS FARGO BANK, N.A., as Trustee


                                          By:___________________________________
                                          Name:
                                          Title:


Date:





                                     J-2-1

                                   EXHIBIT J-3

     FORM CERTIFICATION TO BE PROVIDED BY THE MASTER SERVICER WITH FORM 10-K

                  Re: Park Place Securities, Inc., ASSET-BACKED CERTIFICATES, SERIES 2004-WHQ2

                  I, [identify the certifying individual], a [title] of HomEq Servicing Corporation, as Master Servicer, hereby certify to Park Place Securities, Inc. (the "Depositor"), and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

                  1. I have reviewed the annual report on Form 10-K for the fiscal year [___], and all reports on Form 8-K containing distribution reports filed in respect of periods included in the year covered by that annual report, of the Depositor relating to the above-referenced trust;

                  2. Based on my knowledge, the distribution or servicing information required to be provided to the trustee by the Master Servicer under the Pooling and Servicing Agreement, for inclusion in these reports is included in these reports;

                  4. Based on my knowledge and upon the annual compliance statement included in the report and required to be delivered to the trustee in accordance with the terms of the Pooling and Servicing Agreement, and except as disclosed in the reports, the Master Servicer has fulfilled its obligations under the Pooling and Servicing Agreement; and

                  5. The reports disclose all significant deficiencies relating to the Master Servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the Pooling and Servicing Agreement, that is included in these reports.

                  Capitalized terms used but not defined herein have the meanings ascribed to them in the Pooling and Servicing Agreement, dated November 1, 2004 (the "Pooling and Servicing Agreement"), among the Depositor, HomEq Servicing Corporation as master servicer and Wells Fargo Bank, N.A. as trustee.


Date: __________________


                                                ________________________________
                                                [Signature]
                                                [Title]





                                     J-3-1

                                    EXHIBIT K

             ANNUAL STATEMENT OF COMPLIANCE PURSUANT TO SECTION 3.19

                           Park Place Securities, Inc.
            Asset-Backed Pass-Through Certificates, Series 2004-WHQ2


                  I, _____________________, hereby certify that I am a duly appointed __________________________ of HomEq Servicing Corporation (the "Master Servicer"), and further certify as follows:

                  1. This certification is being made pursuant to the terms of the Pooling and Servicing Agreement, dated as of November 1, 2004 (the "Agreement"), among Park Place Securities, Inc., as depositor, the Master Servicer and Wells Fargo Bank, N.A., as trustee.

                  2. I have reviewed the activities of the Master Servicer during the preceding year and the Master Servicer's performance under the Agreement and to the best of my knowledge, based on such review, the Master Servicer has fulfilled all of its obligations under the Agreement throughout the year.

                  Capitalized terms not otherwise defined herein have the meanings set forth in the Agreement.


Dated: _________________

                  IN WITNESS WHEREOF, the undersigned has executed this Certificate as of _____________.


                                                By:  ___________________________
                                                Name:
                                                Title:


                  I, _________________________, a (an) __________________ of the
Master Servicer, hereby certify that _________________ is a duly elected, qualified, and acting _______________________ of the Master Servicer and that the signature appearing above is his/her genuine signature.

                  IN WITNESS WHEREOF, the undersigned has executed this Certificate as of ______________.


                                                By:  ___________________________
                                                Name:
                                                Title:

                                    EXHIBIT L

                             FORM OF ADDITION NOTICE

                                                       ____________, 2004


Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, California 92705-4934

                  Re: Pooling and Servicing Agreement, dated as of November 1 2004, among Park Place Securities, Inc., HomEq Servicing Corporation and Wells Fargo Bank, N.A., relating to Park Place Securities, Inc., Asset-Backed Pass-Through Certificates, Series 2004-WHQ2

Ladies and Gentlemen:

                  Pursuant to Section 2.10 of the referenced Pooling and Servicing Agreement, Park Place Securities, Inc. has designated Subsequent Mortgage Loans to be sold to the Trust Fund on ________, 2004 with an aggregate Stated Principal Balance of $_______________. Capitalized terms not otherwise defined herein have the meaning set forth in the Pooling and Servicing Agreement.

                  Please acknowledge your receipt of this notice by countersigning the enclosed copy in the space indicated below and returning it to the attention of the undersigned.


                                                Very truly yours,

                                                PARK PLACE SECURITIES, INC.


                                                By:_____________________________
                                                Name:
                                                Title:


Acknowledged and Agreed:

WELLS FARGO BANK, N.A.,
as Trustee
By:__________________________
Name:
Title:

                                    EXHIBIT M

                     FORM OF SUBSEQUENT TRANSFER INSTRUMENT

                  Pursuant to this Subsequent Transfer Instrument, dated _______________ __, 2004 (the "Instrument"), between Park Place Securities, Inc. as seller (the "Depositor") and Wells Fargo Bank, N.A. as trustee (the "Trustee") of the Park Place Securities, Inc., Asset-Backed Pass-Through Certificates, Series 2004-WHQ2, and pursuant to the Pooling and Servicing Agreement, dated as of November 1, 2004 (the "Pooling and Servicing Agreement"), among the Depositor as depositor, HomEq Servicing Corporation as master servicer and Wells Fargo Bank, N.A. as trustee, the Depositor and the Trustee agree to the sale by the Depositor and the purchase by the Trustee on behalf of the Trust Fund, of the Mortgage Loans listed on the attached Schedule of Mortgage Loans (the "Subsequent Mortgage Loans").

                  Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

                  Section  1. CONVEYANCE OF SUBSEQUENT MORTGAGE LOANS.

                  (a) The Depositor does hereby sell, transfer, assign, set over and convey to the Trustee on behalf of the Trust Fund, without recourse, all of its right, title and interest in and to the Subsequent Mortgage Loans, and including all amounts due on the Subsequent Mortgage Loans after the related Subsequent Cut-off Date, and all items with respect to the Subsequent Mortgage Loans to be delivered pursuant to Section 2.01 of the Pooling and Servicing Agreement; provided, however that the Depositor reserves and retains all right, title and interest in and to amounts due on the Subsequent Mortgage Loans on or prior to the related Subsequent Cut-off Date. The Depositor, contemporaneously with the delivery of this Agreement, has delivered or caused to be delivered to the Trustee each item set forth in Section 2.01 of the Pooling and Servicing Agreement. The transfer to the Trustee by the Depositor of the Subsequent Mortgage Loans identified on the Mortgage Loan Schedule shall be absolute and is intended by the Depositor, the Master Servicer, the Trustee and the Certificateholders to constitute and to be treated as a sale by the Depositor to the Trust Fund.

                  (b) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, in, to and under the Subsequent Mortgage Loan Purchase Agreement, dated the date hereof, between the Depositor as purchaser and the Seller as seller, to the extent of the Subsequent Mortgage Loans.

                  (c) Additional terms of the sale are set forth on Attachment A hereto.

                  Section 2. REPRESENTATIONS AND WARRANTIES; CONDITIONS
                             PRECEDENT.

                  (a) The Depositor hereby confirms that each of the conditions precedent and the representations and warranties set forth in Section
2.10 of the Pooling and Servicing Agreement are satisfied as of the date hereof.

                  (b) All terms and conditions of the Pooling and Servicing Agreement are hereby ratified and confirmed; provided, however, that in the event of any conflict, the provisions of this Instrument shall control over the conflicting provisions of the Pooling and Servicing Agreement.

                  Section 3. RECORDATION OF INSTRUMENT.

                  To the extent permitted by applicable law, this Instrument, or a memorandum thereof if permitted under applicable law, is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the Certificateholders' expense on direction of the related Certificateholders, but only when accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders or is necessary for the administration or servicing of the Mortgage Loans.

                  Section 4. GOVERNING LAW.

                  This Instrument shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, without giving effect to principles of conflicts of law.

                  Section 5. COUNTERPARTS.

                  This Instrument may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same instrument.

                  Section 6. SUCCESSORS AND ASSIGNS.

                  This Instrument shall inure to the benefit of and be binding upon the Depositor and the Trustee and their respective successors and assigns.

                                                PARK PLACE SECURITIES, INC.


                                                By: ____________________________
                                                Name:
                                                Title:


                                                WELLS FARGO BANK, N.A.,
                                                as Trustee


                                                By:_____________________________
                                                Name:
                                                Title:


                                   ATTACHMENTS

A.       Additional Terms of Sale.

B.       Schedule of Subsequent Mortgage Loans.

                                  ATTACHMENT A

                            ADDITIONAL TERMS OF SALE

A.       General

              Subsequent Cut-off Date:
              Subsequent Transfer Date:
              Aggregate Stated Principal Balance of the Subsequent Mortgage Loans as of the Subsequent Cut-off
              Date:
              Purchase Price: 100%

B. The obligation of the Trust Fund to purchase a Subsequent Mortgage Loan on any Subsequent Transfer Date is subject to the satisfaction of the conditions set forth in paragraph (d) below and the accuracy of the following representations and warranties with respect to such Subsequent Mortgage Loan determined as of the related Subsequent Cut-off Date: (i) the Subsequent Mortgage Loan may not be 30 or more days delinquent as of the related Subsequent Cut-off Date; (ii) the remaining term to stated maturity of the Subsequent Mortgage Loan shall not be less than 173 months and shall not exceed 360 months from its first payment date; (iii) the Subsequent Mortgage Loan may not provide for negative amortization; (iv) the Subsequent Mortgage Loan shall not have a Loan-to-Value Ratio greater than 100.00%; (v) the Subsequent Mortgage Loans shall have, as of the Subsequent Cut-off Date, a weighted average term since origination not in excess of 5 months; (vi) no Subsequent Mortgage Loan shall have a Mortgage Rate less than 5.350% or greater than 12.800%; (vii) the Subsequent Mortgage Loan must have a first payment date occurring on or before [DATE]; (viii) the Subsequent Mortgage Loan shall have a Stated Principal Balance no greater than $749,560 and (ix) the Subsequent Mortgage Loan shall have been underwritten in accordance with the criteria set forth under the section "The Mortgage Pool--Underwriting Standards; Representations" in the Prospectus Supplement.

C. Following the purchase of the Subsequent Group I Mortgage Loans, the Group I Mortgage Loans (including the related Subsequent Group I Mortgage Loans) shall, as of the related Subsequent Cut-off Date: (i) have a weighted average original term to stated maturity of not more than 358 months from the first payment date thereon; (ii) have a weighted average Mortgage Rate of not less than 7.478% and not more than 7.551%; (iii) have a weighted average Loan-to-Value Ratio of not more than 82.81%, (iv) have no Mortgage Loan with a Stated Principal Balance in excess of Fannie Mae and Freddie Mac loan limits,
(v) consist of Mortgage Loans with Prepayment Charges representing no less than approximately 67.27% of the Group I Mortgage Loans, (vi) with respect to the Adjustable-Rate Mortgage Loans in Loan Group I, have a weighted average Gross Margin of not less than 5.917%, (vii) have a weighted average FICO score of not less than 608 and (viii) will have no more than 14.78% of the Group I Mortgage Loans with a FICO score of less than 540, in each case, measured by aggregate Stated Principal Balance of the Group I Mortgage Loans as of the Cut-off Date or Subsequent Cut-off Date, as applicable.

D. Following the purchase of the Subsequent Group II Mortgage Loans, the Group II Mortgage Loans (including the related Subsequent Group II Mortgage Loans) shall, as of the related Subsequent Cut-off Date: (i) have a weighted average original term to stated maturity of not more than 357 months from the first payment date thereon; (ii) have a weighted average Mortgage Rate of not less than 7.500% and not more than 7.573%; (iii) have a weighted average Loan-to-Value Ratio of not more than 82.69%, (iv) have no Mortgage Loan with a Stated Principal Balance in excess of Fannie Mae and Freddie Mac loan limits,
(v) consist of Mortgage Loans with Prepayment Charges representing no less than approximately 71.62% of the Group II Mortgage Loans, (vi) with respect to the Adjustable-Rate Mortgage Loans in Loan Group II, have a weighted average Gross Margin of not less than 5.934%, (vii) have a weighted average FICO score of not less than 605 and (viii) will have no more than 16.94% of the Group II Mortgage Loans with a FICO score of less than 540, in each case, measured by aggregate Stated Principal Balance of the Group II Mortgage Loans as of the Cut-off Date or Subsequent Cut-off Date, as applicable.

E. Following the purchase of the Subsequent Group III Mortgage Loans, the Group III Mortgage Loans (including the related Subsequent Group III Mortgage Loans) shall, as of the related Subsequent Cut-off Date: (i) have a weighted average original term to stated maturity of not more than 359 months from the first payment date thereon; (ii) have a weighted average Mortgage Rate of not less than 7.096% and not more than 7.169%; (iii) have a weighted average Loan-to-Value Ratio of not more than 83.48%, (iv) have no Mortgage Loan with a Stated Principal Balance in excess of $749,560, (v) consist of Mortgage Loans with Prepayment Charges representing no less than approximately 74.24% of the Group III Mortgage Loans, (vi) with respect to the Adjustable-Rate Mortgage Loans in Loan Group III, have a weighted average Gross Margin of not less than 5.920%, (vii) have a weighted average FICO score of not less than 618 and (viii) will have no more than 10.24% of the Group III Mortgage Loans with a FICO score of less than 540, in each case, measured by aggregate Stated Principal Balance of the Group III Mortgage Loans as of the Cut-off Date or Subsequent Cut-off Date, as applicable.

F        Notwithstanding the foregoing, any Subsequent Mortgage Loan may be rejected by the NIMS Insurer or any Rating Agency if the inclusion of any such Subsequent Mortgage Loan would adversely affect the ratings of any class of Certificates. At least one Business Day prior to the related Subsequent Transfer Date, the Depositor shall obtain confirmation from each Rating Agency which Subsequent Mortgage Loans, if any, shall not be included in the transfer on the related Subsequent Transfer Date and deliver such confirmation to the Trustee and the Master Servicer; provided, however, that the Depositor shall have delivered to each Rating Agency at least three Business Days prior to such Subsequent Transfer Date a computer file reasonably acceptable to each Rating Agency describing the characteristics specified in paragraphs (c) and (d) above.

                                   SCHEDULE 1

                             MORTGAGE LOAN SCHEDULE

                                 Filed By Paper










                                  Schedule 1-1

                                   SCHEDULE 2

                           PREPAYMENT CHARGE SCHEDULE

                             Available Upon Request










                                  Schedule 2-1